   As filed with the Securities and Exchange Commission on November 28, 1995
                                                       Registration No. 33-63993

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                       --------------------------------

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                       --------------------------------

                                EMC CORPORATION
             (Exact name of Registrant as specified in its charter)

       Massachusetts                  3572                      04-2680009
(State or other Jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
of Incorporation or           Classification Code Number)    Identification No.)
   Organization)

                                171 South Street
                        Hopkinton, Massachusetts  01748
                                 (508) 435-1000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                       --------------------------------
                                 Paul T. Dacier
                       Vice President and General Counsel
                                EMC Corporation
                                171 South Street
                        Hopkinton, Massachusetts  01748
                                (508) 435-1000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                       --------------------------------
                                   Copies to:

          David T. Brewster                        John G. Lewis
 Skadden, Arps, Slate, Meagher & Flom   Ireland, Stapleton, Pryor & Pascoe, P.C.
          One Beacon Street                    1675 Broadway, Suite 2600
     Boston, Massachusetts  02108               Denver, Colorado  80202
            (617) 573-4800                           (303) 623-2700

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective and certain other conditions under the Merger Agreement are met or waived.

If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.
================================================================================

                                EMC CORPORATION

           CROSS-REFERENCE SHEET SHOWING LOCATIONS IN THE PROSPECTUS
                   OF THE RESPONSES TO THE ITEMS OF FORM S-4
                    (PURSUANT TO ITEM 501 OF REGULATION S-K)

             FORM S-4                                                           LOCATION IN PROSPECTUS
     ITEM NUMBER AND CAPTION
A.  INFORMATION ABOUT THE
    TRANSACTION
    1.  Forepart of the Registration Statement and                    Facing Page, Cross Reference Sheet; Outside
        Outside Front Cover Page of Prospectus                        Front Cover Page of Consent
                                                                      Solicitation/Prospectus

    2.  Inside Front and Outside Back Cover Pages                     Inside Front Cover Page of Consent
        of Prospectus                                                 Solicitation/Prospectus; Available
                                                                      Information; Table of Contents

    3.  Risk Factors, Ratio of Earnings to Fixed Charges and          Summary; Risk Factors; Selected Historical
        Other Information                                             Financial Data

    4.  Terms of the Transaction                                      Summary; The Merger; The Merger Agreement

    5.  Pro Forma Financial Information                               *

    6.  Material Contacts with the Company Being                      Summary; The Merger; The Merger Agreement
        Acquired

    7.  Additional Information Required for Reoffering by             *
        Persons and Parties Deemed to be Underwriters

    8.  Interests of Named Experts and Counsel                        Legal Matters

    9.  Disclosure of Commission Position on                          *
        Indemnification for Securities Act
        Liabilities

B.  INFORMATION ABOUT THE REGISTRANT

    10.  Information with Respect to S-3 Registrants                  *

    11.  Incorporation of Certain Information by                      *
         Reference

    12.  Information with Respect to S-2 or S-3                       *
         Registrants

    13.  Incorporation of Certain Information by                      *
         Reference

    14.  Information with Respect to Registrants                      Available Information; Summary; Selected
         Other Than S-3 or S-2 Registrants                            Historical Financial Data; Information
                                                                     Concerning EMC;  Consolidated Financial
                                                                     Statements of EMC
C.  INFORMATION ABOUT THE COMPANY
    BEING ACQUIRED

    15.  Information with Respect to S-3 Companies                    *

    16.  Information with Respect to S-2 or S-3 Companies             *

    17.  Information with Respect to Companies                        Summary; Selected Historical Financial
         Other Than S-3 or S-2 Companies                              Data; Information Concerning McDATA;
                                                                      Consolidated Financial Statements of McDATA


D.  VOTING AND MANAGEMENT
     INFORMATION
   18.  Information if Proxies, Consents or                           Outside Front Cover Page of Consent
        Authorization are to be Solicited                             Solicitation/Prospectus; Summary; The
                                                                      Consent Solicitation; The Merger;
                                                                      Information Concerning EMC;  Comparison of
                                                                      Stockholder Rights

   19.  Information if Proxies, Consents or                           *
        Authorization are not to be Solicited or in
        an Exchange Offer

  ----------
  * Not Applicable

                [LETTERHEAD OF MCDATA CORPORATION APPEARS HERE]

                                                         November 29, 1995

To Our Stockholders:

  The enclosed Notice of Consent Solicitation of Stockholders, Consent Solicitation/Prospectus and form of consent are being delivered to you in connection with a Consent Solicitation of Stockholders (the "Consent Solicitation") of McDATA Corporation ("McDATA") for approval of (i) the Agreement and Plan of Merger, dated as of October 25, 1995 (the "Merger Agreement"), by and among EMC Corporation ("EMC"), EMC Merger Corporation 1995 ("Sub") and McDATA, pursuant to which Sub shall merge with and into McDATA and McDATA shall survive such merger (the "Merger") as a wholly owned subsidiary of EMC (the "Merger Proposal"); and (ii) the conversion of all outstanding shares of Series A Convertible Preferred Stock, par value $.001 per share, of McDATA ("McDATA Series A Preferred Stock") and Series B Convertible Preferred Stock, par value $.001 per share, of McDATA ("McDATA Series B Preferred Stock") into Class A Common Stock, par value $.001 per share, of McDATA ("McDATA Class A Common Stock"), which will cause the automatic conversion of all outstanding shares of Class B Common Stock, par value $.001 per share, of McDATA ("McDATA Class B Common Stock") into McDATA Class A Common Stock (the "Conversion Proposal").

  In the Merger, holders of outstanding shares of McDATA Class A Common Stock will receive a number of shares of common stock, $.01 par value per share, of EMC ("EMC Common Stock") for each share of McDATA Class A Common Stock held by them equal to the Exchange Ratio (as defined in the Merger Agreement). If the value of the shares of EMC Common Stock, as of the closing determined in accordance with the Merger Agreement and net of the portion thereof to be placed in escrow, to be received for each share of McDATA Class A Common Stock is less than $43.86, then EMC and McDATA have agreed to defer the closing until such time as revised information regarding the value of the shares of EMC Common Stock to be received in the Merger is made available to you and your votes have been resolicited.

  By way of example, if the Merger were consummated on November 30, 1995, McDATA estimates that each outstanding share of McDATA Class A Common Stock would be converted, based on the Exchange Ratio, into a number of shares of EMC Common Stock having a value, as of such date determined in accordance with the Merger Agreement and net of the portion thereof to be placed in escrow, of approximately $45.34. However, the actual Exchange Ratio will be determined at the closing in accordance with the Merger Agreement and as described in the Consent Solicitation/Prospectus. Accordingly, no assurance can be given that you will receive shares of EMC Common Stock having value, as of the closing determined in accordance with the Merger Agreement and net of the portion thereof to be placed in escrow, for each share of McDATA Class A Common Stock of more than $43.86.

  The enclosed Consent Solicitation/Prospectus provides you with detailed information concerning the Merger Proposal, the Conversion Proposal and related matters. Please give all of this information your careful attention.

  The Board of Directors of McDATA has, after careful consideration, determined the Merger to be fair to and in the best interests of McDATA and its stockholders. The Board has approved the Merger Agreement and unanimously recommends the Merger Proposal and the Conversion Proposal to the stockholders of McDATA.

  Montgomery Securities, McDATA's financial advisor in connection with the Merger, has rendered an opinion to the Board of Directors of McDATA that, as of the date of such opinion, the consideration to be received by McDATA's stockholders pursuant to the Merger is fair to such stockholders from a financial point of view.

  Your vote is of great importance. Approval of the Merger Proposal requires the affirmative vote of the (i) holders of at least a majority of the outstanding shares of McDATA Class A Common Stock, voting as a separate class, (ii) holders of a majority of the outstanding shares of McDATA Class B Common Stock, voting as a separate class, and (iii) holders of 66 2/3% of the outstanding shares of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock, voting together as a single class. Approval of the Conversion Proposal requires the affirmative vote of the holders of 66 2/3% of the outstanding shares of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock, voting together as a single class.

  In order to assure your participation in the Consent Solicitation, you are urged to complete, sign, date and return the accompanying form of consent by hand delivery to McDATA at 310 Interlocken Parkway, Broomfield, Colorado 80021-3464, by facsimile to McDATA at (303) 460-4472 or by mail in the enclosed postage-paid, addressed return envelope. No additional postage is required if mailed in the United States. Such consents must be received by McDATA by December 6, 1995, unless the Consent Solicitation is extended.

                                          Sincerely,

                                          John F. McDonnell
                                          President

                               MCDATA CORPORATION
                            310 INTERLOCKEN PARKWAY
                        BROOMFIELD, COLORADO 80021-3464
                 NOTICE OF CONSENT SOLICITATION OF STOCKHOLDERS

To the Stockholders of McDATA Corporation:

  NOTICE IS HEREBY GIVEN that a Consent Solicitation of Stockholders (the "Consent Solicitation") of McDATA Corporation, a Delaware corporation ("McDATA"), will begin on November 29, 1995 and, unless extended, expire on the earlier of (i) the date that McDATA notifies the McDATA stockholders that the Merger Proposal and the Conversion Proposal (each as defined below) have received the requisite vote by written consent of those stockholders of McDATA entitled to vote on such matters or (ii) December 6, 1995, for the following purposes:

    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 25, 1995 (the "Merger Agreement"), by and among EMC Corporation, a Massachusetts corporation ("EMC"), EMC Merger Corporation 1995, a Delaware corporation ("Sub"), and McDATA, pursuant to which Sub shall merge with and into McDATA and McDATA shall survive as a wholly owned subsidiary of EMC (the "Merger Proposal"); and

    2. If you are the holder of any shares of Series A Convertible Preferred Stock, par value $.001 per share, of McDATA ("McDATA Series A Preferred Stock") or Series B Convertible Preferred Stock, par value $.001 per share, of McDATA ("McDATA Series B Preferred Stock"), to consider and vote upon a proposal to approve the conversion of all outstanding shares of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock into Class A Common Stock, par value $.001 per share, of McDATA ("McDATA Class A Common Stock"), which will cause the automatic conversion of all outstanding shares of Class B Common Stock, par value $.001 per share, of McDATA into McDATA Class A Common Stock (the "Conversion Proposal").

  Stockholders of record at the close of business on October 20, 1995 are entitled to notice of, and to vote during the Consent Solicitation.

  A Consent Solicitation/Prospectus (including a form of consent) containing more detailed information with respect to the matters to be considered during the Consent Solicitation accompany this Notice.

  Section 262 of the Delaware General Corporation Law, which governs rights of dissenting stockholders, is summarized in the Consent Solicitation/Prospectus under the caption "THE MERGER--Appraisal Rights" and is reproduced as Annex C to the Consent Solicitation/Prospectus.

  The Board of Directors unanimously recommends that you vote in favor of the Merger Proposal and the Conversion Proposal.

  In order to ensure your representation in the Consent Solicitation, you are urged to complete, sign, date and return the enclosed consent by hand delivery to McDATA at the above address, by facsimile to McDATA at (303) 460-4472 or by mail in the enclosed postage-paid addressed return envelope. Such consents must be received by McDATA by December 6, 1995, unless the Consent Solicitation is extended.

                                          By Order of the Board of Directors

                                          Dee J. Perry
                                          Secretary

Broomfield, Colorado

November 29, 1995

                               ----------------

                            YOUR VOTE IS IMPORTANT.
              TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN, DATE AND
      RETURN THE ENCLOSED CONSENT BY HAND DELIVERY OR FACSIMILE TO MCDATA
              OR MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.
              PLEASE DO NOT SEND STOCK CERTIFICATES AT THIS TIME.

                               ----------------

                               MCDATA CORPORATION

                              CONSENT SOLICITATION

                               ----------------

                                EMC CORPORATION

                                   PROSPECTUS

                               ----------------

  This Consent Solicitation/Prospectus is being furnished to the stockholders of McDATA Corporation, a Delaware corporation ("McDATA"), in connection with the solicitation of consents by the Board of Directors of McDATA. This Consent Solicitation/Prospectus relates to the proposed merger of EMC Merger Corporation 1995 ("Sub"), a Delaware corporation and a wholly owned subsidiary of EMC Corporation, a Massachusetts corporation ("EMC"), with and into McDATA (the "Merger") and certain related transactions contemplated by the Agreement and Plan of Merger, dated as of October 25, 1995 (the "Merger Agreement"), by and among EMC, Sub and McDATA, a copy of which is attached hereto as Annex A.

  This Consent Solicitation/Prospectus also constitutes a prospectus of EMC with respect to 17,500,000 shares of common stock, $.01 par value per share, of EMC ("EMC Common Stock"), estimated to be the maximum number of shares of EMC Common Stock to be issued in the Merger in exchange for outstanding shares of Class A Common Stock, par value $.001 per share, of McDATA ("McDATA Class A Common Stock"), including shares issued upon conversion or exercise of outstanding securities or options of McDATA. All information contained in this Consent Solicitation/Prospectus relating to EMC has been supplied by EMC, and all information relating to McDATA has been supplied by McDATA.

  This Consent Solicitation/Prospectus and the accompanying form of consent are first being mailed or delivered to stockholders of McDATA on or about November 29, 1995.

  SEE "RISK FACTORS" ON PAGE 15 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY MCDATA STOCKHOLDERS.

                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONSENT SOLICITATION/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  The date of this Consent Solicitation/Prospectus is November 28, 1995.

  No persons have been authorized to give any information or to make any representation other than those contained in this Consent Solicitation/Prospectus in connection with the solicitation of consents or the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by EMC, McDATA or any other person. This Consent Solicitation/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a consent, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Consent Solicitation/Prospectus nor any distribution of securities made hereunder shall under any circumstances create an implication that there has been no change in the affairs of EMC or McDATA since the date hereof or that the information herein is correct as of any time subsequent to its date.

                             AVAILABLE INFORMATION

  EMC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by EMC with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices located at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. EMC Common Stock is listed and traded on the New York Stock Exchange, Inc. (the "NYSE"). Reports, proxy statements and other information concerning EMC can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

  EMC has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of EMC Common Stock to be issued pursuant to the Merger Agreement. This Consent Solicitation/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Consent Solicitation/Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

  ChannelScope (R) is a trademark of McDATA Corporation. McDATA has sufficient rights to use the McDATA (R) trademark in connection with computers, computer peripheral equipment and controllers, including the computer software programs used in connection therewith, in the conduct of McDATA's business. McDATA is the exclusive licensee of the McDATA(R) service mark for consulting services for data processing. Enterprise Systems Connection Architecture (TM) and
ESCON (TM) are trademarks of International Business Machines Corporation.

  EMC (R) is a registered trademark of EMC Corporation. Symmetrix (TM), Harmonix (TM), Centriplex (TM), Voyager (TM) and Epoch Data Manager (TM) are trademarks of EMC Corporation.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION......................................................   2
SUMMARY....................................................................   5
RISK FACTORS...............................................................  15
THE CONSENT SOLICITATION...................................................  16
  General..................................................................  16
  Purpose..................................................................  16
  Record Date and Consent Required.........................................  16
  Procedure................................................................  17
  Expenses.................................................................  17
THE MERGER.................................................................  18
  General..................................................................  18
  Background of the Merger.................................................  18
  McDATA's Reasons for the Merger; Recommendation of the McDATA Board......  20
  EMC's Reasons for the Merger.............................................  21
  Opinion of Financial Advisor.............................................  21
  Interests of Certain Persons in the Merger...............................  24
  Certain Federal Income Tax Consequences..................................  24
  Accounting Treatment.....................................................  25
  Regulatory Filings and Approvals.........................................  26
  Federal Securities Law Consequences......................................  26
  Listing of EMC Common Stock on the NYSE..................................  27
  Appraisal Rights.........................................................  27
THE MERGER AGREEMENT.......................................................  29
  Closing; Effective Time..................................................  29
  Form of Merger...........................................................  29
  Conversion of Shares.....................................................  29
  Exchange of Stock Certificates...........................................  31
  Representations and Warranties...........................................  32
  Conduct of Business Prior to the Effective Time..........................  32
  No Solicitation..........................................................  33
  Pooling and Reorganization Treatment.....................................  33
  Indemnification; Escrow Shares...........................................  34
  Conditions...............................................................  35
  Stock Option Plans.......................................................  35
  Termination; Termination Fees and Expenses...............................  36
  Amendment, Extension and Waiver..........................................  37
  Related Matters After the Merger.........................................  37
COMPARATIVE PER SHARE MARKET PRICE DATA....................................  38
  McDATA...................................................................  38
  EMC......................................................................  38
SELECTED CONSOLIDATED FINANCIAL DATA.......................................  39
  McDATA...................................................................  39
  EMC......................................................................  40
INFORMATION CONCERNING McDATA..............................................  41
  Business.................................................................  41
  McDATA's Management's Discussion and Analysis of Financial Condition and
   Results of Operations...................................................  41
  Principal Stockholders...................................................  45

INFORMATION CONCERNING EMC.................................................   46
  Business.................................................................   46
  Properties...............................................................   52
  Legal Proceedings........................................................   52
  EMC's Management's Discussion and Analysis of Financial Condition and
   Results of Operations...................................................   53
  Executive Officers and Directors.........................................   59
  Executive Compensation...................................................   62
  Principal Stockholders...................................................   63
  Compensation of Directors................................................   64
  Compensation Committee Interlocks and Insider Participation..............   64
  Certain Relationships and Related Transactions...........................   64
  Description of EMC Capital Stock.........................................   65
COMPARISON OF STOCKHOLDER RIGHTS...........................................   66
  Special Meetings of Stockholders.........................................   66
  Inspection Rights........................................................   67
  Action By Consent of Stockholders........................................   68
  Cumulative Voting........................................................   68
  Dividends and Stock Repurchases..........................................   68
  Classification of the Board of Directors.................................   69
  Removal of Directors.....................................................   69
  Vacancies on the Board of Directors......................................   69
  Exculpation of Directors.................................................   70
  Indemnification of Directors, Officers and Others........................   70
  Interested Director Transactions.........................................   71
  Liquidation Preferences..................................................   72
  Fundamental Transactions.................................................   72
  Amendments to Charter....................................................   73
  Amendments to Bylaws.....................................................   73
  Appraisal Rights.........................................................   74
  "Anti-Takeover" Statutes.................................................   74
LEGAL MATTERS..............................................................   75
EXPERTS....................................................................   75
INDEX TO FINANCIAL STATEMENTS..............................................  F-1
Annex A--Agreement and Plan of Merger dated as of October 25, 1995, by and among EMC Corporation, EMC Merger Corporation 1995 and McDATA Corporation.  A-1
Annex B--Opinion of Montgomery Securities..................................  B-1
Annex C--Section 262 of the Delaware General Corporation Law...............  C-1

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Consent Solicitation/Prospectus and the Annexes hereto. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Consent Solicitation/Prospectus and the Annexes hereto. All share and per share data in this Consent Solicitation/Prospectus reflect all previous stock splits of EMC Common Stock.

                                 THE COMPANIES

MCDATA CORPORATION

  McDATA Corporation, a Delaware corporation ("McDATA"), designs, manufactures, markets and supports high performance information switching products, delivering innovative networking solutions for large-scale computing applications, including local, metropolitan and wide-area connectivity. The mailing address of McDATA's principal executive offices is 310 Interlocken Parkway, Broomfield, Colorado 80021-3464, and its telephone number is (303) 460-9200.

EMC CORPORATION

  EMC Corporation, a Massachusetts corporation ("EMC"), and its subsidiaries design, manufacture, market and support high performance storage products and provide related services for mainframe and midrange computer systems manufactured primarily by International Business Machines Corporation, Unisys Corporation and Compagnie des Machines Bull S.A. EMC has announced and is shipping a family of products aimed at the open systems storage marketplace. EMC develops its products by integrating technologically advanced industry standard components and devices with EMC designed proprietary controller technology to produce storage products that enhance the performance, reliability, availability, connectivity and functionality of computer systems. The mailing address of EMC's principal executive offices is 171 South Street, Hopkinton, Massachusetts 01748, and its telephone number is (508) 435-1000.

EMC MERGER CORPORATION 1995

  EMC Merger Corporation 1995, a Delaware corporation and a wholly owned subsidiary of EMC ("Sub"), was incorporated in September 1995 for purposes of the Merger. Sub engages in no other business. The mailing address of Sub's principal executive offices is 171 South Street, Hopkinton, Massachusetts 01748, and its telephone number is (508) 435-1000.

                            THE CONSENT SOLICITATION

PURPOSE

  The purpose of the solicitation (the "Consent Solicitation") of written consents (individually, a "Consent" and collectively, the "Consents") from the stockholders of McDATA is to consider and vote by Consent upon the following proposals: (i) the approval of the Agreement and Plan of Merger, dated as of October 25, 1995 (the "Merger Agreement"), by and among EMC, Sub and McDATA, pursuant to which Sub shall merge with and into McDATA and McDATA shall survive such merger (the "Merger") as a wholly owned subsidiary of EMC (the "Merger Proposal"); and (ii) the conversion of all outstanding shares of Series A Convertible Preferred Stock, par value $.001 per share, of McDATA ("McDATA Series A Preferred Stock") and Series B Convertible Preferred Stock, par value $.001 per share, of McDATA ("McDATA Series B Preferred Stock") into Class A Common Stock, par value $.001 per share, of McDATA ("McDATA Class A Common Stock"), which will cause the automatic conversion of all outstanding shares of Class B

Common Stock, par value $.001 per share, of McDATA ("McDATA Class B Common Stock" and together with McDATA Series A Preferred Stock, McDATA Series B Preferred Stock and McDATA Class A Common Stock, "McDATA Capital Stock") into McDATA Class A Common Stock (the "Conversion Proposal"). See "THE CONSENT SOLICITATION--General" and "THE CONSENT SOLICITATION--Purpose."

RECORD DATE AND CONSENT REQUIRED

  The Board of Directors of McDATA (the "McDATA Board") has fixed the close of business on October 20, 1995 as the record date (the "Record Date") for the determination of stockholders of McDATA entitled to notice of and to vote by Consent during the Consent Solicitation on the Merger Proposal or the Conversion Proposal. As of the Record Date, there were (i) 3,153,936 and 203,140 shares of McDATA Class A Common Stock and McDATA Class B Common Stock, respectively, issued and outstanding, each of which will be entitled to vote on the Merger Proposal, and (ii) 27,520 and 1,121,425 shares of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock, respectively, issued and outstanding, each of which will be entitled to vote on the Merger Proposal and the Conversion Proposal. The Merger Proposal requires the Consent of (i) holders of a majority of the outstanding shares of McDATA Class A Common Stock, voting as a separate class, (ii) holders of a majority of outstanding shares of McDATA Class B Common Stock, voting as a separate class, and (iii) holders of 66 2/3% of the outstanding shares of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock, voting together as a single class. The Conversion Proposal requires the Consent of the holders of 66 2/3% of the outstanding shares of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock, voting together as a single class. Holders of McDATA Capital Stock on the Record Date are entitled to one vote per share on each proposal presented to such holder for Consent.

  As of the Record Date, directors and executive officers of McDATA and their affiliates had the right to vote approximately 37.6% of all issued and outstanding shares of McDATA Class A Common Stock, 15.6% of all issued and outstanding shares of McDATA Class B Common Stock, 0% of all issued and outstanding shares of McDATA Series A Preferred Stock and 74.1% of all issued and outstanding shares of McDATA Series B Preferred Stock. See "THE CONSENT SOLICITATION--Record Date and Consent Required."

PROCEDURE

  Stockholders of McDATA should complete, sign, date and return the Consent to McDATA by hand delivery, facsimile at (303) 460-4472 or in the postage-paid, addressed envelope on or before December 6, 1995. Consents delivered by McDATA stockholders may be revoked at any time on or prior to December 6, 1995, unless the Consent Solicitation is extended. See "THE CONSENT SOLICITATION-- Procedure."

                                   THE MERGER

CLOSING; EFFECTIVE TIME

  The closing of the transactions contemplated by the Merger Agreement (the "Closing") shall take place on the later of (i) November 30, 1995 or (ii) the day which is one business day after the first date on which each of certain conditions to Closing set forth in the Merger Agreement is satisfied or waived, subject to the right of EMC to extend the Closing for up to 90 days under certain circumstances, or at such other time as EMC and McDATA agree (the "Closing Date"). The Merger shall become effective (the "Effective Time") upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in the form required by, and executed in accordance with, the General Corporation Law of the State of Delaware (the "DGCL"). Such filing shall be made on the Closing Date. See "THE MERGER AGREEMENT--Closing; Effective Time" and "THE MERGER AGREEMENT--Conditions."

FORM OF MERGER

  At the Effective Time, Sub shall merge with and into McDATA and McDATA shall survive such Merger as a wholly owned subsidiary of EMC. See "THE MERGER AGREEMENT--Form of Merger."

CONVERSION OF SHARES

  This portion of the summary describes how the number of shares of EMC Common Stock to be received in the Merger by holders of McDATA Capital Stock will be determined. As described more fully below, if the value of the shares of EMC Common Stock, as of the Closing Date determined in accordance with the Merger Agreement, to be received for each share of McDATA Class A Common Stock, net of the portion thereof to be placed in escrow, is less than $43.86, then EMC and McDATA have agreed to defer the Closing until such time as revised information regarding the value of the shares of EMC Common Stock to be received in the Merger is made available to the stockholders of McDATA and their votes have been resolicited.

  On the first business day prior to the Closing Date and pursuant to the Conversion Proposal, the outstanding shares of McDATA Series A Preferred Stock, McDATA Series B Preferred Stock and McDATA Class B Common Stock will be converted into shares of McDATA Class A Common Stock. Such conversions will be made pursuant to the conversion formulas set forth in the Amended and Restated Certificate of Incorporation of McDATA. The shares of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock will be converted into shares of McDATA Class A Common Stock on a one-for-one basis. Based on the McDATA Class B Common Stock conversion formula and currently available information, McDATA estimates that each share of McDATA Class B Common Stock will be converted to
1.19 shares of McDATA Class A Common Stock (the "Class B Conversion Factor"). The Class B Conversion Factor is based on certain assumptions by McDATA including that all of the vested options for the purchase of McDATA Class B Common Stock will be exercised prior to the consummation of the Merger. If such assumptions are not correct, the Class B Conversion Factor will change. The actual Class B Conversion Factor will be determined on the first business day prior to the Closing Date. See "THE MERGER AGREEMENT--Conversion of Shares."

  At the Effective Time, each issued and outstanding share of McDATA Class A Common Stock, other than shares held by McDATA as treasury stock or by EMC, Sub or any other subsidiary of EMC and shares as to which appraisal rights have been duly asserted and perfected under the DGCL, shall be converted into the right to receive a number of shares of EMC Common Stock (hereinafter referred to as the "Exchange Ratio") determined by dividing the aggregate number of shares of common stock, $.01 par value per share, of EMC ("EMC Common Stock") to be issued in the Merger by the number of shares of McDATA Class A Common Stock outstanding on the Closing Date. The aggregate number of shares of EMC Common Stock to be issued in the Merger (hereinafter referred to as the "Merger Shares") shall be determined by dividing the sum of $180,000,000 and the amount of net quick assets of McDATA as of the Closing Date computed in accordance with the Merger Agreement (the "Net Quick Assets Amount") by the average of the closing prices of EMC Common Stock on the New York Stock Exchange (the "NYSE") composite tape as reported in The Wall Street Journal on each of the ten trading days immediately preceding the Closing Date (the "Closing Average"). The Net Quick Assets Amount shall be the positive difference, if any, between
(i) the sum of McDATA's cash and cash equivalents, short term investments and accounts receivable as of the Closing Date, subject to certain adjustments, and
(ii) the sum of McDATA's accounts payable, taxes payable and accrued liabilities as of the Closing Date, subject to certain adjustments.

  Ninety percent of the Merger Shares (the "Fixed Shares") will be immediately available for distribution to holders of record of McDATA Class A Common Stock as of the Effective Time pursuant to the exchange procedures set forth in the Merger Agreement and in an Exchange and Escrow Agreement (the "Exchange and Escrow Agreement") to be entered into at the Closing by EMC, John F. McDonnell, as the representative of the stockholders of McDATA, and State Street Bank and Trust Company (the "Exchange and Escrow Agent"). See "THE MERGER AGREEMENT--Exchange of Stock Certificates." The remaining ten percent of the Merger Shares (the "Escrow Shares") shall be placed in escrow pursuant to the Exchange and Escrow Agreement and shall be the source from which EMC may seek indemnification pursuant to the Merger Agreement. See "THE MERGER AGREEMENT--Indemnification; Escrow Shares."

  McDATA estimates that, as of November 30, 1995, the Net Quick Assets Amount will be approximately $52,290,000 and that the number of outstanding shares of McDATA Class A Common Stock will be approximately 4,610,000 (assuming the conversion of the outstanding shares of McDATA Series A Preferred Stock, McDATA Series B Preferred Stock and McDATA Class B Common Stock into shares of McDATA Class A Common Stock pursuant to the Conversion Proposal). Accordingly, if the Merger were consummated as of that date, each outstanding share of McDATA Class A Common Stock would be converted, based upon the Exchange Ratio, into a number of shares of EMC Common Stock having a value, as of such date based on the Closing Average computed as of such date, of approximately $50.38, of which approximately $45.34 of value would be represented by Fixed Shares immediately available for distribution and approximately $5.04 of value would be represented by Escrow Shares to be placed in escrow. See "THE MERGER AGREEMENT--Exchange of Stock Certificates" and "THE MERGER AGREEMENT-- Indemnification; Escrow Shares."

  The actual Exchange Ratio will be determined as of the Closing Date based on the actual number of shares of McDATA Class A Common Stock outstanding on such date, the actual Net Quick Assets Amount as of such date and the Closing Average. As noted above, if the actual value of the number of shares of EMC Common Stock represented by the Exchange Ratio, as of the Closing Date based on the Closing Average, is less than $48.73 (or $43.86 net of the portion thereof represented by Escrow Shares), which would occur if the Net Quick Assets Amount as of the Closing Date is less than the Net Quick Assets Amount of $44,653,150 as of October 27, 1995, then EMC and McDATA have agreed to defer the Closing until such time as revised information concerning the Exchange Ratio is made available to stockholders of McDATA entitled to vote on the Merger Proposal or the Conversion Proposal and their required votes by Consents have been resolicited.

  The market price of the shares of EMC Common Stock received in the Merger may be different from the value thereof, as of the Closing Date based on the Closing Average, and will, after the Merger, fluctuate. See "COMPARATIVE PER SHARE MARKET PRICE DATA--EMC." MCDATA STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR EMC COMMON STOCK.

  All shares of McDATA Class A Common Stock owned at the Effective Time by McDATA as treasury stock or by EMC, Sub or any other subsidiary of EMC shall be cancelled pursuant to the Merger Agreement. As of the date of this Consent Solicitation/Prospectus, neither EMC nor any subsidiary of EMC (including Sub) owns any shares of McDATA Class A Common Stock. See "THE MERGER AGREEMENT-- Conversion of Shares."

  Each holder of McDATA Class A Common Stock who would otherwise have been entitled to a fraction of a share of EMC Common Stock upon surrender for exchange of McDATA Certificates (as defined below) will, upon surrender of such McDATA Certificates, be entitled to receive a cash payment in lieu of such fractional share of EMC Common Stock in an amount equal to such fraction multiplied by the Closing Average. See "THE MERGER AGREEMENT--Conversion of Shares."

EXCHANGE OF STOCK CERTIFICATES

  As soon as practicable after the Effective Time, the Exchange and Escrow Agent will mail transmittal instructions and a form of letter of transmittal to each person who was, at the Effective Time, a holder of record of McDATA Class A Common Stock. The transmittal instructions will describe the procedures for surrendering certificates that prior to the Merger represented McDATA Capital Stock ("McDATA Certificates") in exchange for certificates representing EMC Common Stock. McDATA stockholders should not submit their McDATA Certificates for exchange unless and until they have received the transmittal instructions and a form of letter of transmittal from the Exchange and Escrow Agent. See "THE MERGER AGREEMENT--Exchange of Stock Certificates."

MCDATA'S REASONS FOR THE MERGER

  The McDATA Board has determined the Merger to be fair to and in the best interest of McDATA and its stockholders and believes that the Merger offers significant benefits to the stockholders of McDATA in that, among other things, it offers them the opportunity to participate, as EMC stockholders, in a larger, more diversified publicly-held company of which McDATA would become a part, and to do so by means of a transaction designed to be tax-free to the McDATA stockholders. See "THE MERGER--McDATA's Reasons for the Merger; Recommendation of the McDATA Board."

RECOMMENDATION OF THE MCDATA BOARD

  The McDATA Board has unanimously approved and adopted the Merger Agreement and unanimously recommends that requisite holders of McDATA Capital Stock vote FOR the Merger Proposal and the Conversion Proposal. The McDATA Board's recommendation is based upon a number of factors described in this Consent Solicitation/Prospectus. See "THE MERGER--McDATA's Reasons for the Merger; Recommendation of the McDATA Board."

OPINION OF FINANCIAL ADVISOR

  Montgomery Securities, McDATA's financial advisor, has delivered a written opinion to the McDATA Board to the effect that, as of October 25, 1995, the consideration to be received by the holders of McDATA Class A Common Stock is fair to such stockholders from a financial point of view. The full text of such opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this Consent Solicitation/Prospectus. Stockholders of McDATA are urged to read the Montgomery Securities opinion in its entirety. See "THE MERGER--Opinion of Financial Advisor."

CONDITIONS TO THE MERGER

  The respective obligations of EMC, McDATA and Sub to consummate the Merger are subject to the fulfillment or waiver (where permissible) of certain conditions set forth in the Merger Agreement, including, among others, obtaining requisite stockholder and regulatory approvals, approval for listing on the NYSE of the shares of EMC Common Stock issuable in the Merger, the absence of any injunction prohibiting consummation of the Merger, the continuing accuracy of the representations and warranties made in the Merger Agreement on and as of the Closing Date, the receipt of certain legal opinions (including with respect to tax matters) and the receipt of certain accountants' letters with respect to qualification of the Merger as a pooling of interests transaction. See "THE MERGER AGREEMENT--Conditions."

TERMINATION

  The Merger Agreement is subject to termination (i) by mutual written consent of EMC and McDATA, (ii) by McDATA if the Merger shall not have been consummated by February 28, 1996, subject to certain restrictions, (iii) by EMC or McDATA if the Merger is not consummated by June 30, 1996, subject to certain restrictions, or (iv) by EMC or McDATA upon the occurrence of certain events. Under certain circumstances, either EMC or McDATA may be required to pay the other party (as liquidated damages) a termination fee of $5,000,000 and McDATA may be required to pay EMC (as liquidated damages) a termination fee of $10,000,000. See "THE MERGER AGREEMENT--Termination; Termination Fees and Expenses."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the McDATA Board with respect to the Merger, stockholders of McDATA should be aware that certain members of McDATA's management and the McDATA Board have certain interests in the Merger that are in addition to the interests of stockholders of McDATA generally. See "THE MERGER--Interests of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Consummation of the Merger is conditioned upon the receipt by each of EMC and McDATA of legal opinions from their respective counsel substantially to the effect that the Merger will be treated as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended. If the Merger so qualifies, (i) no gain or loss will be recognized by EMC, Sub or McDATA in the Merger and (ii) no gain or loss will be recognized by the stockholders of McDATA upon the exchange of their shares of McDATA Class A Common Stock solely for shares of EMC Common Stock in the Merger, except to the extent cash is received in lieu of fractional shares. See "THE MERGER--Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

  EMC and McDATA intend to treat the Merger as a "pooling of interests" for accounting and financial reporting purposes. The receipt by (i) EMC of a letter from its independent public accountants stating that the transaction will qualify as a pooling of interests and (ii) McDATA of a letter from its independent public accountants stating that, subject to certain qualifications, neither McDATA nor any of its subsidiaries has taken or agreed to take any action that would prevent EMC from accounting for the Merger as a pooling of interests, are conditions precedent to the obligations of EMC and Sub to effect the Merger. See "THE MERGER--Accounting Treatment."

CERTAIN REGULATORY MATTERS

  Certain federal regulatory requirements must be complied with before the Merger is consummated. See "THE MERGER--Regulatory Filings and Approvals."

RESALE RESTRICTIONS

  All shares of EMC Common Stock received in connection with the Merger by stockholders of McDATA will be freely transferable except that shares of EMC Common Stock received by persons who are deemed to be "affiliates" (as such term is defined for purposes of Rule 145 under the Securities Act of 1933, as amended) of McDATA prior to the Merger will be subject to certain resale restrictions. See "THE MERGER--Federal Securities Law Consequences."

APPRAISAL RIGHTS

  Under Delaware law, holders of McDATA Capital Stock who comply with the requirements of Section 262 of the DGCL will be entitled to appraisal rights in connection with the Merger. A copy of Section 262 is attached to this Consent Solicitation/Prospectus as Annex C. See "THE MERGER--Appraisal Rights."

STOCKHOLDER RIGHTS

  See "COMPARISON OF STOCKHOLDER RIGHTS" for a summary of the material differences between the rights of holders of EMC Common Stock and McDATA Capital Stock.

                                  RISK FACTORS

  Stockholders of McDATA should carefully evaluate the matters set forth under "RISK FACTORS." Factors to be considered, among other things, include risks related to competition, technological change, manufacturing, dependence upon suppliers and key personnel and earnings fluctuations.

             SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

MCDATA

  The following consolidated statement of operations data for McDATA for the years ended December 30, 1994, December 31, 1993 and December 25, 1992 and the consolidated balance sheet data for McDATA at December 30, 1994 and December 31, 1993 were derived from the audited consolidated financial statements of McDATA for and as of such dates included elsewhere in this Consent Solicitation/Prospectus. The consolidated statement of operations data for McDATA for the years ended December 27, 1991 and December 28, 1990 and the consolidated balance sheet data for McDATA at December 25, 1992, December 27, 1991 and December 28, 1990 were derived from audited financial statements for and as of such dates not included herein. The consolidated statement of operations data for McDATA for the nine months ended September 29, 1995 and September 30, 1994 and the consolidated balance sheet data for McDATA as of September 29, 1995 were derived from the unaudited consolidated financial statements of McDATA for and as of such dates included elsewhere in this Consent Solicitation/Prospectus. Such unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of McDATA, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation thereof. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the entire year. All amounts shown are in thousands, except per share data.

  The following table data should be read in conjunction with "McDATA's Management's Discussion and Analysis of Financial Condition and Results of Operations" and McDATA's consolidated financial statements and notes thereto included elsewhere in this Consent Solicitation/Prospectus.

                           NINE MONTHS ENDED                   YEAR ENDED
                          ------------------- ----------------------------------------------
                          SEPT. 29, SEPT. 30, DEC. 30, DEC. 31,  DEC. 25,  DEC. 27, DEC. 28,
                            1995      1994      1994     1993      1992      1991     1990
                          --------- --------- -------- --------  --------  -------- --------
HISTORICAL STATEMENT OF
 OPERATIONS DATA:
 Revenue................  $113,609   $15,678  $43,431  $34,390   $40,234   $50,491  $ 46,396
 Operating income
  (loss)................    53,720    (3,332)   6,071   (6,931)   (5,431)    1,931   (10,167)
 Net income (loss)......    36,013    (3,351)   9,809   (6,584)   (4,600)    2,023    (5,785)
 Net income (loss) per
  common share (1)......      7.99     (1.26)    2.43    (2.44)    (1.77)     0.41     (2.37)
 Average number of com-
  mon and common equiva-
  lent shares outstand-
  ing...................     4,506     2,766    4,031    2,771     2,760     4,914     2,656
HISTORICAL BALANCE SHEET
 DATA:
 Working capital........  $ 54,028            $17,732  $ 5,929   $11,072   $19,044  $ 17,977
 Total assets...........    64,648             33,432   17,651    24,550    31,054    29,258
 Long term obligations
  and redeemable
  preferred shares
  (excluding current
  portion)..............     2,725              2,847    2,828     2,680     4,801     5,113
 Stockholders' equity...    54,413             17,971    8,286    15,068    19,818    17,922

--------

(1) Loss per common share is calculated after subtracting from net loss, the preferred stock dividend requirement of $126,000 for the nine months ended September 30, 1994, $172,000 for the fiscal year ended December 31, 1993, $285,000 for the fiscal year ended December 25, 1992 and $514,000 for the fiscal year ended December 28, 1990. In calculating income per common share for the nine months ended September 29, 1995 and for the fiscal years ended December 30, 1994 and December 27, 1991, the preferred dividend requirement is not subtracted from net income as it is assumed that the mandatorily redeemable preferred stock, as a common stock equivalent, was converted to common stock at the beginning of the respective periods.

EMC

  The following consolidated statement of operations data for EMC for the years ended December 31, 1994, January 1, 1994 and January 2, 1993 and the consolidated balance sheet data for EMC at December 31, 1994 and January 1, 1994 were derived from the audited consolidated financial statements of EMC for and as of such dates included elsewhere in this Consent Solicitation/Prospectus. The consolidated statement of operations data for EMC for the years ended December 28, 1991 and December 29, 1990 and the consolidated balance sheet data for EMC at January 2, 1993, December 28, 1991 and December 29, 1990 were derived from audited financial statements for and as of such dates not included herein. The consolidated statement of operations and balance sheet data for EMC as of the nine months ended September 30, 1995 and October 1, 1994 and the consolidated balance sheet data for EMC as of September 30, 1995 were derived from the unaudited consolidated financial statements of EMC for and as of such dates included elsewhere in this Consent Solicitation/Prospectus. Such unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of EMC, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation thereof. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the entire year. The unaudited pro forma data give effect to the Merger under the pooling of interests method of accounting. The unaudited pro forma statement of operations data combine the historical results of EMC for the nine months ended September 30, 1995 with the historical results of McDATA for the nine months ended September 29, 1995. The unaudited pro forma balance sheet data combine EMC's September 30, 1995 balance sheet with McDATA's September 29, 1995 balance sheet. The pro forma combined information is presented for illustrative purposes only and is not necessarily indicative of the consolidated operating results or financial position that would have occurred had the Merger been consummated at the beginning of the period presented, or that may be obtained in the future. All amounts shown are in thousands, except per share data.

  The following table data should be read in conjunction with "EMC's Management's Discussion and Analysis of Financial Condition and Results of Operations" and EMC's audited consolidated financial statements and unaudited consolidated interim financial statements and notes thereto included elsewhere in this Consent Solicitation/Prospectus.

                          PRO FORMA
                         NINE MONTHS  NINE MONTHS ENDED                    YEAR ENDED
                         ----------- ------------------- ----------------------------------------------
                          SEPT. 30,  SEPT. 30,  OCT. 1,   DEC. 31,  JAN. 1,  JAN. 2,  DEC. 28, DEC. 29,
                            1995        1995      1994      1994      1994     1993     1991     1990
                         ----------- ---------- -------- ---------- -------- -------- -------- --------
STATEMENT OF OPERATIONS
 DATA:
 Revenues............... $1,402,190  $1,288,581 $946,756 $1,377,492 $782,621 $385,706 $260,337 $189,734
 Operating income.......    364,325     310,605  243,364    350,532  180,428   48,575   20,378    3,888
 Net income.............    264,720     228,707  172,804    250,668  127,122   29,508   11,409    3,527
 Net income per weighted
  average common share
  (fully diluted)(1)(2). $     1.09  $     1.00 $   0.76 $     1.10 $   0.60 $   0.16 $   0.07 $   0.02
 Weighted average common
  shares (fully
  diluted)(1)(2)........    247,937     234,389  233,753    234,255  217,225  190,548  166,220  158,523
BALANCE SHEET DATA:
 Working capital(3)..... $  877,761  $  831,733          $  600,341 $516,876 $149,335 $ 77,033 $ 81,177
 Total assets...........  1,636,510   1,571,862           1,317,500  829,646  338,780  205,503  167,547
 Long-term
  obligations(4)........    247,016     246,738             286,106  274,029   76,093   16,165   16,814
 Stockholders'
  equity(3).............  1,058,032  $1,009,172          $  727,641 $419,094 $168,266 $135,009 $113,620

--------
(1) In addition to common stock equivalents, fully diluted earnings per share for 1994 and 1993 reflect the dilutive effects of EMC's 4 1/4% Convertible Subordinated Notes due 2001 and EMC's 6 1/4% Convertible Subordinated Debentures due 2002. Fully diluted earnings per share for 1992 reflect the dilutive effects of EMC's 6 1/4% Convertible Subordinated Debentures due 2002.

(2) Pro forma weighted average common shares data reflects an assumed exchange ratio of 2.981 shares of EMC Common Stock for each share of McDATA Class A Common Stock. See "THE MERGER AGREEMENT--Conversion of Shares."

(3) EMC anticipates that the combined companies will incur merger-related expenses totalling approximately $8 million. Such expenses include investment advisory fees, legal, accounting and other transaction costs associated with the Merger. The effects of these costs have not been reflected in the statement of operations data, but are reflected in the pro forma balance sheet data.
(4) Excludes current portion of long-term debt.

            COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

  The following table sets forth (i) audited and unaudited historical income per share from continuing operations and historical book value per share data of EMC; (ii) audited and unaudited historical income (loss) per share from continuing operations and historical book value per share data of McDATA; and
(iii) unaudited pro forma combined income per share from continuing operations and unaudited pro forma book value per share data of EMC after giving effect to the Merger on a pooling of interests basis and unaudited equivalent pro forma combined income per share from continuing operations and unaudited equivalent pro forma combined book value per share data of McDATA based upon an assumed exchange ratio of 2.981 shares of EMC Common Stock for each share of McDATA Class A Common Stock. See "THE MERGER AGREEMENT--Conversion of Shares." The information in the table should be read in conjunction with the consolidated financial statements of EMC and McDATA and the notes thereto included elsewhere in this Consent Solicitation/Prospectus. The unaudited pro forma combined financial data are not necessarily indicative of the income per share from continuing operations or book value per share that would have been achieved had the Merger been consummated as of the beginning of the periods presented and should not be construed as representative of such amounts for any future dates or periods.

                                                                      MCDATA
                                         HISTORICAL                 EQUIVALENT
                                     ------------------   EMC PRO   PRO FORMA
                                                           FORMA     COMBINED
                                      EMC  MCDATA(1)(2) COMBINED(3)   (3)(4)
                                     ----- ------------ ----------- ----------
INCOME (LOSS) PER SHARE FROM
 CONTINUING OPERATIONS:
 Nine months ended
  September 30, 1995................ $1.00    $ 7.99       $1.09      $ 3.25
  October 1, 1994...................  0.76     (1.26)       0.71        2.12
 For the year ended
  December 31, 1994.................  1.10      2.43        1.09        3.25
  January 1, 1994...................  0.60     (2.44)       0.54        1.61
  January 2, 1993...................  0.16     (1.77)       0.13        0.39
BOOK VALUE PER SHARE(5):
  September 30, 1995................ $4.67    $16.21       $4.61      $13.74
  December 31, 1994.................  3.65      6.45        3.49       10.40

--------

(1) For purposes of presentation above, the periods referenced are the fiscal periods of EMC. The similar periods for McDATA are September 29, 1995 and September 30, 1994 for nine month interim periods and December 30, 1994, December 31, 1993 and December 25, 1992 for the twelve month periods then ended.

(2) Loss per common share from continuing operations for McDATA is calculated after subtracting from net loss, the preferred stock dividend requirement of $126,000 for the nine months ended September 30, 1994, $172,000 for the fiscal year ended December 31, 1993, and $285,000 for the fiscal year ended December 25, 1992. In calculating income per common share for the nine months ended September 29, 1995 and for the fiscal year ended December 30, 1994, the preferred dividend requirement is not subtracted from net income as it is assumed that the mandatorily redeemable preferred stock, as a common stock equivalent, was converted to common stock at the beginning of the respective periods.

(3) EMC and McDATA anticipate that the combined companies will incur merger-related expenses totalling approximately $8 million. Such expenses include investment advisory fees, legal, accounting and other transaction costs associated with the Merger. The effects of these costs have not been reflected in the historical or pro forma income (loss) per share from continuing operations data, but are reflected in the pro forma book value per share data.

(4) The unaudited McDATA equivalent pro forma combined per share amounts are calculated by multiplying the EMC pro forma combined per share amounts by an assumed exchange ratio of 2.981 shares of EMC Common Stock for each share of McDATA Class A Common Stock. See "THE MERGER AGREEMENT--Conversion of Shares."

(5) Historical book value per share is calculated by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period. EMC pro forma combined book value per share amounts are calculated by dividing pro forma stockholders' equity by the pro forma number of shares of EMC Common Stock which would have been outstanding had the Merger been consummated as of each balance sheet date, based on an assumed exchange ratio of 2.981 shares of EMC Common Stock for each share of McDATA Class A Common Stock. See "THE MERGER AGREEMENT--Conversion of Shares."

                                  RISK FACTORS

  In evaluating the proposed Merger, stockholders of McDATA should carefully consider the following factors as well as the other information included in this Consent Solicitation/Prospectus and the Annexes hereto.

  Competition. The computer data storage industry is extremely competitive. EMC competes with many companies, including International Business Machines Corporation ("IBM"), which have substantially greater financial and technological resources, larger distribution capabilities, earlier access to customers and greater customer loyalty than EMC. Additionally, most of EMC's products are designed to be fully compatible with IBM computers and IBM operating systems. As a result, EMC's business may be adversely affected by, among other factors, modifications in the design or configuration of IBM computer systems, the announcement or introduction of new products by IBM or other competitors, or reductions in the pricing of IBM or IBM compatible equipment or service. EMC could also be adversely affected by the implementation of certain marketing strategies by IBM or other competitors that conflict with those of EMC. See "INFORMATION CONCERNING EMC--Business; Competition." Additionally, McDATA's operations are heavily dependent on IBM, its exclusive customer for its 9032 ESCON Model 3 Director, which is sold to IBM pursuant to an agreement which is terminable by IBM under certain circumstances. See "THE MERGER AGREEMENT--Termination; Termination Fees and Expenses," "INFORMATION CONCERNING McDATA--Business" and "INFORMATION CONCERNING McDATA--McDATA's Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Technological Factors. The computer data storage industry is characterized by rapidly changing technology and user needs which require ongoing technological development and introduction of new products. Sales of the Symmetrix series constitute the principal source of revenues for EMC and such sales are expected to continue to be the principal source of its revenues in the future. EMC expects competition in the sale of Integrated Cached Disk Array ("ICDA") products to increase, and there can be no assurance that the Symmetrix series products will continue to achieve market acceptance. Significant delays in the development of ICDA technology for future products or product enhancements would be to the advantage of EMC's competitors. Furthermore, the continued development of ICDA technology and its incorporation into EMC's future generations of products cannot be assured even with significant additional investments. See "INFORMATION CONCERNING EMC--Business--Technological Factors."

  Manufacturing Risks. EMC's products operate near the limits of electronic and physical performance and are designed and manufactured with relatively small tolerances. If flaws in design or production occur on the part of EMC or its suppliers, EMC may experience a rate of failure in its products that results in substantial repair or replacement costs and potential damage to EMC's reputation. Continued improvement in manufacturing capabilities and control of material and manufacturing quality and costs will be critical factors in the future growth of EMC. EMC frequently revises and updates manufacturing and test processes to address engineering and component changes to its products and evaluates the reallocation of manufacturing resources among its facilities. EMC's failure to monitor, develop and implement appropriate test and manufacturing processes for its products, especially the Symmetrix series, could have substantial adverse effects on EMC's operations and ultimately on its financial results.

  Dependence on Suppliers. EMC purchases certain components and products from suppliers who EMC believes are currently the only suppliers of those components or products that meet EMC's requirements. Among the most important components that EMC uses are high density memory components ("DRAMs") and 5 1/4" and 3 1/2" disk drives, which EMC purchases from a small number of qualified suppliers. A failure by any supplier of high density DRAMs, disk drives or disk drive components to meet EMC's requirements for an extended period of time could have a material adverse effect on EMC. From time to time, because of high industry demand, EMC experienced delays in deliveries of high density DRAMs and disk drives needed to satisfy orders for ICDA products. If such shortages continue or intensify, EMC may lose some time-sensitive customer orders. Additionally, McDATA's operations are heavily dependent on IBM, the supplier of the largest portion of its components. See "INFORMATION CONCERNING McDATA-- McDATA's Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Dependence Upon Key Personnel. EMC's success is highly dependent upon senior management and other key employees, the loss of whom could adversely affect EMC. EMC also believes that its future success will depend in large part upon its ability to attract and retain additional key employees, of which there can be no assurance.

  Earnings Fluctuations. Due to (i) customers' tendencies to make purchase decisions late in each fiscal quarter, (ii) the desire by customers to evaluate new, more expensive products for longer periods of time, (iii) the timing of product and technology announcements by EMC and its competitors and (iv) fluctuating currency exchange rates, EMC's period-to-period revenues and earnings can fluctuate significantly. See "INFORMATION CONCERNING EMC-- Business--Earnings Fluctuations."

                            THE CONSENT SOLICITATION

GENERAL

  This Consent Solicitation/Prospectus is being furnished to stockholders of McDATA in connection with the solicitation (the "Consent Solicitation") of written consents (individually, a "Consent" and collectively, the "Consents") by the Board of Directors of McDATA (the "McDATA Board") in order for such stockholders to consider and vote by Consent upon the following proposals: (i) the approval of the Merger Agreement, pursuant to which Sub shall merge with and into McDATA and McDATA shall survive the Merger as a wholly owned subsidiary of EMC (the "Merger Proposal"); and (ii) the conversion of all outstanding shares of Series A Convertible Preferred Stock, par value $.001 per share, of McDATA ("McDATA Series A Preferred Stock") and Series B Convertible Preferred Stock, par value $.001 per share, of McDATA ("McDATA Series B Preferred Stock") into McDATA Class A Common Stock, which will cause the automatic conversion of all outstanding shares of Class B Common Stock, par value $.001 per share, of McDATA ("McDATA Class B Common Stock" and together with McDATA Series A Preferred Stock, McDATA Series B Preferred Stock and McDATA Class A Common Stock, "McDATA Capital Stock") into McDATA Class A Common Stock (the "Conversion Proposal").

  This Consent Solicitation/Prospectus and the accompanying form of Consent are first being mailed or delivered to stockholders of McDATA on or about November 29, 1995.

PURPOSE

  The purpose of the solicitation of Consents from the stockholders of McDATA is to consider and vote by Consent upon the Merger Proposal and the Conversion Proposal.

RECORD DATE AND CONSENT REQUIRED

  The McDATA Board has fixed the close of business on October 20, 1995 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote by Consent during the Consent Solicitation for the Merger Proposal or the Conversion Proposal. As of the Record Date, there were
(i) 3,153,936 and 203,140 shares of McDATA Class A Common Stock and McDATA Class B Common Stock, respectively, issued and outstanding, each of which will be entitled to vote on the Merger Proposal, and (ii) 27,520 and 1,121,425 shares of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock, respectively, issued and outstanding, each of which will be entitled to vote on the Merger Proposal and the Conversion Proposal. The Merger Proposal requires the Consent of (i) holders of a majority of outstanding shares of McDATA Class A Common Stock, voting as a separate class, (ii) holders of a majority of outstanding shares of McDATA Class B Common Stock, voting as a separate class, and (iii) holders of 66 2/3% of the outstanding shares of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock, voting together as a single class. The Conversion Proposal requires the Consent of the holders of 66 2/3% of the outstanding shares of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock, voting together as a single class. Holders of McDATA Capital Stock on the Record Date are entitled to one vote per share on each proposal presented to such holder for Consent.

  As of the Record Date, directors and executive officers of McDATA and their affiliates had the right to vote approximately 37.6% of all issued and outstanding shares of McDATA Class A Common Stock, 15.6% of all issued and outstanding shares of McDATA Class B Common Stock, 0% of all issued and outstanding shares of McDATA Series A Preferred Stock and 74.1% of all issued and outstanding shares of McDATA Series B Preferred Stock. Such persons have indicated to McDATA that they intend to vote all such shares in favor of the Merger Proposal or the Conversion Proposal.

PROCEDURE

  Stockholders of McDATA should complete, sign, date and return the Consent to McDATA by hand delivery, facsimile at (303) 460-4472 or in the postage-paid, addressed envelope on or before December 6, 1995. Consents delivered by McDATA stockholders may be revoked at any time on or prior to December 6, 1995, unless the Consent Solicitation is extended by McDATA, whereupon McDATA stockholders could revoke a previously delivered Consent on or prior to the termination date of the extended Consent Solicitation. To revoke a Consent, a written notice of revocation must be timely received by McDATA on or prior to December 6, 1995 or the termination date of the extended Consent Solicitation, if applicable, at its address set forth herein. Notice of revocation of a Consent must contain a description of the McDATA Capital Stock to which it relates (including the certificate number(s)) and be signed by the McDATA stockholder in the same manner as the Consent by which such stockholder consented. Any Consent so revoked will be deemed not to have been validly given for the purpose of the Consent Solicitation unless the Consent so revoked is validly redelivered. Properly revoked Consents may be redelivered at any time prior to December 6, 1995.

EXPENSES

  The expenses incurred in connection with printing and mailing or delivering this Consent Solicitation/Prospectus will be shared equally by EMC and McDATA.

  STOCKHOLDERS SHOULD NOT SEND IN ANY MCDATA STOCK CERTIFICATES WITH THEIR CONSENTS. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF MCDATA STOCK CERTIFICATES WILL BE MAILED AS SOON AS PRACTICABLE AFTER THE EFFECTIVE TIME OF THE MERGER.

                                   THE MERGER

GENERAL

  The discussion in this Consent Solicitation/Prospectus of the Merger and the Merger's principal terms is qualified in its entirety by reference to the Merger Agreement, attached to this Consent Solicitation/Prospectus as Annex A, and incorporated herein by reference.

BACKGROUND OF THE MERGER

  In February 1995, Mr. Stephen Smith of Broadview Associates, L.P., an investment banking firm which had represented EMC in prior acquisitions ("Broadview"), contacted Mr. Edward L. Breslow, Vice President, Corporate Business Development of EMC, to inform him that Broadview had received confidential information concerning the potential sale of a company, which Broadview declined to name at that time, but which Broadview viewed as a potential acquisition candidate for EMC, and to inquire whether EMC would be interested in receiving confidential information concerning the company. Mr. Breslow informed Mr. Smith that EMC was not interested in exploring the opportunity further at that time. In May 1995, Mr. Peter Stoneberg of Montgomery Securities, McDATA's financial advisor ("Montgomery"), contacted Mr. Breslow and discussed the potential sale of the same company, this time naming McDATA, and inquired whether EMC would be interested in investigating the possible acquisition of McDATA. Mr. Breslow agreed to investigate the opportunity further.

  On June 16, 1995, EMC and McDATA entered into a confidentiality agreement, which provides, among other things, that EMC will maintain the confidentiality of all confidential information made available to it by McDATA and that EMC and McDATA would not, without the consent of the other, disclose the fact that discussions concerning a possible transaction involving EMC and McDATA were taking place. On that date, Montgomery sent EMC a confidential memorandum describing McDATA.

  On July 6 and August 10, 1995, representatives of EMC and McDATA met to discuss the possible synergies between McDATA and EMC. At these meetings, representatives of McDATA briefed EMC's representatives regarding McDATA's technology, strategy and research and development activities and summarized McDATA's business relationship with IBM.

  During the remainder of August 1995, and through mid-September 1995, there were discussions involving representatives of EMC, McDATA, Broadview and Montgomery concerning, among other things, the interest EMC had in McDATA, the timing and amount of any offer that EMC might make to acquire McDATA, McDATA's intent to declare and pay a cash dividend and the implications thereof for the possible acquisition of McDATA by EMC and McDATA's financial forecasts.

  On September 17, Mr. Breslow and John F. McDonnell, President and Chief Executive Officer of McDATA, discussed, among other things, that EMC could potentially offer up to $200,000,000 in EMC Common Stock, plus EMC Common Stock having a value equal to the amount of McDATA's net quick assets, for all the outstanding shares of McDATA Capital Stock, which Mr. McDonnell indicated was within the range McDATA was considering. On September 18, 1995, Mr. Breslow sent to Mr. McDonnell a letter with respect to a possible transaction on these terms.

  On September 19, 1995, representatives of EMC and McDATA discussed, among other things, alternative structures for the potential acquisition of McDATA by EMC, including whether the number of shares of EMC Common Stock to be issued in any such potential acquisition should be fixed or adjustable, based on the value of such stock and, if adjustable, subject to "collars" or not, and whether or not such shares would be registered under the Securities Act.

  On September 23, 1995, representatives of EMC, McDATA, Broadview and Montgomery met to discuss further the possible acquisition of McDATA by EMC. At this meeting, these representatives prepared an outline of their discussions with respect to a potential transaction whereby EMC would acquire all the outstanding shares of McDATA Capital Stock. The outline of discussions covered, among other things, that (i) EMC would pay a fixed number of 10,500,000 shares of EMC Common Stock, plus a number of shares of EMC Common Stock having a value equal to the amount of McDATA's net quick assets, for all the outstanding shares of McDATA Capital Stock, (ii) McDATA would have the right to terminate such transaction if the per share trading price of EMC Common Stock was below $15 as of the closing or EMC announced another transaction not acceptable to McDATA, (iii) EMC and McDATA would be entitled to termination fees if such transaction were terminated by the other under certain circumstances, (iv) such transaction would be subject to EMC's satisfactory completion of due diligence, the approval of the Boards of Directors of EMC and McDATA, the execution of a definitive agreement providing therefor and regulatory approvals and (v) the closing of such transaction would be on November 30, 1995, subject to delay in the case of certain events.

  On October 3, 1995, Mr. McDonnell met with Richard J. Egan, Chairman of the Board of Directors of EMC, and later with Mr. Michael C. Ruettgers, President and Chief Executive Officer of EMC, and Mr. Breslow to discuss the potential acquisition of McDATA by EMC.

  On October 4, 1995, Mr. Ruettgers and Mr. McDonnell met with representatives of IBM to discuss McDATA's business relationship with IBM and IBM's reaction to the potential acquisition of McDATA by EMC.

  During the week of October 9, representatives of EMC and Broadview continued their due diligence investigation of McDATA by reviewing certain documents made available by McDATA and in sessions with representatives of McDATA. During the course of these due diligence sessions, representatives of McDATA and Montgomery expressed their concerns and the concerns of certain of McDATA's stockholders regarding the trading price of the EMC Common Stock, which was then trading at between $13.75 and $16.75 per share as compared to $18.625 per share when the outline of discussions was prepared. While these sessions were ongoing, on October 11, 1995, EMC's legal representatives delivered to McDATA's legal representatives an initial draft of the Merger Agreement providing for the acquisition of McDATA by EMC on the terms contained in the outline of discussions. On October 12, 1995, representatives of McDATA and its legal representatives briefed representatives of EMC on their comments on the draft of the Merger Agreement.

  On October 15, 1995, Paul T. Dacier, Vice President and General Counsel of EMC, and EMC's legal representatives discussed McDATA's comments on the draft of the Merger Agreement with McDATA's legal representatives.

  Also on October 15, 1995, representatives of EMC, McDATA, Broadview and Montgomery continued their discussion of the concerns previously expressed regarding the trading price of EMC Common Stock and the implications thereof for the structure of the transaction reflected in the outline of discussions, particularly the contemplated payment by EMC of a fixed number of shares of EMC Common Stock and McDATA's right to terminate the transaction based on the trading price of EMC Common Stock as of the closing. Certain of these representatives discussed alternative structures for the transaction to address these concerns. Discussion of certain of these matters continued on October 16, 1995, on which date representatives of EMC, McDATA, Broadview and Montgomery agreed to meet the following day at EMC's offices to further discuss these matters and provide EMC with an opportunity to brief McDATA's representatives regarding EMC's business plan. At this meeting on October 17, 1995, after EMC's business plan briefing, representatives of EMC, McDATA, Broadview and Montgomery discussed alternative ways to restructure the transaction described in the outline of discussions.

  As a result of these discussions, the transaction was structured to provide that EMC would pay a number of shares of EMC Common Stock having a value equal to $180,000,000, plus a number of shares of EMC Common Stock having a value equal to the amount of McDATA's net quick assets, for all the outstanding shares of McDATA Capital Stock, and to eliminate McDATA's right to terminate the transaction based on the trading price of EMC Common Stock as of the closing. During the remainder of the week of October 16, 1995, EMC and McDATA and their financial and legal representatives continued their due diligence investigations and negotiation of the Merger Agreement and related documents.

  On October 20, 1995, a meeting of the McDATA Board was convened. The terms of the Merger, as structured as a result of the discussions on October 17, 1995, were fully discussed. As indicated below, under "McDATA's Reasons for the Merger; Recommendation of the McDATA Board," the McDATA Board reviewed a number of factors, including McDATA's future prospects as a stand alone company and its current dependence on its business relationship with IBM. At the meeting, Montgomery rendered its opinion that the Merger was fair from a financial point of view to the stockholders of McDATA. At the meeting, McDATA's counsel reviewed the terms of the Merger Agreement with the McDATA Board. There followed a final review of other possible alternatives available to McDATA and its stockholders, including possible liquidity through cash dividends and the potential of McDATA diversifying its product and customer base over a period of time and achieving liquidity for its stockholders in the future. At the conclusion of the meeting, the McDATA Board unanimously approved the Merger and resolved that the Merger was fair to and in the best interests of the holders of the McDATA Capital Stock. It was agreed that all directors of McDATA would review a final draft of the Merger Agreement, resolving the remaining issues being negotiated by the parties' respective legal representatives and, absent any material change in the terms reflected in that draft, Mr. McDonnell would proceed to execute the Merger Agreement on behalf of McDATA.

  Also on October 20, 1995, a regularly scheduled meeting of the Board of Directors of EMC (the "EMC Board") was convened. One of the topics discussed at this meeting was the possible acquisition of McDATA. The EMC Board authorized Mr. Ruettgers and Mr. Breslow to continue negotiations regarding this possible acquisition.

  On October 23, 1995, representatives of EMC and McDATA and their respective legal representatives resumed negotiations with respect to the Merger Agreement and related documents, revised drafts of which had been circulated during the week of October 16.

  On October 25, 1995, a special meeting of the EMC Board was convened. At this special meeting, the EMC Board reviewed and discussed the terms of the Merger and the EMC Board unanimously approved the Merger Agreement.

  During the course of the day on October 25, 1995, representatives of McDATA and EMC and their respective legal representatives resolved the remaining issues with respect to the Merger Agreement and the related documents, after which EMC and McDATA signed the Merger Agreement.

MCDATA'S REASONS FOR THE MERGER; RECOMMENDATION OF THE MCDATA BOARD

  The McDATA Board has determined the Merger to be fair to and in the best interests of McDATA and its stockholders. Accordingly, the McDATA Board has approved the Merger Agreement and unanimously recommends that the stockholders of McDATA vote for approval of the Merger Proposal and the Conversion Proposal.

  In reaching its determination, the McDATA Board considered, without assigning relative weights to, a variety of factors, including, among other things: (i) industry, economic and market conditions; (ii) the presentation by McDATA's management; (iii) the presentation by and the opinion of Montgomery as to the fairness of the consideration, from a financial point of view, to be received by McDATA stockholders in the Merger; (iv) the terms of the Merger Agreement, including the consideration to be received by McDATA stockholders in the Merger, and the representations, warranties, covenants and conditions of the parties contained therein; (v) the opportunity for McDATA stockholders to participate, as EMC stockholders, in a larger, more diversified publicly-held company of which McDATA would become a part, and to do so by means of a transaction designed to be tax-free to the McDATA stockholders; and
(vi) the other possible alternatives available to McDATA.

  THE MCDATA BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF MCDATA VOTE FOR APPROVAL OF THE MERGER PROPOSAL AND THE CONVERSION PROPOSAL.

EMC'S REASONS FOR THE MERGER

  EMC believes that the Merger will help position EMC at the center of the networked data and open systems marketplaces, thereby permitting EMC to play an even more critical role in helping EMC's customers establish information-centric computing strategies.

OPINION OF FINANCIAL ADVISOR

  Pursuant to an engagement letter dated February 14, 1995 (the "Engagement Letter"), McDATA retained Montgomery as its financial advisor in connection with the consideration by the McDATA Board of a possible sale of McDATA. Montgomery is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. McDATA selected Montgomery as its financial advisor on the basis of its experience and expertise in transactions similar to the Merger and its reputation in the networking, storage computer and investment communities.

  At the October 20, 1995 meeting of the McDATA Board, Montgomery delivered its oral opinion, subsequently confirmed in writing as of October 25, 1995, that the consideration to be received by the stockholders of McDATA pursuant to the Merger was fair to McDATA's stockholders, from a financial point of view, as of such date. No limitations were imposed by McDATA on Montgomery with respect to the investigations made or procedures followed in rendering its opinion.

  The full text of Montgomery's written opinion to the McDATA Board is attached hereto as Annex B and is incorporated herein by reference and should be read carefully and in its entirety in connection with this Consent Solicitation/Prospectus. The following summary of Montgomery's opinion is qualified in its entirety by reference to the full text of the opinion. Montgomery's opinion is addressed to the McDATA Board only and does not constitute a recommendation to any McDATA stockholder as to how such stockholder should vote in the Consent Solicitation. In furnishing its opinion, Montgomery did not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act and the rules and regulations promulgated thereunder, or that its opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act and the rules and regulations promulgated thereunder, and statements to such effect are included in the text of Montgomery's written opinion.

  In connection with its opinion, Montgomery, among other things: (i) reviewed certain publicly available financial and other data with respect to EMC, and certain financial and other data with respect to McDATA provided to Montgomery by McDATA's management, including the consolidated financial statements for recent years and interim periods to July 1, 1995, in the case of EMC, and September 29, 1995, in the case of McDATA, and certain other relevant financial and operating data relating to EMC and McDATA made available to Montgomery from published sources, in the case of EMC, and from the internal records of McDATA and EMC; (ii) reviewed a draft dated October 20, 1995 of the Merger Agreement provided to Montgomery by McDATA; (iii) reviewed certain historical market prices and trading volumes of EMC Common Stock as reported on the NYSE; (iv) compared McDATA and EMC from a financial point of view with certain other companies in the networking and storage computer industries that Montgomery deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected business combinations of companies in the networking and storage computer industries that Montgomery deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of McDATA and EMC certain information of a business and financial nature regarding McDATA and EMC, furnished to Montgomery by them, including financial forecasts and related assumptions of McDATA and EMC; (vii) made inquiries regarding and discussed the Merger and the draft of the Merger Agreement and other matters related thereto with McDATA's counsel; and (viii) performed such other analyses and examinations as Montgomery has deemed appropriate.

  In connection with its review, Montgomery assumed and relied upon the accuracy and completeness of the foregoing information and did not assume any responsibility for independent verification of such information. With respect to the financial forecasts for McDATA and EMC provided to Montgomery by their respective managements, Montgomery assumed for purposes of its opinion that the forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of McDATA and EMC and that they provided a reasonable basis upon which Montgomery could form its opinion. With respect to the forecasts for McDATA provided to Montgomery by McDATA's management, for purposes of Montgomery's analyses, Montgomery projected future financial performance of McDATA for a period of two years beyond management's forecast period. In preparing such projections, Montgomery used assumptions more conservative than those used by McDATA's management in preparing its projections. Montgomery discussed the adjusted forecasts and related assumptions with management of McDATA and they have acknowledged Montgomery's use of such adjusted forecasts and assumptions in arriving at its opinion. Neither McDATA nor EMC publicly discloses internal management forecasts of the type provided to Montgomery in connection with Montgomery's review of the Merger. Such forecasts were not prepared with a view toward public disclosure. In addition, such forecasts were based upon numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts. Montgomery has assumed no liability for such forecasts. Montgomery also assumed that there were no material changes in McDATA's or EMC's assets, financial condition, results of operations, business or prospects since the respective dates of the last financial statements made available to Montgomery, and that there will be no indemnification claims of EMC under the Merger Agreement for breaches of the representations, warranties and covenants of McDATA contained therein. Montgomery relied on advice of counsel and independent accountants to McDATA as to all legal and financial reporting matters with respect to McDATA, the Merger and the draft of the Merger Agreement. Montgomery assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations. In addition, Montgomery did not assume responsibility for making an independent evaluation, appraisal or physical inspection of the assets or individual properties of McDATA or EMC, nor was Montgomery furnished with any such appraisals. Further, Montgomery's opinion was based on economic, monetary and market and other conditions as in effect on, and the information made available to Montgomery existing as of, October 25, 1995.

  Montgomery further assumed, with McDATA's consent, that the Merger will be consummated in accordance with the terms described in the draft of the Merger Agreement without any amendments thereto, and without waiver by McDATA or EMC of any of the conditions to their respective obligations thereunder.

  Set forth below is a brief summary of the report presented by Montgomery to the McDATA Board on October 20, 1995 in connection with the McDATA Board's consideration of the Merger.

  Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Montgomery estimated the present value of the future streams of after-tax cash flows that McDATA could produce through 2002, assuming McDATA performed in accordance with the earnings forecasts through 2000, prepared by its management, and the earnings forecasts for 2001 and 2002, prepared by Montgomery as described above. McDATA's management did not provide Montgomery with any financial forecasts for years after 2000. Montgomery estimated the terminal value of McDATA at the end of the period by applying multiples ranging from 18.0x to 22.0x to McDATA's estimated terminal year earnings. The cash flow streams and terminal values were then discounted to present values using discount rates ranging from 20.0% to 30.0%, in the case of the cash flow streams, and equal to 40.0% and 50.0%, in the case of the terminal values, chosen to reflect different assumptions regarding McDATA's cost of capital and future business prospects. This discounted cash flow analysis indicated a reference range between $165,517,000 and $232,487,000 in the aggregate equity value of McDATA.

  Solicitation of Market Interest. Commencing in February 1995, Montgomery contacted fifteen potential acquirors of McDATA. The parties contacted included but were not limited to companies in the networking and storage computer industries throughout the United States. Four potential acquirors, including EMC, executed confidentiality agreements and were furnished with a confidential memorandum describing McDATA. Of those parties, McDATA elected to pursue further discussions with EMC, which culminated in the Merger. See "THE MERGER-- Background of the Merger."

  The summary set forth above does not purport to be a complete description of the presentation by Montgomery to the McDATA Board or of the analyses performed by Montgomery. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Montgomery believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the McDATA Board. In addition, Montgomery may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Montgomery's view of the actual value of McDATA or the combined companies. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

  In performing its analyses, Montgomery made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of McDATA or EMC. The analyses performed by Montgomery are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Montgomery's analysis of the fairness of the Merger to the stockholders of McDATA and were provided to the McDATA Board in connection with the delivery of Montgomery's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Montgomery used in its analyses various projections of future performance prepared by the managements of McDATA and EMC, and, in the case of McDATA, by Montgomery, as discussed above. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

  As described above, Montgomery's opinion and presentation to the McDATA Board were among the many factors taken into consideration by the McDATA Board in making its determination to approve the Merger.

  Pursuant to the Engagement Letter, McDATA engaged Montgomery to act as its financial advisor in connection with the Merger. Montgomery's fee will be equal to a percentage of the consideration to be received by the stockholders of McDATA in the Merger, calculated as set forth in the Engagement Letter (the "Consideration"), such percentage to be determined by dividing the Consideration by $100 million. For example, if the Merger were consummated on November 30, 1995, McDATA estimates that the Consideration would be approximately $232,290,000 and that Montgomery's fee would be approximately $5.40 million. McDATA paid Montgomery $50,000 upon the execution of the Engagement Letter, which will be credited against the remainder of Montgomery's fee. McDATA will be obligated to pay Montgomery the remainder of its fee upon the consummation of the transactions contemplated by the Merger Agreement. McDATA has also agreed to reimburse Montgomery for its reasonable out-of-pocket expenses. Pursuant to a separate letter agreement, McDATA has agreed to indemnify Montgomery, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

  In the ordinary course of its business, Montgomery actively trades equity securities of EMC for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the McDATA Board with respect to the Merger, stockholders of McDATA should be aware that certain members of McDATA's management and the McDATA Board have certain interests in the Merger that are in addition to the interests of stockholders of McDATA generally. The McDATA Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

  Severance Arrangements with McDATA Officers. Under severance agreements with certain officers of McDATA, those officers may become entitled to benefits in event of a change of control of McDATA. Those officers are John F. McDonnell, Paul F. Lilly, Rory Enright, Dee J. Perry and Richard A. Carlson. The Merger will constitute such a change of control. If such person's employment is terminated within one year following the change of control, such person will be entitled to severance compensation in an amount equal to such person's compensation for a period of six or twelve months. If all such persons were to become eligible for such severance compensation, as of October 27, 1995, they would be entitled to compensation of approximately $940,000 in the aggregate. In addition, the severance agreements provide that in the event of a termination within one year following a change of control, all stock options held by each such person immediately prior to termination shall become exercisable even if the vesting conditions set forth therein have not been satisfied, and shall remain exercisable for a period of three months following such termination. As of the date of this Consent Solicitation/Prospectus, one such person has been notified that he will be terminated following the Merger. McDATA does not know whether any of the other covered officers will receive severance payments. Under the terms of the severance agreements, no obligation to make payments thereunder can arise until the Effective Time.

  The respective interests of the members of McDATA's management and the McDATA Board described above constitute all of the material interests of those persons in the Merger that are known to McDATA to be different from, or that constitute an extra or special benefit not shared on a pro rata basis with, the stockholders of McDATA.

  Security Ownership. For information regarding the security ownership of McDATA Capital Stock by McDATA's directors and executive officers, see "INFORMATION CONCERNING McDATA--Principal Stockholders."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the material federal income tax consequences of the Conversion Proposal and the Merger to the holders of McDATA Capital Stock. The discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, current administrative rulings and court decisions. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion. This summary applies to holders of McDATA Capital Stock who hold their shares of McDATA Capital Stock as capital assets. This summary does not discuss all aspects of income taxation that may be relevant to a particular holder of McDATA Capital Stock in light of such holders' specific circumstances or to certain types of holders subject to special treatment under the Federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, tax-exempt organizations and holders who acquired shares of McDATA Capital Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan), and it does not discuss any aspect of state, local, foreign or other tax laws. Accordingly, each holder of McDATA Capital Stock is urged to consult such holder's tax advisor as to the specific tax consequences to such holder of the Conversion Proposal and the Merger, including the application of state, local and foreign tax laws.

  It is a condition to the consummation of the Merger that EMC receive an opinion from its counsel, Skadden, Arps, Slate, Meagher & Flom ("Skadden, Arps"), and that McDATA receive an opinion from its counsel, Ireland, Stapleton, Pryor & Pascoe, P.C. ("Ireland, Stapleton," and together with Skadden, Arps, "Tax Counsel"), substantially to the effect that, based on the accuracy of certain representations made by the respective managements of EMC, McDATA, Sub and others and the facts at the Effective Time (as defined below), for federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and accordingly, (i) no gain or loss will be recognized by EMC, Sub or McDATA as a result of the Merger,
(ii) no gain or loss will be recognized to the stockholders of McDATA upon the exchange of their McDATA Class A Common Stock solely for shares of EMC Common Stock pursuant to the Merger, (iii) the aggregate tax basis of the shares of the EMC Common Stock received solely in exchange for McDATA Class A Common Stock pursuant to the Merger (including fractional shares of EMC Common Stock for which cash is received) will be the same as the aggregate tax basis of the McDATA Class A Common Stock exchanged therefor, (iv) the holding period for EMC Common Stock received in exchange for McDATA Class A Common Stock pursuant to the Merger will include the holding period of the McDATA Class A Common Stock exchanged therefor, provided such McDATA Class A Common Stock was held as a capital asset at the Effective Time and (v) a McDATA stockholder who receives cash proceeds in lieu of a fractional share of EMC Common Stock or a holder which exercises its appraisal rights (a "Dissenting Stockholder") in accordance with the General Corporation Law of the State of Delaware (the "DGCL") will recognize gain or loss equal to the difference, if any, between such stockholder's tax basis allocated to such fractional share or to such Dissenting Stockholder's McDATA Class A Common Stock (as described in clause
(iii) above), as the case may be, and the amount of cash received, and such gain or loss will constitute capital gain or loss if such stockholder's McDATA Class A Common Stock with respect to which gain or loss is recognized is held as a capital asset at the Effective Time.

  The foregoing consequences will also apply to holders of McDATA Class A Common Stock who received such stock upon the exchange of their McDATA Series A Preferred Stock, McDATA Series B Preferred Stock or McDATA Class B Common Stock (collectively, the "McDATA Exchanged Stock") pursuant to the Conversion Proposal. In the exchange pursuant to the Conversion Proposal, (i) no gain or loss will be recognized to the stockholders of McDATA upon the exchange of their McDATA Exchanged Stock solely in exchange for McDATA Class A Common Stock, (ii) the aggregate tax basis of the shares of McDATA Class A Common Stock received will be the same as the aggregate tax basis of the McDATA Exchanged Stock exchanged therefor, and (iii) the holding period for the McDATA Class A Common Stock received in exchange for McDATA Exchanged Stock will include the holding period of the McDATA Exchanged Stock exchanged therefor, provided such McDATA Exchanged Stock was held as a capital asset at the Effective Time. The tax treatment of the Conversion Proposal and the Merger, in effect, produces the same results to holders of McDATA Exchanged Stock that would occur if such holders had exchanged their McDATA Exchanged Stock directly for EMC Common Stock in the Merger.

ACCOUNTING TREATMENT

  EMC and McDATA intend to treat the Merger as a "pooling of interests" for accounting and financial reporting purposes. The receipt by (i) EMC of a letter from its independent public accountants, dated not earlier than two business days prior to the Closing Date (as defined below), stating that the transaction will qualify as a pooling of interests transaction under generally accepted accounting principles, and (ii) McDATA of a letter from its independent public accountants, dated not earlier than two business days prior to the Closing Date, stating that, subject to certain qualifications, neither McDATA nor any of its subsidiaries has taken or agreed to take any action that would prevent EMC from accounting for the business combination to be effected by the Merger as a pooling of interests transaction under generally accepted accounting principles, are conditions precedent to the obligations of EMC and Sub to effect the Merger.

  Under a "pooling of interests" method of accounting, the historical accounting bases of the assets and liabilities of EMC and McDATA will be combined and carried forward at their recorded amounts; income of the combined corporation will include income of EMC and McDATA for the entire fiscal year in which the combination occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of the combined company or recorded as an adjustment to retained earnings at the beginning of the period in which consummation of the Merger occurs.

REGULATORY FILINGS AND APPROVALS

  Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. EMC and McDATA filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on October 26, 1995. Early termination of the required waiting period under the HSR Act was requested by both parties and was granted by the FTC and the Antitrust Division on November 14, 1995. Notwithstanding such termination, at any time before or after consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of EMC or McDATA or businesses of EMC or McDATA. At any time before or after the Effective Time of the Merger, and notwithstanding that the HSR Act waiting period has been terminated, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of EMC or McDATA or businesses of EMC or McDATA. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

  Based on information available to them, EMC and McDATA believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, EMC and McDATA would prevail or would not be required to accept certain conditions possibly including certain divestitures in order to consummate the Merger.

FEDERAL SECURITIES LAW CONSEQUENCES

  All shares of EMC Common Stock received by McDATA stockholders in the Merger will be freely transferable, except that shares of EMC Common Stock received by persons who are deemed to be affiliates of McDATA prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of EMC) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of McDATA or EMC generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires McDATA to use its reasonable best efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of EMC Common Stock issued to such person in or pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

LISTING OF EMC COMMON STOCK ON THE NYSE

  It is a condition to the Merger that the shares of EMC Common Stock to be issued pursuant to the Merger Agreement and required to be reserved for issuance in connection with the Merger be approved for listing on the NYSE. An application will be filed for listing the shares of EMC Common Stock on the NYSE.

APPRAISAL RIGHTS

  If the Merger is consummated, a holder of record of McDATA Capital Stock on the date of making a demand for appraisal, as described below, who continues to hold such shares though the Effective Time, who has not voted such shares in favor of the Merger Proposal and who strictly complies with the procedures set forth under Section 262 of the DGCL ("Section 262") will be entitled to have such shares appraised by the Delaware Court of Chancery under Section 262 and to receive payment of the "fair value" of such shares in lieu of the consideration provided for in the Merger Agreement. THE STATUTORY RIGHT OF APPRAISAL GRANTED BY SECTION 262 REQUIRES STRICT COMPLIANCE WITH THE PROCEDURES SET FORTH IN SECTION 262. FAILURE TO FOLLOW ANY OF SUCH PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OF APPRAISAL RIGHTS UNDER SECTION 262.

  The following is a summary of certain of the provisions of Section 262 and is qualified in its entirety by reference to the full text of Section 262, a copy of which is attached to this Consent Solicitation/Prospectus as Annex C.

  Under Section 262, if the Merger Proposal is approved by Consent by the requisite votes, McDATA shall, either before the Effective Time or within 10 days thereafter, notify each of the stockholders entitled to appraisal rights of the Effective Time and that appraisal rights are available for any or all of such stockholder's shares of McDATA Capital Stock (the "Notice"). The Notice will include a copy of Section 262. A holder of McDATA Capital Stock electing to exercise appraisal rights under Section 262 must deliver a written demand for appraisal of such stockholder's shares to McDATA within 20 days after the date of mailing of the Notice. Such written demand must reasonably inform McDATA of the identity of the stockholder of record and of such stockholder's intention to demand appraisal of such stockholder's shares. All such demands, as will be set forth in the Notice, should be delivered to McDATA Corporation,
Attention: Dee J. Perry, Secretary.

  Holders of shares of McDATA Capital Stock on the date of making such written demand for appraisal who continuously hold such shares through the Effective Time are entitled to seek appraisal. Demand for appraisal must be executed by or for the holder of record, fully and correctly, as such holder's name appears on the holder's stock certificates representing shares of McDATA Capital Stock. If McDATA Capital Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if McDATA Capital Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a holder of record; however, such agent must identify the record owner or owners and expressly disclose in such demand that the agent is acting as agent for the record owner or owners of such shares.

  Within 120 days after the Effective Time, McDATA or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of McDATA Capital Stock held by all stockholders seeking appraisal. A petitioning stockholder must serve a copy of such petition on McDATA. If no petition is filed by either McDATA or a dissenting stockholder within such 120 day period, the rights of all dissenting stockholders to appraisal shall cease. McDATA stockholders seeking to exercise appraisal rights should not assume that McDATA will file a petition with respect to the appraisal of the fair value of their shares or that McDATA will initiate any negotiations with respect to the fair value of such shares. McDATA is under no obligation to and has no present intention to take any action in this regard. Accordingly, McDATA stockholders who wish to seek appraisal of their shares should initiate all necessary action with respect to the perfection of their appraisal rights within the time periods and in the manner prescribed in
Section 262. FAILURE TO FILE THE PETITION ON A TIMELY BASIS WILL CAUSE THE STOCKHOLDER'S RIGHT TO AN APPRAISAL TO CEASE.

  Within 120 days after the Effective Time, any stockholder who has complied with subsections (a) and (d) of Section 262 is entitled, upon written request, to receive from McDATA a statement setting forth the aggregate number of shares of McDATA Capital Stock with respect to which demands for appraisal have been received by McDATA and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by McDATA or within 10 days after expiration of the time for delivery of demands for appraisal under Section 262, whichever is later.

  If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the shares of McDATA Capital Stock owned by such stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the court is to take into account all relevant factors. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation." The Delaware Supreme Court has also held that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy.

  Stockholders considering seeking appraisal should consider that the fair value of their shares determined under Section 262 could be more, the same, or less than the value of the consideration to be received pursuant to the Merger Agreement without the exercise of appraisal rights, and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value as determined under Section 262. The cost of the appraisal proceeding may be determined by the Court of Chancery and assessed against the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the court may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding (including without limitation reasonable attorney's fees and the fees and expenses of experts) be charged pro rata against the value of all shares of the McDATA Capital Stock entitled to appraisal. In the absence of such a determination or assessment, each party bears its own expenses.

  Any stockholder who has fully demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote such McDATA Capital Stock for any purpose or receive payment of dividends or other distributions on such stock, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

  A McDATA stockholder may withdraw a demand for appraisal and accept the terms of the Merger at any time within 60 days after the Effective Time, or thereafter may withdraw such demand with the written approval of McDATA. In the event an appraisal proceeding is properly instituted, such proceeding may not be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and any such approval may be conditioned on the terms the Court of Chancery deems just.

  IN VIEW OF THE COMPLEXITY OF THESE PROVISIONS OF DELAWARE LAW, ANY STOCKHOLDER OF MCDATA WHO IS CONSIDERING EXERCISING APPRAISAL RIGHTS SHOULD CONSULT HIS OR HER LEGAL ADVISOR.

  See "THE MERGER--Certain Federal Income Tax Consequences" for a brief description of certain federal income tax consequences resulting from the receipt of the fair value of appraised shares.

                              THE MERGER AGREEMENT

  The following is a brief summary of certain provisions of the Merger Agreement, attached to this Consent Solicitation/Prospectus as Annex A, and incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement. Stockholders of McDATA are urged to read the Merger Agreement in its entirety for a more complete description of the Merger.

CLOSING; EFFECTIVE TIME

  The closing of the transactions contemplated by the Merger Agreement (the "Closing") shall take place on the later of (i) November 30, 1995 or (ii) the day which is one business day after the first date on which each of certain conditions to Closing set forth in the Merger Agreement is satisfied or waived, or at such other time as EMC and McDATA agree; provided, however, that EMC may by notice to McDATA extend the Closing for up to 90 days from the later of the dates specified in clause (i) or (ii) if EMC determines in the good faith judgment of EMC's general counsel that the issuance of shares of EMC Common Stock in the Merger would require disclosure of material information which EMC has a bona fide business purpose for preserving as confidential. The date on which the Closing shall occur is referred to herein as the "Closing Date." The Merger shall become effective (the "Effective Time") upon the filing by McDATA of a certificate of merger with the Secretary of State of the State of Delaware in the form required by, and executed in accordance with, the DGCL. Such filing shall be made on the Closing Date.

FORM OF MERGER

  The Merger Agreement provides that, following the approval of the Merger Proposal and the Conversion Proposal by the stockholders of McDATA, and the satisfaction or waiver of the other conditions to the Merger, Sub shall be merged with and into McDATA and McDATA shall survive the Merger as a wholly owned subsidiary of EMC (the "Surviving Corporation").

CONVERSION OF SHARES

  This portion of the summary of the Merger Agreement describes how the number of shares of EMC Common Stock to be received in the Merger by holders of McDATA Capital Stock will be determined. As described more fully below, if the value of the shares of EMC Common Stock, as of the Closing Date determined in accordance with the Merger Agreement, to be received for each share of McDATA Class A Common Stock, net of the portion thereof to be placed in escrow, is less than $43.86, then EMC and McDATA have agreed to defer the Closing until such time as revised information regarding the value of the shares of EMC Common Stock to be received in the Merger is made available to the stockholders of McDATA and their votes have been resolicited.

  On the first business day prior to the Closing Date and pursuant to the Conversion Proposal, the outstanding shares of McDATA Series A Preferred Stock, McDATA Series B Preferred Stock and McDATA Class B Common Stock will be converted into shares of McDATA Class A Common Stock. Such conversions will be made pursuant to the conversion formulas set forth in the Amended and Restated Certificate of Incorporation of McDATA (the "McDATA Certificate of Incorporation"). The shares of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock will be converted into shares of McDATA Class A Common Stock on a one-for-one basis. Based on the McDATA Class B Common Stock conversion formula and currently available information, McDATA estimates that each share of McDATA Class B Common Stock will be converted into 1.19 shares of McDATA Class A Common Stock ("Class B Conversion Factor"). The Class B Conversion Factor is based on certain assumptions by McDATA including that all of the vested options for the purchase of McDATA Class B Common Stock will be exercised prior to the consummation of the Merger. If such assumptions are not correct, the Class B Conversion Factor will change. The actual Class B Conversion Factor will be determined on the first business day prior to the Closing Date.

  At the Effective Time, each issued and outstanding share of McDATA Class A Common Stock, other than shares held by McDATA as treasury stock or by EMC, Sub or any other subsidiary of EMC and shares as to which appraisal rights have been duly asserted and perfected under the DGCL, shall be converted into the right to receive a number of shares of EMC Common Stock (hereinafter referred to as the "Exchange Ratio") determined by dividing the aggregate number of shares of EMC Common Stock to be issued in the Merger by the number of shares of McDATA Class A Common Stock outstanding on the Closing Date. The aggregate number of shares of EMC Common Stock to be issued in the Merger (hereinafter referred to as the "Merger Shares") shall be determined by dividing the sum of $180,000,000 and the amount of net quick assets of McDATA as of the Closing Date computed in accordance with the Merger Agreement (the "Net Quick Assets Amount") by the average of the closing prices of EMC Common Stock on the NYSE composite tape as reported in The Wall Street Journal on each of the ten trading days immediately preceding the Closing Date (the "Closing Average"). The Net Quick Assets Amount shall be the positive difference, if any, between
(i) the sum of McDATA's cash and cash equivalents, short term investments and accounts receivable as of the Closing Date, subject to the certain adjustments, and (ii) the sum of McDATA's accounts payable, taxes payable and accrued liabilities as of the Closing Date, subject to certain adjustments.

  Ninety percent of the Merger Shares (the "Fixed Shares") will be immediately available for distribution to holders of record of McDATA Class A Common Stock as of the Effective Time pursuant to the exchange procedures set forth in the Merger Agreement and in an Exchange and Escrow Agreement (the "Exchange and Escrow Agreement") to be entered into at the Closing by EMC, John F. McDonnell, as the representative of the stockholders of McDATA (the "McDATA Representative"), and State Street Bank and Trust Company (the "Exchange and Escrow Agent"). See "THE MERGER AGREEMENT--Exchange of Stock Certificates." The remaining ten percent of the Merger Shares (the "Escrow Shares") shall be placed in escrow pursuant to the Exchange and Escrow Agreement and shall be the source from which EMC may seek indemnification pursuant to the Merger Agreement. See "THE MERGER AGREEMENT--Indemnification; Escrow Shares." The McDATA Representative will have the power to receive notice of, determine, accept service of process, contest, settle or arbitrate all claims of EMC made pursuant to the Merger Agreement or the Exchange and Escrow Agreement.

  McDATA estimates that, as of November 30, 1995, the Net Quick Assets Amount will be approximately $52,290,000 and that the number of outstanding shares of McDATA Class A Common Stock will be approximately 4,610,000 (assuming the conversion of the outstanding shares of McDATA Series A Preferred Stock, McDATA Series B Preferred Stock and McDATA Class B Common Stock into shares of McDATA Class A Common Stock pursuant to the Conversion Proposal). Accordingly, if the Merger were consummated as of that date, each outstanding share of McDATA Class A Common Stock would be converted, based upon the Exchange Ratio, into a number of shares of EMC Common Stock having a value, as of such date based on the Closing Average computed as of such date, of approximately $50.38, of which approximately $45.34 of value would be represented by Fixed Shares immediately available for distribution and approximately $5.04 of value would be represented by Escrow Shares to be placed in escrow. See "THE MERGER AGREEMENT--Exchange of Stock Certificates" and "THE MERGER AGREEMENT-- Indemnification; Escrow Shares."

  The actual Exchange Ratio will be determined as of the Closing Date based on the actual number of shares of McDATA Class A Common Stock outstanding on such date, the actual Net Quick Assets Amount as of such date and the Closing Average. As noted above, if the actual value of the number of shares of EMC Common Stock represented by the Exchange Ratio, as of the Closing Date based on the Closing Average, is less than $48.73 (or $43.86 net of the portion thereof represented by Escrow Shares), which would occur if the Net Quick Assets Amount as of the Closing Date is less than the Net Quick Assets Amount of $44,653,150 as of October 27, 1995, then EMC and McDATA have agreed to defer the Closing until such time as revised information concerning the Exchange Ratio is made available to stockholders of McDATA entitled to vote on the Merger Proposal or the Conversion Proposal and their required votes by Consents have been resolicited.

  The market price of the shares of EMC Common Stock received in the Merger may be different from the value thereof, as of the Closing Date based on the Closing Average, and will, after the Merger, fluctuate. See "COMPARATIVE PER SHARE MARKET PRICE DATA - EMC." MCDATA STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR EMC COMMON STOCK.

  Each holder of McDATA Class A Common Stock who would otherwise have been entitled to a fraction of a share of EMC Common Stock upon surrender for exchange of certificates that prior to the Merger represented McDATA Capital Stock ("McDATA Certificates") will, upon surrender of McDATA Certificates, be entitled to receive a cash payment in lieu of such fractional share of EMC Common Stock in an amount equal to such fraction multiplied by the Closing Average. All shares of McDATA Class A Common Stock owned at the Effective Time by McDATA as treasury stock or by EMC, Sub or any other subsidiary of EMC shall be cancelled pursuant to the Merger Agreement. As of the date of this Consent Solicitation/Prospectus, neither EMC nor any subsidiary of EMC (including Sub) owns any McDATA Class A Common Stock.

  A description of the relative rights, privileges and preferences of EMC Common Stock, including certain material differences between the rights of holders of McDATA Capital Stock and EMC Common Stock, is set forth under "COMPARISON OF STOCKHOLDER RIGHTS."

EXCHANGE OF STOCK CERTIFICATES

  At the Effective Time, EMC shall deposit with the Exchange and Escrow Agent,
(i) for each holder of record of McDATA Class A Common Stock at the Effective Time, one certificate representing the number of whole Fixed Shares issuable to such holder pursuant to the Merger Agreement (a "Fixed Shares Certificate") and (ii) for all holders of record of McDATA Class A Common Stock at the Effective Time, one certificate representing the aggregate number of whole Escrow Shares. In addition, EMC shall, from time to time, make available to the Exchange and Escrow Agent sufficient cash to make all cash payments in lieu of fractional shares pursuant to the Merger Agreement.

  As soon as practicable after the Effective Time, the Exchange and Escrow Agent will mail transmittal instructions and a form of letter of transmittal to each person who was, at the Effective Time, a holder of record of McDATA Class A Common Stock. The transmittal instructions will describe the procedures for surrendering McDATA Certificates in exchange for certificates representing EMC Common Stock (the "EMC Certificates"). McDATA stockholders should not submit their McDATA Certificates for exchange unless and until they have received the transmittal instructions and a form of letter of transmittal from the Exchange and Escrow Agent.

  When a holder of McDATA Class A Common Stock delivers his or her McDATA Certificates to the Exchange and Escrow Agent along with a properly executed letter of transmittal and any other required documents, such McDATA Certificates shall be cancelled and the stockholder shall receive (i) promptly upon delivery of such McDATA Certificates, his or her Fixed Shares Certificate and payment in cash in lieu of any fractional Fixed Shares which would otherwise be issuable to such holder as a result of the Merger and (ii) at the time stated in and subject to the terms of the Exchange and Escrow Agreement, EMC Certificates representing the number of whole Escrow Shares issuable to such holder pursuant to the Merger Agreement and the Exchange and Escrow Agreement and payment in cash in lieu of any fractional Escrow Shares which would have been otherwise issuable to such stockholder as a result of the Merger. See "THE MERGER AGREEMENT--Indemnification; Escrow Shares." If any EMC Certificate is to be issued in a name other than that in which the corresponding McDATA Certificate is registered, it is a condition to the exchange of the McDATA Certificate that the holder of such certificate comply with applicable transfer requirements and pay any applicable transfer or other taxes.

  Holders of McDATA Class A Common Stock will not be entitled to receive any dividends or other distributions on EMC Common Stock until the Merger has been consummated and they have surrendered their McDATA Certificates in exchange for EMC Certificates. Subject to applicable laws, such dividends and distributions, if any, which have a record date on or after the Effective Time and a payment date prior to surrender will be paid upon surrender of the stockholder's McDATA Certificates, and such dividends and distributions, if any, which have a record date on or after the Effective Time and a payment date subsequent to such surrender will be paid at the appropriate payment date following surrender of the stockholder's McDATA Certificates.

  The Exchange and Escrow Agreement will terminate on the later of eighteen months after the Effective Time or six months after all claims thereunder are resolved. Upon termination, any portion of the cash or securities in escrow which remain undistributed to the stockholders of McDATA shall be delivered to EMC. Thereafter, the stockholders of McDATA must look only to EMC for payment of their claim of EMC Common Stock, any cash in lieu of fractional shares of EMC Common Stock and any dividends or distributions with respect to EMC Common Stock.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various customary representations and warranties by EMC and McDATA relating to, among other things, (i) the due organization, valid existence and good standing of each of McDATA, EMC and each of their respective subsidiaries and certain similar corporate matters,
(ii) the capital structure of each of McDATA, EMC and Sub, (iii) the authorization, execution, delivery and enforceability of the Merger Agreement, the consummation of the transactions contemplated therein and related matters,
(iv) conflicts under charters or bylaws of McDATA, EMC or Sub, required consents or approvals and violations of any instruments or law, (v) documents and financial statements filed by EMC with the Commission and the accuracy of information contained therein, (vi) financial statements of McDATA and their compliance with generally accepted accounting principles, (vii) the absence of certain changes or events of McDATA and EMC, (viii) litigation and (ix) the accuracy of information supplied by each of McDATA and EMC in connection with the Registration Statement and this Consent Solicitation/Prospectus.

  Additional customary representations and warranties of McDATA relate to, among other things, (i) undisclosed liabilities, (ii) accounts receivable,
(iii) inventory, (iv) properties and encumbrances, (v) plant and equipment,
(vi) bank accounts, (vii) taxes, (viii) intellectual property, (ix) contracts and commitments, (x) customers and suppliers, (xi) orders, commitments and returns, (xii) insurance, (xiii) labor difficulties, (xiv) products liability,
(xv) environmental matters, (xvi) employee benefit plans, (xvii) personnel, (xviii) agreements in full force and effect, (xix) compliance with laws, (xx) pooling of interests, (xxi) insider interests, (xxii) the absence of existing discussions with other parties and (xxiii) the opinion of its financial advisor.

CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

  Pursuant to the Merger Agreement, McDATA, EMC and Sub have agreed to cooperate, make all filings, registrations and submissions, and use all reasonable best efforts to consummate the Merger. McDATA has also agreed that (subject to certain qualifications), during the period from the date of the Merger Agreement until the Effective Time, or otherwise as contemplated by the Merger Agreement, it and its subsidiaries will (i) carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, (ii) pay its debts and taxes when due subject to good faith disputes over such debts or taxes, and pay or perform other obligations when due, (iii) preserve intact its present business organization, (iv) not accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan or authorize cash payments in exchange for any options granted under any employee stock plan, except as required pursuant to the plan or any related agreement, (v) not transfer or license or otherwise extend, amend or modify any rights to its intellectual property rights, other than in the ordinary course of business consistent with past practices, (vi) not declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock (other than cash dividends on the McDATA Series A Preferred Stock and McDATA Series B Preferred Stock), not effect certain other changes in its capitalization, and not purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, (vii) not issue or sell, or authorize or propose the issuance or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or any subscriptions, rights, warrants, or options to acquire or other agreements obligating it to issue any such shares or other convertible securities, subject to certain exceptions, (viii) not merge or consolidate with another business organization or engage in material acquisitions or enter into any material contract, commitment or transaction outside the ordinary course of business consistent with past practices, (ix) subject to certain exceptions, not sell, lease, license, encumber or otherwise dispose of any of its properties or assets except in the ordinary course of business consistent with past practices, (x) not incur, assume or prepay any indebtedness other than in the ordinary course of business consistent with past practices, (xi) not increase the compensation payable to its directors, officers or employees (except for increases to salaried employees consistent with past practices), grant any severance or termination pay or enter into employment agreements with directors, officers or employees (except in the ordinary course of business consistent with past practices), enter into any collective bargaining agreement or establish, adopt, enter into or amend any plan for the benefit of its directors, officers, or employees, (xii) not take any action with respect to, or make any material change in accounting or tax policies or procedures, except as may be required by changes in generally accepted accounting principles, (xiii) not revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices not exceeding $50,000 in the aggregate, (xiv) not amend its certificate of incorporation or bylaws, except as contemplated by the Merger Agreement, (xv) not take any action that would or is reasonably likely to result in any of its representations and warranties becoming untrue, (xvi) not permit the amount of its consolidated inventories to be reduced by more than $500,000 or permit any such reduction which would jeopardize shipments to any customer and (xvii) confer on a regular basis with EMC on operational matters of materiality.

NO SOLICITATION

  The Merger Agreement provides that McDATA and each of its subsidiaries and affiliates will not, directly or indirectly, through any officer, director, employee, representative or agent of McDATA or any of its subsidiaries, (i) solicit, initiate, facilitate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or similar transactions involving McDATA or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement (any of the foregoing inquiries or proposals being referred to in the Merger Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that nothing contained in the Merger Agreement shall prevent McDATA or the McDATA Board from furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the stockholders of McDATA, if and only to the extent that the McDATA Board believes in good faith by a majority vote (after consultation with its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the stockholders of McDATA from a financial point of view than the transaction contemplated by the Merger Agreement (any such more favorable Acquisition Proposal being referred to in the Merger Agreement as a "Superior Proposal") and the McDATA Board receives a written opinion of outside legal counsel that failing to take such action would result in a breach of its fiduciary duties to stockholders under applicable law.

  McDATA is required to notify EMC immediately (and no later than 24 hours) after receipt of any Acquisition Proposal or request for non-public information or access to its properties, books or records in connection with an Acquisition Proposal.

POOLING AND REORGANIZATION TREATMENT

  Pursuant to the Merger Agreement, EMC and McDATA have agreed to use their reasonable best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and the business combination to be effected by the Merger to be accounted for as a pooling of interests for accounting purposes and have agreed not to knowingly take any action, or knowingly fail to take any action, that would be reasonably likely to jeopardize such treatment or accounting.

INDEMNIFICATION; ESCROW SHARES

  The Merger Agreement provides that (i) the stockholders of McDATA Class A Common Stock as of the Closing Date (the "McDATA Stockholders") shall indemnify EMC and its affiliates and their respective officers, directors, employees and agents against and hold them harmless from any loss, liability, damage, demand, claim, cost, suit, action or cause of action, judgment, award, assessment, interest, penalty or expense (any of the foregoing being hereinafter referred to individually, as a "Loss" and collectively, as "Losses") suffered or incurred in connection with any breach of any representation or warranty or covenant or agreement of McDATA contained in the Merger Agreement and (ii) EMC shall indemnify the McDATA Stockholders and hold them harmless from, any Losses suffered or incurred in connection with any breach of any representation or warranty or covenant or agreement of EMC or Sub contained in the Merger Agreement or the Exchange and Escrow Agreement. Subject to certain exceptions, no indemnification for any Loss suffered or incurred by (i) EMC or any of its affiliates or their respective officers, directors, employees or agents or (ii) the McDATA Stockholders, shall be made until the aggregate amount of Losses suffered by the indemnified parties exceeds $1,000,000 (the "Minimum Amount"), in which event the indemnifying party shall be liable for the aggregate amount of such Losses, which amount shall include such party's Minimum Amount. The Merger Agreement further provides that the sole and exclusive source from which EMC or any of its affiliates or their respective officers, directors, employees or agents may seek indemnification shall be the Escrow Shares pursuant to the Exchange and Escrow Agreement. The Merger Agreement further provides that any indemnification obligations of EMC with respect to Losses incurred by the McDATA Stockholders shall not exceed an amount equal to the product of the number of Escrow Shares times the Closing Average.

  The Exchange and Escrow Agent shall agree to hold the Escrow Shares, cash for payments in lieu of fractional shares, together with any dividends or other distributions on the Escrow Shares (the "Escrow Fund"), in escrow in accordance with the Exchange and Escrow Agreement.

  The Exchange and Escrow Agreement provides that any time prior to the first anniversary of the Effective Time (the "Escrow Fund Release Date"), EMC may give notice to the Exchange and Escrow Agent and the McDATA Representative of a claim for indemnification under the Merger Agreement. Whenever any EMC claim for indemnification is resolved (either by the McDATA Representative's failure to object thereto or EMC's pursuit of such remedies as may be available under applicable law to enforce its rights to indemnification), the Exchange and Escrow Agent shall release to EMC a number of Escrow Shares determined by dividing the amount of the Loss involved in such resolved claim by the Closing Average, plus all dividends or other distributions held by the Exchange and Escrow Agent with respect to such Escrow Shares so released.

  The Exchange and Escrow Agreement provides that at the Escrow Fund Release Date, the Exchange and Escrow Agent shall distribute the Escrow Shares then in the Escrow Fund (other than a number of Escrow Shares equal to the aggregate Losses involved in all of EMC's claims for indemnification which remain unresolved as of such date) to the McDATA Stockholders in proportion to their ownership interest in McDATA as of the Closing. The Exchange and Escrow Agreement further provides that when all of EMC's claims for indemnification are resolved, the Exchange and Escrow Agent shall distribute the Escrow Shares then in the Escrow Fund to the McDATA Stockholders in proportion to their ownership interests in McDATA as of the Closing.

  Approval of the Merger Proposal and the Conversion Proposal by the McDATA Stockholders shall constitute such stockholders' express (i) assumption of their indemnification obligations pursuant to the Merger Agreement and (ii) the appointment of John F. McDonnell to act as the McDATA Representative pursuant to the terms and conditions set forth in the Merger Agreement and the Exchange and Escrow Agreement.

CONDITIONS

  The respective obligations of EMC and McDATA to effect the Merger are subject to a number of conditions, including among others, that (i) the Merger Proposal and the Conversion Proposal shall have been approved by the stockholders of McDATA, (ii) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, (iii) the receipt of all material governmental authorizations, consents, orders or approvals, (iv) the Registration Statement shall have become effective and shall not be the subject of a stop order or proceedings seeking a stop order, (v) no order, ruling or injunction shall be in effect prohibiting consummation of the Merger or limiting or restricting EMC's operation of its business after the Merger nor shall there be any statute, rule or regulation enacted, enforced or deemed applicable to the Merger which makes consummation of the Merger illegal, (vi) the approval of the shares of EMC Common Stock to be issued in the Merger for listing on the NYSE, (vii) EMC, the McDATA Representative and the Exchange and Escrow Agent shall have executed the Exchange and Escrow Agreement and (viii) each of EMC and McDATA shall have received from its legal advisor a "tax opinion" with respect to the "tax-free" status of the Merger.

  The Merger Agreement further provides that McDATA's obligation to effect the Merger is subject to certain additional conditions, including that (i) all of EMC's and Sub's representations and warranties contained in the Merger Agreement shall be true and correct in all material respects, subject to certain qualifications, (ii) EMC and Sub shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement and (iii) EMC shall have delivered to McDATA the opinion of EMC's Vice President and General Counsel (or other counsel reasonably acceptable to McDATA) covering certain legal matters.

  The Merger Agreement further provides that EMC's and Sub's obligation to effect the Merger are subject to certain additional conditions, including that
(i) all of McDATA's representations and warranties contained in the Merger Agreement shall be true and correct in all material respects, subject to certain qualifications, (ii) McDATA shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement, (iii) McDATA shall have delivered to EMC the opinion of Ireland, Stapleton covering certain legal matters, (iv) all necessary state securities or "blue sky" authorizations shall have been received, (v) EMC shall have received a "pooling letter" from Coopers & Lybrand L.L.P., its independent auditors, stating that the business combination to be effected by the Merger will qualify as a pooling of interests transaction, (vi) McDATA shall have received a "pooling letter" from Price Waterhouse LLP, its independent auditors, that, subject to certain qualifications, neither McDATA nor any of its subsidiaries has taken or agreed to take any action that would prevent EMC from accounting for the business combination to be effected by the Merger as a pooling of interests transaction, (vii) EMC shall have received an Affiliate Agreement from each affiliate of McDATA as contemplated by the Merger Agreement and (viii) McDATA shall not have declared, set aside or paid any amount with respect to the dividend that McDATA gave notice of its intent to declare, which notice was dated September 7, 1995, and no stockholder of McDATA shall have asserted or claimed any right to such amount, which assertion or claim EMC determines, subject to certain conditions, is reasonably likely to prevent the Merger from being accounted for as a pooling of interests.

STOCK OPTION PLANS

  The Merger Agreement provides that each option to purchase McDATA Class A Common Stock or McDATA Class B Common Stock (individually, a "McDATA Stock Option" and collectively, the "McDATA Stock Options") granted under the 1990 Class A Stock Option Plan of McDATA, the 1990 Class B Stock Option Plan of McDATA or the Director's Stock Option Plan of McDATA, which is outstanding and not exercisable as of the Effective Time shall be deemed to constitute, as of the Effective Time, an option to acquire, on the same terms and conditions as were applicable to such McDATA Stock Option prior to the Effective Time, the same number of shares of EMC Common Stock (rounded to the nearest whole number) as the holder of such McDATA Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (and, in the case of McDATA Stock Options exercisable for McDATA Class B Common Stock, had such McDATA Class B Common Stock been converted into McDATA Class A Common Stock immediately prior to the Effective Time), at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of McDATA Class A Common Stock or McDATA Class B Common Stock otherwise purchasable pursuant to such McDATA Stock Option divided by (ii) the number of full shares of EMC Common Stock deemed purchasable pursuant to such McDATA Stock Option in accordance with the foregoing.

  EMC has agreed that as soon as practicable after the Effective Time, it shall deliver to the participants in the McDATA Stock Option Plans an appropriate notice setting forth such participant's rights pursuant thereto and the McDATA Stock Options which were outstanding and not exercisable as of the Effective Time shall continue in effect on the same terms and conditions. McDATA has agreed to use its reasonable efforts to cause holders of McDATA Stock Options which will be outstanding and exercisable as of the Effective Time to exercise such McDATA Stock Options prior to the Effective Time.

TERMINATION; TERMINATION FEES AND EXPENSES

  The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of McDATA: (a) by mutual written consent of EMC and McDATA; (b) by EMC or McDATA if the Merger shall not have been consummated by June 30, 1996; provided, that the right to terminate will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the foregoing; (c) by EMC or McDATA if a court of competent jurisdiction or other governmental entity shall have issued a nonappealable final order, ruling or injunction or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; provided, that the right to terminate will not be available to any party unless such party complied with its obligations under the Merger Agreement and used its reasonable best efforts to have such order, ruling, injunction or other action vacated or lifted; (d) by EMC or McDATA if the requisite vote of the stockholders of McDATA in favor of the Merger Proposal or the Conversion Proposal shall not have been obtained;
(e) by EMC, if (i) the McDATA Board shall have withdrawn or modified its recommendation of the Merger Proposal or the Conversion Proposal in a manner adverse to EMC or shall have resolved to do any of the foregoing, (ii) the McDATA Board shall have recommended to the stockholders of McDATA an Acquisition Transaction (as defined below) or (iii) McDATA or the McDATA Board takes any action described in the "No Solicitation" section above which is prohibited; (f) by EMC or McDATA if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in the Merger Agreement, which breach shall not have been cured; (g) by McDATA if EMC enters into (or discloses to McDATA an intention to enter into) a definitive agreement to merge or consolidate with another corporation, partnership or other business organization or acquire an equity interest in or assets of another corporation, partnership or other business organization pursuant to which EMC would issue a number of shares of EMC Common Stock (or securities convertible into a number of shares of EMC Common Stock) in excess of 20% of the number of shares of EMC Common Stock outstanding prior to such merger (or cash or other consideration having a value in excess of the market value of 20% of the number of shares of EMC Common Stock outstanding prior to such merger, consolidation or acquisition), consolidation or acquisition and the McDATA Board determines in good faith by majority vote that, in light of such merger, consolidation or acquisition, the Merger is no longer in the best interest of McDATA and its stockholders; (h) by EMC if EMC determines in good faith that consummation of the Merger will result in a material adverse change in the business relationship of McDATA with IBM, which determination could result if, among other things, IBM advised McDATA or EMC that it intended to terminate its agreements with McDATA, which are terminable by IBM under certain circumstances; or (i) by McDATA if, subject to certain conditions, the Merger shall not have been consummated by February 28, 1996. An "Acquisition Transaction" means either (i) a transaction or a merger or other business combination involving McDATA pursuant to which any person (or group of persons) other than EMC or its affiliates (a "Third Party"), acquires 50% or more of the outstanding equity securities of McDATA or the entity surviving such merger or business combination, (ii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of subsidiaries of McDATA) of McDATA having a fair market value (as determined by the EMC Board, in good faith) equal to 50% or more of the fair market value of all the assets of McDATA, and its subsidiaries, taken as a whole, immediately prior to such transaction or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

  In the event of a termination of the Merger Agreement as described above, the Merger Agreement shall become void and there will be no liability or obligation on the part of EMC, McDATA or Sub or any of their respective officers, directors, stockholders or affiliates, and all rights and obligations under the Merger Agreement will cease, except for the fees and expenses described below.

  The Merger Agreement provides that all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that EMC and McDATA shall share equally all fees and expenses, other than attorneys' or accountants' fees, incurred in relation to the printing and filing of the Registration Statement (including this Consent Solicitation/Prospectus).

  The Merger Agreement also provides that (i) McDATA shall pay EMC (as liquidated damages) a termination fee of $5,000,000 upon termination of the Merger Agreement by EMC or McDATA pursuant to (d) above or by EMC pursuant to
(e) or (f) above; (ii) EMC shall pay McDATA (as liquidated damages) a termination fee of $5,000,000 upon termination of the Merger Agreement by McDATA pursuant to (f) above; and (iii) McDATA shall pay EMC (as liquidated damages) a termination fee of $10,000,000 less any amounts paid pursuant to (i) above if EMC or McDATA shall have terminated the Merger Agreement pursuant to
(d) above or EMC shall have terminated the Merger Agreement pursuant to (e) or
(f) above and, prior to or within six months after any such termination, McDATA or any of its subsidiaries shall have, directly or indirectly, entered into a definitive agreement for, or shall have consummated an Acquisition Transaction.

AMENDMENT, EXTENSION AND WAIVER

  The Merger Agreement may be amended at any time by action taken or authorized by the respective Boards of Directors of EMC and McDATA, but after approval by the stockholders of McDATA of the matters presented in connection with the Merger to them, no amendment shall be made which by law requires further approval by such stockholders, without such further approval. EMC and McDATA, by action taken or authorized by their respective Boards of Directors, may extend the time for performance of the obligations or other acts of the other parties to the Merger Agreement, may waive inaccuracies in the representations or warranties contained in the Merger Agreement and may waive compliance with any agreements or conditions contained in the Merger Agreement.

RELATED MATTERS AFTER THE MERGER

  At the Effective Time, Sub shall be merged with and into McDATA, and McDATA shall be the Surviving Corporation and a wholly owned subsidiary of EMC. Each share of Common Stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

  At and after the Effective Time, (i) the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with the DGCL, except that the name of the Surviving Corporation shall be McDATA Corporation; (ii) the By-laws of Sub, as in effect immediately prior to the Effective Time, will be the By-laws of the Surviving Corporation, until amended in accordance with the DGCL; and (iii) the directors and officers of the Surviving Corporation shall be determined by EMC, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

                    COMPARATIVE PER SHARE MARKET PRICE DATA

MCDATA

  McDATA Class A Common Stock is held by 414 record holders and McDATA Class B Common Stock is held by 155 record holders. Because McDATA is a privately-held entity, there has been no public trading market for McDATA Capital Stock.

  In accordance with the terms of the McDATA Certificate of Incorporation, from February 1993 until January 1995, McDATA did not pay any dividends on the outstanding McDATA Capital Stock. Also in accordance with the terms of the McDATA Certificate of Incorporation, on January 24, 1995, McDATA paid accrued dividends on the McDATA Series A Preferred Stock and McDATA Series B Preferred Stock of $.2548 and $.294, respectively, per share. McDATA has since continued to pay quarterly dividends on the McDATA Series A Preferred Stock and McDATA Series B Preferred Stock of $.03185 and $.03675, respectively, per share. McDATA has never paid any dividends on the McDATA Class A Common Stock or McDATA Class B Common Stock.

EMC

  EMC Common Stock is listed and traded on the NYSE under the symbol "EMC."

  The table below sets forth, for the fiscal quarters indicated, the reported high and low sale prices of EMC Common Stock as reported on the NYSE.

                                                                   HIGH   LOW
                                                                  ------ ------
1993
  First Quarter.................................................. $ 7.19 $ 5.13
  Second Quarter.................................................  11.31   5.81
  Third Quarter..................................................  19.00  10.13
  Fourth Quarter.................................................  19.50  14.75
1994
  First Quarter..................................................  23.00  15.50
  Second Quarter.................................................  21.25  12.63
  Third Quarter..................................................  20.13  12.75
  Fourth Quarter.................................................  24.00  18.25
1995
  First Quarter..................................................  22.75  15.25
  Second Quarter.................................................  25.38  16.75
  Third Quarter..................................................  27.13  18.00
  Fourth Quarter (through November 24, 1995).....................  18.63  13.63

  As of October 27, 1995, there were approximately 4,633 record holders of EMC Common Stock.

  EMC has never paid cash dividends on its EMC Common Stock. While subject to periodic review, the current policy of the EMC Board is to retain all earnings to provide funds for EMC's continued growth.






  MCDATA STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE EMC COMMON STOCK.

                      SELECTED CONSOLIDATED FINANCIAL DATA

MCDATA

  The following consolidated statement of operations data for McDATA for the years ended December 30, 1994, December 31, 1993 and December 25, 1992 and the consolidated balance sheet data for McDATA at December 30, 1994 and December 31, 1993 were derived from the audited consolidated financial statements of McDATA for and as of such dates included elsewhere in this Consent Solicitation/Prospectus. The consolidated statement of operations data for McDATA for the years ended December 27, 1991 and December 28, 1990 and the consolidated balance sheet data for McDATA at December 25, 1992, December 27, 1991 and December 28, 1990 were derived from audited financial statements for and as of such dates not included herein. The consolidated statement of operations data for McDATA for the nine months ended September 29, 1995 and September 30, 1994 and the consolidated balance sheet data for McDATA as of September 29, 1995 were derived from the unaudited consolidated financial statements of McDATA for and as of such dates included elsewhere in this Consent Solicitation/Prospectus. Such unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of McDATA, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation thereof. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the entire year. All amounts shown are in thousands, except per share data.

  The following table data should be read in conjunction with "McDATA's Management's Discussion and Analysis of Financial Condition and Results of Operations" and McDATA's consolidated financial statements and notes thereto included elsewhere in this Consent Solicitation/Prospectus.

                          NINE MONTHS ENDED                   YEAR ENDED
                         ------------------- ----------------------------------------------
                         SEPT. 29, SEPT. 30, DEC. 30, DEC. 31,  DEC. 25,  DEC. 27, DEC. 28,
                           1995      1994      1994     1993      1992      1991     1990
                         --------- --------- -------- --------  --------  -------- --------
STATEMENT OF OPERATIONS
 DATA:
 Revenue................ $113,609   $15,678  $43,431  $34,390   $40,234   $50,491  $ 46,396
 Operating income
  (loss)................   53,720    (3,332)   6,071   (6,931)   (5,431)    1,931   (10,167)
 Net income (loss)......   36,013    (3,351)   9,809   (6,584)   (4,600)    2,023    (5,785)
 Net income (loss) per
  common share(1).......     7.99     (1.26)    2.43    (2.44)    (1.77)     0.41     (2.37)
 Average number of
  common and common
  equivalent shares
  outstanding...........    4,506     2,766    4,031    2,771     2,760     4,914     2,656
BALANCE SHEET DATA:
 Working capital........  $54,028            $17,732  $ 5,929   $11,072   $19,044  $ 17,977
 Total assets...........   64,648             33,432   17,651    24,550    31,054    29,258
 Long term obligations
  and redeemable
  preferred shares
  (excluding current
  portion)..............    2,725              2,847    2,828     2,680     4,801     5,113
 Stockholders' equity...   54,413             17,971    8,286    15,068    19,818    17,922

--------

(1) Loss per common share is calculated after subtracting from net loss, the preferred stock dividend requirement of $126,000 for the nine months ended September 30, 1994, $172,000 for the fiscal year ended December 31, 1993, $285,000 for the fiscal year ended December 25, 1992 and $514,000 for the fiscal year ended December 28, 1990. In calculating income per common share for the nine months ended September 29, 1995 and for the fiscal years ended December 30, 1994 and December 27, 1991, the preferred dividend requirement is not subtracted from net income as it is assumed that the mandatorily redeemable preferred stock, as a common stock equivalent, was converted to common stock at the beginning of the respective periods.

EMC

  The following consolidated statement of operations data for EMC for the years ended December 31, 1994, January 1, 1994 and January 2, 1993 and the consolidated balance sheet data for EMC at December 31, 1994 and January 1, 1994 were derived from the audited consolidated financial statements of EMC for and as of such dates included elsewhere in this Consent Solicitation/Prospectus. The consolidated statement of operations data for EMC for the years ended December 28, 1991 and December 29, 1990 and the consolidated balance sheet data for EMC at January 2, 1993, December 28, 1991 and December 29, 1990 were derived from audited financial statements for and as of such dates not included herein. The consolidated statement of operations and balance sheet data for EMC as of the nine months ended September 30, 1995 and October 1, 1994 and the consolidated balance sheet data for EMC as of September 30, 1995 were derived from the unaudited consolidated financial statements of EMC for and as of such dates included elsewhere in this Consent Solicitation/Prospectus. Such unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of EMC, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation thereof. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the entire year. All amounts shown are in thousands, except per share data.

  The following table data should be read in conjunction with "EMC's Management's Discussion and Analysis of Financial Condition and Results of Operations" and EMC audited consolidated financial statements and unaudited consolidated interim financial statements and notes thereto included elsewhere in this Consent Solicitation/Prospectus.

                          NINE MONTHS ENDED                    YEAR ENDED
                         ------------------- ----------------------------------------------
                         SEPT. 30,  OCT. 1,   DEC. 31,  JAN. 1,  JAN. 2,  DEC. 28, DEC. 29,
                            1995      1994      1994      1994     1993     1991     1990
                         ---------- -------- ---------- -------- -------- -------- --------
STATEMENT OF OPERATIONS
 DATA:
 Revenues............... $1,288,581 $946,756 $1,377,492 $782,621 $385,706 $260,337 $189,734
 Operating income.......    310,605  243,364    350,532  180,428   48,575   20,378    3,888
 Net income.............    228,707  172,804    250,668  127,122   29,508   11,409    3,527
 Net income per weighted
  average common share
  (fully diluted)(1).... $     1.00 $   0.76 $     1.10 $   0.60 $   0.16 $   0.07 $   0.02
 Weighted average common
  shares (fully
  diluted)(1)...........    234,389  233,753    234,255  217,225  190,548  166,220  158,523
BALANCE SHEET DATA:
 Working capital........ $  831,733          $  600,341 $516,876 $149,335 $ 77,033 $ 81,177
 Total assets...........  1,571,862           1,317,500  829,646  338,780  205,503  167,547
 Long-term
  obligations(2)........    246,738             286,106  274,029   76,093   16,165   16,814
 Stockholders' equity... $1,009,172          $  727,641 $419,094 $168,266 $135,009 $113,620

--------
(1) In addition to common stock equivalents, fully diluted earnings per share for 1994 and 1993 reflect the dilutive effects of EMC's 4 1/4% Convertible Subordinated Notes due 2001 and EMC's 6 1/4% Convertible Subordinated Debentures due 2002. Fully diluted earnings per share for 1992 reflect the dilutive effects of EMC's 6 1/4% Convertible Subordinated Debentures due 2002.
(2) Excludes current portion of long-term debt.

                         INFORMATION CONCERNING MCDATA

BUSINESS

  McDATA designs, manufactures, markets and supports high performance information switching products. Since its inception in 1982 by a group of data communications professionals, McDATA has delivered innovative networking solutions for large-scale computing applications, including local, metropolitan and wide-area connectivity. McDATA's recent products have focused on fiber-based, high-performance switches for the emerging information switching marketplace.

  Products currently offered by McDATA include advanced cluster controllers and a series of high-bandwidth networking products that support Enterprise Systems Connection Architecture ("ESCON"). ESCON is a high-speed, fiber-based channel technology developed by IBM. McDATA currently offers several high-bandwidth networking products. The 9032 ESCON Model 3 Director is a high speed, high capacity fiber optic switch exclusively distributed by IBM. McDATA's 9191 Repeater provides reliable metropolitan area ESCON channel extension. McDATA's ChannelScope products are tools for development and testing of ESCON products.

  McDATA products are sold through indirect distribution channels worldwide, with the exception of the ESCON test tools and Repeaters, which are sold directly. McDATA, a Delaware corporation incorporated in 1986 (originally incorporated in Colorado in 1982), is headquartered in Broomfield, Colorado, and employs approximately 147 people at that location.

  McDATA has established partnerships with numerous worldwide original equipment manufacturers ("OEMs"). Design, test and market input from these distribution partners is an integral part of the product development process at McDATA, enabling McDATA and its partners to reduce elapsed time-to-market for new products. These strategic partnerships have been and will continue to be a primary focus at McDATA.

MCDATA'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following table indicates results of operations of McDATA stated as a percentage of total revenue.

                           NINE MONTHS   NINE MONTHS      YEAR         YEAR         YEAR
                              ENDED         ENDED        ENDED        ENDED        ENDED
                          SEPTEMBER 29, SEPTEMBER 30, DECEMBER 30, DECEMBER 31, DECEMBER 25,
                              1995          1994          1994         1993         1992
                          ------------- ------------- ------------ ------------ ------------
Revenue by product line:
  Controllers...........        4.5%         55.3%        27.8%        58.6%        76.3%
  Directors.............       91.6          26.3         62.7          --           --
  Interoperability......        --            --           --          17.4          9.7
  Other sales, service
   and rental...........        3.9          18.4          9.5         24.0         14.0
                              -----         -----        -----        -----        -----
                              100.0         100.0        100.0        100.0        100.0
Cost of revenue.........       43.3          54.8         51.3         55.4         53.2
Research and product
 development............        6.1          44.8         23.3         28.5         26.6
Sales, general and ad-
 ministrative...........        3.3          21.7         11.4         36.3         33.7
                              -----         -----        -----        -----        -----
Operating income (loss).       47.3         (21.3)        14.0        (20.2)       (13.5)
Interest income (ex-
 pense), net............        0.6          (0.1)         --           0.6          0.4
                              -----         -----        -----        -----        -----
Income (loss) before
 taxes..................       47.9         (21.4)        14.0        (19.6)       (13.1)
Income tax expense (ben-
 efit)..................       16.2           --          (8.6)        (0.4)        (1.7)
                              -----         -----        -----        -----        -----
Net income (loss).......       31.7         (21.4)        22.6        (19.2)       (11.4)
                              =====         =====        =====        =====        =====

 Nine months ended September 29, 1995 and September 30, 1994

  Revenue. Revenue for the nine months ended September 29, 1995 was more than seven times greater than revenue reported in the first nine months of fiscal 1994, reflecting the general availability of McDATA's Director product in October, 1994. Revenue from sales of McDATA's other products declined 17%, reflecting the reduced demand and pricing decreases in the Controller marketplace.

  Cost of Revenue. McDATA's cost of revenue as a percentage of revenue for the nine months ended September, 1995 was 43%, compared to 55% for the comparable period in 1994. The improvement in the gross margin percentage was the result of increased shipments from the introduction of the Director product line coupled with minimal increases to fixed manufacturing costs.

  Research and Product Development. Research and product development expenses were unchanged in the nine months ended September 29, 1995 from the comparable period in 1994, reflecting continued expenditures for development of new products.

  Sales, General and Administrative. Selling, general and administrative expenses in the first nine months of 1995 were 11% greater than those reported in the comparable period of 1994, reflecting increased personnel expenses. Although McDATA's revenue increased in 1995 from 1994 by 625%, its revenue growth was predominantly from one of its OEMs; consequently, there were minimal increases in sales and administrative costs associated with the increased revenue.

  Provision for Income Taxes. McDATA's effective combined federal and state income tax rate was 34% of pre-tax income for the first nine months of 1995, compared to no income tax expense or benefit for the nine months ending September 30, 1994. Under Financial Accounting Standard No. 109, "Accounting for Income Taxes," a tax valuation allowance was recorded for the nine months ended September 30, 1994 as it was determined that the deferred tax assets related to operating loss carryforward benefits and future tax deductible items were more likely than not (a likelihood of greater than 50%) to not be realized. McDATA's 1995 effective tax rate is less than the statutory rate of approximately 38% due primarily to the tax benefits associated with export sales through a foreign sales corporation.

 Liquidity and Capital Resources

  Working Capital and Cash Flows. Working capital increased 205% from December 30, 1994 to September 29, 1995, reflecting the substantial income from operations generated during the first nine months of 1995 and the resultant increase in cash and accounts receivable, offset by investments in property, plant and equipment of $1.1 million and payment of dividends to preferred shareholders of $0.4 million.

  The current ratio increased from 2.4 as of December 30, 1994 to 8.2 as of September 29, 1995. Accounts receivable increased from $12 million to $18 million due primarily to increased revenue in the third quarter of 1995 compared to the fourth quarter of 1994. Inventories at September 29, 1995 increased 23% from the balances at December 30, 1994 due to increased Director component inventories.

  Available Financing Lines. In June, 1995, McDATA entered into a secured line of credit agreement with a bank. The agreement allows for maximum possible borrowings of $7 million. The interest rate applicable for borrowings under the line is the bank's prime lending rate (8.75% at September 29, 1995). The total amount of credit available under the agreement is limited to a borrowing base determined by McDATA's eligible accounts receivable. To obtain funds under the agreement, McDATA is required to comply with certain financial and other covenants. As of September 29, 1995 McDATA had no outstanding advances under the agreement and had $7 million of available credit.

  Repayment Obligations and Mandatorily Redeemable Preferred Stock. McDATA has two series of mandatorily redeemable preferred stock, which are nonvoting and have liquidation preferences. The dividends are cumulative at respective rates, or at a specified rate in the event of default. McDATA is required to redeem the redeemable preferred stock in the event of default or at the election of the stockholders during the period between January 1 and February 15 of each calendar year. The redeemable preferred stock is convertible into common stock at the option of the stockholders at a conversion rate of one common share for one preferred share. In addition, all redeemable preferred stock of a specified series is convertible into common stock upon the closing of a public offering of a specified minimum size or upon the vote or written consent of holders of at least 66 2/3% of the outstanding redeemable preferred stock voting together as a single class at the then-current conversion rate, as defined.

  Other Factors That May Affect Future Results. The ability of McDATA to develop and produce new products will determine its results of operations and financial strength in the future. Many of McDATA's competitors have substantially more resources than McDATA. McDATA generally does not acquire patents for its products and technologies, although it does claim copyright protection for the software in its products. Customers licensing its software are subject to the protections provided McDATA in the license agreements with such customers, and McDATA claims trade secret protection on all its proprietary technologies. McDATA's operations are heavily dependent on IBM, its exclusive customer for its Director product and the supplier of the largest portion of its components.


 Years Ended December 30, 1994 and December 31, 1993

  Revenue. Revenue for the fiscal year ended December 30, 1994 increased 26% from the prior year, reflecting the initial production shipments of McDATA's Director product in the second half of 1994. Director revenue comprised approximately 63% of revenue for 1994. Sales of McDATA's Controller products decreased by 40% in 1994 compared to 1993, reflecting McDATA's changed focus to the Director product line and reduced demand and pricing decreases in the Controller marketplace. Revenue from the Interoperability product line declined to zero in 1994, as the product line was sold in March of 1994.

  Cost of Revenue. McDATA's cost of revenue as a percentage of revenue for the fiscal year ended December 30, 1994 was 51%, compared to 55% in the prior year. The increase in gross margin percentage was the result of increased shipment volumes associated with the introduction of the Director product line coupled with minimal increases in fixed manufacturing costs.

  Research and Product Development. Expenditures for research and product development increased 3% in 1994 compared to 1993. McDATA management maintained its level of investment in research and product development in 1994 to assure completion of the development program for its Director product.

  Sales, General and Administrative. Selling, general and administrative expenses decreased 60% from 1994 to 1993 as a result of the sale of the Interoperability product line and the termination of McDATA's end user sales channel in the first half of 1994. This sale and termination resulted in a significant reduction in the sales and marketing workforce which reduced costs. Although McDATA's revenue increased in 1994 from 1993, its revenue growth was predominantly from its original equipment customers, consequently, there was no significant increase in sales and administrative costs associated with the incremental revenue.

  Provision for Income Taxes. McDATA's 1994 benefit from income taxes was the result of the reversal of a previously recorded valuation allowance against deferred tax assets. This reversal was the result of McDATA's return to profitability in 1994 and prospects for continued profitability.

 Liquidity and Capital Resources

  Working Capital and Cash Flows. Working capital increased two-fold from December 31, 1993 to December 30, 1994, primarily as a result of the income generated from operations during 1994 and the resultant increase in cash and accounts receivable.

  The current ratio increased to 2.4 as of December 30, 1994 from 1.9 as of December 31, 1993. Accounts receivable increased from $6.3 million to $12.1 million due primarily to increased revenue in the fourth quarter of 1994 compared to the fourth quarter of 1993. Inventories as of December 30, 1994 increased $1.6 million from December 31, 1993, due primarily to materials acquired to meet scheduled shipments of the Director product.

 Years Ended December 31, 1993 and December 25, 1992

  Revenue. Revenue for the year ended December 30, 1993 decreased 15% from 1992 as a result of the decline in sales of McDATA's Controller products. Unit shipments of Controllers declined 42% in 1993 from 1992. The largest portion of the decline was in unit sales to McDATA's OEM customers, most of whom are located in Europe, reflecting generally poor economic conditions in that marketplace. The decline was partly offset by an increase in revenue from the Interoperability product line of 53%, as McDATA successfully broadened demand for this product line with improved sales and support techniques.

  Cost of Revenue. McDATA's cost of revenue as a percentage of revenue for the year ended December 31, 1993 was 55%, compared to 53% in 1992. This increase reflects the impact of fixed factory overhead cost spread over a smaller volume of shipments.

  Research and Product Development. Research and product development expenditures decreased 8% in 1993 from 1992 as a result of staffing reductions implemented during the second half of 1992. While management intended to reduce its investment in research and product development as a percentage of revenue, it intended to maintain expenditure levels sufficient to enable development of new products as well as enhancements to existing product lines.

  Sales, General and Administrative. Sales, general and administrative expenses decreased 8% in 1993 from 1992 as a result of workforce reductions implemented by McDATA during 1992 and 1993.

  Provision for Income Taxes. McDATA's effective tax benefit rate in 1993 was 2% of pretax income, reflecting a valuation allowance recorded against deferred tax benefits. Under Financial Accounting Standard No. 109, "Accounting for Income Taxes," a tax asset valuation allowance was recorded at the end of 1993 as it was determined that the deferred tax assets related to operating loss carryforward benefits and future tax deductible items were more likely than not (a likelihood of more than 50%) to not be realized.

 Liquidity and Capital Resources

  Working Capital and Cash Flows. Working capital decreased 46% from December 25, 1992 to December 31, 1993, as a result of losses generated from operations during 1993 and the resultant decrease in accounts receivable and the purchase of plant and equipment of $1.6 million.

  The current ratio decreased to 1.9 as of December 31, 1993 from 2.6 as of December 25, 1992. Accounts receivable decreased from $8.4 million as of December 25, 1992 to $6.3 million as of December 31, 1993 as a result of decreased revenue in the fourth quarter of 1993 compared to the fourth quarter of 1992. Inventories as of December 31, 1993 decreased 13% from balances at December 25, 1992 as a result of reduced Controller shipments scheduled for the first quarter of 1994 compared to the first quarter of 1993.

PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding all stockholders known by McDATA to be beneficial owners of more than 5% of any class of the outstanding voting securities of McDATA as of November 27, 1995 and of all officers and directors of McDATA as a group:

                                                                       POST CONVERSION
                                                                      SHARES OF CLASS A
                                                                         COMMON STOCK
                                                                     --------------------
                                                NUMBER OF             NUMBER OF
                                                  SHARES                SHARES
                                      TITLE OF BENEFICIALLY PERCENT  BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER   CLASS    OWNED (1)   OF CLASS    OWNED     PERCENT
------------------------------------  -------- ------------ -------- ------------ -------
Austin Ventures, Inc.(2)...           Series B    830,950     74.1%   1,252,597    27.1%
                                      Class A     421,647     13.4%
Colorado Venture
 Management(3).............           Series A     27,520    100.0%      59,409     1.3%
                                      Series B     23,809      2.1%
                                      Class A       8,080      0.3%
Greater Washington
 Investors(4)..............           Series B    166,666     14.9%     191,666     4.1%
                                      Class A      25,000      0.8%
Piper Jaffrey, Inc.(5).....           Series B     78,672      7.0%      79,954     1.7%
                                      Class A       1,282      0.0%
John F. McDonnell(6).......           Class A     491,219     15.3%     491,219    10.6%
Paul F. Lilly(6)...........           Class A     187,580      5.8%     187,580     4.1%
James P. Fugere(6).........           Class A     303,134      9.4%     303,134     6.6%
Bruce D. Walsh(6)..........           Class A     276,504      8.6%     276,504     6.0%
Wilfred F. Behl(6).........           Class A     269,165      8.4%     269,165     5.8%
Edward P. Gistaro(7).......           Class A      17,465      0.5%      45,231     1.0%
                                      Class B      23,333     10.7%
McDATA 401(k) Trust(6).....           Class B      73,826     34.0%      87,853     1.9%
All directors and officers
 as a group (8 persons)....           Series B    830,950     74.1%   2,088,972    45.2%
                                      Class A   1,220,339     37.9%
                                      Class B      31,666     14.6%

--------
(1) All persons have sole voting and investment ownership with respect to their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days from the date of this table.
(2) 114 West 7th Street, Suite 1300, Austin, TX 78701
(3) 4845 Pearl East Circle, Boulder, CO 80301
(4) 39 West Montgomery Ave., Rockville, MD 20850
(5) 222 South 9th Street, Minneapolis, MN 55402
(6) 310 Interlocken Parkway, Broomfield, CO 80021
(7) 7461 Callaghan Road, San Antonio, TX 78229

                           INFORMATION CONCERNING EMC

BUSINESS

  EMC and its subsidiaries design, manufacture, market and support high performance storage products and provide related services for mainframe and midrange computer systems manufactured primarily by IBM, Unisys Corporation ("Unisys") and Compagnie des Machines Bull S.A. ("Bull"). EMC has announced and is shipping a family of products aimed at the open systems storage marketplace. EMC develops its products by integrating technologically advanced industry standard components and devices with EMC designed proprietary controller technology to produce storage products that enhance the performance, reliability, availability, connectivity and functionality of computer systems.

  EMC's principal products are based on ICDA technology which combines high-speed semiconductor cache memory with an array of industry standard disk drives. ICDA-based products represented approximately 93% of EMC's revenues in 1994, 91% in 1993 and 74% in 1992. These products include the Symmetrix series of high speed ICDA-based storage systems for the IBM and IBM-compatible, mainframe, Unisys and Bull mainframe, AS/400 and open systems computer markets. In November 1992, the Symmetrix product line was expanded to include the Model 5500 which features storage capacities of up to 360 gigabytes ("GB's"), hardware and channel redundancy, full system battery backup, nondisruptive component upgrade and replacement and remote diagnostic features. In May 1994, EMC introduced an expanded version of the Model 5500, extending its capacity to over one terabyte of storage. EMC also markets the Harmonix series of high speed ICDA-based storage systems for the IBM AS/400 midrange computer market. In November 1994, EMC introduced its Centriplex family of ICDA products for the developing open systems storage marketplace. In April 1995, EMC added the Symmetrix 3000 Series product line to its open systems storage facility. Also, EMC introduced its first product into the integrated backup solution market with Epoch Data Manager.

  Additionally, EMC provides solid-state disk devices, main memory products and tape back-up systems.

  The customers for these products are located worldwide and represent a cross section of industries and government agencies that range in size from Fortune 500 companies to small businesses. EMC markets its products in North and South America, Europe and the Asia Pacific region through its direct sales force, distributors and OEMs. All products sold directly to end-users are maintained and serviced by EMC or third party providers. Products sold through distributors or OEMs are normally maintained by the reseller.

  EMC, a Massachusetts corporation incorporated in 1979, has its corporate headquarters located at 171 South Street, Hopkinton, Massachusetts.

  Company Strategy. EMC's objective is to be a leading provider of high performance, high reliability storage systems to selected mainframe and midrange computer markets as well as the open systems storage market. Over the past decade the technological advances made in central processing units ("CPUs") have far exceeded advances made in the area of data storage systems. These CPU advances have created an input/output bottleneck which limits the performance of computer systems running applications that require frequent and high speed access to data. EMC's products have been designed to significantly reduce this performance bottleneck. The major elements of EMC's strategy are set forth below.

  Innovative Architectural Design. EMC has developed a common product architecture, called MOSAIC:2000, on which its principal products are based. This architectural framework is based upon a modular design and industry standard interface that allows new technologies to be incorporated more rapidly than with traditional architectures and enhances portability to non-IBM environments. This facilitates upgrades and enhancements that can extend the useful life of EMC's storage systems and also extend the useful life of the customer's CPU.

  Proprietary Software Technology. EMC's products achieve high performance levels due in part to proprietary software and microcode controller technology. This proprietary controller technology, combined with large amounts of high speed cache memory and arrays of industry standard disk drives, creates storage devices that provide computer systems with enhanced performance, reliability and functionality.

  Multi-Channel Distribution Focus. EMC's strategy is to continue to expand in four distinct product markets: the IBM and IBM-compatible mainframe market, the IBM AS/400 midrange market, the OEM market and the open systems storage market. To access these markets EMC has adopted a multi-channel distribution approach. EMC utilizes a direct sales force in the U.S., Canada, Europe and Japan. EMC also utilizes third party distributors and OEMs.

  Mainframe Market. The mainframe storage market is estimated to be a multibillion dollar market which EMC has penetrated with its ICDA-based products. EMC believes that it is currently the leading manufacturer of storage systems that allow users to bridge the gap between the speed at which the CPU can process data and the traditional storage device's ability to provide data to the CPU.

  Product sales to the mainframe storage market represented approximately 88%, 82% and 70%, respectively, of EMC's 1994, 1993 and 1992 product revenue. In September 1990, EMC introduced the Symmetrix series of ICDA-based products for IBM and IBM-compatible mainframe computers. Symmetrix was the first commercially available disk storage system for the IBM mainframe marketplace that utilized arrays of smaller, industry standard 5 1/4" disk drives as an alternative to the larger more expensive disk drives that traditionally had been used with mainframe computers. By combining these smaller disk drives with an integrated control unit, large amounts of cache memory and battery backup, Symmetrix provides the user with what EMC believes to be the highest performing disk storage product available in the marketplace today. As a result of this integrated design, Symmetrix also occupies a smaller footprint and has lower operating costs than data storage systems based on conventional technology.

  Since the introduction of the first Symmetrix model, the Model 4400 with a maximum capacity of 24 GB's, EMC has added additional models that are both smaller (the Model 4200 with a capacity of up to 16 GB's) and larger (the Model 4800 with a capacity of up to 90 GB's) than the original. In November 1992, EMC introduced a new series of Symmetrix products called the Model 5500 (with a capacity of up to 360 GB's). The Model 5500 has many built-in redundancy features allowing for continuous operation of the disk storage system. This is particularly attractive to users whose data storage requirements are dependent upon high performance and continuously available data for mission critical applications. Each Model 5500 contains EMC's Auto Call feature, which automatically generates a diagnostic phone call from the unit to EMC's 24 hour Remote Support Facility if the unit detects a possible problem. EMC has continually enhanced the Symmetrix family of products with additional features and improved performance through a combination of hardware and microcode enhancements. For example, in September 1993, EMC announced the Model 4208-2S which increased the capacity of the Symmetrix Model 4200 from 8 GB's to 16 GB's by using 3 1/2" disk technology. In May 1994, EMC introduced an expanded version of the Model 5500, extending its capacity to over one terabyte of storage. The 5200 series was also introduced in May 1994 with capacities ranging from 32 GB's to 272 GB's. The wide range of Symmetrix models allows EMC to broaden its marketing efforts to address the storage needs of virtually all sizes of IBM mainframe computer users.

  EMC also designs and manufactures plug compatible main memory products for IBM air cooled model 9121 mainframe computers and provides plug-in storage modules for IBM 3990-3 cache control units.

  Midrange Market. EMC believes that there is a large portion of the IBM AS/400 midrange storage market that has not been penetrated by EMC's ICDA-based products.

  Midrange revenues grew modestly during 1994, with product sales to the midrange storage market representing approximately 10%, 15% and 28%, respectively, of EMC's product revenue in 1994, 1993 and 1992. In 1992, EMC introduced the first ICDA-based storage systems for the IBM AS/400 midrange computer market. This series of products, called Harmonix, uses both 5 1/4" and 3 1/2" disk drives integrated with cache memory to provide high performance, high capacity storage solutions for the AS/400 user. During 1994, EMC expanded the Harmonix product line to allow EMC to reach new users by including models featuring high capacity at a lower cost as well as other models emphasizing high availability. During the first quarter of 1995, the Symmetrix Series was improved to allow connection for AS/400 computer systems.

  EMC also offers the Voyager line of 8 millimeter ("mm") based Intelligent Cached Tape Subsystems, which provides AS/400 users with high capacity, high performance and unattended backup. These products feature an advanced controller design and cache buffer combined with the ability to interleave data to up to four 8 mm tape transports simultaneously, greatly improving the speed of the backup operations. EMC's August 1993 acquisition of Magna Computer Corporation augmented the Voyager line of tape products by adding 4 mm and additional 8 mm and reel to reel tape products to EMC's product portfolio.

  EMC also provides main memory upgrades for selected AS/400 CPU models.

  OEM Market. The MOSAIC:2000 framework and the inherent flexibility of its open system make EMC's products well suited to be sold by strategic OEMs in partnership with EMC.

  Since January 15, 1992, EMC has had an OEM agreement with Unisys for the sale of Unisys-compatible Symmetrix products. This agreement currently extends through December 31, 1998. As of December 1994, a Unisys-compatible version of EMC's Modarray I product was added to this agreement. Unisys maintains worldwide marketing rights to both the Symmetrix and Modarray I products for use with Unisys Systems under certain terms and conditions.

  On February 11, 1993, EMC entered into a three-year OEM agreement with Bull. Pursuant to the agreement, EMC granted Bull exclusive worldwide marketing rights, with the exception of Japan, to EMC's Symmetrix 4800 series of ICDA-based storage products for Bull mainframe computers, provided that Bull purchases all of its requirements for high speed cached disk array storage devices from EMC and meets certain minimum purchase requirements.

  Open Systems Storage Market. In May 1993, EMC formed a Client/Server Division to develop storage products for the growing open systems storage market. In November 1994, this division became known as the Open Storage Group. EMC believes that this market requires sophisticated data management technology to allow for sharing of information while maintaining data integrity and reliability. In November 1994, the Open Storage Group introduced the Centriplex family of ICDA products aimed at the open systems storage marketplace. Centriplex connects up to eight heterogeneous open systems platforms to a single scalable storage device. In 1993 and 1994, revenues from EMC's Open Storage Group were immaterial.

  In June 1995, the Symmetrix 3000 was added to the Open Storage Group product line. Symmetrix 3000 scales to over one terabyte of capacity, four GB's of cache, and up to 32 available host connections. The 3000 Series consists of the 3100, 3200 and 3500 models, differentiated only by capacity and the number of hosts supported.

  Marketing and Customers. EMC markets its products through multiple distribution channels, including its direct sales force, selected distributors and OEMs. EMC has a direct sales presence throughout North America and Europe, and in parts of the Asia Pacific region and uses distributors as its primary distribution channel in the rest of the Asia Pacific region, the Middle East, Africa and South America. Over the past two years, EMC has expanded its North American and European sales and marketing organizations significantly and currently is expanding its sales and marketing organizations in the Asia Pacific region. In this regard, in January 1994, EMC and its existing Japanese distributor jointly formed a company in Japan, in which EMC held a 60% interest. Through this entity, during 1994, EMC acquired and expanded its direct sales force in Japan. In December 1994, EMC purchased an additional 35% of this venture from the Japanese distributor, thereby making EMC the owner of 95% of the joint venture company. In June 1995, EMC purchased certain assets from its South African distributor and is now selling direct in South Africa. In September 1995, EMC purchased certain assets from its distributor in Scandinavia and is now selling direct in Sweden and will be selling direct in the other countries in Scandinavia in the near future.

  During 1994, EMC derived 63% of its product revenue from shipments into North and South America, 32% from shipments into Europe, the Middle East and Africa, and 5% from shipments into the Asia Pacific region. EMC's marketing and sales personnel are organized into mainframe, midrange and open storage customer groups to ensure that the necessary expertise is available to understand the customer's requirements and properly apply EMC's product solutions. In addition, EMC has dedicated personnel to support the needs of its distributors and OEM customers, both domestically and internationally.

  Operations. EMC's products utilize EMC's engineering designs, with industry standard and semi-custom components and subsystems. The majority of EMC's products are manufactured and tested at EMC's facilities in Hopkinton, Massachusetts and Cork, Ireland. Products manufactured by subcontractors in the U.S. and Europe are assembled in accordance with production standards and quality controls established by EMC. EMC discontinued board assembly at its Canovanas, Puerto Rico facility in February 1994 and such assembly is now being performed by existing subcontractors. EMC believes its present level of manufacturing capacity, along with its current plans for expansion, will be sufficient to accommodate its requirements.

  EMC purchases certain components and products from suppliers who EMC believes are currently the only suppliers of those components or products that meet EMC's requirements. Among the most important components that EMC uses are DRAMs and 5 1/4" and 3 1/2" disk drives, which EMC purchases from a small number of qualified suppliers. In some instances there is only a single source for such components. A failure by any supplier of high density DRAMs or disk drives to meet EMC's requirements for an extended period of time could have a material adverse effect on EMC. From time to time during 1994, because of high industry demand and/or the inability of certain vendors to consistently meet on a timely basis EMC's component quality standards, EMC experienced delays in deliveries of high density DRAMs and disk drives needed to satisfy orders for ICDA products. During the latter part of 1994, EMC experienced difficulties in the performance of certain disk drives, which required EMC to take certain remedial measures, including mirroring of drives in selected systems. EMC is currently working with the vendor to correct these problems and is also seeking alternative sources of supply. If such shortages and/or performance problems were to intensify, EMC could lose some time-sensitive customer orders which could affect quarterly revenues.

  EMC has implemented a Total Quality Management philosophy to ensure the quality of its designs, manufacturing process and suppliers.

  EMC's U.S. operation currently holds an ISO 9001 Certificate of Registration from National Quality Assurance, Ltd. This internationally recognized endorsement of ongoing quality management represents the highest level of certification available. EMC's Irish manufacturing operation also holds ISO 9002 certification. EMC's principal manufacturing operation in Hopkinton has also been awarded Class A MRP II status by an independent evaluation organization.

  Manufacturing Risks. EMC's products operate near the limits of electronic and physical performance and are designed and manufactured with relatively small performance margins. If flaws in design or production occur, EMC could experience a rate of failure in its products that would result in substantial costs for the repair or replacement of defective products and potential damage to EMC's reputation. Continued improvement in manufacturing capabilities, control of supplier quality and manufacturing costs will be critical factors in the future growth of EMC. EMC frequently revises and updates manufacturing and test processes to address engineering and component changes to its products and evaluates the reallocation of manufacturing resources among its facilities. EMC's failure to monitor, develop and implement appropriate test and manufacturing processes for its products, especially the Symmetrix series, could have substantial adverse effects on EMC's operations and ultimately on its financial results.

  Competition. EMC competes primarily with IBM in the sale of storage products in the IBM and IBM-compatible mainframe and midrange marketplaces. EMC believes that it has a number of competitive advantages over IBM, especially in the areas of product performance, cost of ownership, and time-to-market. While EMC believes that its ICDA technology provides a significant technological advantage, competition in this area has begun and may increase significantly in the future, which could adversely affect EMC's profitability. EMC also realizes that IBM has certain competitive advantages including significantly greater financial and technological resources, a larger distribution capability, earlier access to customers and a greater level of customer loyalty. Other important elements of competition in the computer storage industry are product reliability and quality, continuing technological improvements, marketing and customer service, and product design.

  There are also a number of independent competitors in each of EMC's markets. In the mainframe market those competitors include Hitachi Data Systems, Inc., Amdahl Corporation and Storage Technology Corporation ("STK"). In the midrange market, competition has historically come from smaller companies, as well as IBM and STK. EMC believes that it has similar advantages over these midrange competitors, but increased competition from these or future entrants could adversely affect EMC's profitability. In the open systems market, EMC's major competitors include IBM, Hewlett-Packard Company, Sun Microsystems, Inc., and AT&T Corporation.

  Technological Factors. The computer data storage industry is characterized by rapidly changing technology and user needs which require ongoing technological development and introduction of new products. Recognizing this fact, EMC has developed a storage system architecture called MOSAIC:2000 to allow EMC to take better advantage of technological developments. By employing this architectural approach to product development, EMC is able to quickly integrate new technologies into its basic design. EMC works closely with its suppliers to understand their technology direction and to plan for the integration of this technology into its product architecture. The Symmetrix series, the Harmonix series and the Centriplex family of products all use the MOSAIC:2000 architecture.

  Sales of the Symmetrix series constitute the principal source of revenues for EMC and such sales are expected to continue to be the principal source of revenues in the future. In April 1992, EMC released a new series of midrange disk storage systems, the Harmonix series. EMC expects competition in the sales of ICDA-based products to increase and there can be no assurance that the Symmetrix series and Harmonix series of products will continue to achieve market acceptance. Significant delays in the development of ICDA technology for future products or product enhancements would be to the advantage of EMC's competitors, many of whom have significantly greater resources, and could ultimately affect EMC's financial condition. Furthermore, the continued development of ICDA technology and its incorporation into EMC's future generations of products cannot be assured even with significant additional investments.

  Product Development. EMC's ability to compete successfully in present and future markets depends upon the timely development and introduction of products offering price/performance or capacity advantages and compatibility with the computer systems for which they are designed. Achieving these goals requires that EMC remain abreast of changing technology and design products that operate within the architecture of various computer systems and deliver performance or capacity advantages not offered by the original systems developer or by other storage competitors. Moreover, the computer industry is subject to rapid technological developments. Consequently, achieving such goals may become more difficult, costly and time consuming as a result of technological developments that cannot now be foreseen. Research and development costs were $117,922,000, $58,977,000 and $33,591,000 for the fiscal years ended December 31, 1994, January 1, 1994, and January 2, 1993, respectively.

  Working Capital. It is typical for companies in the computer industry to require significant amounts of working capital to finance inventory and receivables. EMC believes that its working capital requirements are in accordance with industry practices. In 1994, EMC financed its working capital requirements from internally generated funds and existing cash and investments. This also includes the net proceeds of

$229,600,000 received from the sale in December 1993 of 4 1/4% Convertible Subordinated Notes due 2001 (which includes exercise of the underwriters' over-allotment option). As of September 30, 1995, EMC had available for use its entire $65,000,000 of credit lines and EMC may elect to borrow capital at any time to fund new growth opportunities. As EMC's product mix shifts to higher cost products with longer sales cycles, EMC's need for working capital is expected to increase.

  Backlog. EMC manufactures its products on the basis of its forecast of near-term demand and maintains inventory in advance of receipt of firm orders from customers. Orders are generally shipped by EMC shortly after receipt of the order. Customers may reschedule orders with little or no penalty. For these reasons, EMC's backlog at any particular time is not indicative of future sales levels.

  Employees. As of September 30, 1995, EMC had approximately 3,809 employees worldwide including temporary employees. Continued growth in EMC's business will require the hiring of additional qualified personnel. Under current market conditions, EMC does not expect to encounter any difficulty in hiring such personnel. None of EMC's domestic employees is represented by a labor union, and EMC has never suffered an interruption of business as a result of a labor dispute. EMC considers its relations with its employees to be good.

  Dependence Upon Key Personnel. EMC's success is highly dependent upon senior management and other key employees, the loss of whom could adversely affect EMC. EMC also believes that its future success will depend in large part upon its ability to attract and retain additional key employees, of which there can be no assurance.

  Environment. EMC's manufacturing facilities are subject to numerous laws and regulations designed to protect the environment, particularly from wastes generated as a result of assembling certain EMC products. The cost of compliance with such regulations has not to date involved a significant expense or had a material effect on the capital expenditures, earnings or competitive position of EMC.

  Patents. EMC has twenty-two (22) U.S. patents and has approximately one hundred (100) patent applications pending in the U.S. and foreign patent offices relating to its products for the mainframe, midrange and open systems storage markets. While EMC believes that the pending applications relate to patentable devices or concepts, there can be no assurance that any patents will issue or that any patent issued can be successfully defended or held valid by a court of competent jurisdiction, or that such patents will provide protections against competitive technology that circumvents such patents. In any case, EMC believes that patents are of less significance in its industry than such factors as innovative skills, technological expertise and the management ability of its personnel.

  Earnings Fluctuations. Due to (i) customers' tendencies to make purchase decisions late in each fiscal quarter, (ii) the desire by customers to evaluate new, more expensive products for longer periods of time, (iii) the timing of product and technology announcements by EMC and its competitors, and (iv) fluctuating currency exchange rates, EMC's period-to-period revenues and earnings can fluctuate significantly.

  Financial Information about Foreign and Domestic Operations and Export Sales. EMC is active in one business segment: designing, manufacturing and marketing high performance storage products. Information by geographic area is presented below with exports shown in their area of origin. Sales and marketing operations outside the U.S. are conducted through sales subsidiaries and branches located principally in Europe and Asia and by direct sales from the parent corporation or its Irish Manufacturing subsidiary. The U.S. market amounted to greater than 95% of EMC's sales, income and identifiable assets in the North/South America segment.

  Intercompany transfers between geographic areas are accounted for at prices which are designed to be representative of unaffiliated party transactions.

                                           EUROPE
                          NORTH/SOUTH   MIDDLE EAST     ASIA                      CONSOLIDATED
                            AMERICA        AFRICA      PACIFIC    ELIMINATIONS       TOTAL
                         -------------- ------------ -----------  -------------  --------------
1994
 Sales.................. $  871,048,000 $449,467,000 $56,977,000  $         --   $1,377,492,000
 Transfers between
  areas.................    123,587,000   61,577,000     110,000   (185,274,000)            --
 Total sales............    994,635,000  511,044,000  57,087,000   (185,274,000)  1,377,492,000
 Income (loss) from
  operations............    155,544,000  196,658,000     (97,000)    (1,573,000)    350,532,000
 Identifiable assets at
  year end..............  1,230,883,000  171,233,000  36,437,000   (121,053,000)  1,317,500,000
1993
 Sales.................. $  526,771,000 $251,363,000 $ 4,487,000  $         --   $  782,621,000
 Transfers between
  areas.................    100,237,000   83,726,000         --    (183,963,000)            --
 Total sales............    627,008,000  335,089,000   4,487,000   (183,963,000)    782,621,000
 Income (loss) from
  operations............    107,512,000   70,324,000    (990,000)     3,582,000     180,428,000
 Identifiable assets at
  year end..............    684,576,000  192,682,000   2,383,000    (49,995,000)    829,646,000
1992
 Sales.................. $  263,465,000 $111,117,000 $11,124,000  $         --   $  385,706,000
 Transfers between
  areas.................     83,813,000   36,303,000         --    (120,116,000)            --
 Total sales............    347,278,000  147,420,000  11,124,000   (120,116,000)    385,706,000
 Income from operations.     34,915,000   25,008,000   1,255,000    (12,603,000)     48,575,000
 Identifiable assets at
  year end..............    252,308,000   98,232,000   4,309,000    (16,069,000)    338,780,000

PROPERTIES

  EMC's mainframe marketing, research and development, and manufacturing functions are located in a 229,000 square foot complex at 171 South Street in Hopkinton, Massachusetts. This building complex consists of a building purchased in December 1986, and an adjacent building constructed in 1988 and occupied in January 1989. EMC is currently expanding this building by 20,000 square feet. EMC recently acquired a 60,000 square foot facility located at Avenue E in Hopkinton, Massachusetts which is used for manufacturing.

  In October 1992, EMC purchased a 62,000 square foot facility and an additional 9 acres of land at 42 South Street in Hopkinton, Massachusetts. This facility has been renovated by EMC and is in use as its customer demonstration center and for certain administrative functions. In November 1993, EMC transferred certain of its corporate and administrative functions to a leased 80,000 square foot building at 35 Parkwood Drive in Hopkinton, Massachusetts.

  In July 1994, EMC leased a 255,000 square foot building at 5-9 Technology Drive, Milford, Massachusetts that is in use for EMC's customer service, OEM Sales, Quality and EMC's Open Storage Group. EMC currently leases other buildings in Hopkinton, Massachusetts for certain manufacturing and quality control functions.

  Production currently is carried on in the Hopkinton facilities at 171 South Street and Avenue E, the Milford facility and an 87,000 square foot facility owned by EMC in Cork, Ireland.

  EMC also leases space for its sales and service offices worldwide.

LEGAL PROCEEDINGS

  On June 10, 1993, STK filed suit against EMC in the United States District Court for the District of Colorado alleging that EMC is infringing three patents. In the complaint, STK seeks injunctive relief, unspecified damages, including treble damages, plus attorney's fees and costs. On July 20, 1993, EMC answered the complaint, denied STK's allegations and counterclaimed. In the counterclaims, EMC seeks unspecified damages, attorney's fees, costs and interest. In a court hearing on October 12, 1994, STK's claims on two of the three patents were dismissed with prejudice.

  On September 23, 1994, EMC filed suit against STK in the United States District Court for Delaware alleging that STK is infringing one EMC patent. In the complaint, EMC seeks injunctive relief and unspecified damages including treble damages, plus attorney's fees and costs. On October 12, 1994, STK answered the complaint, denied any infringement and counterclaimed. STK has subsequently filed an additional counterclaim. EMC has denied STK's allegations. Discovery on this case is currently in process. A trial is currently scheduled for March 1996.

  EMC is a party to other litigation which it considers routine and incidental to its business. Management does not expect the results of any of these actions to have a material adverse effect on EMC's business or financial condition.

EMC'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 Nine Months Ended September 30, 1995 and October 1, 1994

  Revenues. Revenues for the nine months ended September 30, 1995 were $1,288,581,000 compared to $946,756,000 for the first nine months of 1994, an increase of $341,825,000 or 36%. While EMC expects total revenue to continue to increase in the fourth quarter of 1995 as compared to the comparable period in 1994, such increase may not, on a percentage basis, continue at the level experienced in the first nine months of 1995.

  The increase in revenues was due to continued demand for EMC's series of ICDA based products, which include the Symmetrix series of products in the mainframe market, the Symmetrix series of products in the open systems storage market, the Centriplex series of products in the open systems storage market and the Harmonix series of products in the midrange market. Revenues from the Symmetrix series of products in the mainframe market increased by $269,824,000, or 33%, to $1,083,453,000 in the first nine months of 1995 from $813,629,000 in the first nine months of 1994. Revenues from EMC's products in the open systems storage market were $99,276,000 in the first nine months of 1995, an increase of $82,725,000, or 500%, over the $16,551,000 for the first nine months of 1994. Revenues from the Harmonix series of IBM compatible disk products in the midrange market decreased by $24,735,000, or 31%, to $55,848,000 in the first nine months of 1995 from $80,583,000 in the first nine months of 1994.

  Revenues on sales and service into the markets of North and South America increased by $182,082,000, or 30%, to $790,691,000 in the first nine months of 1995 from $608,609,000 in the same period of 1994. This increase was primarily due to growth in unit sales of the Symmetrix series of products in the IBM mainframe storage market and unit sales of EMC's products in the open systems storage market.

  Revenues on sales and service into the markets of Europe, Africa and the Middle East increased by $112,972,000, or 40%, to $396,266,000 in the first nine months of 1995 from $283,294,000 in the same period of 1994, due primarily to growth in unit sales of the Symmetrix series of products in the IBM mainframe storage market.

  Revenues on sales and service into the markets in the Asia Pacific region increased by $46,771,000, or 85%, to $101,624,000 in the first nine months of 1995 from $54,853,000 in the same period of 1994, primarily due to growth in unit sales of the Symmetrix series of products in the IBM mainframe storage market.

  EMC purchases certain components and products from suppliers who EMC believes are currently the only suppliers of those components or products that meet EMC's requirements. Among the most important components that EMC uses are DRAMs and 5 1/4" and 3 1/2" disk drives, which EMC purchases from a small number of qualified suppliers. A failure by any supplier of high density DRAMs or disk drives to meet EMCs requirements for an extended period of time could have a material adverse effect on EMC. From time to time, because of high industry demand and/or the inability of certain vendors to consistently meet on a timely basis EMC's component quality standards, EMC experienced delays in deliveries of high density DRAMs and disk drives needed to satisfy orders for ICDA products. EMC is currently working with vendors to correct these problems and is also seeking alternative sources of supply. If shortages and quality problems were to intensify, EMC could lose some time-sensitive customer orders which could affect quarterly revenues and earnings.

  Cost of Sales and Service. As a percentage of revenues, cost of sales and service increased to 49.8% in the first nine months of 1995 from 47.2% in the first nine months of 1994. Demand for EMC's products continued, but competitive pricing pressures in the mainframe storage market in the third quarter of 1995 were greater than usual and adversely affected the margin percent for the first nine months of 1995.

  Research and Development. Research and development ("R&D") expenses were $117,138,000 and $81,000,000 in the first nine months of 1995 and 1994, respectively, an increase of $36,138,000, or 45%. R&D expenses were 9.1% and 8.6% of revenues in the first nine months of 1995 and 1994, respectively. Dollar increases in R&D spending reflect additional depreciation expenses associated with purchases of state-of-the-art CAE/CAD design tools, the cost of additional technical staff and costs to develop new products for the open systems storage market. EMC expects to continue to spend substantial amounts for R&D in the fourth quarter of 1995.

  Selling, General and Administrative. Selling, general and administrative ("SG&A") expenses were $219,415,000 and $175,269,000 in the first nine months of 1995 and 1994, respectively, an increase of $44,146,000 or 25.2%. SG&A expenses were 17.0% and 18.5% of revenues in the first nine months of 1995 and 1994, respectively. The dollar increase is due primarily to costs associated with additional sales and support personnel and their related overhead costs, both domestically and internationally, in connection with EMCs increased revenue levels and EMCs initiative to expand its open systems storage group, international direct selling offices and OEM programs. SG&A expenses are expected to increase in dollar terms in the fourth quarter of 1995.

  Investment Income and Interest Expense. Investment income was $16,770,000 in the first nine months of 1995 compared with $15,549,000 in the same period a year ago. Interest income was earned from investments in cash equivalents and long-term investments and, to a lesser extent, from sales-type leases of EMC's products. Investment income increased in the first nine months of 1995 due to investments made in the first quarter of 1995 at which time interest rates were higher than interest rates over the same period in 1994.

  Interest expense decreased in the first nine months of 1995 from the first nine months of 1994, primarily due to conversions of the Debentures in March 1995.

  Provision for Income Taxes. The provision for income taxes was $89,802,000 and $72,912,000 in the first nine months of 1995 and 1994, respectively, which resulted in effective tax rates of 28.2% and 29.7%, respectively. The effective tax rate in the first nine months of 1995 decreased from the same period in 1994 as a result of utilization of foreign net operating losses and the realization of tax benefits associated with EMCs tax strategies. EMC provides for income taxes based upon its estimate of full year earnings on a country-by-country basis.

  Earnings Fluctuations. Due to (i) customers' tendencies to make purchase decisions late in each fiscal quarter, (ii) the desire by customers to evaluate new, more expensive products for longer periods of time, (iii) the timing of product and technology announcements by EMC and its competitors, and (iv) fluctuating currency exchange rates, EMC's period to period revenues and earnings can fluctuate significantly.

  Financial Condition. Cash and cash equivalents were $208,997,000 and $240,506,000 at September 30, 1995 and December 31, 1994. In the first nine months of 1995, EMC's working capital increased by $231,392,000 from $600,341,000 at December 31, 1994 to $831,733,000 at September 30, 1995. In the
first nine months of 1994, EMC's working capital increased by $34,977,000, from $516,876,000 at January 1, 1994 to $551,853,000 at October 1, 1994, mainly due to increased receivable and inventory balances.

  In the first nine months of 1995, cash and cash equivalents decreased by $31,509,000. Cash used by operating activities was $668,000 as a result of increased receivable and inventory balances which offset increased net income and taxes payable balances. The increase in receivables resulted principally from customers making purchase decisions late in the quarter and EMC's granting of certain extended payment terms due to competitive pressures in the marketplace generally. The increase in inventory is primarily attributable to an increase in the number of units in the field for trade-in, evaluation and other purposes and an increase in production inventory of finished units. Cash used by investing activities was $35,028,000 caused by additions to property, plant and equipment of $61,560,000, offset by net maturities of long-term investments of $26,083,000 and losses on disposals of property and equipment of $449,000. Cash provided by financing activities was $3,745,000 caused primarily by issuances of common stock of $12,776,000, pursuant to stock option exercises and stock purchase plan activity, partially offset by payments of long-term obligations of $9,161,000.

  In October 1995, EMC announced an agreement to acquire McDATA Corporation, a leader in data network switching solutions, in a stock transaction which is currently valued at approximately $235,000,000. EMC intends to account for the transaction as a pooling of interests.

  At September 30, 1995, EMC had available for use its credit lines of $65,000,000. Based on its current operating and capital expenditure forecasts, EMC believes funds currently available, funds generated from operations and its available lines of credit will be adequate to finance its operations.

  To date, inflation has not had a material impact on EMC's financial results.




 Years Ended December 31, 1994, January 1, 1994 and January 2, 1993

  The following table represents certain statement of operations information stated as a percentage of revenues.

                                              FISCAL YEAR ENDED
                              -------------------------------------------------
                              DECEMBER 31, 1994 JANUARY 1, 1994 JANUARY 2, 1993
                              ----------------- --------------- ---------------
Revenues
  Net sales..................        97.5%            96.8%           94.7%
  Service and rental income..         2.5              3.2             5.3
                                    -----            -----           -----
                                    100.0            100.0           100.0
                                    =====            =====           =====
Cost and expenses
  Cost of sales and service..        47.9             48.7            53.7
  Research and development...         8.6              7.5             8.7
  Selling, general and admin-
   istrative.................        18.1             20.8            25.0
Operating income.............        25.4             23.0            12.6
Investment income and inter-
 est expense, net............         0.5              --             (0.3)
Other expense, net...........        (0.1)             --             (1.1)
Income before income taxes...        25.8             23.0            11.2
Provision for income taxes...         7.6              6.8             3.5
Net income...................        18.2%            16.2%            7.7%

  Revenues. Revenues increased by $594,871,000 or 76%, in 1994 from 1993 compared to an increase of $396,915,000 or 103%, in 1993 from 1992. Revenues from net sales increased by $582,272,000, or 77%, in 1994 from 1993 levels, while revenues from service and rental income increased by $9,599,000, or 39%, in 1994 from 1993.

  In 1994, EMC continued to derive the majority of its revenues from the sale of disk systems, due primarily to the continued market acceptance and unit sales growth from products featuring EMC's ICDA technology, which includes the Symmetrix, Harmonix and Centriplex series of products. Revenues from the Symmetrix series in the IBM, Bull and Unisys mainframe markets were $1,177,014,000 in 1994, $620,178,000 in 1993 and
$235,720,000 in 1992, representing an increase in 1994 from 1993 of $556,836,000 or 90%. Revenues from the Harmonix series were $110,717,000 in 1994, $92,672,000 in 1993 and $49,147,000 in 1992. In 1994, EMC generated approximately 94% of its revenue from sales of ICDA-based products versus approximately 91% and 74% in 1993 and 1992, respectively. It is expected that revenues from ICDA-based products will continue to be the most significant component of EMC's revenues in 1995. While EMC expects revenue to continue to grow in 1995; such growth may not, on a percentage basis, continue at the level experienced in 1994.

  Revenues on sales into the markets of North and South America increased by $346,750,000 or 67%, to $865,687,000 in 1994 from $518,937,000 in 1993 due primarily to increased unit sales of the Symmetrix series of products, including the Symmetrix 5500 series and the Symmetrix 5200 series which was introduced in 1994, both in the IBM mainframe storage market. Revenues on sales into the markets of North and South America from the Symmetrix series of products were $732,883,000 in 1994, or 85% of revenues in this region and $400,933,000 in 1993 or 77% of revenues in this region.

  Revenues on sales into the markets of Europe, the Middle East and Africa increased by $213,291,000, or 94%, to $439,524,000 in 1994 from $226,233,000 in
1993 due primarily to continued growth in unit sales of the Symmetrix series of products in the IBM, Bull and Unisys mainframe storage markets.

  Revenues on sales into the markets of the Asia Pacific region increased by $34,830,000, or 93%, to $72,281,000 in 1994 from $37,451,000 in 1993 due primarily to the growth in unit sales of the Symmetrix series of products in the IBM mainframe storage market. EMC strengthened its sales presence in the Asia Pacific region with the formation of EMC Japan K.K. in January 1994.

  Worldwide revenue data presented in the segment footnote shows revenues on shipments originating from each area as follows. Revenues on shipments from the North and South American region were $871,048,000 and $526,771,000 in 1994 and 1993, respectively. Revenues on shipments from the Europe, Middle East and Africa region were $449,467,000 and $251,363,000 in 1994 and 1993, respectively. Revenues on shipments from the Asia Pacific Region were $56,977,000 and $4,487,000 in 1994 and 1993, respectively.

  EMC has OEM agreements with Bull and Unisys. EMC's OEM agreement for the sale of EMC's mainframe products as Unisys-compatible products to Unisys extends through December 31, 1998. In February 1993, EMC entered into a three-year OEM agreement with Bull. Pursuant to this agreement, EMC grants Bull the exclusive worldwide marketing rights, with the exception of Japan, to EMC's Symmetrix 4800 series of ICDA-based storage products for Bull mainframe computers, provided that Bull purchases all of its requirements for high speed cached disk array storage devices from EMC. Failure by Bull in the future to purchase at least 45% of forecasted purchases at designated times, on a cumulative basis, may result in loss of exclusivity to Bull.

  Historically, EMC has competed with OEMs and other independent suppliers on the basis of product performance, quality and price. EMC expects that there will be performance and pricing pressures with respect to the sale of its products throughout 1995. See also "Cost of Sales and Service".

  EMC purchases certain components and products from suppliers who EMC believes are currently the only suppliers of those components or products that meet EMC's requirements. Among the most important components that EMC uses are DRAMs and 5 1/4" and 3 1/2" disk drives, which EMC purchases from a small number of qualified suppliers. In some instances there is only a single source for such components. A failure by any supplier of high density DRAMs or disk drives to meet EMC's requirements for an extended period of time could have a material adverse effect on EMC. From time to time during 1994, because of high industry demand and/or the inability of certain vendors to consistently meet on a timely basis EMC's component quality standards, EMC experienced delays in deliveries of high density DRAMs and disk drives needed to satisfy orders for ICDA products. During the latter part of 1994, EMC experienced difficulties in the performance of certain disk drives, which required EMC to take certain remedial measures, including mirroring of drives in selected systems. EMC is currently working with the vendor to correct these problems and is also seeking alternative sources of supply. If such shortages and/or performance problems were to intensify, EMC could lose some time-sensitive customer orders and this could affect quarterly revenues.

  Cost of Sales and Service. As a percentage of revenue, cost of sales amounted to 47.9% in 1994, 48.7% in 1993 and 53.7% in 1992. The improvement in the cost of sales percentage in 1994 and 1993 over 1992 was due primarily to continuing increased sales of the higher margin Symmetrix series of products through EMC's direct sales force. During 1994, EMC experienced some gross margin pressure in the mainframe and midrange product markets primarily due to competitive pricing pressures and the increased material costs associated with the need to specially configure selected systems on a mirrored basis. EMC expects that pricing pressures are likely to continue. Gross margins may be affected so long as pricing pressures continue and/or EMC maintains its disk mirroring program.

  Research and Development. R&D expenses were $117,922,000, $58,977,000, and $33,591,000 in 1994, 1993 and 1992, respectively. As a percentage of revenue, such expenses were 8.6%, 7.5% and 8.7% in 1994, 1993 and 1992, respectively. Increases in R&D spending in 1994 and 1993 reflect additional purchases of state-of-the-art CAE/CAD design tools and the cost of additional technical staff and other costs associated with EMC's Open Systems Storage Group and the Centriplex product. Increases in R&D spending in 1994 over 1993 also reflect the costs of EMC's R&D facilities at Epoch beginning in the third quarter of 1993 and at Coperniqiue, Array and at EMC's subsidiary in Israel beginning in the first quarter of 1994. EMC expects to continue to spend substantial amounts for R&D in 1995.

  Selling, General and Administrative. SG&A expenses increased by $86,543,000, or 53% in 1994, $66,200,000, or 69% in 1993 and $19,567,000, or 26%, in 1992.
As a percentage of revenues, SG&A expenses were 18.1%, 20.8% and 25.0% in 1994, 1993 and 1992, respectively.

  The dollar increases in all three years were due primarily to costs associated with additional sales and support personnel, and related overhead costs, both domestically and internationally, repaired to support the increased revenue levels and EMC's initiative to expand its OEM and international distribution programs. SG&A expenses are expected to increase in dollar terms in 1995, approximately in proportion to growth in revenues.

  Investment Income and Interest Expense. Investment income increased to $21,619,000 in 1994 from $7,988,000 in 1993 and $3,830,000 in 1992. Income was earned from investments in cash equivalents and long-term investments and from sales-type leases of EMC's products. Investment income in 1994 increased due to higher average cash and investment balances caused primarily by the availability of funds from the issuance of the 4 1/4% Convertible Subordinated Notes due 2001 (the "Notes") in December 1993 and January 1994. Investment income in 1993 increased due to higher average cash and investment balances caused primarily by the proceeds received from the sale of the Notes in December 1993, the offering of EMC Common Stock in March 1993, and a full year's availability of funds from the issuance of the Debentures in March 1992.

  Interest expense increased to $15,311,000 in 1994 from $6,043,000 in 1993 and $4,865,000 in 1992. The increase of $9,268,000 in 1994 from 1993 levels was due primarily to the provision for interest payments due on the Notes throughout 1994.

  Provision for Taxes. The provision for income taxes was $104,716,000 in 1994, $52,534,000 in 1993 and $13,567,000 in 1992, which resulted in effective tax rates of 29.5%, 29% and 32% in 1994, 1993 and 1992, respectively. The increase in the effective tax rate in 1994 from 1993 is mainly attributable to a decrease in tax credits. The decrease in the effective tax rate in 1993 from 1992 is mainly attributable to an increase of tax benefits from EMC's Irish operations.

  See Note C of the Notes to Consolidated Financial Statements for a detailed analysis of EMC's effective tax rates for 1994, 1993 and 1992.

  Earnings Fluctuations. Due to (i) customers' tendencies to make purchase decisions late in each fiscal quarter, (ii) the desire by customers to evaluate new, more expensive products for longer periods of time, (iii) the timing of product and technology announcements by EMC and its competitors, and (iv) fluctuating currency exchange rates, EMC's period to period revenues and earnings can fluctuate significantly.

  Financial Position. At the end of the fiscal years 1994, 1993 and 1992, cash and cash equivalents totaled $240,506,000, $345,300,000 and $62,103,000 respectively. In 1994, working capital increased by $83,465,000 from $516,876,000 to $600,341,000. In 1993, working capital increased by
$367,541,000 from $149,335,000 to $516,876,000.

  As of February 1, 1995, EMC had available for use its entire $65,000,000 of credit lines. Based on its current operating and capital expenditure forecasts, EMC believes funds currently available, funds generated from operations and its available lines of credit will be adequate to finance its operations.

  In February 1995, EMC notified holders of its Debentures that EMC intends to redeem the Debentures on April 1, 1995, unless the holders choose to convert on or prior to such date.

  To date, inflation has not had a material impact on EMC's financial results.

  Cash Flows. In 1994, cash and cash equivalents decreased by $104,794,000. Cash provided by operating activities was $77,406,000. Balances in receivables, inventory, payables and accrued expenses increased substantially associated with EMC's growth. Net trade and notes receivable increased by $221,708,000 from 1993 to 1994 and inventory increased by $133,159,000 from 1993 to 1994. Days Sales Outstanding was 76 at December 31, 1994. In 1994, $233,762,000 was used by investing activities principally to fund additions to property, plant and equipment of $108,968,000 and net increase in long-term investments of $125,239,000. Cash provided by financing activities of $49,069,000 was primarily from $29,350,000 in net proceeds from the January 1994 overallotment of the offering of the Notes, and $9,596,000 from issuances of EMC's Common Stock.

  In 1993, cash and cash equivalents increased by $283,197,000, of which $56,796,000 was provided by operating activities. Net income was $127,122,000 in 1993, an increase of $97,614,000 or 331% over 1992 and balances in receivables, inventory, accounts payable and accrued expenses increased associated with this growth. Net trade and notes receivable increased by $73,252,000 and inventory increased by $60,937,000. $79,829,000 was used by investing activities in 1993 mainly caused by additions to property, plant and equipment of $51,303,000 and a net increase in long-term investments of $29,100,000. $305,008,000 was provided by financing activities including $194,987,000 net proceeds from the December 1993 offering of the Notes, and $112,451,000 from issuances of EMC's Common Stock.

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers and directors of EMC are as follows:

NAME                         AGE                     POSITION
----                         ---                     --------
Richard J. Egan.............  59 Chairman of the Board and Director
Michael C. Ruettgers........  52 President, Chief Executive Officer and Director
John R. Egan................  38 Executive Vice President, Sales and Director
Harold P. Ano...............  47 Senior Vice President, Marketing
Joel Beck...................  56 Senior Vice President, Worldwide Operations
L. Daniel Butler............  57 Senior Vice President, Customer Service
Raymond Fortune.............  56 Senior Vice President, International Sales
Robert T. O'Connell.........  57 Senior Vice President, Chief Staff Officer
James B. Rothnie............  46 Senior Vice President, Marketing
Neal M. Waddington..........  48 Senior Vice President and General Manager, Open
                                 Storage Group
Paul T. Dacier..............  37 Vice President and General Counsel
Michael R. Grilli...........  56 Vice President, Strategic Accounts
Paul E. Noble, Jr. .........  40 Vice President and General Manager, OEM
                                 Operations
Colin G. Patteson...........  46 Vice President, Chief Financial Officer and
                                 Treasurer
William J. Teuber...........  44 Vice President and Controller
W. Paul Fitzgerald..........  55 Director
Joseph F. Oliveri...........  46 Director
Michael J. Cronin...........  57 Director
Maureen E. Egan.............  58 Director
John F. Cunningham..........  52 Director

  Richard J. Egan is a founder of EMC and has served as a Director since EMC's inception in 1979. He was elected Chairman of the Board of EMC in January 1988. Prior to January 1988, he was also President of EMC. From 1979 to January 1992, he was Chief Executive Officer of EMC. He is also a director of Cognition Corporation, a CAD/CAM software supplier.

  Michael C. Ruettgers served as Executive Vice President, Operations of EMC from July 1988 to October 1989, when he became President. From September 1989 to January 1992, Mr. Ruettgers served as Chief Operating Officer of EMC. In January 1992, he became Chief Executive Officer and in May 1992, he was elected a Director of EMC. Before joining EMC, he was Chief Operating Officer at Technical Financial Services, Incorporated, a high technology consulting company which he joined in February 1987. He is also a director of Cross Comm, Inc., a manufacturer of computer network products, and Commonwealth Energy Corp.

  John R. Egan became Executive Vice President, Sales of EMC in January 1992 and was elected a Director in May 1992. Previously, he held several executive positions with EMC, including Executive Vice President, International Sales and Executive Vice President, Marketing.

  Harold P. Ano joined EMC in April 1990 as Senior Vice President of Marketing. Previously, he held several executive positions with Wang Laboratories, Inc., a computer manufacturer, most recently as Senior Vice President and General Manager of the Wang Microsystems Division. Mr. Ano has resigned from EMC effective January 1996.

  Joel Beck joined EMC in July 1995. Previously, he served in several executive positions with Bull Electronics--U.S., a computer manufacturer, including Vice President of U.S. manufacturing from 1987 to July 1993 and as President from July 1993 to July 1995.

  L. Daniel Butler joined EMC in August 1990 as Vice President of Customer Service and became Senior Vice President of Customer Service in February 1993. Prior to joining EMC, Mr. Butler was the founder and President of DMX, Inc., an electronic board assembling company, from October 1989 to August 1990. From October 1987 to September 1989, he was Director of Logistics Planning at Data General Corporation, a computer manufacturer.

  Raymond Fortune joined EMC in July 1994 as Senior Vice President, International Sales. From November 1989 to March 1991, Mr. Fortune was Executive Vice President of Commercial Products, and from May 1993 to June 1994 he was Chief Operating Officer, at Kendall Square Research Corporation, a computer manufacturer. From May 1991 to April 1993, Mr. Fortune was Chief Executive Officer at Ultra Network Technologies, Incorporated, a high speed networking products manufacturer.

  Robert T. O'Connell joined EMC in July 1995. Previously, he held several executive positions with General Motors Corporation, an automobile manufacturer, including Senior Vice President from 1992 to 1994 and Chief Financial Officer from 1988 to 1992.

  James B. Rothnie joined EMC in October 1995. Previously, he was Vice President of Software Development at Data General Corporation, a computer manufacturer from October 1994 to October 1995. From 1987 to 1994, Mr. Rothnie served in several executive capacities at Kendall Square Research Corporation, a computer manufacturer, most recently as Executive Vice President.

  Neal M. Waddington joined EMC in November 1994 as Senior Vice President and General Manager of EMC's Open Storage Group. From May 1992 to October 1994, Mr. Waddington was Vice President and General Manager of the Integrity Systems Division of Tandem Computers Incorporated, a computer manufacturer. From October 1991 to April 1992, Mr. Waddington was Vice President-Marketing and President of North American Sales at Concurrent Computer Systems, a computer manufacturer. From May 1990 to June 1991, he was Vice President of Marketing at Sequent Computer Systems, a computer manufacturer. Previously, Mr. Waddington held various senior-level positions at Sperry Computer Systems and Unisys, computer manufacturers, in senior marketing, product development and division general management positions.

  Paul T. Dacier joined EMC in March 1990 as General Counsel and became Vice President and General Counsel in February 1993. Prior to joining EMC, he was Senior Counsel, Corporate Operations at Apollo Computer, Inc., a computer manufacturer, from January 1987 to January 1990.

  Michael R. Grilli has been Vice President of Strategic Accounts for EMC since January 1995. From October 1993 to January 1995, he was Vice President--Sales, Europe, Middle East and Africa for EMC. From January 1993 to September 1993, he was Vice President, Europe and from October 1989 to December 1992, he was Southern Area Manager for EMC.

  Paul E. Noble, Jr. has been Vice President and General Manager of OEM Operations at EMC from June 1992 to present. From June 1989 through May 1992 he was a Vice President of Sales and from March 1987 to May 1989, he was Vice President of Customer Service at EMC.

  Colin G. Patteson joined EMC in January 1989 as European Controller. He has been Chief Financial Officer and Treasurer of EMC since April 1995. In March 1991, he became Corporate Controller and in February 1993, he became Vice President and Controller.

  William J. Teuber joined EMC in August 1995 as Vice President and Controller. From 1988 to August 1995, Mr. Teuber was a partner at Coopers & Lybrand, L.L.P., an accounting firm.

  W. Paul Fitzgerald has been a Director of EMC since March 1991. From January 1988 to March 1995, he was Senior Vice President, Finance and Administration and Chief Financial Officer of EMC. From October 1991 to March 1995, Mr. Fitzgerald was Treasurer of EMC.

  Joseph F. Oliveri has been a Director of EMC since March 1993. From March 1983 to the present, Mr. Oliveri has been President and Chief Executive Officer of Interface Electronics Corporation, a distributor of a diversified group of semiconductor, electronic component and subsystem component products.
Mr. Oliveri is a member of the Audit Committee and the Mergers and Acquisitions Committee of EMC.

  Michael J. Cronin has been a Director of EMC since May 1990. He was Chief Financial Officer and President of Automatix, Inc., an industrial vision systems manufacturer, from June 1984 to September 1990. He has been Chief Executive Officer of Cognition Corporation from September 1987 to the present. Mr. Cronin is also Chairman of the Board of Cognition Corporation. He is also a Director of Leeman Labs, Inc., a manufacturer of analytical instruments for the environmental and industrial markets. Mr. Cronin is a member of the Audit Committee, the Executive Compensation and Stock Option Committee and the Mergers and Acquisitions Committee of EMC.

  Maureen E. Egan has been a Director of EMC since March 1993. She was one of EMC's initial investors and its first employee. Mrs. Egan was employed in a number of administrative capacities from the Company's inception in 1979 until her retirement in 1985. Mrs. Egan is a founder and member of the Hopkinton Technology for Education Trust, a non-profit organization in Hopkinton, Massachusetts.

  John F. Cunningham has been a Director of EMC since November 1991. He was a consultant to EMC from January 1992 to December 1993. He has been Chairman and Chief Executive Officer of Cunningham & Company, a corporation involved in private investments and financial consulting from February 1989 to the present. From July 1985 to January 1989 he was Chairman of the Board and Chief Executive Officer of Computer Consoles, Inc., a manufacturer of computers and telecommunications equipment. Prior to such time, Mr. Cunningham served in various capacities at Wang Laboratories, Inc., a manufacturer of computers, most recently as President and Chief Operating Officer and a Director. He is also a Director of Computervision Corporation, a CAD/CAM software company. Mr. Cunningham is a member of the Executive Compensation and Stock Option Committee and the Mergers and Acquisitions Committee of EMC.

                               ----------------

  Richard J. Egan, Chairman of the Board and a Director of EMC, is the husband of Maureen E. Egan, a Director of EMC. He also is the brother-in-law of W. Paul Fitzgerald, a Director of EMC. W. Paul Fitzgerald is the brother of Maureen E. Egan. John R. Egan, Executive Vice President, Sales and Marketing and a Director of EMC is the son of Richard J. and Maureen E. Egan.

EXECUTIVE COMPENSATION

  The following table discloses compensation received by EMC's Chief Executive Officer and the four remaining most highly paid executive officers for the three fiscal years in the period ended December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                         LONG-TERM
                                       ANNUAL           COMPENSATION
                                    COMPENSATION           AWARDS
                             -------------------------- ------------
                                                                         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY($) BONUS($)(1)  OPTIONS(#)  COMPENSATION($)(2)
---------------------------  ---- --------- ----------- ------------ ------------------
Michael C. Ruettgers....     1994  260,000    366,660          --           2,000(2)
 President, Chief Execu-
  tive                       1993  225,000    536,363          --           2,000(2)
 Officer and Director        1992  207,800    365,000    1,200,000          2,000(2)
Richard J. Egan.........     1994  260,000    366,660          --         371,147(3)
 Chairman of the Board       1993  225,000    536,363          --         278,971(4)
 and Director                1992  163,556    181,500          --           2,000(2)
Frank M. Keaney.........     1994  175,000    293,250          --           2,000(2)
 Senior Vice President,      1993  175,000    383,116      100,000          2,000(2)
 North American Sales        1992  156,600    297,100          --           2,000(2)
W. Paul Fitzgerald......     1994  165,000    214,560          --           2,000(2)
 Senior Vice President,
  Finance and                1993  160,000    383,116          --           2,000(2)
 Administration and Di-
  rector                     1992  157,800    287,500          --           2,000(2)
John R. Egan............     1994  200,000    266,425          --           2,000(2)
 Executive Vice Presi-
  dent, Sales                1993  175,000    490,389          --           2,000(2)
 and Director                1992  156,500    304,000    1,800,000          2,000(2)

--------
(1) Includes performance bonuses and commissions accrued in year of service whether paid during year of service or in succeeding year.
(2) The amounts noted in this column were paid to each of the named executive officers' accounts in the EMC 401K Plan.
(3) Includes the amount of $2,000 paid to Mr. Egan's account in the EMC 401K Plan. Also includes $369,147 reflecting the present value of the economic benefit to Mr. Egan of the non-term portion of the premium advanced, on a non-interest bearing basis, by EMC during 1994 ($766,131) with respect to a split-dollar insurance agreement (see "Certain Relationships and Related Transactions" below for a description of such agreement), based on the earliest possible date on which EMC may terminate the split dollar agreement and receive back all funds advanced, which is August 16, 2002. EMC did not pay any portion of the term life insurance portion of the premium in 1994.
(4) Includes the amount of $2,000 paid to Mr. Egan's account in the EMC 401K Plan. Also includes $276,971 reflecting the present value of the economic benefit to Mr. Egan of the non-term portion of the premium advanced, on a non-interest bearing basis, by EMC during 1993 ($611,439) with respect to the split-dollar insurance agreement described in Note 3 above. EMC did not pay any portion of the term life insurance portion of the premium in 1993.

  There were no option grants in fiscal 1994 to EMC's named executive officers. The following table provides information on option exercises in fiscal 1994 by EMC's named executive officers and the value of such officers' unexercised options at December 31, 1994.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                     AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF           VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                                                    AT FISCAL YEAR END (#)   AT FISCAL YEAR END ($)(1)
                                                   ------------------------- -------------------------
                            SHARES
                         ACQUIRED ON     VALUE
NAME                     EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ------------ ------------ ----------- ------------- ----------- -------------
Michael C. Ruettgers....   300,876      5,722,743        --        801,552          --    16,193,192
Richard J. Egan.........       --             --         --            --           --           --
Frank M. Keaney.........    20,000        208,100        --         60,000          --       909,300
John R. Egan............   798,000     14,055,942    379,200     1,140,000    7,845,178   23,053,800
W. Paul Fitzgerald......       --             --     353,200        60,000    7,306,250    1,239,960

--------

(1) Fiscal year ended December 31, 1994. The closing price of EMC Common Stock on December 30, 1994 (which was the last trading day in 1994) on the NYSE was $21.63 per share.

(2) The above options were granted under EMC's 1985 Stock Option Plan.

PRINCIPAL STOCKHOLDERS

  Except as otherwise noted, the following table sets forth certain information regarding EMC Common Stock owned on September 30, 1995 (i) by each person who is known by EMC to own beneficially more than 5% of EMC Common Stock, (ii) by each of EMC's directors owning EMC Common Stock, (iii) by each of the executive officers named in the Summary Compensation Table above, and (iv) by all directors and executive officers as a group.

                                         NUMBER OF SHARES        PERCENT OF
NAME OF BENEFICIAL OWNER               BENEFICIALLY OWNED(1) OUTSTANDING SHARES
------------------------               --------------------- ------------------
Richard J. Egan(2)....................      11,750,080              5.4 %
Maureen E. Egan(3)....................       2,719,901              1.26
Michael J. Cronin.....................          19,000               *
John F. Cunningham(4).................          48,000               *
John R. Egan(5).......................         921,850               *
W. Paul Fitzgerald(6).................         420,854               *
Joseph F. Oliveri.....................          -0-                  *
Michael C. Ruettgers(7)...............         310,729               *
FMR Corp.(8)..........................      25,917,075             13.1
The Equitable Companies
 Incorporated(9)......................      10,105,005              5.1
All directors and officers as a group
 (20 persons)(10).....................      16,872,909              7.8

--------
 *  Less than 1%
 (1) Except as otherwise noted, all persons have sole voting and investment ownership with respect to their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days from the date of this table.
 (2) Excludes 3,082,551 shares held by Mr. Egan's wife, Maureen E. Egan, and John R. Egan, as to which Mr. Egan disclaims beneficial ownership.
 (3) Excludes 12,112,730 shares held by Mrs. Egan's husband, Richard J. Egan, and John R. Egan, as to which Mrs. Egan disclaims beneficial ownership.
 (4) Mr. Cunningham is deemed to own these shares by virtue of a currently exercisable option to purchase these shares.
 (5) John R. Egan is deemed to own 559,200 of these shares by virtue of currently exercisable options to purchase these shares.

 (6) W. Paul Fitzgerald is deemed to own 60,000 of these shares by virtue of currently exercisable options to purchase these shares.
 (7) Excludes 3,900 shares owned by Mr. Ruettgers' children, as to which he disclaims beneficial ownership.
 (8) EMC has relied on the Schedule 13G of FMR Corp. dated February 13, 1995 for information relating to its share ownership. Of these shares, FMR Corp. has the sole power to vote or direct the vote of 1,541,800 shares and the sole power to dispose of or direct the disposition of 25,917,075 shares. The number of shares of EMC Common Stock beneficially owned by FMR Corp. includes 2,612,248 shares of Common Stock resulting from the assumed conversion of $8,000,000 principal amount of the Debentures.
 (9) EMC has relied on the Schedule 13G filed jointly by The Equitable Companies Incorporated ("Equitable"), Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Uni Europe Assurance Mutuelle and AXA dated February 10, 1995 for information relating to their share ownership. Of these shares, Equitable, through its subsidiaries, has the sole power to vote or direct the vote of 9,547,605 shares and the sole power to dispose of or direct the disposition of 10,105,005 shares. The number of shares of EMC Common Stock beneficially owned by Equitable, through its subsidiaries, includes 1,210,305 shares of EMC Common Stock resulting from the assumed conversion of the Debentures.
(10) Includes 892,300 shares of EMC Common Stock beneficially owned by all executive officers and directors as a group based upon stock options exercisable within 60 days from the date of this table. Excludes shares as to which the named individuals have disclaimed beneficial ownership as described above. Also excludes shares held by Mr. Keaney, who resigned as an executive officer of EMC as of December 31, 1994.

  The address of all persons listed above, other than FMR Corp. and Equitable, is c/o EMC Corporation, 171 South Street, Hopkinton, Massachusetts 01748. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. The address of Equitable is 787 Seventh Avenue, New York, New York 10019.

COMPENSATION OF DIRECTORS

  EMC compensates each director who is not an employee of EMC $10,000 per annum, $2,000 for each regularly scheduled director's meeting attended and $1,500 per annum for each committee on which they serve.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Michael J. Cronin and John F. Cunningham, non-employee directors, serve on the Compensation Committee of EMC's Board of Directors. Richard J. Egan, Chairman of the Board of EMC, is also a member of the Compensation Committee.

  Richard J. Egan is a member of the Board of Directors of Cognition Corporation. Michael J. Cronin, the Chief Executive Officer of Cognition Corporation, serves as Chairman of the Compensation Committee of EMC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In 1995, EMC rented the private airplane of Richard J. Egan and Maureen E. Egan for use for EMC business trips and sales activities, for which payments will aggregate approximately $206,860. Richard J. Egan is Chairman of the Board of Directors of EMC and Maureen E. Egan is a Director of EMC.

  In 1994, EMC retained the Thomas A. Fitzgerald Company to provide various forms of corporate insurance and paid premiums of approximately $620,732. Thomas A. Fitzgerald is the brother of W. Paul Fitzgerald, a Director of EMC and of Maureen E. Egan, a Director of EMC and the brother-in-law of Richard J. Egan, Chairman of the Board of Directors of EMC.

  In 1994, EMC purchased approximately $1,543,580 of electronic components from Interface Electronics Corporation. Joseph F. Oliveri, a Director of EMC, is the President and Chief Executive Officer of Interface Electronics Corporation.

  In January 1993, EMC entered into a "split dollar" life insurance agreement with the Egan Family Irrevocable Insurance Trust, for the benefit of the Richard J. Egan family. Richard J. Egan is Chairman of the Board and Maureen E. Egan is a Director of EMC. Under the agreement, premiums equivalent, in general terms to the aggregate annual increase in the cash value of the policies will be advanced by EMC to the Egan Family Irrevocable Insurance Trust and will be required to be repaid to EMC (without interest) upon death or at such time as the aggregate cash value of the fully funded policies equals EMC's total premium advances. All EMC advances will be collateralized by the aggregate cash value of the policies. In 1994, EMC paid $768,131 in premiums pursuant to this agreement.

  EMC believes that the terms of the arrangements described above were fair and not less favorable to EMC than could have been obtained from unaffiliated parties.

DESCRIPTION OF EMC CAPITAL STOCK

  Currently, the total number of shares of all classes of capital stock which EMC is authorized to issue is 525,000,000 shares, consisting of 500,000,000 shares of EMC Common Stock and 25,000,000 shares of preferred stock, $.01 par value per share (the "EMC Preferred Stock").

  EMC Common Stock. Holders of EMC Common Stock are entitled to one vote for each share held and have no preemptive or other rights to subscribe for additional shares from EMC. There are no cumulative voting rights, with the result that holders of more than 50% of the shares of EMC Common Stock are able to elect 100% of EMC's directors. All outstanding shares of EMC Common Stock are validly issued, fully paid and nonassessable. Holders of EMC Common Stock are entitled to such dividends as may be declared by the Board of Directors of EMC out of funds legally available therefor. Upon any voluntary or involuntary liquidation, dissolution or winding up of EMC, the holders of EMC Common Stock are entitled to receive the net assets of EMC, after EMC shall have satisfied or made provision for its debts and obligations and for the payment to holders of shares of any class or series (including any then outstanding shares of EMC Preferred Stock) having preferential rights to receive distributions of the net assets of EMC.

  The transfer agent and registrar for the EMC Common Stock is Boston Financial Data Services, Inc.

  EMC Preferred Stock. The shares of EMC Preferred Stock may be issued from time to time in one or more series without further action by the stockholders of EMC, except as may be required by applicable law or stock exchange rules. The EMC Board may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series, provided, however, that if and to the extent that shares of any series have voting rights, such rights shall not be in excess of the greater of (i) one vote per share of such series or (ii) if the shares of such series are convertible into shares of EMC Common Stock, such number of votes per share as equals the number of shares of EMC Common Stock into which shares of such series is at the time of such vote convertible. The EMC Board shall determine the number of shares constituting each series of EMC Preferred Stock and each series shall have a distinguishing designation.

  It is not possible to state the precise effects of the authorization of the EMC Preferred Stock upon the rights of holders of EMC Common Stock until the EMC Board determines the respective preferences, limitations and relative rights of the holders of one or more series of EMC Preferred Stock. However, such effects might include (i) a reduction of the amount otherwise available for payment of any dividends on EMC Common Stock, to the extent dividends are payable on any issued shares of EMC Preferred Stock, and restrictions on dividends on EMC Common Stock if dividends on outstanding EMC Preferred Stock are in arrears; (ii) dilution of the voting power of the EMC Common Stock to the extent that outstanding EMC

Preferred Stock has voting rights; and (iii) the holders of EMC Common Stock not being entitled to share in EMC's assets upon liquidation until satisfaction of any liquidation preference granted to outstanding EMC Preferred Stock.

  The EMC Preferred Stock might have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of EMC Common Stock, to acquire control of EMC with a view to imposing a merger, sale of all or any part of EMC's assets or a similar transaction or otherwise to exercise such control, since the issuance of new shares of EMC Preferred Stock could be used to dilute the stock ownership or voting rights of such person or entity. Furthermore, shares of EMC Preferred Stock, or warrants or other rights to acquire shares of EMC Preferred Stock or EMC Common Stock could be issued to holders of the EMC Common Stock under a stockholders' rights plan (or otherwise) on terms designed to enable stockholders to receive fair and equal treatment in the event of any proposed acquisition of EMC. The adoption of such a rights plan could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, EMC or a large block of EMC Common Stock. Management is not aware of any effort by any person to gain control of EMC. The EMC Board, however, has periodically over the past four years, reviewed the advantages and disadvantages of adopting a stockholders' rights plan. Although the EMC Board has considered, based upon such review, that it may be in the best interests of EMC and its stockholders to enact such a plan, the EMC Board has not decided to enact a stockholders' rights plan as of the date of this Consent Solicitation/Prospectus.

  EMC has no current agreements, commitments or understandings with respect to the sale or issuance of the shares of EMC Preferred Stock.

                        COMPARISON OF STOCKHOLDER RIGHTS

  The following is a summary of certain of the material differences between the rights of holders of EMC Common Stock and the rights of holders of McDATA Capital Stock.

  If the Merger is consummated, holders of McDATA Capital Stock will become holders of EMC Common Stock. Upon consummation of the Merger, the rights of the former McDATA stockholders will be governed by the laws of The Commonwealth of Massachusetts, including the Massachusetts Business Corporation Law (the "MBCL"), and will also be governed by the Restated Articles of Organization, as amended, of EMC (the "EMC Articles") and the Amended and Restated Bylaws of EMC (the "EMC Bylaws"). The rights of EMC shareholders under the EMC Articles, the EMC Bylaws and the MBCL differ in certain respects from the rights of McDATA stockholders under the McDATA Certificate of Incorporation, the Bylaws of McDATA (the "McDATA Bylaws") and the laws of the State of Delaware, including the DGCL. Certain differences between the rights of EMC stockholders and McDATA stockholders are summarized below. While EMC believes that this summary covers the material aspects of the information summarized therein, this summary does not purport to be complete and is qualified in its entirety by reference to the full text of such documents and the relevant statutory provisions.

SPECIAL MEETINGS OF STOCKHOLDERS

  The DGCL provides that special meetings of stockholders may be called only by the directors or by any other person or persons as may be authorized by the corporation's certificate of incorporation or bylaws. The McDATA Bylaws provide that special meetings may be called, at any time, by the President, the Board of Directors, or the holders of not less than one-tenth ( 1/10th) of all shares entitled to vote on the subject matter for which the special meeting is called.

  The EMC Bylaws provide that special meetings of stockholders may be called by the President at the direction of the Chairman of the Board, or a majority of the Directors, and shall be called by the Clerk (or, in certain circumstances, any other officer) upon written application of stockholders who hold eighty-five percent (85%) in interest of the capital stock of EMC entitled to be voted at the proposed meeting. Under the MBCL, special meetings of stockholders of a corporation with a class of voting stock registered under the Exchange Act, unless otherwise provided in the articles of organization or bylaws, must be called by the clerk (or, in certain circumstances, any other officer) upon written application by stockholders who hold at least forty percent (40%) in interest of the capital stock entitled to vote thereat.

INSPECTION RIGHTS

  Under the DGCL, every stockholder has a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose the corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. In order to exercise the foregoing right, a stockholder must submit a written demand to the corporation, under oath, stating the purpose of the inspection. Upon refusal of the corporation (or its agent or an officer of the corporation) to permit an inspection demanded by a stockholder, or of a failure to reply to a stockholder's demand within five business days after such demand has been made, a stockholder may apply to the Court of Chancery to compel the inspection. Where a stockholder seeks to have the Chancery Court compel an inspection of the corporation's books and records, other than its stock ledger or list of stockholders, the stockholder must first establish that it has complied with the formal requirements of making a demand for inspection and that the inspection is for a proper purpose. For purposes of this provision of the DGCL, a "proper purpose" is one that is reasonably related to such person's interest as a stockholder. The McDATA Bylaws provide that McDATA shall prepare a complete list of stockholders entitled to vote at a given meeting, at least ten
(10) days before such meeting. Such list shall be open for examination by any stockholder for any purpose germane to the relevant meeting, during regular business hours, for a period of ten (10) days prior to such meeting.

  The MBCL requires that every domestic corporation maintain in Massachusetts, and make available for inspection by its stockholders, the original, or attested copies of, the corporation's articles of organization, bylaws, records of all meetings of incorporators and stockholders, and the stock and transfer records listing the names of all stockholders and their record addresses and the amount of stock held by each. The MBCL further provides that if any officer or agent of a corporation having charge of such corporate records (or copies thereof) refuses or neglects to exhibit them in legible form or to produce for examination a list of stockholder names, record addresses and amount of stock held by each, such officer or agent or the corporation will be liable to any stockholder for actual damages sustained by reason of such refusal or neglect. However, in an action for damages or a proceeding in equity under the foregoing provision, it is a defense to such action that the actual purpose and reason for the inspection being sought is to secure a list of stockholders or other information for the purpose of selling the list or other information or of using them for purposes other than in the interest of the person seeking them, as a stockholder, relative to the affairs of the corporation. The foregoing rights relating to inspection are deemed to include the right to copy materials and to be represented by agent or counsel in exercising these rights. In addition to the rights of inspection provided by the MBCL, a stockholder of a Massachusetts corporation has a common law right to inspect additional documents which, if such request is refused by the corporation, may be obtained by petitioning a court for the appropriate order. In petitioning a court for such an order, the granting of which is discretionary, the stockholder has the burden of demonstrating (i) that he is acting in good faith and for the purposes of advancing the interests of the corporation and protecting his own interest as a stockholder and (ii) that the requested documents are relevant to those purposes.

  The EMC Bylaws provide that no stockholder shall have any right to examine any property, or any books, accounts or writings of EMC upon a vote of the Directors refusing such permission and stating that in the opinion of the Directors such examination would be adverse to the interests of EMC. Such vote shall be prima facie evidence that such examination would be adverse to the interests of EMC. Every such examination shall also be subject to such reasonable regulations as the Directors may establish.

ACTION BY CONSENT OF STOCKHOLDERS

  Under the DGCL, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken by stockholders at a meeting may be taken without a meeting, without prior notice and without a vote, if the stockholders having the number of votes that would be necessary to take such action at a meeting at which all stockholders were present and voted, consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. The McDATA Certificate of Incorporation does not provide otherwise.

  Under the MBCL, any action required or permitted to be taken by stockholders at a meeting may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. A corporation may not provide otherwise in its articles of organization or bylaws.

CUMULATIVE VOTING

  Under the DGCL, a corporation may provide in its certificate of incorporation for cumulative voting by stockholders in the election of directors. The McDATA Certificate of Incorporation expressly provides that voting is not cumulative. The MBCL has no cumulative voting provision, and the EMC Articles do not provide for it.

DIVIDENDS AND STOCK REPURCHASES

  Under the DGCL, a corporation generally is permitted to declare and pay dividends out of surplus or out of net profits for the current and/or preceding fiscal year, provided that the capital of the corporation is not less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, under the DGCL a corporation may generally redeem or repurchase shares of its stock if the capital of the corporation is not impaired and if such redemption or repurchase will not impair the capital of the corporation. Under the DGCL, the directors of a corporation are jointly and severally liable for negligently or willfully making improper dividend payments, stock repurchases or redemptions. Directors held to be liable pursuant to this provision of the DGCL are entitled to be subrogated to the rights of the corporation against stockholders receiving dividends on, or assets for the sale or redemption of, their stock with knowledge that such dividend, repurchase or redemption was unlawful.

  Under the MBCL, the directors of a corporation will be jointly and severally liable if a payment of dividends or a repurchase of a corporation's stock is
(i) made when the corporation is insolvent, (ii) renders the corporation insolvent or (iii) violates the corporation's articles of organization. Stockholders to whom a corporation makes any distribution (except a distribution of stock of the corporation) if the corporation is, or is thereby rendered, insolvent, are liable to the corporation for the amount of such distribution made, or for the amount of such distribution which exceeds that which could have been made without rendering the corporation insolvent, but in either event only to the extent of the amount paid or distributed to them, respectively. In such event, a stockholder who pays more than his proportionate share of such distribution or excess shall have a claim for contribution against the other stockholders.

  The McDATA Certificate of Incorporation provides that holders of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock are entitled to quarterly dividends in the amount of $0.1274 per share of McDATA Series A Preferred Stock and $0.147 per share of McDATA Series B Preferred Stock (the "Preferred Dividends"). The Preferred Dividends cumulate and accrue automatically and all accrued but unpaid Preferred Dividends must be paid in full before dividends may be paid in respect of any other class of McDATA stock. Holders of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock are entitled to participate proportionally in any dividend declared on any other class of McDATA stock.

  The McDATA Certificate of Incorporation also provides that holders of McDATA Class B Common Stock are entitled to an annual dividend in the amount of five percent (5%) of a fraction, the numerator of which is the total consideration for which shares of McDATA Class B Common Stock were issued during the relevant fiscal year and the denominator of which is the total number of shares of McDATA Class B Common Stock issued during such fiscal year (the "Class B Common Dividends"). The Class B Common Dividends are not cumulative and accrue only at the election of the McDATA Board. All accrued but unpaid Class B Common Dividends must be paid in full before dividends may be paid in respect of McDATA Class A Common Stock. Holders of McDATA Class B Common are entitled to participate proportionally in any dividend declared on McDATA Class A Common Stock.

CLASSIFICATION OF THE BOARD OF DIRECTORS

  The DGCL permits (but does not require) classification of a corporation's board of directors into one, two or three classes. Neither the McDATA Articles nor the McDATA Bylaws provide for a classified board, and all members of the McDATA Board are elected annually.

  The MBCL requires classification of a public corporation's board of directors into three classes (each having a three year term) and imposes certain other obligations, unless the directors of such public corporation elect by vote to be exempt from such requirement or the stockholders of such public corporation, at a meeting duly called for such purpose, elect to be exempt from such requirement by a vote of two-thirds of each class of stock outstanding. The EMC Board elected to be exempt from such requirement by board resolutions dated April 12, 1990. Subsequently, the EMC Board opted to be subject to the classification provisions of the MBCL, by board resolutions dated February 11, 1994. The EMC Board is currently classified in accordance with the provisions of the MBCL.

REMOVAL OF DIRECTORS

  Under the DGCL stockholders may generally remove directors with or without cause by majority vote; however, stockholders may remove members of a classified board only for cause, unless the certificate of incorporation provides otherwise. The McDATA Bylaws provide that any one or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that directors elected by the holders of a particular class or series of stock may be removed without cause only by a majority vote of the holders of the outstanding shares of such class or series. Delaware law does not permit directors to remove other directors.

  Under the MBCL, in the case of a public company such as EMC, which has not elected to be exempt from the provision of the MBCL that requires a classified board, directors may be removed by the stockholders only for cause by the affirmative vote of a majority of the shares entitled to vote in the election of directors.

VACANCIES ON THE BOARD OF DIRECTORS

  Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, vacancies on the board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a vote of the majority of directors then in office, even though less than a quorum. The DGCL also provides that where directors are elected by classes or series of stock, vacancies are to be filled by the remaining directors elected by the class or series in whose directorships the vacancy occurs. The McDATA Bylaws provide that if, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as measured prior to the vacancy or newly created directorship), a stockholder or stockholders holding at least ten percent (10%) of the total number of shares at the time outstanding having the right to vote in the election of directors, may petition the Court of Chancery to summarily order an election to fill such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

  The MBCL provides that in the case of a classified board (such as EMC's), any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board of directors, shall be filled solely by the affirmative vote of a majority of the directors then in office, even though less than a quorum.

EXCULPATION OF DIRECTORS

  The DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable for monetary damages stemming from breaches of fiduciary duties. Under the DGCL, a charter provision limiting directorial liability cannot relieve a director of personal liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful repurchases or redemptions of stock or, (iv) any transactions from which the director derived an improper personal benefit.

  In Massachusetts, a corporation's articles of organization may limit the personal liability of its directors for breaches of their fiduciary duties. However, under the MBCL, this limitation is generally unavailable for acts or omissions by a director which (i) were in violation of such director's duty of loyalty, (ii) were in bad faith or which involved intentional misconduct or a knowing violation of law or (iii) involved a financial profit or other advantage to which the director was not legally entitled. The MBCL also prohibits the elimination or limitation of director liability for unauthorized loans to insiders or distributions which occur when a corporation is, or which renders a corporation, insolvent.

  The McDATA Certificate of Incorporation and the EMC Articles provide for limitations on directors' liability as permitted by the DGCL and the MBCL, respectively.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

  Both the DGCL and the MBCL generally permit indemnification of directors, officers, employees and certain others for expenses incurred by them by reason of their position with the corporation, if such person has acted in good faith and with the reasonable belief that his or her conduct was in the best interest of the corporation. However, unlike the MBCL, the DGCL does not permit a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation (although it does permit indemnification in such situations if approved by the Delaware Court of Chancery and for expenses related to such actions). In Delaware, any indemnification shall be made by a corporation only as authorized in a specific case upon a determination that the indemnified person has met the required standard of conduct by: (i) a majority vote of the directors not party to the relevant action, even though less than a quorum, or if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion, or (ii) by the stockholders. Under the MBCL, indemnification may be provided for in a corporation's articles of organization, bylaws adopted by stockholders or by a vote of stockholders entitled to vote in the election of directors.

  McDATA's Bylaws provide that McDATA shall indemnify any director, officer or trustee to the fullest extent permitted by Section 145 of the DGCL. McDATA's obligations to provide indemnification are to be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

  The EMC Bylaws provide that EMC shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who were acting at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification: (i) by a disinterested majority of the directors then in office; or (ii) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; or (iii) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer.

INTERESTED DIRECTOR TRANSACTIONS

  The DGCL provides that no transaction between a corporation and one or more of its directors or officers, or an entity in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall be void or voidable solely for that reason, nor will such a transaction be void or voidable solely because the director or officer is present at or votes at the meeting of the board of directors or committee which authorizes the transaction or solely because his or her votes are counted for such purpose, provided that (i) the material facts as to the relationship or interest and as to the transaction are disclosed or are known to the board of directors or a committee and the board or committee authorizes the transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors number less than a quorum, (ii) the material facts as to the interested director's or officer's relationship or interest and as to the transaction are disclosed or are known to the stockholders entitled to vote thereon and the transaction is specifically approved in good faith by vote of those stockholders or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or committee or the stockholders. The DGCL permits common or interested directors to be counted in determining the presence of a quorum at a meeting of the board or of a committee that authorizes an interested director or officer transaction.

  The McDATA Bylaws substantially restate the foregoing provisions of Delaware law.

  The MBCL contains no provision comparable to that of the DGCL; however, the EMC Articles provide that, in the absence of fraud, any director, officer or stockholder individually (or any individual having any interest in any concern which is a stockholder of EMC, or any concern in which any of such directors, officers, stockholders or individuals has any interest) may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of EMC and (i) such contract, transaction or act shall not be in any way invalidated or otherwise affected by that fact, (ii) no such director, officer, stockholder or individual shall be liable to account to EMC for any profit or benefit realized through any such contract, transaction or act and
(iii) any such director of EMC may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same; provided, however, that any contract, transaction or act in which any director or officer of EMC is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of EMC, shall be duly authorized or ratified by a majority of the directors who are not so interested, to whom the nature of such interest has been disclosed.

  The EMC Articles further provide that, to the extent permitted by law, the authorizing or ratifying vote of the holders of a majority of the shares of each class of the capital stock of EMC outstanding and entitled to vote for directors at any meeting duly called for that purpose shall validate any contract, transaction or act of EMC, or of the Board of Directors or any committee thereof, with regard to all stockholders of EMC, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under EMC; provided, however, that the nature of such contracts, transactions or acts and the interests of any director, officer or stockholder therein shall be summarized in the notice of any such meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting; and any failure of the stockholders to authorize or ratify such contract, transaction or act shall not be deemed in any way to invalidate the same or to deprive this corporation, its directors, officers or employees of its or their right to proceed with such contract, transaction or act.

LIQUIDATION PREFERENCES

  Upon liquidation of McDATA each holder of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock is entitled to receive an amount equal to $1.82 per share and $2.10 per share, respectively, plus all accrued and unpaid Preferred Dividends before any payment can be made to the holders of any other class of McDATA stock.

  Holders of McDATA Class B Common Stock are entitled, following payment of the foregoing amounts to the holders of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock, to an amount per share equal to (i) the greater of,
(a) a fraction, the numerator of which is the total consideration received by McDATA for the outstanding shares of McDATA Class B Common Stock and the denominator of which is the total number of McDATA Class B Common Shares outstanding, or (b) $2.10, plus (ii) all accrued but unpaid Class B Common Dividends.

  Holders of McDATA Class A Common Stock are entitled, upon liquidation, and upon payment of the foregoing preferential amounts, to receive $2.10 per share plus all accrued and unpaid dividends. Any assets of McDATA remaining after payment of the preceding amounts to holders of McDATA Capital Stock, are to be distributed pro rata among all McDATA stockholders.

FUNDAMENTAL TRANSACTIONS

  The DGCL generally requires that mergers and consolidations, and sales, leases or exchanges of all or substantially all of a corporation's property and assets be approved by the directors and by a vote of the holders of a majority of the outstanding stock entitled to vote, though a corporation's certificate of incorporation may require a greater-than-majority vote. Under the DGCL, a surviving corporation need not have stockholder approval for a merger if, (i) each share of the surviving corporation's stock, outstanding prior to the merger, remains outstanding in identical form after the merger, (ii) there is no amendment to its certificate of incorporation and (iii) the consideration going to stockholders of the non-surviving corporation is not common stock (or securities convertible into common stock) of the surviving corporation or, if it is such stock or securities convertible into such stock, the aggregate number of common shares actually issued or delivered, or initially issuable upon conversion does not exceed twenty percent (20%) of the shares of the survivor's common stock outstanding immediately prior to the effective date of the merger. The McDATA Certificate of Incorporation provides that McDATA shall not consolidate with or merge into any other corporation or permit any other corporation to merge into or sell substantially all of its assets to McDATA, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets, without the consent of the holders of at least 66 2/3% of the shares of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock, voting together as a single class.

  The MBCL generally requires approval of mergers and consolidations and sales, mortgages, leases or exchanges of all or substantially all of a corporation's property by a vote of two-thirds of the shares of each class of stock outstanding and entitled to vote thereon, except that (i) the articles of organization may provide (which the EMC Articles do not) for a vote of a lesser proportion but not less than a majority of each such class and (ii) unless required by the corporation's articles of organization (which the EMC Articles do not), an agreement providing for a merger need not be submitted to the stockholders of a corporation surviving a merger but may be approved by vote of its directors if (a) the agreement of merger does not change the name, the amount of shares authorized of any class of stock or other provisions of the articles of organization of such corporation, (b) the authorized unissued shares or shares held in the treasury of such corporation of any class of stock of such corporation to be issued or delivered pursuant to the agreement of merger do not exceed fifteen percent (15%) of the shares of such corporation of the same class outstanding immediately prior to the effective date of the merger, and (c) the issue by vote of the directors of any unissued stock to be issued pursuant to the agreement of merger has been authorized in accordance with the provision of the MBCL governing the issue of authorized but unissued capital stock.

AMENDMENTS TO CHARTER

  Under the DGCL, charter amendments require the approval of the board of directors and both a general vote of a majority of all outstanding shares entitled to vote thereon, and a class vote of a majority of outstanding shares of each class entitled to vote as a class. In addition, Delaware law requires a class vote when, among other things, an amendment will adversely affect the powers, preferences or special rights of a particular class of stock. The McDATA Certificate of Incorporation provides that holders of 66 2/3% of the shares of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock, voting together as a single class, must approve all amendments to the McDATA Certificate of Incorporation which would alter the preferences, rights, privileges, powers or restrictions benefitting such holders or which would authorize, create or issue shares of any security having any preference or priority as to dividends or assets on a parity with or superior to any preferences or priorities of McDATA Series A Preferred Stock or McDATA Series B Preferred Stock.

  Under the MBCL, a majority vote of each class of stock outstanding and entitled to vote thereon is required to authorize an amendment of the articles of organization effecting one or more of the following: (i) an increase or reduction of the capital stock of any authorized class, (ii) a change in the par value of authorized shares with par value, or any class thereof, (iii) a change of authorized shares (or any class thereof) from shares with par value to shares without par value, or from shares without par value to shares with par value, (iv) certain changes in the number of authorized shares (or any class thereof) or (v) a corporate name change. Subject to certain conditions, a two-thirds vote of each class of stock outstanding and entitled to vote thereon is required to authorize any other amendment of the articles of organization, or, if the articles of organization so provide (and the EMC Articles do not), a vote of a lesser proportion but not less than a majority of each class of stock outstanding and entitled to vote thereon. If any amendment requiring a two-thirds vote would adversely affect the rights of any class or series of stock, a two-thirds vote of such class voting separately, or a two-thirds vote of such series, voting together with any other series of the same class adversely affected in the same manner, is also necessary to authorize such amendment.

AMENDMENTS TO BYLAWS

  Both Delaware and Massachusetts law provide that stockholders may amend a corporation's bylaws and, if so provided in its charter, the board of directors may also have this power. Under the DGCL, the power to adopt, amend or repeal bylaws lies in the stockholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. Under the MBCL, the power to make, amend or repeal bylaws also lies in the stockholders entitled to vote; provided, that if authorized by the articles of organization, the bylaws may provide that the directors may also make, amend or repeal the bylaws, except with respect to any provision which by law, the articles of organization or the bylaws requires action by the stockholders.

  The McDATA Certificate of Incorporation and the McDATA Bylaws provide that the Board of Directors may adopt, alter, amend or repeal bylaws by a majority vote of the directors present at any meeting at which a quorum is present. However, the McDATA Certificate of Incorporation provides that holders of 66 2/3% of the shares of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock, voting together as a single class, must approve all amendments to the McDATA Bylaws which would alter the preferences, rights, privileges, powers or the restrictions benefitting such holders or which would authorize, create or issue shares of any security having any preference or priority as to dividends or assets on a parity with or superior to any preferences or priorities of McDATA Series A Preferred Stock or McDATA Series B Preferred Stock. The McDATA Bylaws also expressly recognize the right of the stockholders to adopt, alter, amend or repeal bylaws, upon a majority vote of the issued and outstanding stock entitled to vote at a meeting of the stockholders.

  The EMC Articles provide that the EMC Board of Directors, as well as the stockholders, may amend or repeal EMC's Bylaws to the extent permitted by law. EMC's Bylaws provide that any alteration, amendment or repeal of a bylaw by the Board may be amended or repealed by the stockholders. The EMC Bylaws further provide that the Board of Directors may not take any action which provides for the indemnification of directors or which would alter the EMC Bylaw provisions relating to amendments to the Bylaws.

APPRAISAL RIGHTS

  Under the DGCL, appraisal rights are available to dissenting stockholders in connection with a statutory merger or consolidation in certain specified situations. Appraisal rights are not available under the DGCL when a corporation is to be the surviving corporation and no vote of its stockholders is required in order to approve the merger. In addition, unless otherwise provided in a corporation's charter, no appraisal rights are available under the DGCL to holders of shares of any class of stock which is either: (a) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or (b) held of record by more than 2,000 stockholders, unless such stockholders (in (a) or (b)) are required by the terms of the merger to accept in exchange for their shares anything other than: (i) shares of stock of the surviving corporation; (ii) shares of stock of another corporation which are or will be listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares of such stock; or (iv) any combination thereof. Appraisal rights are not available under the DGCL in the event of the sale, lease or exchange of all or substantially all of a corporation's assets or the adoption of an amendment to its certificate of incorporation, unless such rights are granted in the certificate of incorporation. The McDATA Certificate of Incorporation does not grant such rights.

  Under the MBCL, a properly dissenting stockholder is entitled to receive the appraised value of his shares when the corporation votes (i) to sell, lease, or exchange all or substantially all of its property and assets, (ii) to adopt an amendment to its articles of organization which adversely affects the rights of the stockholder, or (iii) to merge or consolidate with another corporation, unless a vote of the stockholders was not required to approve such merger or consolidation.

  For a more complete discussion of the appraisal rights of holders of McDATA Capital Stock in the Merger see "THE MERGER--Appraisal Rights."

"ANTI-TAKEOVER" STATUTES

  Business Combination Statutes. Delaware's "business combination" statute is substantially similar to its Massachusetts counterpart. However, whereas the DGCL provides that, if a person acquires 15% or more of the stock of a Delaware corporation without the approval of the board of directors of that corporation, he may not engage in certain transactions with the corporation for a period of three years, in Massachusetts, the threshold is only 5%, with certain persons being excluded. Both the Delaware and Massachusetts statutes include certain exceptions to this prohibition. If for example, the board of directors approves the stock acquisition or the transaction prior to the time that the person becomes an interested stockholder, or if the interested stockholder acquires 85% (in the Delaware statute) or 90% (in the Massachusetts statute) of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and certain employee stock plans) in one transaction, or if the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder, then the prohibition on business combinations is not applicable. McDATA is not currently subject to the Delaware business combination statute since its stock is not listed on a national securities exchange, is not authorized for quotation "over-the-counter" by a registered national securities dealer association and is not held by more than 2,000 stockholders. As is permitted by Massachusetts Law, EMC (through an appropriate bylaw provision) has elected not to be governed by the Massachusetts business combination statute.

  Control Share Acquisition Statute. Under the Massachusetts control share acquisition statute for Massachusetts corporations, a person who acquires beneficial ownership of shares of stock of a corporation in a threshold amount equal to or greater than one-fifth, one-third, or a majority of the voting stock of the corporation (a "control share acquisition"), must obtain the approval of a majority of shares entitled to vote generally in the election of directors (excluding (i) any shares owned by such person acquiring or proposing to acquire beneficial ownership of shares in a control share acquisition, (ii) any shares owned by any officer of the corporation and (iii) any shares owned by any employee of the corporation who is also a director of the corporation) in order to vote the shares that such person acquires in crossing the foregoing thresholds. The statute does not require that such person consummate the purchase before the stockholder vote is taken.

  The Massachusetts Control Share Acquisition statute permits, to the extent authorized by a corporation's articles of organization or bylaws, redemption of all shares acquired by an acquiring person in a control share acquisition for fair value (which is to be determined in accordance with procedures adopted by the corporation) if (i) no control acquisition statement is delivered by the acquiring person or (ii) a control share acquisition statement has been delivered and voting rights were not authorized for such shares by the stockholders in accordance with applicable law.

  The Massachusetts Control Share Acquisition statute permits a Massachusetts corporation to elect not to be governed by the statute's provisions, by including a provision in the corporation's articles of organization or bylaws pursuant to which the corporation opts out of the statute. The EMC Bylaws contain an opt-out provision but give EMC the power to redeem shares acquired in a control share acquisition, if the Massachusetts Control Share Acquisition statute becomes applicable to EMC.

                               ----------------

  The foregoing summary does not purport to be a complete statement of the rights of holders of EMC Common Stock and McDATA Capital Stock under, and is qualified in its entirety by reference to, the DGCL, MBCL and the respective charters and bylaws of EMC and McDATA.

                                 LEGAL MATTERS

  The legality of the shares of EMC Common Stock to be issued in connection with the Merger and certain other legal matters in connection with the Merger will be passed upon for EMC by Skadden, Arps, Slate, Meagher & Flom, Boston, Massachusetts and New York, New York. Certain legal matters in connection with the Merger will be passed upon for McDATA by Ireland, Stapleton, Pryor & Pascoe, P.C., Denver, Colorado.

                                    EXPERTS

  The consolidated financial statements of McDATA as of December 30, 1994 and December 31, 1993 and for each of the three years ended in the period ended December 30, 1994 included in this Consent Solicitation/Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

  The consolidated balance sheets of EMC as of December 31, 1994 and January 1, 1994 and the consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended December 31, 1994 and the related financial statements schedule included in this Consent Solicitation/ Prospectus have been included herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

MCDATA CORPORATION

Consolidated Financial Statements
  Report of Independent Accountants........................................ F-2
  Consolidated Balance Sheet at September 29, 1995 (unaudited), December
   31, 1994 and December 31, 1993.......................................... F-3
  Consolidated Statement of Operations for the nine months ended September
   29, 1995 and September 30, 1994 (unaudited) and the years ended December
   30, 1994, December 31, 1993 and December 25, 1992....................... F-4
  Consolidated Statement of Cash Flows for the nine months ended September
   29, 1995 and September 30, 1994 (unaudited) and the years ended December
   30, 1994, December 31, 1993 and December 25, 1992....................... F-5
  Consolidated Statement of Changes in Common Stock and other Stockholders'
   Equity for the nine months ended September 29, 1995 (unaudited), and the years ended December 30, 1994, December 31, 1993 and December 25, 1992.. F-6
  Notes to Consolidated Financial Statements............................... F-7

EMC CORPORATION

Audited Consolidated Financial Statements
  Report of Independent Accountants....................................... F-16
  Consolidated Balance Sheets at December 31, 1994 and January 1, 1994.... F-17
  Consolidated Statements of Operations for the years ended December 31,
   1994, January 1, 1994 and January 2, 1993.............................. F-18
  Consolidated Statements of Cash Flows for the years ended December 31,
   1994, January 1, 1994 and January 2, 1993.............................. F-19
  Consolidated Statements of Stockholders' Equity for the years ended
   December 31, 1994, January 1, 1994 and January 2, 1993................. F-20
  Notes to Consolidated Financial Statements.............................. F-21
Unaudited Consolidated Interim Financial Statements
  Consolidated Balance Sheets at September 30, 1995 and December 31, 1994
   (audited).............................................................. F-35
  Consolidated Statements of Operations for the three and nine months ended September 30, 1995 and October 1, 1994........................... F-36
  Consolidated Statements of Cash Flows for the nine months ended
   September 30, 1995
   and October 1, 1994.................................................... F-37
  Notes to Interim Consolidated Financial Statements...................... F-38

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of McDATA Corporation

  In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of cash flows, and of changes in common stock and other stockholders' equity present fairly, in all material respects, the financial position of McDATA Corporation and its subsidiaries at December 30, 1994 and December 31, 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 30, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

Boulder, Colorado

April 19, 1995

                            MCDATA CORPORATION

                        CONSOLIDATED BALANCE SHEET

                       (DOLLAR AMOUNTS IN THOUSANDS)

                                          SEPTEMBER 29, DECEMBER 30, DECEMBER 31,
                                              1995          1994         1993
                                          ------------- ------------ ------------
                                           (UNAUDITED)
                 ASSETS
Cash and cash equivalents...............     $29,528      $ 9,324      $ 2,802
Short-term investments..................       6,021          --           --
Accounts receivable, net of allowance
 for doubtful accounts of $191 in 1995
 (unaudited), $338 in 1994 and $700 in
 1993...................................      18,155       12,129        6,273
Inventories, net........................       5,409        4,389        2,779
Evaluation equipment, net of accumulated
 depreciation of $34 in 1995
 (unaudited), $21 in 1994 and $50 in
 1993...................................          66           21          363
Deferred income tax benefit.............       1,944        4,259          --
Prepaid expenses........................         415          224          249
                                             -------      -------      -------
    Total current assets................      61,538       30,346       12,466
Property and equipment, net of
 accumulated depreciation...............       2,838        2,459        2,717
Field spares, net of accumulated
 depreciation and reserves of $357 in
 1995 (unaudited), $619 in 1994 and $857
 in 1993................................         --           --           981
Other assets, net.......................         272          627        1,487
                                             -------      -------      -------
                                             $64,648      $33,432      $17,651
                                             =======      =======      =======
  LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt.........................         --       $ 2,986          --
Accounts payable........................     $ 1,217        5,109      $ 2,295
Accrued liabilities.....................       3,835        3,773        3,843
Income tax payable, net.................       2,458          746          399
                                             -------      -------      -------
    Total current liabilities...........     $ 7,510      $12,614      $ 6,537
Obligations under capital leases due
 after one year.........................         278          102          251
Mandatorily redeemable preferred stock:
  Stated value..........................       2,405        2,405        2,405
  Accrued dividends.....................          42          340          172
                                             -------      -------      -------
                                               2,447        2,745        2,577
Commitments
Common stock and other stockholders'
 equity:
  Common stock, Class B, $.001 par
   value; 1,500,000 shares authorized,
   220,613, 129,433 and 127,893 shares
   issued in 1995 (unaudited), 1994 and
   1993, respectively; liquidation
   preference $531 (unaudited)............       --           --           --
  Common stock, Class A, $.001 par
   value; 10,000,000 shares authorized,
   3,237,718, 2,754,300 and 2,745,736
   issued in 1995 (unaudited), 1994 and
   1993, respectively...................           4            3            3
  Capital-in-excess of par..............       2,757        2,176        2,165
  Retained earnings.....................      51,928       16,041        6,481
  Treasury stock, 17,473, 12,270 shares
   and 10,902 shares of Class B in 1995
   (unaudited), 1994 and 1993,
   respectively; 83,782, 83,543 and
   99,206 shares of Class A in 1995
   (unaudited), 1994 and 1993,
   respectively.........................        (276)        (249)        (363)
                                             -------      -------      -------
    Total Common Stock and Other
     Stockholders' Equity...............      54,413       17,971        8,286
                                             -------      -------      -------
                                             $64,648      $33,432      $17,651
                                             =======      =======      =======

     See accompanying notes to the consolidated financial statements.

                            MCDATA CORPORATION

                   CONSOLIDATED STATEMENT OF OPERATIONS

             (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                               NINE MONTHS ENDED                    YEAR ENDED
                          --------------------------- --------------------------------------
                          SEPTEMBER 29, SEPTEMBER 30, DECEMBER 30, DECEMBER 31, DECEMBER 25,
                              1995          1994          1994         1993         1992
                          ------------- ------------- ------------ ------------ ------------
                                  (UNAUDITED)
Revenue.................    $113,609       $15,678      $43,431      $34,390      $40,234
Cost of revenue.........      49,146         8,592       22,260       19,036       21,406
Research and product de-
 velopment costs........       6,977         7,026       10,137        9,815       10,718
Sales, general, adminis-
 trative and other ex-
 penses.................       3,766         3,392        4,963       12,470       13,541
                            --------       -------      -------      -------      -------
Income (loss) from oper-
 ations.................      53,720        (3,332)       6,071       (6,931)      (5,431)
Interest income (ex-
 pense), net............         643           (19)           6          197          166
                            --------       -------      -------      -------      -------
Income (loss) before in-
 come taxes.............      54,363        (3,351)       6,077       (6,734)      (5,265)
Income tax expense (ben-
 efit)..................      18,350           --        (3,732)        (150)        (665)
                            --------       -------      -------      -------      -------
Net income (loss).......      36,013        (3,351)       9,809       (6,584)      (4,600)
Dividend requirements on
 mandatorily redeemable
 preferred stock........         126           126          168          172          285
                            --------       -------      -------      -------      -------
Income (loss) available
 for common stock.......    $ 35,887       $(3,477)     $ 9,641      $(6,756)     $(4,885)
                            ========       =======      =======      =======      =======
Net income (loss) per
 common share...........    $   7.99       $ (1.26)     $  2.43      $ (2.44)     $ (1.77)
                            ========       =======      =======      =======      =======
Weighted average common
 shares and equivalents.       4,506         2,766        4,031        2,771        2,760
                            ========       =======      =======      =======      =======

     See accompanying notes to the consolidated financial statements.

                            MCDATA CORPORATION

                   CONSOLIDATED STATEMENT OF CASH FLOWS

                       (DOLLAR AMOUNTS IN THOUSANDS)

                              NINE MONTHS ENDED                    YEAR ENDED
                         --------------------------- --------------------------------------
                         SEPTEMBER 29, SEPTEMBER 30, DECEMBER 30, DECEMBER 31, DECEMBER 25,
                             1995          1994          1994         1993         1992
                         ------------- ------------- ------------ ------------ ------------
                                 (UNAUDITED)
Cash flow from operat-
 ing activities:
 Net income (loss).....     $36,013       $(3,351)     $ 9,809      $(6,584)     $(4,600)
 Adjustments to recon-
  cile net income
  (loss) to net cash
  provided by operating
  activities:
 Depreciation and am-
  ortization...........       1,081         1,279        1,532        2,504        2,388
 (Increase) decrease
  in short-term in-
  vestments............      (6,021)          --           --         1,700          300
 (Gain) loss on dis-
  posal of assets......          18           (20)         298          299           35
 (Increase) decrease
  in accounts receiv-
  able, net............      (6,026)        2,895       (5,856)       2,096        1,696
 (Increase) decrease
  in inventories, net..      (1,020)          262       (1,610)         415        1,839
 (Increase) decrease
  in prepaid expenses..        (190)          (18)          25          190           25
 (Increase) decrease
  in deferred tax ben-
  efit.................       2,315            (3)      (4,259)         --         1,559
 (Increase) decrease
  in evaluation equip-
  ment.................         (45)          323          342          370         (539)
 Increase (decrease)
  in accounts payable..      (3,893)         (532)       2,814          606         (830)
 Increase (decrease)
  in income tax pay-
  able.................       1,713           266          347         (113)         257
 Increase (decrease)
  in accrued liabili-
  ties.................          61        (1,350)         (70)         937           42
 Stock contribution to
  Employee Retirement
  Plan.................         --            --           --           --            95
                            -------       -------      -------      -------      -------
   Net cash provided by
    (used in) opera-
    tions..............      24,006          (249)       3,372        2,420        2,267
                            -------       -------      -------      -------      -------
Cash flows from invest-
 ing activities:
 Purchases of property
  and equipment........      (1,052)         (680)      (1,434)      (1,168)      (1,997)
 (Increase) decrease in
  field spares.........         --            910          919         (505)        (492)
 (Increase) decrease in
  other assets, net....         314           384          822         (147)        (376)
                            -------       -------      -------      -------      -------
   Net cash provided by
    (used in) investing
    activities.........        (738)          614          307       (1,820)      (2,865)
                            -------       -------      -------      -------      -------
Cash flow from financ-
 ing activities:
 Decrease in obliga-
  tions under capital
  leases...............        (209)         (147)        (187)        (113)         (28)
 Increase (decrease) in
  short term debt......      (2,986)          674        2,986         (898)         --
 Redemption of
  mandatorily
  redeemable preferred
  stock................         --            --           --           --        (1,379)
 Issuance of common
  stock................         582            10           11            8           39
 Issuance (purchase) of
  treasury stock, net..         (27)           (7)          33          (34)           1
 Dividends paid........        (424)          --           --          (168)        (199)
                            -------       -------      -------      -------      -------
   Net cash provided by
    (used in) financing
    activities.........      (3,064)          530        2,843       (1,205)      (1,566)
                            -------       -------      -------      -------      -------
Increase (decrease) in
 cash and cash equiva-
 lents.................      20,204           895        6,522         (605)      (2,164)
Cash and cash equiva-
 lents, beginning of
 period................       9,324         2,802        2,802        3,407        5,571
                            -------       -------      -------      -------      -------
Cash and cash equiva-
 lents, end of period..     $29,528       $ 3,697      $ 9,324      $ 2,802      $ 3,407
                            =======       =======      =======      =======      =======
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW INFORMA-
 TION:
 Interest paid.........     $    63       $   180      $   226      $   100      $   342
 Income taxes paid.....     $14,374       $    88      $   132      $   193      $   742
SUPPLEMENTAL DISCLOSURE
 OF NONCASH INVESTING
 AND FINANCING
 ACTIVITIES:
 Capital lease obliga-
  tions incurred.......     $   385       $    13      $    38      $   398      $    98
 Notes payable issued
  for preferred stock
  redemption...........         --            --           --           --       $   898

     See accompanying notes to the consolidated financial statements.

                            MCDATA CORPORATION

   CONSOLIDATED STATEMENT OF CHANGES IN COMMON STOCK AND OTHER STOCKHOLDERS'
                                  EQUITY

                       (DOLLAR AMOUNTS IN THOUSANDS)

                                                                            TOTAL
                           COMMON STOCK                                 COMMON STOCK
                          --------------- CAPITAL IN           TREASURY   AND OTHER
                                          EXCESS OF  RETAINED   STOCK,  STOCKHOLDERS'
                          CLASS A CLASS B PAR VALUE  EARNINGS  AT COST     EQUITY
                          ------- ------- ---------- --------  -------- -------------
Balances at December 27,
 1991...................   $  3    $  0     $2,023   $18,126    $(334)     $19,818
                           ----    ----     ------   -------    -----      -------
Purchase of common
 stock, Class B--4,383
 shares.................    --      --         --        --        (4)          (4)
Issuance of treasury
 stock--1,222 shares....    --      --         --         (4)       9            5
Issuance of common
 stock, Class A--10,202
 shares and Class B--
 1,023..................    --      --          23       --       --            23
Exercise of stock
 options, Class A--5,722
 shares and Class B--400
 shares.................    --      --          16       --       --            16
Issuance of common
 stock, Class B to
 Employee Retirement
 Plan--39,904 shares....    --      --          95       --       --            95
Mandatorily redeemable
 preferred stock
 dividends..............    --      --         --       (285)     --          (285)
Net loss................    --      --         --     (4,600)     --        (4,600)
                           ----    ----     ------   -------    -----      -------
Balances at December 25,
 1992...................      3       0      2,157    13,237     (329)      15,068
                           ----    ----     ------   -------    -----      -------
Purchase of common
 stock, Class A--27,206
 shares and Class B--
 6,519 shares...........    --      --         --        --       (34)         (34)
Issuance of common
 stock, Class A--7,999
 shares.................    --      --           8       --       --             8
Mandatorily redeemable
 preferred stock
 dividends..............    --      --         --       (172)     --          (172)
Net loss................    --      --         --     (6,584)     --        (6,584)
                           ----    ----     ------   -------    -----      -------
Balances at December 31,
 1993...................      3       0      2,165     6,481     (363)       8,286
                           ----    ----     ------   -------    -----      -------
Issuance of treasury
 stock--14,295 shares...    --      --         --        (81)     114           33
Issuance of common
 stock, Class A--8,189
 shares.................    --      --           9       --       --             9
Exercise of stock
 options, Class A--375
 shares and Class B--
 1,540 shares...........    --      --           2       --       --             2
Mandatorily redeemable
 preferred stock
 dividends..............    --      --         --       (168)     --          (168)
Net income..............    --      --         --      9,809      --         9,809
                           ----    ----     ------   -------    -----      -------
Balances at December 30,
 1994...................      3       0      2,176    16,041     (249)      17,971
                           ----    ----     ------   -------    -----      -------
Purchase of treasury
 stock--5,442 shares
 (unaudited)............    --      --         --        --       (27)         (27)
Exercise of stock war-
 rants, Class A--171,358
 shares (unaudited).....    --      --         171       --       --           171
Issuance of common
 stock, Class A--1,723
 shares (unaudited).....    --      --           8       --       --             8
Exercise of stock op-
 tions, Class A- 310,337
 shares and Class B--
 91,180 shares (unau-
 dited).................      1     --         402       --       --           403
Mandatorily redeemable
 preferred stock divi-
 dends (unaudited)......    --      --         --       (126)     --          (126)
Net income (unaudited)..    --      --         --     36,013      --        36,013
                           ----    ----     ------   -------    -----      -------
Balances at September
 29, 1995 (unaudited)...   $  4    $  0     $2,757   $51,928    $(276)     $54,413
                           ====    ====     ======   =======    =====      =======

     See accompanying notes to the consolidated financial statements.

                               MCDATA CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  McDATA Corporation ("McDATA") started business on August 3, 1982 and is incorporated under the laws of the state of Delaware. McDATA engages in the design, development, manufacture and marketing of computer-based hardware and software systems.

 Principles of Consolidation

  The accompanying consolidated financial statements include the accounts of McDATA and all wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Certain amounts in prior years' consolidated financial statements have been reclassified to conform to the current year financial statement presentation.

 Unaudited Interim Information

  In the opinion of McDATA management, the unaudited information as of and for the nine months ended September 29, 1995, and for the nine months ended September 30, 1994, includes all adjustments necessary for a fair presentation of results for the periods presented in accordance with generally accepted accounting principles, and such adjustments are of a normal, recurring nature. All information included in these consolidated financial statements and footnotes as of and for the nine months ended September 29, 1995 and for the nine months ended September 30, 1994 is unaudited.

 Revenue Recognition

  Revenue from sales to original equipment manufacturers and distributors is recognized upon shipment. Revenue from end-user sales is generally recorded at time of acceptance by the customer. Revenue from maintenance and support contracts is recorded as earned.

  Costs associated with post-installation support periods granted on products are estimated and accrued at time of sale.

 Concentration of Credit Risk and Major Customers

  McDATA's customers primarily include original equipment manufacturers, as well as distributors and end users. Accounts receivable are primarily concentrated in the computer industry. Sales to a single customer amounted to 92% of consolidated revenue for the nine months ended September 29, 1995 and 63% of revenue for the year ended December 30, 1994; no single customer accounted for more than 10% of revenue in fiscal 1993 or in fiscal 1992. Financial instruments which potentially subject McDATA to concentrations of credit risk are primarily accounts receivable and cash equivalents. McDATA has a cash investment policy which generally restricts investments to ensure preservation of principal and maintenance of liquidity.

 Inventories

  Inventories are stated at the lower of cost (first-in, first-out method) or market.

 Field Spares

  The costs of field spares are depreciated using the straight-line method over a four-year life. Excess parts and equipment are reserved.

                               MCDATA CORPORATION

 Cash Equivalents

  Cash equivalents are short-term, highly liquid investments that are both readily convertible to cash and have remaining maturities of three months or less at the time of acquisition. The carrying value of cash equivalents approximates fair market value. Investments that do not qualify as cash equivalents are classified as short-term investments.

 Depreciation and Amortization

  Property and equipment is recorded at cost and depreciated on a straight-line basis over its estimated useful lives. Equipment capitalized under capital leases is depreciated over its estimated useful service life or the terms of the leases, as applicable. Leasehold improvements are amortized over the term of the lease.

 Research and Development

  Research and development costs are expensed as incurred.

 Foreign Currencies

  Monetary assets and liabilities of international subsidiaries are remeasured into U.S. dollars at period-end exchange rates while non-monetary items are remeasured at historical exchange rates. Revenue and expenses are remeasured using average exchange rates prevailing during the period, except for depreciation, which is remeasured at historical exchange rates. Remeasurement and transaction gains and losses are included in the Consolidated Statements of Operations.

 Per Share Amounts

  Net income (loss) per common share is computed under the treasury stock method using the weighted average number of common shares and dilutive common stock equivalent shares outstanding during the period. The mandatorily redeemable preferred stock is considered to be a common stock equivalent and, therefore, the related dividends are excluded from earnings in the computation of earnings per common share in periods with net income. In a period in which a loss is sustained, only the weighted average number of common shares outstanding is used to compute the loss per share as the inclusion of common stock equivalents would be antidilutive.

NOTE 2--INVENTORIES

  Inventories, which include material, labor and factory overhead, consist of the following (in thousands):

                                     SEPTEMBER 29, DECEMBER 30, DECEMBER 31,
                                         1995          1994         1993
                                     ------------- ------------ ------------
                                      (UNAUDITED)
   Raw materials....................    $4,324        $3,513       $1,504
   Work-in-progress.................       704           666          591
   Finished goods...................       381           210          684
                                        ------        ------       ------
                                        $5,409        $4,389       $2,779
                                        ======        ======       ======

                               MCDATA CORPORATION

NOTE 3--PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                       DECEMBER 30, DECEMBER 31,
                                                           1994         1993
                                                       ------------ ------------
                                                              (THOUSANDS)
   Equipment and furniture............................   $10,702      $ 9,917
   Leasehold improvements.............................       778          757
   Less accumulated depreciation and amortization.....    (9,021)      (7,957)
                                                         -------      -------
                                                         $ 2,459      $ 2,717
                                                         =======      =======

  Equipment and furniture at December 30, 1994 and December 31, 1993 includes assets under capitalized leases of $741,000 and $708,000 with related accumulated depreciation of $521,000 and $316,000, respectively.

  The minimum future lease payments under capital leases as of December 30, 1994 are as follows (amounts in thousands):

   1995................................................................... $176
   1996...................................................................   72
   1997...................................................................   31
   Beyond.................................................................   15
                                                                           ----
                                                                            294
   Less amount representing interest......................................  (26)
                                                                           ----
   Present value of minimum lease payments (including $166 current)....... $268
                                                                           ====

NOTE 4--SHORT-TERM DEBT

  On March 30, 1993, McDATA entered into a secured term note with a bank in the amount of $675,000 to retire the remaining outstanding debt incurred in association with the redemption of preferred stock. The note required monthly payments of principal and interest for eight months. The note bore interest at the bank's prime rate plus 1/2%. The debt was retired during 1993.

  On February 4, 1994, McDATA entered into a secured loan agreement with a bank. The loan was collateralized by accounts receivable and secured by all assets of McDATA and bore interest at the bank's prime rate plus three percent (11.5% at December 30, 1994). Principal payments consisted of all of McDATA's cash receipts. McDATA could withdraw funds up to a defined borrowing base consisting of eligible accounts receivable. The maximum borrowings under the loan, subject to collateral restrictions, were $6,000,000. As of December 30, 1994, McDATA had available credit of $3,014,000 under the line of credit agreement. The loan agreement expired February 28, 1995 and all amounts were repaid by McDATA.

  In June, 1995, McDATA entered into a secured line of credit agreement with a bank in the amount of $7,000,000, subject to borrowing base restrictions. The loan is collateralized by accounts receivable. The agreement has a term of one year and requires monthly payments of interest. The loan balance, if any, incurs interest at the bank's prime rate. As of September 29, 1995, McDATA had no balance due on the line.

                               MCDATA CORPORATION

NOTE 5--ACCRUED LIABILITIES

  Accrued liabilities consist of the following (in thousands):

                                                       DECEMBER 30, DECEMBER 31,
                                                           1994         1993
                                                       ------------ ------------
   Wages and employee benefits........................    $2,088       $2,186
   Deferred revenue...................................       428          705
   Warranty and upgrade reserves......................       367          307
   Other taxes........................................       387          432
   Other accrued liabilities..........................       503          213
                                                          ------       ------
                                                          $3,773       $3,843
                                                          ======       ======

NOTE 6--MANDATORILY REDEEMABLE PREFERRED AND COMMON STOCK INFORMATION

  Information regarding mandatorily redeemable preferred and common stock as of December 30, 1994 is as follows:

                             PAR     SHARES    SHARES     SHARES    LIQUIDATION
                            VALUE  AUTHORIZED  ISSUED   OUTSTANDING PREFERENCE
                            ------ ---------- --------- ----------- -----------
   Mandatorily redeemable
    preferred stock........ $0.001  5,000,000
     Series A..............                      27,520     27,520  $   50,000
     Series B..............                   1,121,425  1,121,425   2,355,000
   Common stock
     Class B...............  0.001  1,500,000   129,433    117,163     459,000
     Class A...............  0.001 10,000,000 2,754,300  2,670,757

 Mandatorily Redeemable Preferred Stock

  The two series of mandatorily redeemable preferred stock ("Redeemable Preferred Stock") are nonvoting (except for certain circumstances set forth in McDATA's Amended and Restated Certificate of Incorporation and as may be required by Delaware law) and have liquidation preferences of $1.82 per share plus accrued dividends for Series A and $2.10 per share plus accrued dividends for Series B. The holders of the Redeemable Preferred Stock have priority to receive dividends, accruable quarterly and payable upon two consecutive quarters of profitability, at rates of $.1274 and $.147 per share per annum, respectively. The dividends are cumulative at the respective rates, or at a specified rate in event of default. In accordance with the provisions of the Preferred Stock Purchase Agreements, the Board of Directors authorized dividends on the Redeemable Preferred Stock of $168,000, $172,000 and $285,000 for the years ended December 30, 1994, December 31, 1993 and December 25, 1992, respectively. The Board of Directors declared, and McDATA paid, $0, $168,000 and $199,000 in dividends for the years ended December 30, 1994, December 31, 1993 and December 25, 1992, respectively. The Redeemable Preferred Stock is convertible into Class A common stock at the option of the stockholders at a conversion rate of one common share for one preferred share. In addition, all Redeemable Preferred Stock of a specified series is convertible into Class A common stock upon the closing of a public offering of a specified minimum size or upon the vote or written consent of holders of at least 66 2/3% of the outstanding Redeemable Preferred Stock voting together as a single class at the then-current conversion rate, as defined.

  McDATA is required to redeem the Redeemable Preferred Stock in the event of default or at the election of the stockholders during the period between January 1 and February 15 of each calendar year. In 1992, 798,333 Series B shares and 218,182 Series C shares were redeemed for $2,277,000; McDATA also paid $116,000 in dividends related to this redemption. In 1993, warrants to purchase 172,344 shares of Class A common stock at an exercise price of $1.00 were issued to holders of Series A and Series B Preferred Stock in

                               MCDATA CORPORATION
consideration of changes to the Preferred Stock Purchase Agreements, including, among others, postponement of redemption rights until after December 31, 1994 and limitations on the number of stock options granted at prices less than the preferred stock redemption price under any of McDATA's option plans.

 Common Stock

  McDATA has two series of common stock, Class A and Class B. On May 31, 1988, the stockholders of McDATA authorized the Class B common stock, which is nonvoting (except with regard to voting on transactions required by Delaware law) and has liquidation and dividend preferences junior to McDATA's Redeemable Preferred Stock but senior to the Class A common stock. The liquidation preference of the Class B common stock is equal to the average price per share paid by all holders of Class B common stock ($2.61 liquidation value, for an aggregate liquidation value of $531,000 at September 29, 1995). The non-cumulative dividend preference is equal to five percent of the liquidation preference. The Class B common stock will automatically be converted to Class A common stock upon consummation of an initial public offering, upon concurrence of holders of 50% or more of the then outstanding Class B common stock or upon the conversion of outstanding Series A and Series B preferred stock into Class A common stock. The conversion rate will be determined at the time of conversion and will generally be based on the results of a computation utilizing the liquidation value described above. In addition, the Class B common stock can only be issued through McDATA's stock purchase and option plans.

NOTE 7--EMPLOYEE BENEFIT PLANS AND STOCK OPTIONS

 Employee Retirement Plan

  McDATA has a defined contribution plan that covers eligible employees. Effective January 1, 1990, the Board of Directors authorized McDATA to provide a matching contribution to the McDATA Retirement Savings Plan (the "Plan") at a rate of 25% of an employee's contribution up to 6% of the employee's compensation and an additional 25% of an employee's contribution may be authorized if McDATA profits justify such a contribution. Such McDATA contributions were made in shares of McDATA's Class B common stock, contributed at a price which approximated market value as established at the beginning of each quarter by the Board of Directors. During fiscal 1992, 39,904 shares were contributed at an average price of $2.38. Effective October 23, 1992, the Board of Directors amended McDATA's matching contribution whereby it is made in cash and is limited to 10% of income before taxes in each quarter. On January 28, 1993, the Board of Directors authorized McDATA to make a $32,000 cash contribution to the Plan for 1992. In March, 1993, the Board of Directors authorized a profit sharing plan whereby McDATA contributes a portion of each year's profits to a profit sharing pool. The profit sharing amount is determined annually by the Board of Directors and is distributed to employees 50% in cash and 50% in the employees' behalf as contributions to the McDATA Retirement Savings Plan. The contribution to the Plan for profits earned in 1994 was $384,000. No contribution was made for 1993.

 Employee Stock Purchase Plans

  On March 17, 1983, the Board of Directors adopted an Employee Stock Purchase Plan under which employees may purchase, on a quarterly basis, McDATA Class A common stock, by contributing up to the lesser of 10% of their base salary or $2,000. During fiscal 1992, 1,222 shares were issued at an average price of $4.50. No shares were issued in 1993 or 1994.

  On April 1, 1988, the Board of Directors adopted an Employee Stock Purchase Plan under which employees who have not previously participated in the 1983 Employee Stock Purchase Plan or McDATA's

                               MCDATA CORPORATION
incentive stock option plans may purchase McDATA Class B common stock. During fiscal 1992; 1,023 shares were issued at an average price of $4.50. No shares were issued in 1993 or 1994.

  All shares were purchased at a price which approximated market value as established at the beginning of each quarter by the Board of Directors.

  On July 23, 1992, the Board of Directors indefinitely suspended further purchases under the Employee Stock Purchase Plans.

 Stock Option Plans

  McDATA has three stock option plans, the 1990 Class A Stock Option Plan (Class A Plan), the 1990 Class B Stock Option Plan (Class B Plan) and the Director's Stock Option Plan (Director Plan).

  The Class A Plan, adopted by shareholder vote on November 16, 1990, provides for the grant of either incentive or non-qualified stock options to employees for the purchase of Class A common stock. The Class B Plan, adopted by shareholder vote on November 16, 1990, provides for the grant of either incentive or non- qualified stock options to employees for the purchase of Class B common stock. The Director Plan, adopted on January 26, 1989 and amended on October 28, 1993, provides for the grant of options to non-employee, non-investor directors for the purchase of Class B common stock. Options granted under the Class A and Class B plans generally become exercisable over a four-year period with one-fourth exercisable on each annual anniversary of the grant date and expire ten years from the date of grant. Options under the Director Plan become exercisable over a three-year period with one-third exercisable on each annual anniversary of the grant date and expire ten years from the date of grant. All options are granted at a price which approximates market value as established at the beginning of each quarter by the Board of Directors.

  On July 23, 1992, the Board of Directors agreed to give participants in each of the three stock option plans the opportunity to exchange their original options for new options at the then-current market value of $1.00 per share. As a condition of such exchanges, participants waived all rights under prior agreements, including the right to exercise options vested at the time of exchange. Participants exchanged options to purchase 290,619 shares of Class A common stock and options to purchase 111,997 shares of Class B common stock under the offer.

                               MCDATA CORPORATION

  The following summarizes option transactions under all plans:

                             CLASS A PLAN           CLASS B PLAN           DIRECTOR PLAN
                         ---------------------- ---------------------- ---------------------   TOTAL
                           SHARES    PER SHARE    SHARES    PER SHARE    SHARES   PER SHARE    SHARES
                          COVERED      OPTION    COVERED      OPTION    COVERED     OPTION    COVERED
                         BY OPTIONS    PRICE    BY OPTIONS    PRICE    BY OPTIONS   PRICE    BY OPTIONS
                         ----------  ---------- ----------  ---------- ---------- ---------- ----------
Outstanding at
 December 27, 1991......   420,438   $2.35-4.36   119,083   $3.90-8.00   45,000   $3.90-4.50   584,521
Granted.................   449,432    1.00-4.50   220,070    1.00-4.50                         669,502
Exercised...............    (5,722)   2.35-8.00      (400)        3.90                          (6,122)
Forfeited or expired....  (421,799)   2.35-8.00  (120,606)   3.90-8.00                        (542,405)
                         ---------   ---------- ---------   ----------  -------   ---------- ---------
Outstanding at
 December 25, 1992......   442,349    1.00-4.15   218,147    1.00-3.90   45,000         1.00   705,496
Granted.................    40,000         1.00    14,320         1.00   15,000         1.00    69,320
Exercised...............
Forfeited or expired....   (17,887)   1.00-4.15   (40,194)   1.00-4.50  (25,000)        1.00   (83,081)
                         ---------   ---------- ---------   ----------  -------   ---------- ---------
Outstanding at
 December 31, 1993......   464,462         1.00   192,273    1.00-3.90   35,000         1.00   691,735
Granted.................    57,250    1.00-2.00    15,460    1.00-2.00                          72,710
Exercised...............      (375)        1.00    (1,540)        1.00                          (1,915)
Forfeited or expired....   (48,472)        1.00   (90,063)        1.00                        (138,535)
                         ---------   ---------- ---------   ----------  -------   ---------- ---------
Outstanding at
 December 30, 1994......   472,865   $1.00-2.00   116,130   $1.00-3.90   35,000   $     1.00   623,995
                         =========   ========== =========   ==========  =======   ========== =========
Exercisable at
 December 30, 1994......   241,815                 52,698                28,333                322,846
Authorized.............. 3,000,000              1,273,497               100,000              4,373,497
Cumulative options
 exercised.............. 1,823,871                  2,930                                    1,826,801
Available for grant at
 December 30, 1994......   703,264              1,154,437                65,000              1,922,701

NOTE 8--OPERATING LEASE COMMITMENTS

  McDATA had various operating leases in effect at December 30, 1994, for certain buildings, office space and machinery and equipment. Future minimum lease payments under all non-cancelable operating leases with terms of one year or more are as follows:

                                                                   (THOUSANDS)
   1995...........................................................  $2,069
   1996...........................................................   1,911
   1997...........................................................   1,896
   1998...........................................................     952
                                                                   -------
                                                                    $6,828
                                                                   =======

  Rent expense for fiscal years 1994, 1993 and 1992 was $1,653,000, $2,086,000 and $2,180,000, respectively.

                               MCDATA CORPORATION

NOTE 9--INCOME TAXES

  Income tax expense (benefit) consists of the following:

                                                        YEAR ENDED
                                          --------------------------------------
                                          DECEMBER 30, DECEMBER 31, DECEMBER 25,
                                              1994         1993         1992
                                          ------------ ------------ ------------
                                                       (THOUSANDS)
   Current:
     Federal.............................   $   134       $(178)      $(1,701)
     Foreign.............................        (4)         27            26
     State...............................       --            1          (549)
                                            -------       -----       -------
       Total current.....................       130        (150)       (2,224)
   Deferred:
     Federal.............................    (3,455)                    1,559
     State...............................      (407)
                                            -------       -----       -------
                                            $(3,732)      $(150)      $  (665)
                                            =======       =====       =======

  The total income tax expense (benefit) differs from the amount computed using the federal income tax rate of 35% for tax years ended December 30, 1994 and December 31, 1993 and 34% for tax year ended December 25, 1992 for the following reasons:

                                                        YEAR ENDED
                                          --------------------------------------
                                          DECEMBER 30, DECEMBER 31, DECEMBER 25,
                                              1994         1993         1992
                                          ------------ ------------ ------------
                                                       (THOUSANDS)
   Federal income tax expense (benefit),
    at statutory rate...................    $ 2,127      $(2,357)     $(1,789)
   State taxes, net.....................         90         (490)        (362)
   R & D credit, net....................       (330)        (470)        (230)
   Benefit of net operating loss
    carrybacks at higher rates..........        --           --           (72)
   Foreign sales corporation benefits...       (137)        (270)         (92)
   Change in deferred tax asset valua-
    tion allowance......................     (5,452)       3,463        1,989
   Other................................        (30)         (26)        (109)
                                            -------      -------      -------
                                            $(3,732)     $  (150)     $  (665)
                                            =======      =======      =======

                               MCDATA CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

  Deferred income taxes reflect the tax effect of temporary differences between the amount of assets and liabilities for financial reporting purposes and income tax purposes. The tax effects of each type of temporary difference that give rise to a significant portion of the deferred tax assets are as follows:

                                                       YEAR ENDED
                                         --------------------------------------
                                         DECEMBER 30, DECEMBER 31, DECEMBER 25,
                                             1994         1993         1992
                                         ------------ ------------ ------------
                                                      (THOUSANDS)
   Inventory reserves and costs.........    $  764      $   954      $   903
   Reserve for bad debts................       118          245          208
   Expenses reported on a modified-cash
    basis...............................       372          867          659
   Warranty and upgrade reserves........       128          154          181
   State income taxes...................       407          490          --
   Research and development credits.....     1,203          873          403
   Net operating loss carryforwards.....       814        2,087           65
   Minimum tax credits..................       173           94           79
   Other................................       280           88         (109)
                                            ------      -------      -------
                                             4,259        5,852        2,389
   Valuation allowance for deferred tax
    assets..............................                 (5,452)      (1,989)
                                            ------      -------      -------
                                            $4,259      $   400      $   400
                                            ======      =======      =======

  The net change in the valuation allowance for deferred income tax assets was a decrease of $5,452,000 in 1994 and an increase of $3,463,000 in 1993. McDATA evaluated a variety of factors in determining whether a valuation allowance should be recorded against deferred income tax assets pursuant to SFAS No. 109, including the number of years McDATA's operating losses and tax credits can be carried forward, the existence of taxable temporary differences, McDATA's earnings history and McDATA's near-term earnings expectations. These factors were used to determine whether it is more likely than not that the deferred tax assets will be actually realized.

  At December 30, 1994, McDATA has research and development along with alternative minimum tax credit carryforwards of $1,203,000 and $173,000, respectively, for federal income tax purposes. The research and development credits will expire in 2007 and 2008. The alternative minimum tax credit can be carried forward indefinitely. At December 30, 1994, McDATA has federal net operating loss carryforwards of $2,327,000, which expire in 2007 and 2008.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and the Board of Directors of EMC Corporation:

  We have audited the accompanying consolidated balance sheets of EMC Corporation as of December 31, 1994 and January 1, 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of EMC Corporation as of December 31, 1994 and January 1, 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts
January 30, 1995

                  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                                EMC CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                  (AMOUNTS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                        DECEMBER 31, JANUARY 1,
                                                            1994        1994
                                                        ------------ ----------
                        ASSETS
Current Assets:
  Cash and cash equivalents............................  $  240,506   $345,300
  Trade and notes receivable less allowance for
   doubtful accounts of $6,272 and $5,262 in 1994 and
   1993, respectively..................................     361,191    157,225
  Inventories..........................................     251,096    118,263
  Deferred income taxes................................      40,754     24,199
  Other assets.........................................       8,258      5,023
                                                         ----------   --------
    Total current assets...............................     901,805    650,010
Long-term investments, at amortized cost...............     175,631     50,392
Notes receivable, net..................................      38,945     21,808
Property, plant and equipment, net.....................     173,016     96,480
Deferred income taxes..................................       4,473      2,761
Other assets, net......................................      23,630      8,195
                                                         ----------   --------
    Total assets.......................................  $1,317,500   $829,646
                                                         ==========   ========
          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term obligations.............  $    9,502   $  1,262
  Accounts payable.....................................     122,264     44,179
  Accrued expenses.....................................     106,107     59,755
  Income taxes payable.................................      55,521     20,892
  Deferred revenue.....................................       8,070      7,046
                                                         ----------   --------
    Total current liabilities..........................     301,464    133,134
Deferred revenue.......................................       2,289      3,389
Long-term obligations:
  4 1/4% Convertible Subordinated Notes due 2001.......     229,598    200,000
  6 1/4% Convertible Sub Debentures due 2002...........      39,536     59,260
  Notes payable........................................      16,771     14,013
  Capital lease obligations............................         201        756
                                                         ----------   --------
    Total liabilities..................................     589,859    410,552
Commitments and contingencies (Notes I and K)
Stockholders' equity:
  Series Preferred Stock, par value $.01; authorized
   25,000,000 shares...................................         --         --
  Common Stock, par value $.01; authorized 330,000,000
   shares; issued 201,738,042 and 189,936,120 shares in
   1994 and 1993, respectively.........................       2,017      1,899
  Additional paid-in capital...........................     281,625    226,668
  Deferred compensation................................      (2,607)    (3,552)
  Retained earnings....................................     443,713    193,045
  Cumulative translation adjustment....................       3,716      1,537
  Treasury stock, at cost, 2,627,467 and 2,607,996
   shares, in 1994 and 1993, respectively .............        (823)      (503)
                                                         ----------   --------
    Total stockholders' equity.........................     727,641    419,094
                                                         ----------   --------
    Total liabilities and stockholders' equity.........  $1,317,500   $829,646
                                                         ==========   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                                EMC CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                     FOR THE YEARS ENDED
                                              ----------------------------------
                                              DECEMBER 31, JANUARY 1, JANUARY 2,
                                                  1994        1994       1993
                                              ------------ ---------- ----------
Revenues:
  Net sales.................................   $1,343,065   $757,793   $365,298
  Service and rental income.................       34,427     24,828     20,408
                                               ----------   --------   --------
                                                1,377,492    782,621    385,706
Costs and expenses:
  Cost of sales and service.................      660,034    380,755    207,279
  Research and development..................      117,922     58,977     33,591
  Selling, general and administrative.......      249,004    162,461     96,261
                                               ----------   --------   --------
                                                1,026,960    602,193    337,131
Operating income............................      350,532    180,428     48,575
Investment income...........................       21,619      7,988      3,830
Interest expense............................      (15,311)    (6,043)    (4,865)
Other expense, net..........................       (1,456)    (2,717)    (4,465)
Income before income taxes..................      355,384    179,656     43,075
Provision for income taxes..................      104,716     52,534     13,567
                                               ----------   --------   --------
Net income..................................   $  250,668   $127,122   $ 29,508
                                               ==========   ========   ========
Net income per weighted average common share
 (primary)..................................   $     1.18   $   0.65   $   0.17
                                               ==========   ========   ========
Net income per weighted average common share
 (fully diluted)............................   $     1.10   $   0.60   $   0.16
                                               ==========   ========   ========



   The accompanying notes are an integral part of the consolidated financial statements.

                                EMC CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                    FOR THE YEARS ENDED
                                             ----------------------------------
                                             DECEMBER 31, JANUARY 1, JANUARY 2,
                                                 1994        1994       1993
                                             ------------ ---------- ----------
Cash flows from operating activities:
 Net income.................................  $ 250,668    $127,122   $ 29,508
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization.............     32,728      21,741     18,289
  Deferred income taxes.....................    (18,267)    (21,172)   (10,492)
  Loss on disposal of property and
   equipment................................        262       2,324      2,232
  Tax benefit from stock options exercised..     26,698       8,776        --
 Changes in assets and liabilities:
  Trade and notes receivable................   (221,708)    (73,252)   (29,686)
  Inventories...............................   (133,159)    (60,937)   (26,312)
  Other assets..............................    (19,526)      4,381     (2,997)
  Accounts payable..........................     78,698      16,500     13,709
  Accrued expenses..........................     46,448      28,893     11,588
  Income taxes payable......................     34,629       3,520     10,356
  Deferred revenue..........................        (65)     (1,100)     8,936
                                              ---------    --------   --------
   Net cash provided by operating
    activities..............................     77,406      56,796     25,131
                                              ---------    --------   --------
Cash flows from investing activities:
 Additions to property and equipment........   (108,968)    (51,303)   (30,021)
 Proceeds from sale of property and
  equipment.................................        445         574      1,280
 Purchase of long-term investments, net.....   (125,239)    (29,100)   (12,594)
                                              ---------    --------   --------
   Net cash used by investing activities....   (233,762)    (79,829)   (41,335)
                                              ---------    --------   --------
Cash flows from financing activities:
 Issuance of common stock, net of issuance
  costs.....................................      9,596     112,451      4,765
 Purchase of treasury stock.................       (320)        --         --
 Issuance of 6 1/4% Convertible Subordinated
  Debentures due 2002, net of issuance
  costs.....................................        --          --      58,208
 Issuance of 4 1/4% Convertible Subordinated
  Notes due 2001, net of issuance costs.....     29,350     194,987        --
 Payment of long-term and short-term
  obligations...............................     (1,272)     (2,430)    (6,397)
 Issuance of long-term and short-term
  obligations...............................     11,715         --       2,004
                                              ---------    --------   --------
  Net cash provided by financing activities.     49,069     305,008     58,580
                                              ---------    --------   --------
Effect of exchange rate changes on cash.....      2,493       1,222     (2,679)
Net (decrease)/increase in cash and cash
 equivalents................................   (107,287)    281,975     42,376
Cash and cash equivalents at beginning of
 year.......................................    345,300      62,103     22,406
                                              ---------    --------   --------
Cash and cash equivalents at end of year....  $ 240,506    $345,300   $ 62,103
                                              =========    ========   ========



   The accompanying notes are an integral part of the consolidated financial statements.

                                EMC CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  (AMOUNTS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                   FOR THE THREE YEARS ENDED DECEMBER 31, 1994
                          ----------------------------------------------------------------------------------------------
                                                                                 CUMULA-                         TOTAL
                                        COMMON   ADDITIONAL DEFERRED              TIVE     TREASURY              STOCK-
                             COMMON    STOCK PAR  PAID-IN   COMPEN-   RETAINED   TRANS-      STOCK    TREASURY  HOLDERS'
                          STOCK SHARES   VALUE    CAPITAL    SATION   EARNINGS LATION ADJ.  SHARES   STOCK COST  EQUITY
                          ------------ --------- ---------- --------  -------- ----------- --------- ---------- --------
Balance 12/28/91........  162,836,276   $1,628    $ 96,600      --    $ 36,415   $   869   2,607,996   $(503)   $135,009
                          -----------   ------    --------  -------   --------   -------   ---------   -----    --------
Exercise of stock op-
 tions..................    3,668,992       37       4,304      --         --        --          --      --        4,341
Issuance of Stock op-
 tions..................          --       --        4,969   (4,969)       --        --          --      --          --
Amortization of deferred
 compensation...........          --       --          --       424        --        --          --      --          424
Cumulative translation
 adjustment.............          --       --          --       --         --     (1,016)        --      --       (1,016)
Net income..............          --       --          --       --      29,508       --          --      --       29,508
                          -----------   ------    --------  -------   --------   -------   ---------   -----    --------
Balance 1/2/93..........  166,505,268    1,665     105,873   (4,545)    65,923      (147)  2,607,996    (503)    168,266
                          -----------   ------    --------  -------   --------   -------   ---------   -----    --------
Exercise of stock op-
 tions..................    5,839,240       58      11,424      --         --        --          --      --       11,482
Tax benefit from
 disqualifying
 disposition of stock
 options................          --       --        8,776      --         --        --          --      --        8,776
Issuance of common stock
 pursuant to stock
 offering...............   17,350,000      174      99,857      --         --        --          --      --      100,031
Issuance of common stock
 pursuant to bond
 conversions............      241,612        2         738      --         --        --          --      --          740
Amortization of deferred
 compensation...........          --       --          --       993        --        --          --      --          993
Cumulative translation
 adjustment.............          --       --          --       --         --      1,684         --      --        1,684
Net income..............          --       --          --       --     127,122       --          --      --      127,122
                          -----------   ------    --------  -------   --------   -------   ---------   -----    --------
Balance 1/1/94..........  189,936,120    1,899     226,668   (3,552)   193,045     1,537   2,607,996    (503)    419,094
                          -----------   ------    --------  -------   --------   -------   ---------   -----    --------
Exercise of stock op-
 tions..................    5,361,342       54       8,548      --         --        --          --      --        8,602
Tax benefit from
 disqualifying
 disposition of stock
 options and
 nonqualifying stock
 options exercised......          --       --       26,698      --         --        --          --      --       26,698
Issuance of stock op-
 tions..................          --       --           49      (49)       --        --          --      --          --
Issuance of common stock
 pursuant to bond and
 note conversions.......    6,440,580       64      19,662      --         --        --          --      --       19,726
Amortization of deferred
 compensation ..........          --       --          --       994        --        --          --      --          994
Purchase of treasury
 stock..................          --       --          --       --         --        --       19,471    (320)       (320)
Cumulative translation
 adjustment.............          --       --          --       --         --      2,179         --      --        2,179
Net income..............          --       --          --       --     250,668       --          --      --      250,668
                          -----------   ------    --------  -------   --------   -------   ---------   -----    --------
Balance 12/31/94........  201,738,042   $2,017    $281,625  $(2,607)  $443,713   $ 3,716   2,627,467   $(823)   $727,641
                          ===========   ======    ========  =======   ========   =======   =========   =====    ========


   The accompanying notes are an integral part of the consolidated financial statements.

                                EMC CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A. COMPANY

  EMC Corporation and its subsidiaries ("EMC" or the "Company") design, manufacture, market and support high performance storage products and provide related services for mainframe and midrange computer systems manufactured primarily by International Business Machines Corporation ("IBM"), Unisys Corporation ("Unisys") and Compagnie des Machines Bull S.A. ("Bull"). In addition, the Company recently announced a family of products aimed at the open systems storage marketplace.

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  Certain prior year amounts in the financial statements have been reclassified to conform with the 1994 presentation. The Company's fiscal year ends on the Saturday closest to December 31. Fiscal 1992 was a 53 week year and fiscal 1994 and 1993 were 52 week years.

 Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

 Acquisitions

  The Company formed a joint venture, EMC Japan K.K. ("EMC Japan"), with a Japanese distributor in January 1994 in which the Company's interest was 60%. In December 1994, the Company purchased an additional 35% of this venture from the Japanese distributor, resulting in goodwill of $8,971,000, which was included in other assets, non-current (net of $150,000 of accumulated amortization), at December 31, 1994 and is being amortized over five years.

  The Company acquired a 93% interest in Copernique S.A. ("Copernique") in the first quarter of 1994. Copernique specializes in high performance data management hardware and software systems.

  During the first quarter of 1994, the Company acquired certain assets of Colorado-based Array Technology Corporation ("Array"), which specializes in RAID ("Redundant Arrays of Independent Disks") technology. Other assets, non-current at December 31, 1994 includes patents acquired in the purchase of Array of $7,272,000, net of $1,212,000 of accumulated amortization. These assets are being amortized over their estimated useful life of five years.

  Proforma presentations have not been included as the 1994 acquisitions were not material to the results of operations of the Company.

  In August 1993, EMC exchanged 9,443,996 shares of EMC common stock, $.01 par value (the "Common Stock") for all of the outstanding stock and stock options of Epoch Systems, Inc. ("Epoch") and Magna Computer Corp. ("Magna"). These business combinations were accounted for as poolings of interests. Accordingly, all financial information has been restated as if the transactions occurred at the beginning of the first period presented. Epoch was in the business of high performance client/server data management software. Magna was in the business of IBM compatible AS/400 tape products.

 Revenue Recognition

  The Company recognizes revenue from sales when products are shipped provided there are no remaining significant vendor obligations and the resulting receivable is deemed collectible by management. Revenue

                                EMC CORPORATION
from rentals is recorded over the life of the lease. Revenue from sales-type leases is recognized at the net present value of expected future payments, and the resulting discount is accreted to investment income over the collection period. Revenue from service contracts is recognized over the life of the contracts.

 Foreign Currency Translation

  The functional currency of sales operations in Europe, Japan and Australia is the local currency. Assets and liabilities of these operations are translated into U.S. dollars at the exchange rates in effect at the balance sheet date and income and expense items are translated at average rates for the period. The Company's operations in Ireland, Israel and Hong Kong are generally dependent on the U.S. dollar. The assets and liabilities of these operations are translated into U.S. dollars at exchange rates in effect at the balance sheet date except for inventories and property and equipment which are translated at historical exchange rates. Income and expense items are translated at average rates for the period except for cost of sales and depreciation which are translated at historical exchange rates.

  Consolidated transaction losses included in other expense, net amounted to $1,072,000 in 1994, $1,838,000 in 1993 and $1,093,000 in 1992. Accumulated net
translation adjustments of $3,716,000 and $1,537,000 are included in stockholders' equity at December 31, 1994 and January 1, 1994, respectively.

 Cash and Cash Equivalents

  Cash and cash equivalents include $134,954,000 and $310,723,000 of temporary cash investments at December 31, 1994 and January 1, 1994, respectively. Temporary cash investments consist primarily of money market funds and commercial paper stated at cost plus accrued interest which approximates market. Short term investments which have a maturity when acquired of ninety days or less are considered cash equivalents.

 Long-Term Investments

  The Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities" in 1994. The adoption of SFAS 115 had no cumulative effect on net income.

  Long-term investments at amortized cost, consisting primarily of intermediate term debt instruments, amounted to $175,631,000 and $50,392,000 in 1994 and 1993, with fair values of $173,245,000 and $50,042,000, respectively. The Company classifies its long-term investments as held to maturity. The 1994 balances consisted of:

                                                        AMORTIZED    AGGREGATE
                                                        COST BASIS   FAIR VALUE
                                                       ------------ ------------
   Corporate.......................................... $113,866,000 $112,649,000
   Foreign............................................   49,950,000   49,667,000
   U.S. Government....................................   11,815,000   10,929,000
                                                       ------------ ------------
     Total............................................ $175,631,000 $173,245,000
                                                       ============ ============

                                EMC CORPORATION

  The net unrealized loss of $2,386,000 at December 31, 1994 consisted of gross unrealized gains of $444,000 and gross unrealized losses of $2,830,000. The contractual maturities of debt securities held at December 31, 1994 are as follows:

                                                       AMORTIZED    AGGREGATE
                                                       COST BASIS   FAIR VALUE
                                                      ------------ ------------
   Due within one year............................... $ 45,014,000 $ 44,080,000
   Due after one year through five years.............  128,879,000  127,409,000
   Due after ten years...............................    1,738,000    1,756,000
                                                      ------------ ------------
     Total........................................... $175,631,000  173,245,000
                                                      ============ ============

  Investment income consists principally of interest and dividend income, including interest on notes receivable from sales-type leases.

                STATEMENT OF CASH FLOWS SUPPLEMENTAL INFORMATION

                                          DECEMBER 31, JANUARY 1,  JANUARY 2,
                                              1994        1994        1993
                                          ------------ ----------- -----------
   Cash paid during the years ended for:
     Income taxes........................ $76,539,000  $59,739,000 $13,474,000
     Interest............................  10,854,000    6,486,000   3,797,000

 Inventories

  Inventories are stated at the lower of cost (first in, first out) or market.


 Property, Plant and Equipment

  Property, plant and equipment are recorded at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, as follows:

   Furniture and fixtures......................................         7 years
   Equipment...................................................       3-7 years
   Vehicles....................................................         5 years
   Improvements................................................         5 years
   Buildings................................................... 25-31 1/2 years

  Customer service spare parts inventory is included in equipment and depreciated over three years.

  When assets are retired or disposed of, the cost and accumulated depreciation thereon are removed from the accounts and the related gains or losses are included in operations.

 Warranty and Research and Development

  The Company accounts for warranty expense on an accrual basis. Research and development costs are expensed as incurred.

 Income Taxes

  Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse (see Note C).

                                EMC CORPORATION

  Tax credits are generally recognized as reductions of income tax provisions in the year in which the credits arise. Since 1989, the Company has not provided for the U.S. income tax liability on earnings of its foreign subsidiaries, except for Puerto Rico, as these earnings are considered to be permanently reinvested. Taxes for the Company's foreign subsidiaries are provided for at applicable statutory rates. The Company is currently undergoing an examination of its 1991, 1992 and 1993 tax returns by the Internal Revenue Service.

 Net Income Per Share

  Net income per share was computed on the basis of weighted average common and dilutive common equivalent shares outstanding. Primary and fully diluted weighted average shares outstanding and earnings used in per share computations for 1994 and 1993 reflect the dilutive effects of the Notes. Fully diluted weighted average shares outstanding and earnings used in per share computations for 1994, 1993 and 1992 reflect the dilutive effects of the Debentures. Net income for computation of earnings per share includes an add back of $7,620,000, $2,496,000 and $1,768,000 for fully diluted and $5,855,000,
$224,000 and $0 for primary, in 1994, 1993 and 1992, respectively, representing interest expense, net of its tax effect. Primary weighted average shares for net income per share computations amounted to 218,045,666, 196,486,160 and 171,951,696 in 1994, 1993 and 1992, respectively. Fully diluted weighted average shares were 234,254,640, 217,224,726 and 190,547,980 in 1994, 1993 and
1992, respectively. These calculations of weighted average shares have been restated to reflect all stock splits to date (see Note J).

C. INCOME TAXES

  Provision for income taxes consists of:

                                            1994          1993         1992
                                        ------------  ------------  -----------
   Federal and State
     Current........................... $108,459,000  $ 69,176,000  $16,791,000
     Deferred..........................  (18,421,000)  (21,830,000)  (5,863,000)
                                        ------------  ------------  -----------
                                          90,038,000    47,346,000   10,928,000
   Foreign
     Current...........................   14,524,000     4,530,000    3,155,000
     Deferred..........................      154,000       658,000     (516,000)
                                        ------------  ------------  -----------
                                          14,678,000     5,188,000    2,639,000
                                        ------------  ------------  -----------
   Total provision for income taxes.... $104,716,000  $ 52,534,000  $13,567,000
                                        ============  ============  ===========

  At December 31, 1994 and January 1, 1994, net undistributed earnings of foreign subsidiaries approximated $220,598,000 and $71,606,000, respectively. Income before income taxes for foreign operations amounted to approximately $152,363,000 in 1994, $49,392,000 in 1993 and $12,353,000 in 1992. The
components of the deferred tax provision are:

                                            1994          1993         1992
                                        ------------  ------------  -----------
   Unrepatriated earnings.............. $  1,025,000  $ (5,772,000)     926,000
   Sales-type leases...................     (447,000)     (434,000)    (129,000)
   Intercompany profit elimination.....    1,211,000     2,457,000   (1,831,000)
   Accounts receivable related items...   (4,297,000)   (7,972,000)    (389,000)
   Inventory related items.............  (10,740,000)   (5,973,000)  (1,369,000)
   Depreciation and amortization.......   (3,225,000)     (377,000)    (931,000)
   Deferred revenue....................      393,000      (374,000)  (2,317,000)
   Warranty reserve....................   (1,261,000)   (1,378,000)    (262,000)
   Health insurance reserve............     (633,000)     (868,000)    (145,000)
   Other...............................     (293,000)     (481,000)      68,000
                                        ------------  ------------  -----------
                                        $(18,267,000) $(21,172,000) $(6,379,000)
                                        ============  ============  ===========

                                EMC CORPORATION

  A reconciliation of the Company's income tax provision to the statutory federal tax rate is as follows:

                                                               1994  1993  1992
                                                               ----  ----  ----
   Statutory federal tax rate................................. 35.0% 35.0% 34.0%
   State taxes, net of federal tax benefits...................  2.6   3.1   3.9
   Puerto Rico tax benefits...................................  (.6)  (.9) (2.2)
   Ireland tax benefits....................................... (6.6) (6.4)  (.6)
   Net operating losses not benefited.........................   .6    .6   2.0
   Tax credits................................................  (.7) (1.3)  (.6)
   Utilization of foreign net operating loss carryforwards....  (.9)  (.7) (5.4)
   Foreign Sales Corporation tax benefits.....................  (.1)  --    --
   Other......................................................   .2   (.2)   .4
                                                               ----  ----  ----
                                                               29.5% 29.2% 31.5%
                                                               ====  ====  ====

  The Company's Puerto Rico operation enjoys a ten year exemption, expiring in 1995, on up to 90% of EMC Caribe's income as determined under Federal tax laws. EMC Caribe ceased manufacturing operations in February 1994. The Company's manufacturing facility in Ireland enjoys a 10% tax rate on income from manufacturing operations until the year 2000. The impact of these benefits on the Company's earnings per share was $0.10 for the year ended December 31, 1994, $0.06 for the year ended January 1, 1994 and $0.01 for the year ended January 2, 1993.

  The Company increased its domestic deferred tax asset in 1993 as a result of U.S. legislation enacted during 1993 increasing the federal corporate tax rate from 34% to 35%. The components of the current and non-current deferred tax assets and liabilities as of December 31, 1994 and January 1, 1994 were as follows:

                                                         1994          1993
                                                     ------------  ------------
   Current Deferred Tax Assets/(Liabilities)
     Sales Reserve.................................. $ 13,062,000  $  9,644,000
     Warranty Reserve...............................    3,788,000     2,527,000
     Inventory Reserve..............................   18,457,000     8,625,000
     Other Reserves.................................    5,107,000     2,805,000
     Other Assets...................................    2,219,000     2,393,000
     Puerto Rico Tollgate Tax.......................   (1,879,000)     (854,000)
     Valuation reserve..............................          --       (941,000)
                                                     ------------  ------------
       Total Current Deferred Tax
        Assets/(Liabilities)........................ $ 40,754,000  $ 24,199,000
                                                     ============  ============
   Non-Current Deferred Tax Assets/(Liabilities)
     Deferred Revenue...............................    1,198,000     1,787,000
     Other Reserves.................................      492,000       524,000
     Other Assets...................................      358,000       450,000
     Depreciation...................................    2,425,000           --
     Domestic NOL Carryforward......................    5,474,000     4,928,000
     Foreign NOL Carryforward.......................    6,076,000     4,355,000
     Research and Development Credit Carryforward...    1,144,000     1,151,000
     Valuation Reserve..............................  (12,694,000)  (10,434,000)
                                                     ------------  ------------
       Total Non-Current Deferred Tax
        Assets/(Liabilities)........................ $  4,473,000  $  2,761,000
                                                     ============  ============

                                EMC CORPORATION

  Due to the uncertainty surrounding the realization of certain favorable tax attributes in future tax returns, the Company has placed a valuation reserve against these otherwise recognizable deferred tax assets. The valuation reserve has increased as a result of an increase in the foreign net operating losses.

  The Company has net operating loss carryforwards as of December 31, 1994 which are summarized as follows:

                                                             CARRYFORWARD PERIOD
                                           APPROXIMATE VALUE DURING WHICH LOSSES
   COUNTRY                                  IN U.S. DOLLARS      WILL EXPIRE
   -------                                 ----------------- -------------------
   Belgium................................    $   612,000    Indefinite
   France.................................     17,718,000    5 years/1996-1998
   Hong Kong..............................        402,000    Indefinite
   Japan..................................        256,000    5 years/1999
   United States..........................     13,771,000    15 years/2002-2020

  The U.S. losses relate to pre-acquisition losses of Epoch and Magna. The losses in France relate to Copernique, a majority owned subsidiary of EMC; approximately $12,172,000 are pre-acquisition losses and $5,546,000 are losses generated in 1994.

D. INVENTORIES

  Inventories consist of:

                                                       DECEMBER 31,  JANUARY 1,
                                                           1994         1994
                                                       ------------ ------------
   Purchased parts.................................... $  8,946,000 $ 16,860,000
   Work-in-process....................................  133,116,000   41,997,000
   Finished goods.....................................  109,034,000   59,406,000
                                                       ------------ ------------
                                                       $251,096,000 $118,263,000
                                                       ============ ============


E. NOTES RECEIVABLE

  Notes receivable are primarily from sales-type leases of equipment and are stated net of interest discounts of approximately $8,719,000 and $4,753,000 and net of allowance for doubtful accounts of $258,000 and $491,000 at December 31, 1994 and January 1, 1994, respectively. Implicit interest rates range from 8% to 12%.

  The payment schedule for such notes at December 31, 1994 is as follows:

   FISCAL YEAR                                                  NOTES RECEIVABLE
   -----------                                                  ----------------
   1995........................................................   $18,703,000
   1996........................................................    18,240,000
   1997........................................................    15,063,000
   1998........................................................     7,014,000
   1999........................................................     3,323,000
   Thereafter..................................................       217,000
   Face value..................................................    62,560,000
   Less amounts representing interest..........................     8,719,000
   Present value...............................................    53,841,000
   Less allowance for doubtful accounts........................       258,000
                                                                  -----------
                                                                   53,583,000
   Current portion.............................................    14,638,000
                                                                  -----------
   Long-term portion...........................................   $38,945,000
                                                                  ===========

                                EMC CORPORATION

F. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consist of:

                                                     DECEMBER 31,   JANUARY 1,
                                                         1994          1994
                                                     ------------  ------------
   Furniture and fixtures........................... $  5,989,000  $  4,278,000
   Equipment........................................  190,160,000   102,670,000
   Vehicles.........................................    1,010,000       923,000
   Buildings and improvements.......................   44,664,000    29,864,000
   Land.............................................    1,870,000     1,870,000
   Construction in progress.........................    9,712,000     4,891,000
                                                     ------------  ------------
                                                      253,405,000   144,496,000
   Accumulated depreciation and amortization........  (80,389,000)  (48,016,000)
                                                     ------------  ------------
                                                     $173,016,000  $ 96,480,000
                                                     ============  ============

G. ACCRUED EXPENSES

  Accrued expenses consist of:

                                                        DECEMBER 31, JANUARY 1,
                                                            1994        1994
                                                        ------------ -----------
   Salaries and benefits............................... $ 54,159,000 $17,881,000
   Warranty............................................   15,535,000  16,112,000
   Other...............................................   36,413,000  25,762,000
                                                        ------------ -----------
                                                        $106,107,000 $59,755,000
                                                        ============ ===========

H. EMPLOYEE COMPENSATION PLANS

  In 1983, the Company initiated a profit-sharing plan (the "1983 Plan") for employees, whose eligibility to participate is based on certain service requirements. Contributions are made at the discretion of the Board of Directors.

  No profit-sharing contributions were made in 1994 or 1993. During December 1992 the Company made a profit-sharing contribution to active employees who were employed by the Company on or before January 1, 1992, whose compensation was less than $60,000 for 1992 and who did not participate in any bonus or incentive program. The amount of the contribution was $248,000.

  In July 1985, the Company supplemented the 1983 Plan with a deferred compensation program for certain employees. Under the program, which is qualified under Section 401(k) of federal tax laws, the Company has provided a matching contribution, as described below.

  Effective January 1, 1993, the Company introduced a new matching formula for the 1983 Plan. The Company intends, at the end of each calendar quarter, to make a contribution that matches 100% of the employee's contribution up to a maximum of 2% of the employee's quarterly compensation. Additionally, provided that certain quarterly profit goals are attained, the Company in succeeding quarters, will provide an additional matching contribution of 1% of the employee's quarterly compensation up to a maximum quarterly matching contribution not to exceed 5% of compensation. However, the Company's matching contribution per participant has a quarterly limit of $500. The Company's contribution amounted to approximately $2,277,000 in 1994 and $1,463,000 in 1993, pursuant to the previous formula. The Company's contribution in 1992 amounted to approximately $889,000.

                                EMC CORPORATION

  In 1994, the Epoch Systems, Inc. and Magna Computer Corporation retirement savings plans were merged into the EMC Corporation Retirement Savings and Profit Sharing Plan.

  The Company does not offer a postretirement or postemployment benefit plan.

I. LEASE COMMITMENTS AND LONG-TERM OBLIGATIONS

 Lease Commitments

  The Company had $1,878,000 and $4,153,000 of equipment leased under capital leases with accumulated amortization of $1,066,000 and $1,975,000 at December 31, 1994 and January 1, 1994, respectively.

  The Company leases office and warehouse facilities under various operating leases. Facilities rent expense amounted to $10,277,000, $6,050,000 and $4,404,000 in 1994, 1993 and 1992, respectively. The Company's commitments under its capital and operating leases are as follows:

                                                           CAPITAL   OPERATING
   FISCAL YEAR                                              LEASES    LEASES
   -----------                                             -------- -----------
   1995................................................... $608,000 $18,587,000
   1996...................................................  179,000  15,098,000
   1997...................................................      --    6,112,000
   1998...................................................      --    2,592,000
   1999...................................................      --    1,629,000
   Thereafter.............................................      --    7,522,000
                                                           -------- -----------
   Total minimum lease payments...........................  787,000 $51,540,000
   Less amounts representing interest.....................   71,000
   Present value of net minimum lease payments............  716,000
   Current portion........................................  515,000
                                                           --------
   Long-term portion...................................... $201,000
                                                           ========

 Current Obligations and Lines of Credit

  The Company has two lines of credit providing a maximum of $50,000,000 and $15,000,000, respectively, at LIBOR plus 45 basis points and 62.5 basis points, respectively. At December 31, 1994 and January 1, 1994, there were no borrowings outstanding against these credit lines. The Company must maintain certain minimum financial ratios including a minimum level of working capital and tangible net worth under each line of credit. At December 31, 1994, $8,427,000 was borrowed against the Company's overdraft facility at 6.4%.

 Long-Term Obligations

  In December 1993, the Company issued $200,000,000 of 4 1/4% convertible subordinated notes due 2001 (the "Notes"). In January 1994, the Company issued an additional $29,600,000 in Notes in accordance with overallotment provisions of the offering. The Notes are generally convertible into shares of Common Stock of the Company at a conversion price of $19.84 per share, subject to adjustment in certain events. During 1994, $2,000 of Notes were converted. Interest is payable semiannually and the Notes are redeemable at the option of the Company at set redemption prices, plus accrued interest, commencing January 1, 1997. Redemption prices range from 100.61% to 102.43% of principal.

                                EMC CORPORATION

  In March 1992, the Company issued $60,000,000 of 6 1/4% convertible subordinated debentures due 2002 (the "Debentures"), of which $19,724,000 and $740,000 were converted during 1994 and 1993, respectively. The Debentures are generally convertible at any time prior to maturity into shares of Common Stock of the Company at a conversion price of $3.063 per share, subject to adjustment in certain events. Interest is payable semiannually. The Debentures are redeemable at the option of the Company at set redemption prices which range from 100.63% to 104.38% of principal. The Company intends to redeem the Debentures on April 1, 1995, unless the holders choose to convert on or prior to such date.

  The Company has a $14,000,000 mortgage collateralized by the Company's facility at 171 South Street, Hopkinton, Massachusetts. The mortgage rate is 10.5% and is payable in monthly installments, calculated on a 30 year amortization schedule, with a lump sum payment of approximately $12,835,000 due on April 1, 1999.

  Payments remaining on this mortgage note and other miscellaneous notes (excluding the debt of EMC Ireland) are as follows:

   FISCAL YEAR                                                    AMOUNT PAYABLE
   -----------                                                    --------------
   1995..........................................................  $ 3,198,000
   1996..........................................................    1,537,000
   1997..........................................................    1,537,000
   1998..........................................................    1,537,000
   1999..........................................................   13,296,000
   Total minimum payments........................................   21,105,000
   Less amounts representing interest............................    5,971,000
   Present value of net payments.................................   15,134,000
   Current portion...............................................      425,000
   Long-term portion.............................................  $14,709,000

  In 1989, EMC purchased its premises in Ireland from the Industrial Development Authority (IDA) of Ireland which granted the Company a total of $790,000 towards the purchase price and for improvements to the premises. During 1994, the Company was granted an additional $1,650,000 from the IDA. The grants are included in long-term obligations and are amortized over periods of 25 years for funds used in building improvements and seven years for funds used to purchase equipment. Remaining unamortized grants at December 31, 1994 are $2,197,000, of which $135,000 is current and $2,062,000 is long-term.

J. COMMON STOCK, PREFERRED STOCK AND STOCK OPTIONS

 Common Stock

  At the Annual Meetings of the Company in 1993 and 1992, the stockholders approved amendments to the Company's Articles of Organization to increase the number of shares of authorized Common Stock. The current authorization is 330,000,000 shares.

  The following stock splits were effected in the form of stock dividends in the following amounts and at the following dates: a three-for-two stock split effective November 24, 1992, for stockholders of record on November 9, 1992, a two-for-one stock split effective June 8, 1993, for stockholders of record on May 24, 1993, and a two-for-one stock split effective December 10, 1993, for stockholders of record on November 26, 1993.

  All share and per share data have been restated to reflect these splits.

                                EMC CORPORATION

 Preferred Stock

  At the Special Meeting of Stockholders of the Company on November 17, 1993, the stockholders approved an amendment to the Company's Articles of Organization to authorize a new class of capital stock consisting of 25,000,000 shares of Series Preferred Stock, $.01 par value, which may be issued from time to time in one or more series, with such terms as the Board of Directors may determine, without further action by the stockholders of the Company, except as may be required by applicable law or stock exchange rules.

 Stock Options

  The Board of Directors and stockholders adopted the EMC Corporation 1993 Stock Option Plan (the "1993 Plan") to provide qualified incentive stock options and nonqualified stock options to key employees. A total of 6,000,000 shares of Common Stock have been reserved for issuance under this Plan.

  Under the terms of the 1993 Plan the exercise price of incentive stock options issued must be equal to at least the fair market value of the Common Stock at the date of grant. In the event that nonqualified stock options are granted, the exercise price may be less than the fair market value at the time of grant but not less than par value which is $.01 per share. In general, options become exercisable in equal annual installments over the first five years after the date of grant. As of December 31, 1994, options exercisable approximated 73,600. Shares available for future options as of December 31, 1994 amounted to 3,062,140. Activity under the 1993 Plan for the two years ended December 31, 1994 is as follows:

                                                 NUMBER OF SHARES EXERCISE PRICE
                                                 ---------------- --------------
   Granted......................................      852,000      $      17.63
   Canceled.....................................          -0-               N/A
   Exercised....................................          -0-               N/A
   Balance at January 1, 1994...................      852,000      $      17.63
   Granted......................................    2,647,260        9.94-20.88
   Canceled.....................................     (561,400)      17.50-19.88
   Exercised....................................      (16,800)            17.63
   Balance at December 31, 1994.................    2,921,060      $ 9.94-20.88

  The Board of Directors and stockholders adopted the 1985 Stock Option Plan (the "1985 Plan") to provide qualified incentive stock options and nonqualified stock options to key employees. At the Annual Meeting of the Company on May 13, 1992, the stockholders approved an amendment to the 1985 Plan to increase the number of shares available for grant to 36,000,000 from 27,000,000.

                                EMC CORPORATION

  Under the terms of the 1985 Plan the exercise price of incentive stock options issued must be equal to at least the fair market value of the Common Stock at the date of grant. In the event that nonqualified stock options are granted, the exercise price may be less than the fair market value at the time of grant, but in the case of employees not subject to Section 16 of the Securities Exchange Act of 1934 ("Section 16") no less than par value which is $.01 per share, and in the case of employees subject to Section 16, no less than 50% of the fair market value at the time of grant. In general, options become exercisable in equal annual installments over the first five years after the date of grant. As of December 31, 1994, options exercisable approximated 1,957,632. Shares available for future options as of December 31, 1994 amounted to 330,148. However, no incentive stock option may be granted under the 1985 Plan after May 16, 1995, but options theretofore granted may extend beyond that date. Activity under the 1985 Plan for the three years ended December 31, 1994 is as follows:

                                                        NUMBER OF    EXERCISE
                                                          SHARES       PRICE
                                                        ----------  -----------
Balance at December 28, 1991........................... 15,232,512  $ .06- 2.17
  Granted..............................................  8,595,600   1.42- 3.71
  Canceled.............................................   (948,900)   .58- 3.71
  Exercised............................................ (2,838,072)   .58- 1.98
Balance at January 2, 1993............................. 20,041,140    .06- 3.71
  Granted..............................................  3,537,200   6.47-17.63
  Canceled.............................................   (331,000)   .58-12.44
  Exercised............................................ (5,448,069)   .06- 3.71
Balance at January 1, 1994............................. 17,799,271    .06-17.63
  Granted..............................................        -0-          N/A
  Canceled.............................................   (329,800)   .75-17.63
  Exercised............................................ (4,877,324)   .06-17.63
Balance at December 31, 1994........................... 12,592,147  $ .58-17.63

  In 1994, an employee of the Company was granted non-qualified options to purchase 5,000 shares of Common Stock under the Company's 1993 Stock Option Plan at $9.94 per share, representing 50% of the per share fair market value at the date of the grant. On July 17, 1992, certain executive officers of the Company were granted non-qualified options to purchase an aggregate of 3,900,000 shares of Common Stock under the Company's 1985 Stock Option Plan at per share prices ranging from $1.43 to $2.43. These prices represent 50% to 85% of the per share fair market value at the date of grant. Discounts from fair market value have been recorded as deferred compensation and are being charged to earnings over the five year vesting period of the options.

  Generally, when shares acquired pursuant to the exercise of incentive stock options are sold within one year of exercise or within two years from the date of grant, the Company derives a tax deduction measured by the amount that the market value exceeds the option price at the date the options are exercised.

  On January 31, 1989, the Board of Directors adopted the 1989 Employee Stock Purchase Plan (the "1989 Plan") which was approved and adopted by the stockholders of the Company on May 10, 1989. Under the 1989 Plan, eligible employees of the Company are given the option to purchase shares of Common Stock at 85% of fair market value by means of payroll deductions. At the Annual Meeting of the Company on May 12, 1993 the stockholders approved an amendment to the 1989 Plan to increase the number of shares available from 2,700,000 to 3,900,000. Options are granted twice yearly, on January 1 and July 1, and are exercisable on the succeeding June 30 or December 31. The purchase price for shares is the lower of 85% of the fair market value of the stock at the time of grant or 85% of said value at the time of exercise. In 1994, 387,218

                                EMC CORPORATION
shares were exercised at $11.48 per share. In 1993, 190,492 shares were exercised at $5.05 per share and 152,679 shares were exercised at $9.19 per share. In 1992, 292,088 shares were exercised at $1.47 per share, 290,436 shares were exercised at $1.79 per share and 248,396 shares were exercised at $2.55 per share.

  At the Annual Meeting of the Company on May 12, 1992, the stockholders adopted the 1992 EMC Corporation Stock Option Plan for Directors (the "Directors Plan").

  A total of 1,800,000 shares of Common Stock have been reserved for issuance under the Directors Plan which is administered by the Executive Stock Option and Compensation Committee (the "Committee") of the Board of Directors. The exercise price for each option granted under the Directors Plan will be at a price per share determined by the Committee at the time the option is granted, which price shall not be less than 50% of the fair market value per share of Common Stock on the date of grant. Options will be exercisable in increments of 20% for the shares covered thereby on each of the first through fifth anniversaries of the grant.

  On May 12, 1993, a director was granted options to purchase 160,000 shares of Common Stock at a per share price of $8.25, which represents 100% of the per share fair market value at the date of grant. On May 12, 1992, a director was granted options to purchase 240,000 shares of Common Stock at a per share price of $1.26, which represents 50% of the per share fair market value at the date of grant. The discount from fair market value has been recorded as deferred compensation and is being amortized to earnings over the five year vesting period of the options. In 1994, options to purchase 32,000 shares and 48,000 shares were exercised at $8.25 and $1.26, respectively. In 1993, options to purchase 48,000 shares were exercised at $1.26 per share. All stock option plans and the employee stock purchase plan are administered by the Committee.

K. LITIGATION

  On June 10, 1993, Storage Technology Corporation ("STK") filed suit against EMC in the United States District Court for the District of Colorado alleging that EMC is infringing three patents. In the complaint, STK seeks injunctive relief, unspecified damages, including treble damages, plus attorney's fees and costs. On July 20, 1993, EMC answered the complaint, denied STK's allegations and counterclaimed. In the counterclaims, EMC seeks unspecified damages, attorney's fees, costs and interest. In a court hearing on October 12, 1994, STK's claims on two of the three patents were dismissed with prejudice. Discovery on the sole remaining patent in the matter is currently in process. The originally scheduled trial date of October 24, 1994 has been postponed.

  On September 23, 1994, EMC filed suit against STK in the United States District Court for Delaware alleging that STK is infringing one EMC patent. In the complaint, EMC seeks injunctive relief and unspecified damages, including treble damages, plus attorney's fees and costs. On October 12, 1994, STK answered the complaint, denied any infringement and counterclaimed. STK has subsequently filed an additional counterclaim. EMC has denied STK's allegations. Discovery on this case is currently in process. A trial is currently scheduled in March 1996.

  The Company is a party to other litigation which it considers routine and incidental to its business. Management does not expect the results of any of these actions to have a material adverse effect on the Company's business or financial condition.

L. OFF-BALANCE-SHEET RISK AND CONCENTRATIONS OF CREDIT RISK

 Off-Balance-Sheet Risk

  The Company enters into forward exchange and foreign currency option contracts to hedge foreign currency transactions on a continuing basis for periods consistent with its committed exposures. The

                                EMC CORPORATION

Company does not engage in currency speculation. The Company's foreign exchange contracts do not subject the Company to risk due to exchange rate movements because gains and losses on these contracts offset losses and gains on the assets, liabilities and transactions being hedged. The foreign currency options are exercisable at the Company's discretion and therefore do not subject the Company to risk due to exchange rate movement. The maximum amount of foreign currency contracts outstanding during 1994 and 1993 was $96,479,000 and $53,390,000, respectively. At December 31, 1994 and January 1, 1994, the Company had $89,691,000 and $50,354,000 of foreign exchange contracts outstanding, respectively, and $10,000,000 of foreign currency options at December 31, 1994.

 Concentrations of Credit Risk

  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments, long-term investments and trade and notes receivables. The Company places its temporary cash investments and long-term investments in investment grade instruments and limits the amount of investment with any one financial institution.

  The credit risk associated with trade receivables is minimal due to the large number of customers and their broad dispersion over many different industries and geographic areas. During 1994 and 1993, no single customer accounted for greater than 10% of the Company's revenues.

M. SEGMENT INFORMATION

  The Company is active in one business segment: designing, manufacturing and marketing high performance storage products. Information by geographic area is presented below with revenue derived from exports shown in their area of origin. Sales and marketing operations outside the United States are primarily conducted through sales subsidiaries and branches located principally in Europe and Asia and by direct sales from the parent corporation or its Irish manufacturing subsidiary. The United States market amounted to greater than 95% of the Company's sales, income and identifiable assets in the North/South America segment.

                                EMC CORPORATION

  Intercompany transfers between geographic areas are accounted for at prices which are designed to be representative of unaffiliated party transactions.

                                          EUROPE,
                           NORTH/SOUTH  MIDDLE EAST,    ASIA      CONSOLIDATED
                             AMERICA       AFRICA      PACIFIC    ELIMINATION       TOTAL
                          ------------- ------------ -----------  ------------  --------------
1994
Sales...................  $ 871,048,000 $449,467,000 $56,977,000           --   $1,377,492,000
Transfers between areas.    123,587,000   61,577,000     110,000  (185,274,000)            --
Total sales.............    994,635,000  511,044,000  57,087,000  (185,274,000)  1,377,492,000
Income (loss) from oper-
 ations.................    155,544,000  196,658,000     (97,000)   (1,573,000)    350,532,000
Identifiable assets at
 year end...............  1,230,883,000  171,233,000  36,437,000  (121,053,000)  1,317,500,000
1993
Sales...................  $ 526,771,000 $251,363,000 $ 4,487,000           --   $  782,621,000
Transfers between areas.    100,237,000   83,726,000         --   (183,963,000)            --
Total sales.............    627,008,000  335,089,000   4,487,000  (183,963,000)    782,621,000
Income (loss) from oper-
 ations.................    107,512,000   70,324,000    (990,000)    3,582,000     180,428,000
Identifiable assets at
 year end...............    684,576,000  192,682,000   2,383,000   (49,995,000)    829,646,000
1992
Sales...................  $ 263,465,000 $111,117,000 $11,124,000           --   $  385,706,000
Transfers between areas.     83,813,000   36,303,000         --   (120,116,000)            --
Total sales.............    347,278,000  147,420,000  11,124,000  (120,116,000)    385,706,000
Income from operations..     34,915,000   25,008,000   1,255,000   (12,603,000)     48,575,000
Identifiable assets at
 year end...............    252,308,000   98,232,000   4,309,000   (16,069,000)    338,780,000

N. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

FISCAL YEAR 1994                             Q1 1994  Q2 1994  Q3 1994  Q4 1994
----------------                             -------- -------- -------- --------
Net sales, service and rental............... $267,058 $308,116 $371,582 $430,736
Gross profit................................  142,651  161,733  195,249  217,825
Net income..................................   48,840   54,569   69,395   77,864
Net income per share, (fully diluted)....... $   0.22 $   0.24 $   0.30 $   0.34
FISCAL YEAR 1993                             Q1 1993  Q2 1993  Q3 1993  Q4 1993
----------------                             -------- -------- -------- --------

Net sales, service and rental............... $138,773 $179,542 $215,747 $248,559
Gross profit................................   66,480   88,996  113,723  132,667
Net income..................................   14,913   26,888   38,487   46,834
Net income per share, (fully diluted)....... $   0.08 $   0.13 $   0.18 $   0.21

  Earnings per share data has been adjusted to reflect all prior stock splits and poolings of interests.

                              EMC CORPORATION

                        CONSOLIDATED BALANCE SHEETS

                (AMOUNTS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                        SEPT. 30,    DEC. 31,
                                                           1995        1994
                                                        ----------  ----------
                        ASSETS
Current assets:
  Cash and cash equivalents............................ $  208,997  $  240,506
  Trade and notes receivable less allowance for doubt-
   ful accounts of $7,244 and $6,272, respectively.....    527,209     361,191
  Inventories..........................................    350,189     251,096
  Deferred income taxes................................     42,551      40,754
  Other assets.........................................     10,912       8,258
                                                        ----------  ----------
    Total current assets...............................  1,139,858     901,805
Long-term investments..................................    149,548     175,631
Notes receivable, net..................................     32,338      38,945
Property, plant and equipment, net.....................    199,070     173,016
Deferred income taxes..................................      5,268       4,473
Other assets, net......................................     45,780      23,630
                                                        ----------  ----------
    Total assets....................................... $1,571,862  $1,317,500
                                                        ==========  ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term obligations............. $      718  $    9,502
  Accounts payable.....................................     87,218     122,264
  Accrued expenses.....................................    110,794     106,107
  Income taxes payable.................................    101,145      55,521
  Deferred revenue.....................................      8,250       8,070
                                                        ----------  ----------
    Total current liabilities..........................    308,125     301,464
Deferred revenue.......................................      7,827       2,289
Long-term obligations:
  4 1/4% convertible subordinated notes due 2001.......    229,598     229,598
  6 1/4% convertible subordinated debentures due 2002..        --       39,536
  Notes payable and capital lease obligations..........     17,140      16,972
                                                        ----------  ----------
    Total liabilities..................................    562,690     589,859
                                                        ----------  ----------
Stockholders' equity:
  Series Preferred Stock, par value $.01; authorized
   25,000,000 shares...................................        --          --
  Common Stock, par value $.01; authorized 500,000,000
   shares; issued 218,662,073 and 201,738,042, in 1995
   and 1994, respectively..............................      2,187       2,017
  Additional paid-in capital...........................    333,006     281,625
  Deferred compensation................................     (1,846)     (2,607)
  Retained earnings....................................    672,420     443,713
  Cumulative translation adjustment....................      4,643       3,716
  Treasury stock, at cost, 2,646,453 and 2,627,467
   shares, respectively................................     (1,238)       (823)
                                                        ----------  ----------
    Total stockholders' equity.........................  1,009,172     727,641
                                                        ----------  ----------
    Total liabilities and stockholders' equity......... $1,571,862  $1,317,500
                                                        ==========  ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                              EMC CORPORATION

                   CONSOLIDATED STATEMENTS OF OPERATIONS

              (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                (UNAUDITED)

                                      THREE MONTHS ENDED    NINE MONTHS ENDED
                                      -------------------  --------------------
                                      SEPT. 30,  OCT. 1,   SEPT. 30,   OCT. 1,
                                        1995       1994       1995       1994
                                      ---------  --------  ----------  --------
Revenues:
  Net sales.......................... $423,393   $363,748  $1,257,643  $921,608
  Service and rental.................    9,323      7,834      30,938    25,148
                                      --------   --------  ----------  --------
                                       432,716    371,582   1,288,581   946,756
Costs and expenses:
  Cost of sales and service..........  222,603    176,333     641,423   447,123
  Research and development...........   38,566     32,407     117,138    81,000
  Selling, general and administra-
   tive..............................   75,289     63,940     219,415   175,269
                                      --------   --------  ----------  --------
Operating income.....................   96,258     98,902     310,605   243,364
Investment income....................    4,803      5,619      16,770    15,549
Interest expense.....................   (3,066)    (3,652)     (9,598)  (11,247)
Other income/(expense), net..........     (167)    (1,832)        732    (1,950)
                                      --------   --------  ----------  --------
Income before taxes..................   97,828     99,037     318,509   245,716
Income tax provision.................   26,903     29,642      89,802    72,912
                                      --------   --------  ----------  --------
Net income........................... $ 70,925   $ 69,395  $  228,707  $172,804
                                      ========   ========  ==========  ========
Net income per weighted average
 share, primary...................... $   0.31   $   0.32  $     1.01  $   0.82
                                      ========   ========  ==========  ========
Net income per weighted average
 share, fully diluted................ $   0.31   $   0.30  $     1.00  $   0.76
                                      ========   ========  ==========  ========
Weighted average number of common
 shares outstanding, primary.........  234,730    218,331     230,228   216,558
                                      ========   ========  ==========  ========
Weighted average number of common
 shares outstanding, fully diluted...  234,730    234,216     234,389   233,753
                                      ========   ========  ==========  ========

   The accompanying notes are an integral part of the consolidated financial statements.

                              EMC CORPORATION

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                          (AMOUNTS IN THOUSANDS)

                                (UNAUDITED)

                                                    FOR THE NINE MONTHS ENDED
                                                    ---------------------------
                                                      SEPT. 30,      OCT. 1,
                                                        1995           1994
                                                    -------------  ------------
Cash flows from operating activities:
 Net income........................................ $    228,707   $    172,804
 Adjustments to reconcile net income to net cash
  provided/(used) by operating activities:
  Depreciation and amortization....................       38,924         22,556
  Deferred income taxes............................       (2,592)       (13,989)
  Minority interest in consolidated subsidiaries...          --             852
  Changes in assets and liabilities:
   Trade and notes receivable......................     (159,326)      (143,469)
   Inventories.....................................      (98,708)      (121,188)
   Other assets....................................      (28,721)       (12,253)
   Accounts payable................................      (35,120)        70,902
   Accrued expenses................................        4,815         32,888
   Income taxes payable............................       45,624         22,959
   Deferred revenue................................        5,729            (92)
                                                    ------------   ------------
    Net cash provided/(used) by operating
     activities....................................         (668)        31,970
                                                    ------------   ------------
Cash flows from investing activities:
 Additions to property, plant and equipment........      (61,560)       (71,358)
 Net loss on disposal of property and equipment....          449             70
 Proceeds from sales of property and equipment.....          --             445
 Net maturity/(purchase) of long-term investments..       26,083       (117,586)
                                                    ------------   ------------
    Net cash used by investing activities..........      (35,028)      (188,429)
                                                    ------------   ------------
Cash flows from financing activities:
 Issuance of common stock..........................       12,776         10,391
 Purchase of treasury stock........................         (415)          (149)
 Issuance of 4 1/4% convertible subordinated notes
  due 2001, net of issuance costs..................          --          29,350
 Payment of long-term and short-term obligations...       (9,161)        (1,159)
 Issuance of long-term and short-term obligations..          545          2,988
                                                    ------------   ------------
  Net cash provided by financing activities........        3,745         41,421
                                                    ------------   ------------
Effect of exchange rate changes on cash............          442          1,990
Net decrease in cash and cash equivalents..........      (31,951)      (115,038)
Cash and cash equivalents at beginning of period...      240,506        345,300
                                                    ------------   ------------
Cash and cash equivalents at end of period......... $    208,997   $    232,252
                                                    ============   ============
Non-Cash Activity--Conversions of Debentures.......       39,536         13,436

   The accompanying notes are an integral part of the consolidated financial statements.

                                EMC CORPORATION

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

 Company

  EMC Corporation ("EMC" or the "Company") designs, manufactures, markets and supports high performance storage products and provides related services for mainframe and midrange computer systems manufactured primarily by International Business Machines Corporation ("IBM"). The Company also designs, manufactures, markets and supports a family of products aimed at the open systems storage marketplace.

 Accounting

  The accompanying consolidated financial statements are unaudited and have been prepared in accordance with generally accepted accounting principles. These statements include the accounts of EMC and its subsidiaries. Certain information and footnote disclosures normally included in the Company's annual consolidated financial statements have been condensed or omitted. The interim consolidated financial statements, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair statement of the results for the interim periods ended September 30, 1995 and October 1, 1994.

  The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the entire fiscal year. It is suggested that these interim consolidated financial statements be read in conjunction with the audited consolidated financial statements for the year ended December 31, 1994, which are contained in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 1995.

2. INVENTORY

                                            SEPTEMBER 30, 1995 DECEMBER 31, 1994
                                            ------------------ -----------------
   Inventories consist of:
     Purchased parts.......................    $ 10,802,000      $  8,946,000
     Work-in-process.......................     167,379,000       133,116,000
     Finished goods........................     172,008,000       109,034,000
                                               ------------      ------------
                                               $350,189,000      $251,096,000
                                               ============      ============

3. CONVERTIBLE SUBORDINATED DEBENTURES

  In March 1992, the Company issued $60,000,000 of 6 1/4% convertible subordinated debentures due 2002 (the "Debentures"). The Debentures were generally convertible at the option of the holder at any time prior to maturity into shares of Common Stock of the Company at a conversion price of $3.063 per share, subject to adjustment in certain events. In February 1995, the Company notified holders of the Debentures that the Company intended to redeem the Debentures on April 1, 1995, unless the holders chose to convert on or prior to such date. The Company redeemed $1,000 of the Debentures on April 1, 1995. All other Debentures were converted on or prior to that date.

4. NET INCOME PER SHARE

  Net income per share was computed on the basis of weighted average common and dilutive common equivalent shares outstanding. Weighted average shares outstanding and earnings used in primary per share computations for the three and nine months ended September 30, 1995 and October 1, 1994, and used in

                                EMC CORPORATION

        NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

fully diluted per share computations for the third quarter of 1995, reflect the dilutive effects of the 4 1/4% convertible subordinated notes due 2001 (the "Notes") and outstanding stock options. Weighted average shares outstanding and earnings used in fully diluted per share computations for the nine months ended September 30, 1995 and the three and nine months ended October 1, 1994, reflect the dilutive effects of the Debentures, in addition to the dilutive effect of the Notes and outstanding stock options.

5. LITIGATION

  On June 10, 1993, Storage Technology Corporation ("STK") filed suit against EMC in the United States District Court for the District of Colorado alleging that EMC is infringing three patents. In the complaint, STK seeks injunctive relief, unspecified damages, including treble damages, plus attorney's fees and costs. On July 20, 1993, EMC answered the complaint, denied STK's allegations and counterclaimed. In the counterclaims, EMC seeks unspecified damages, attorney's fees, costs and interest. In a court hearing on October 12, 1994, STK's claims on two of the three patents were dismissed with prejudice.

  On September 23, 1994, EMC filed suit against STK in the United States District Court for Delaware alleging that STK is infringing one EMC patent. In the complaint, EMC seeks injunctive relief and unspecified damages, including treble damages, plus attorney's fees and costs. On October 12, 1994, STK answered the complaint, denied any infringement and counterclaimed. STK has subsequently filed an additional counterclaim. EMC has denied STK's allegations. A trial is set for March 1996.

  The Company is a party to other litigation which it considers routine and incidental to its business. Management does not expect the results of any of these actions to have a material adverse effect on the Company's business or financial condition.

6. SUBSEQUENT EVENT

  In October 1995, the Company announced an agreement to acquire McDATA Corporation, a leader in data network switching solutions, in a stock transaction which is currently valued at approximately $235,000,000. The Company intends to account for the transaction as a pooling of interests.

                                                                         ANNEX A

                                                                  CONFORMED COPY

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF OCTOBER 25, 1995

                                  BY AND AMONG

                                EMC CORPORATION,

                          EMC MERGER CORPORATION 1995

                                      AND

                               MCDATA CORPORATION



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

 TABLE OF DEFINED TERMS...................................................    iv
 ARTICLE I    THE MERGER.................................................   A- 1
 Section 1.1  The Merger.................................................   A- 1
 Section 1.2  Consummation of the Merger.................................   A- 1
 Section 1.3  Effects of the Merger......................................   A- 1
 Section 1.4  Certificate of Incorporation of the Surviving Corporation..   A- 1
 Section 1.5  By-Laws of the Surviving Corporation.......................   A- 1
 Section 1.6  Directors and Officers of the Surviving Corporation........   A- 2
 Section 1.7  Closing....................................................   A- 2
 ARTICLE II   DETERMINATION OF EXCHANGE RATIO AND CONVERSION AND EXCHANGE
               OF SECURITIES.............................................   A- 2
 Section 2.1  Determination of Exchange Ratio............................   A- 2
 Section 2.2  Conversion of Capital Stock................................   A- 3
 Section 2.3  Exchange of Certificates...................................   A- 3
 Section 2.4  Dissenting Shares..........................................   A- 5
 ARTICLE III  REPRESENTATIONS AND WARRANTIES OF McDATA...................   A- 6
 Section 3.1  Organization of McDATA.....................................   A- 6
 Section 3.2  McDATA Capital Structure...................................   A- 6
 Section 3.3  Authority; No Conflict; Required Filings and Consents......   A- 7
 Section 3.4  Financial Statements.......................................   A- 8
 Section 3.5  No Undisclosed Liabilities.................................   A- 9
 Section 3.6  Accounts Receivable........................................   A- 9
 Section 3.7  Inventory..................................................   A- 9
 Section 3.8  Absence of Certain Changes or Events.......................   A- 9
 Section 3.9  Properties; Encumbrances...................................   A-10
 Section 3.10 Plant and Equipment........................................   A-10
 Section 3.11 Bank Accounts..............................................   A-10
 Section 3.12 Taxes......................................................   A-10
 Section 3.13 Intellectual Property......................................   A-11
 Section 3.14 Contracts and Commitments..................................   A-12
 Section 3.15 Customers and Suppliers....................................   A-13
 Section 3.16 Orders, Commitments and Returns............................   A-13
 Section 3.17 Insurance..................................................   A-13
 Section 3.18 Labor Difficulties.........................................   A-13
 Section 3.19 Litigation.................................................   A-13
 Section 3.20 Products Liability.........................................   A-13
 Section 3.21 Environmental Matters......................................   A-14
 Section 3.22 Employee Benefit Plans.....................................   A-14
 Section 3.23 Personnel..................................................   A-15
 Section 3.24 Agreements in Full Force and Effect........................   A-16
 Section 3.25 Compliance with Laws.......................................   A-16
 Section 3.26 Pooling of Interests.......................................   A-16
 Section 3.27 Insider Interests..........................................   A-16
 Section 3.28 Registration Statement: Consent Solicitation/Prospectus....   A-16
 Section 3.29 No Existing Discussions....................................   A-16
 Section 3.30 Opinion of Financial Advisor...............................   A-16
 Section 3.31 Brokers and Finders........................................   A-16
 Section 3.32 Disclosure.................................................   A-17

 ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF EMC AND SUB...............    A-17

 Section 4.1  Organization of EMC and Sub.................................    A-17
 Section 4.2  Capital Structure of EMC and Sub............................    A-17
 Section 4.3  Authority; No Conflict; Required Filings and Consents.......    A-17
 Section 4.4  SEC Filings; Financial Statements...........................    A-18
 Section 4.5  Absence of Certain Changes or Events........................    A-19
 Section 4.6  Registration Statement; Consent Solicitation/Prospectus.....    A-19
 Section 4.7  Litigation..................................................    A-19
 Section 4.8  Brokers and Finders.........................................    A-19

 ARTICLE V    CONDUCT OF BUSINESS.........................................    A-19

 Section 5.1  Covenants of McDATA.........................................    A-19
 Section 5.2  Cooperation.................................................    A-21

 ARTICLE VI   ADDITIONAL AGREEMENTS.......................................    A-21

 Section 6.1  No Solicitation.............................................    A-21
 Section 6.2  Consent Solicitation/Prospectus; Registration Statement.....    A-22
 Section 6.3  Letter of McDATA's Accountants..............................    A-22
 Section 6.4  Access to Information.......................................    A-22
 Section 6.5  Supplements to McDATA Disclosure Schedules..................    A-23
 Section 6.6  Approval of Stockholders....................................    A-23
 Section 6.7  Legal Conditions to Merger..................................    A-23
 Section 6.8  Public Disclosure...........................................    A-23
 Section 6.9  Tax-Free Organization.......................................    A-23
 Section 6.10 Pooling Accounting..........................................    A-23
 Section 6.11 Affiliate Agreements........................................    A-23
 Section 6.12 NYSE Listing................................................    A-24
 Section 6.13 McDATA Stock Option Plans...................................    A-24
 Section 6.14 Consents....................................................    A-25
 Section 6.15 Additional Agreements; Reasonable Best Efforts..............    A-25

 ARTICLE VII  CONDITIONS TO MERGER........................................    A-25

 Section 7.1  Conditions to Each Party's Obligation to Effect the Merger..    A-25
 Section 7.2  Additional Conditions to Obligations of EMC and Sub.........    A-25
 Section 7.3  Additional Conditions to Obligations of McDATA..............    A-27

 ARTICLE VIII SURVIVAL AND INDEMNIFICATION................................    A-27

 Section 8.1  Survival....................................................    A-27
 Section 8.2  Indemnification by the McDATA Stockholders..................    A-27
 Section 8.3  Indemnification by EMC......................................    A-28
 Section 8.4  Procedures Relating to Indemnification......................    A-28

 ARTICLE IX   TERMINATION; FEES AND EXPENSES..............................    A-29

 Section 9.1  Termination.................................................    A-29
 Section 9.2  Effect of Termination.......................................    A-30
 Section 9.3  Fees and Expenses...........................................    A-30

 ARTICLE X    MISCELLANEOUS...............................................    A-31

 Section 10.1 Amendment...................................................    A-31
 Section 10.2 Extension; Waiver...........................................    A-31
 Section 10.3 Notices.....................................................    A-32
 Section 10.4 Interpretation..............................................    A-32
 Section 10.5 Counterparts................................................    A-32

 Section 10.6 Entire Agreement; No Third Party Beneficiaries..............  A-33
 Section 10.7 Governing Law...............................................  A-33
 Section 10.8 Severability................................................  A-33
 Section 10.9 Assignment..................................................  A-33
 Exhibit A    Computation of Net Quick Assets
 Exhibit B    Exchange and Escrow Agreement
 Exhibit C    Opinion of McDATA's Counsel
 Exhibit D    Opinion of EMC's Counsel

                             TABLE OF DEFINED TERMS

                                                                 CROSS REFERENCE
       TERMS                                                      IN AGREEMENT
       -----                                                     ---------------
Acquisition Proposal............................................ Section 6.1(a)
Acquisition Transaction......................................... Section 9.3(f)
Agreement....................................................... Preamble
Certificate of Merger........................................... Section 1.2
Certificate..................................................... Section 2.3(b)
Certificates.................................................... Section 2.3(b)
Claim........................................................... Section 8.4(a)
Closing......................................................... Section 1.7
Closing Average................................................. Section 2.1(b)
Closing Date.................................................... Section 1.7
Code............................................................ Preamble
Confidentiality Agreement....................................... Section 6.4
Consent Solicitation/Prospectus................................. Section 3.28
Conversion...................................................... Section 3.3(b)
Conversion Proposal............................................. Section 3.3(b)
Conversion Vote................................................. Section 3.3(b)
DGCL............................................................ Section 1.1
Dissenting Shares............................................... Section 2.4(a)
Effective Time.................................................. Section 1.2
EMC............................................................. Preamble
EMC Common Stock................................................ Section 1.7
EMC Material Adverse Effect Qualifier........................... Section 7.3(a)
EMC Minimum..................................................... Section 8.3(b)
EMC SEC Reports................................................. Section 4.4(a)
Environmental Claim............................................. Section 3.21(d)
Environmental Laws.............................................. Section 3.21(e)
ERISA........................................................... Section 3.22(a)
ERISA Affiliate................................................. Section 3.22(a)
Escrow Shares................................................... Section 2.1(b)
Exchange Act.................................................... Section 3.25(b)
Exchange and Escrow Agent....................................... Section 2.3(a)
Exchange and Escrow Agreement................................... Section 2.3(a)
Exchange Fund................................................... Section 2.3(a)
Exchange Ratio.................................................. Section 2.1(b)
Fixed Shares.................................................... Section 2.1(b)
Fixed Shares Certificate........................................ Section 2.3(a)
Governmental Entity............................................. Section 3.3(d)
HSR Act......................................................... Section 3.3(d)
Indemnified Party............................................... Section 8.4(a)
Indemnifying Party.............................................. Section 8.4(a)
IRS............................................................. Section 3.12(e)
Loss............................................................ Section 8.2(a)
Losses.......................................................... Section 8.2(a)
Material Adverse Effect......................................... Section 3.1
Materials of Environmental Concern.............................. Section 3.21(f)
McDATA.......................................................... Preamble
McDATA Affiliate................................................ Section 6.11(a)
McDATA Affiliates............................................... Section 6.11(a)

                                                                 CROSS REFERENCE
       TERMS                                                      IN AGREEMENT
       -----                                                     ---------------
McDATA Affiliate Agreement...................................... Section 6.11(a)
McDATA Affiliate Agreements..................................... Section 6.11(a)
McDATA Balance Sheet............................................ Section 3.4(a)
McDATA Bylaws................................................... Section 3.3(c)
McDATA Certificate of Incorporation............................. Section 3.3(c)
McDATA Class A Common Stock..................................... Section 2.1(a)
McDATA Class B Common Stock..................................... Section 2.1(a)
McDATA Closing Balance Sheet.................................... Exhibit A
McDATA Closing Certificate...................................... Section 2.1(a)
McDATA Disclosure Letter........................................ Article III
McDATA Employee Plans........................................... Section 3.22(a)
McDATA Financial Statements..................................... Section 3.4(a)
McDATA Intellectual Property Rights............................. Section 3.13(a)
McDATA Material Adverse Effect Qualifier........................ Section 7.2(a)
McDATA Minimum.................................................. Section 8.2(b)
McDATA Representative........................................... Section 8.2(c)
McDATA Series A Preferred Stock................................. Section 2.1(a)
McDATA Series B Preferred Stock................................. Section 2.1(a)
McDATA Stockholder.............................................. Section 2.1(a)
McDATA Stockholders............................................. Section 2.1(a)
McDATA Stock Option............................................. Section 2.2(d)
McDATA Stock Options............................................ Section 2.2(d)
McDATA Stock Option Plans....................................... Section 2.2(d)
McDATA Third Party Intellectual Property Rights................. Section 3.13(a)
Merger.......................................................... Preamble
Merger Consideration............................................ Section 2.2(c)
Merger Proposal................................................. Section 3.3(b)
Merger Shares................................................... Section 2.1(b)
Merger Vote..................................................... Section 3.3(b)
Net Quick Assets Amount......................................... Section 2.1(a)
NYSE............................................................ Section 2.1(b)
Registration Statement.......................................... Section 3.28
SEC............................................................. Section 3.3(d)
Section 9.1(i) Termination Period............................... Section 9.1(i)
Securities Act.................................................. Section 3.3(d)
Sub............................................................. Preamble
Sub By-laws..................................................... Section 1.5
Sub Certificate of Incorporation................................ Section 1.4
Sub Common Stock................................................ Section 2.2(a)
Subsidiary...................................................... Section 2.2(b)
Superior Proposal............................................... Section 6.1(a)
Surviving Corporation........................................... Section 1.1
Taxes........................................................... Section 3.12(j)
Tax Return...................................................... Section 3.12(j)
Third Party..................................................... Section 9.3(f)
Third Party Claim............................................... Section 8.4(b)
Warrants........................................................ Section 2.1(a)
WSJ............................................................. Section 2.1(b)

                          AGREEMENT AND PLAN OF MERGER

  Agreement and Plan of Merger, dated as of October 25, 1995 (this "Agreement"), by and among EMC Corporation, a Massachusetts corporation ("EMC"), EMC Merger Corporation 1995, a Delaware corporation and a wholly owned subsidiary of EMC ("Sub"), and McDATA Corporation, a Delaware corporation ("McDATA").

  Whereas, the Boards of Directors of EMC, Sub and McDATA deem it advisable and in the best interests of each corporation and its respective stockholders that EMC and McDATA combine in order to advance the long-term business interests of EMC and McDATA;

  Whereas, the strategic combination of EMC and McDATA shall be effected by the terms of this Agreement through a transaction in which Sub shall merge with and into McDATA, McDATA shall become a wholly owned subsidiary of EMC and the stockholders of McDATA shall become stockholders of EMC (the "Merger");

  Whereas, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

  Whereas, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests.

  Now, Therefore, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                   The Merger

  Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), Sub shall merge with and into McDATA in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), and the separate corporate existence of Sub shall thereupon cease and McDATA shall continue as the Surviving Corporation. McDATA, in its capacity as the corporation surviving the Merger, is sometimes hereinafter referred to as the "Surviving Corporation."

  Section 1.2 Consummation of the Merger. In order to effectuate the Merger, on the Closing Date (as defined in Section 1.7), McDATA shall cause a certificate of merger (the "Certificate of Merger") to be filed with the Secretary of State of Delaware, in such form as required by, and executed in accordance with, the DGCL. The Merger shall be effective as of the time of filing of the Certificate of Merger (the "Effective Time").

  Section 1.3 Effects of the Merger. The Merger shall have the effects provided for in Section 259 of the DGCL.

  Section 1.4 Certificate of Incorporation of the Surviving Corporation. At and after the Effective Time, the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time (the "Sub Certificate of Incorporation"), shall be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with the DGCL, except that the name of the Surviving Corporation shall be McDATA Corporation.

  Section 1.5 By-Laws of the Surviving Corporation. At and after the Effective Time, the By-laws of Sub (the "Sub By-laws"), as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation, until amended in accordance with the DGCL.

  Section 1.6 Directors and Officers of the Surviving Corporation. The directors and officers of the Surviving Corporation shall be determined by EMC, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

  Section 1.7 Closing. Subject to Section 9.1, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., E.S.T., on the later of (a) November 30, 1995 or (b) the first business day after satisfaction of the latest to occur of the conditions set forth in Section 7.1 (provided that the other closing conditions set forth in Article VII have been met or waived as provided in Article VII at or prior to the Closing), at the offices of Ireland, Stapleton, Pryor & Pascoe, P.C., Suite 2600, 1675 Broadway, Denver, Colorado 80202, or on such other date, or at such other time or place, as is agreed to in writing by EMC and McDATA; provided, however, that EMC may by notice to McDATA extend the Closing for up to 90 days from the later of the dates specified in clause (a) or (b) if EMC determines in the good faith judgment of EMC's general counsel that the issuance of shares of common stock, $.01 par value per share, of EMC ("EMC Common Stock") in the Merger would require disclosure of material information which EMC has a bona fide business purpose for preserving as confidential. The date on which the Closing shall occur is referred to herein as the "Closing Date."

                                   ARTICLE II

                     DETERMINATION OF EXCHANGE RATIO AND
                     CONVERSION AND EXCHANGE OF SECURITIES

  Section 2.1 Determination of Exchange Ratio.

  (a) At the Closing, McDATA shall deliver to EMC a certificate, in form and substance satisfactory to EMC and signed by its Chief Executive Officer and Chief Financial Officer (the "McDATA Closing Certificate"), certifying (i) the amount of net quick assets of McDATA as of the Closing Date computed in accordance with Exhibit A hereto (the "Net Quick Assets Amount") and that such Net Quick Assets Amount was computed in accordance with Exhibit A, (ii) that all outstanding shares of (x) Series A Convertible Preferred Stock, par value $0.001 per share, of McDATA ("McDATA Series A Preferred Stock"), (y) Series B Convertible Preferred Stock, par value $0.001 per share, of McDATA ("McDATA Series B Preferred Stock") and (z) Class B Common Stock, par value $0.001 per share, of McDATA ("McDATA Class B Common Stock") have been converted into shares of Class A Common Stock, par value $0.001 per share, of McDATA ("McDATA Class A Common Stock"), (iii) that all outstanding warrants (the "Warrants") to purchase McDATA Class A Common Stock granted under a Warrant Agreement dated as of April 28, 1993 between McDATA and the entities listed on Schedule 1 thereto have been exercised (or if not exercised, shall not be exercised prior to Effective Time), (iv) the number of outstanding shares of McDATA Class A Common Stock, as of the Closing Date, and (v) by reference to a schedule to the McDATA Closing Certificate, a list of all the holders of shares of McDATA Class A Common Stock as such names appear on the stock transfer books of McDATA (individually, a "McDATA Stockholder" and collectively, the "McDATA Stockholders"), the number of shares of McDATA Class A Common Stock held by each such holder and the ownership interest percentage of each such holder determined by dividing the number of shares of McDATA Class A Common Stock held by such holder by the number of outstanding shares of McDATA Class A Common Stock, in each case, as of the Closing Date.

  (b) The aggregate number of shares of EMC Common Stock to be issued in the Merger shall be the sum of (i) $180,000,000 divided by the average (the "Closing Average") of the closing prices of EMC Common Stock on the New York Stock Exchange (the "NYSE") composite tape as reported in The Wall Street Journal (the "WSJ") on each of the ten trading days immediately preceding the Closing Date and (ii) the Net Quick Assets Amount divided by the Closing Average (such sum expressed as a number of shares of EMC Common Stock being hereinafter referred to as the "Merger Shares"). The number of Merger Shares to be issued in the Merger in exchange for each share of McDATA Class A Common Stock shall be the result of dividing (i) the aggregate number of Merger Shares (90% of such aggregate number of Merger Shares being hereinafter referred to as the "Fixed Shares" and the remaining 10% of such aggregate number of Merger Shares being hereinafter referred to as the "Escrow Shares") by (ii) the number of shares of McDATA Class A Common Stock outstanding on the Closing Date as reflected on the McDATA Closing Certificate (such result expressed as a ratio of the number of shares of EMC Common Stock to be issued in the Merger for each then outstanding share of McDATA Class A Common Stock (and representing a pro rata portion of Fixed Shares and Escrow Shares based on the portion the total of each of such Fixed Shares and Escrow Shares to be issued in the Merger shall represent of the total number of shares of EMC Common Stock to be issued in the Merger) is hereinafter referred to as the "Exchange Ratio").

  Section 2.2 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of McDATA Class A Common Stock or capital stock of Sub:

    (a) Capital Stock of Sub. Each issued and outstanding share of Common Stock, par value $.01 per share ("Sub Common Stock"), of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

    (b) Cancellation of Treasury Stock and EMC-Owned Stock. All shares of McDATA Class A Common Stock that are owned by McDATA as treasury stock and any shares of McDATA Class A Common Stock owned by EMC, Sub or any other wholly owned Subsidiary (as defined below) of EMC shall be cancelled and retired and shall cease to exist and no stock of EMC or other consideration shall be delivered in exchange therefor. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

    (c) McDATA Common Stock. Subject to Sections 2.3 and 2.4, each issued and outstanding share of McDATA Class A Common Stock (other than shares of McDATA Class A Common Stock cancelled in accordance with Section 2.2(b) and any Dissenting Shares (as defined in Section 2.4)) shall be converted into the right to receive a number of fully paid and nonassessable shares of EMC Common Stock equal to the Exchange Ratio. All such shares of McDATA Class A Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of EMC Common Stock pursuant to this Section 2.2(c), any cash in lieu of fractional shares payable pursuant to Section 2.3(d) and any dividends or other distributions payable pursuant to Section 2.3(c), all to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.3 (collectively, the "Merger Consideration").

    (d) McDATA Stock Options. All options to purchase McDATA Class A Common Stock or McDATA Class B Common Stock (individually a "McDATA Stock Option" and collectively the "McDATA Stock Options") granted under the 1988 Incentive Stock Option Plan, the 1990 Class B Stock Option Plan or the Director's Stock Option Plan (collectively, the "McDATA Stock Option Plans"), which are outstanding and not exercisable as of the Effective Time, will be assumed by EMC in accordance with Section 6.13.

  Section 2.3 Exchange of Certificates.

  (a) Exchange Agent. At the Closing, EMC and the McDATA Representative (as defined in Section 8.2(c)) shall enter into an Exchange and Escrow Agreement substantially in the form of Exhibit B hereto (the "Exchange and Escrow Agreement") with a bank or trust company mutually acceptable to EMC and McDATA (the "Exchange and Escrow Agent"). As of the Effective Time, EMC shall deposit with the Exchange and Escrow Agent pursuant to the Exchange and Escrow Agreement, for the benefit of the holders of shares of McDATA Class A Common Stock, for exchange in accordance with this
Section 2.3 and the Exchange and Escrow Agreement through the Exchange and Escrow Agent, certificates representing the shares of EMC Common Stock issuable pursuant to Section 2.2(c) in exchange for outstanding shares of McDATA Class A Common Stock. EMC shall deposit with the Exchange and Escrow Agent (i) for each McDATA Stockholder, one certificate representing the number of whole Fixed Shares issuable to such holder pursuant to Section 2.2(c) (a "Fixed Shares Certificate"); and (ii) for all McDATA Stockholders, one certificate representing the aggregate number of whole Escrow Shares. From time to time, EMC shall make available to the Exchange and Escrow Agent sufficient cash to make all cash payments in lieu of fractional shares pursuant to Section 2.3(d). All deposits with the Exchange and Escrow Agent pursuant to this Section 2.3(a) together with any dividends or distributions with respect to shares of EMC Common Stock as contemplated by Section 2.3(c) are referred to herein as the "Exchange Fund."

  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange and Escrow Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of McDATA Class A Common Stock (individually, a "Certificate" and collectively, the "Certificates") whose shares were converted pursuant to Section 2.2(c) into the right to receive shares of EMC Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange and Escrow Agent and shall be in such form and have such other provisions as EMC and McDATA may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of EMC Common Stock. Upon surrender of a Certificate for cancellation to the Exchange and Escrow Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) promptly upon surrender of such Certificate, such holder's Fixed Shares Certificate, cash in lieu of any fractional share of EMC Common Stock payable pursuant to Section 2.3(d) with respect to Fixed Shares issuable to such holder pursuant to Section 2.2(c) and any dividends or other distributions payable pursuant to Section 2.3(c) with respect to Fixed Shares issuable to such holder pursuant to Section 2.2(c) and (ii) at the time and subject to the terms and conditions of the Exchange and Escrow Agreement, a certificate representing the number of whole Escrow Shares issuable to such holder pursuant to this Agreement and the Exchange and Escrow Agreement, cash in lieu of any fractional share of EMC Common Stock payable pursuant to Section 2.3(d) with respect to such Escrow Shares and any dividends or other distributions payable pursuant to Section 2.3(c) with respect to such Escrow Shares, and the Certificate so surrendered shall immediately be cancelled. Until surrendered as contemplated by this Section 2.3(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of EMC Common Stock, cash in lieu of any fractional share of EMC Common Stock payable pursuant to Section 2.3(d) and any dividends or other distributions payable pursuant to Section 2.3(c).

  If any certificate representing shares of EMC Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered or any payment pursuant to Sections 2.3(c) or 2.3(d) is to be paid other than to the registered holder of the Certificate so surrendered, it shall be a condition of such exchange or payment, as the case may be, that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange or payment, as the case may be, shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of EMC Common Stock in a name other than that of, or payment to a person other than, as the case may be, the registered holder of the Certificate so surrendered.

  In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and if, after consulting with the McDATA Representative, EMC shall reasonably conclude that such affidavit does not adequately protect

EMC or the Surviving Corporation, upon the posting by such person of a bond in such amount as EMC or the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against either of them with respect to such Certificate, the Exchange and Escrow Agent will issue, as provided in this Section 2.3(b), in respect of such lost, stolen or destroyed Certificate the number of whole shares of EMC Common Stock to which such person has a right to receive pursuant to Section 2.2(c), cash in lieu of any fractional share of EMC Common Stock payable pursuant to Section 2.3(d) and any dividends or other distributions payable pursuant to Section 2.3(c).

  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to EMC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of EMC Common Stock represented thereby until the holder of record of such Certificate surrenders such Certificate, provided that there shall be paid to the record holder of the certificates representing whole shares of EMC Common Stock issued in exchange therefor, without interest, (i) at the time such holder receives such certificate, the amount of any dividends or other distributions with a record date after the Effective Time and a payment date prior to such time previously paid with respect to the whole shares of EMC Common Stock represented by such certificate and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such time payable with respect to such whole shares of EMC Common Stock represented by such certificate.

  (d) No Fractional Shares. Notwithstanding any other provision of this Agreement, no certificate or scrip representing fractional shares of EMC Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or other distribution with respect to EMC Common Stock shall relate to any fractional shares of EMC Common Stock and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of EMC. In lieu of any such fractional shares, each holder of shares of McDATA Class A Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of EMC Common Stock (after taking into account all Certificates delivered by such holder) shall be paid an amount in cash, without interest, equal to such fractional part of a share of EMC Common Stock multiplied by the Closing Average.

  (e) Termination of Exchange Fund. Upon the expiration of the term of the Exchange and Escrow Agreement, any portion of the Exchange Fund which remains undistributed to the stockholders of McDATA on the first anniversary of the Effective Time shall be delivered to EMC, upon demand, and any McDATA Stockholders who have not previously complied with this Section 2.3 shall thereafter look only to EMC for payment of their claim for EMC Common Stock, any cash in lieu of fractional shares of EMC Common Stock and any dividends or distributions with respect to EMC Common Stock.

  (f) Closing of Stock Transfer Books. The stock transfer books of McDATA shall be closed as of the close of business on the first business day immediately preceding the Closing Date, and thereafter there shall be no further registration of transfers on the stock transfer books of McDATA or the Surviving Corporation of the shares of McDATA Class A Common Stock which were outstanding immediately prior to such time. If, after such time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.3.

  (g) No Liability. Neither EMC nor McDATA shall be liable to any holder of shares of McDATA Class A Common Stock or EMC Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  Section 2.4 Dissenting Shares.

  (a) Notwithstanding any other provision of this Agreement to the contrary, shares of McDATA Class A Common Stock that are outstanding immediately prior to the Effective Time and which are held by

McDATA Stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such McDATA Stockholders shall be entitled to receive payment of the appraised value of such shares of McDATA Class A Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by McDATA Stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of McDATA Class A Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without interest, the Merger Consideration upon surrender, in the manner provided in Section 2.3 of the certificate or certificates which immediately prior to the Effective Time represented such shares of McDATA Class A Common Stock.

  (b) McDATA shall give EMC (i) prompt notice of any demands for appraisal received by McDATA, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by McDATA and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. McDATA shall not, except with the prior written consent of EMC, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

                                  ARTICLE III

                    Representations and Warranties of McData

  McDATA represents and warrants to EMC and Sub that the statements contained in this Article III are true and correct, except as set forth in the disclosure letter delivered by McDATA to EMC on or before the date of this Agreement (the "McDATA Disclosure Letter"). The McDATA Disclosure Letter shall be arranged in sections corresponding to the numbered and lettered sections contained in this
Article III and the disclosure in any section shall qualify only the corresponding section in this Article III.

  Section 3.1 Organization of McDATA. Each of McDATA and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed would, in the aggregate, have or result in a material adverse effect on the prospects, business, assets (including intangible assets), properties, liabilities, results of operations or condition (financial or otherwise) ("Material Adverse Effect") of McDATA (taken separately) or McDATA and its Subsidiaries (taken as a whole). Neither McDATA nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

  Section 3.2 McDATA Capital Structure.

  (a) The authorized capital stock of McDATA consists (i) of 11,500,000 shares of Common Stock, par value $0.001 per share, of which 10,000,000 are designated as McDATA Class A Common Stock and 1,500,000 are designated as McDATA Class B Common Stock, and (ii) 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which 27,520 are designated McDATA Series A Preferred Stock and 1,121,425 are designated McDATA Series B Preferred Stock. As of the date of this Agreement, (i) 3,154,936 shares of McDATA Class A Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and 82,782 shares of McDATA Class A Common Stock are held in the treasury of McDATA or by Subsidiaries of McDATA; (ii) 268,145, 27,520 and 1,121,425 shares of McDATA Class A Common Stock are reserved for future issuance upon conversion of the McDATA Class B Common Stock, McDATA

Series A Preferred Stock and McDATA Series B Preferred Stock, respectively;
(iii) 169,163 shares of McDATA Class A Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under the McDATA Stock Option Plans; (iv) 986 shares of McDATA Class A Common Stock are reserved for future issuance pursuant to the Warrants; (v) 203,140 shares of McDATA Class B Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and 17,473 shares of McDATA Class B Common Stock are held in the treasury of McDATA or by Subsidiaries of McDATA;
(vi) 56,599 shares of McDATA Class B Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under the McDATA Stock Option Plans; (vii) 27,520 shares of McDATA Series A Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of McDATA Series A Preferred Stock are held in the treasury of McDATA or by Subsidiaries of McDATA; and (viii) 1,121,425 shares of McDATA Series B Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of McDATA Series B Preferred Stock are held in the treasury of McDATA or by any Subsidiary of McDATA. All shares of McDATA Class A Common Stock or Class B Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each of McDATA's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by McDATA or a Subsidiary of McDATA free and clear of all security interests, liens, claims, pledges, agreements, limitations in McDATA's voting rights, charges or other encumbrances of any nature.

  (b) Except as set forth in Section 3.2(a), there are no equity securities of any class of McDATA or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2(a), there are no options, warrants, calls, rights, commitments or agreements of any character to which McDATA or any of its Subsidiaries is a party, or by which McDATA or any of its Subsidiaries is bound, obligating McDATA or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of McDATA or any of its Subsidiaries or obligating McDATA or any of its Subsidiaries to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of McDATA. There are no obligations, contingent or otherwise, of McDATA or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of McDATA or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity.

  (c) As of the date of this Agreement, (i) the amount of accrued and unpaid dividends with respect to all outstanding shares of McDATA Series A Preferred Stock equals $1,078.80, (ii) the amount of accrued and unpaid dividends with respect to all outstanding shares of McDATA Series B Preferred Stock equals $50,722.90 and (iii) there are no accrued and unpaid dividends with respect to any outstanding shares of McDATA Class A Common Stock or McDATA Class B Common Stock.

  Section 3.3 Authority; No Conflict; Required Filings and Consents.

  (a) McDATA has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of McDATA, subject only to the approvals of McDATA's stockholders specified in Section 3.3(b). This Agreement has been duly executed and delivered by McDATA and constitutes a valid and binding obligation of McDATA, enforceable in accordance with its terms.

  (b) The affirmative vote of the (i) holders of a majority of the outstanding shares of McDATA Class A Common Stock, voting as a separate class, (ii) holders of a majority of the outstanding shares of McDATA Class B Common Stock, voting as a separate class, and (iii) holders of 66 2/3% of the outstanding shares of

McDATA Series A Preferred Stock and McDATA Series B Preferred Stock, voting together as a single class, are the only votes (collectively, the "Merger Vote") of the holders of any class or series of McDATA's capital stock necessary to approve this Agreement and the Merger. The affirmative vote of the holders of 66 2/3% of the outstanding shares of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock, voting together as a single class (the "Conversion Vote"), are the only votes required to automatically convert all outstanding shares of McDATA Series A Preferred Stock, McDATA Series B Preferred Stock and McDATA Class B Common Stock into McDATA Class A Common Stock (the "Conversion"). The Board of Directors of McDATA (at a meeting duly called and held) has unanimously (w) approved this Agreement, the Merger and the transactions contemplated hereby (the "Merger Proposal"), (x) approved the conversion of all the outstanding shares of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock into McDATA Class A Common Stock (the "Conversion Proposal"), (y) determined that the Merger Proposal and the Conversion Proposal are fair to and in the best interests of the holders of capital stock of McDATA and (z) determined to recommend the Merger Proposal and the Conversion Proposal to the holders of McDATA capital stock entitled to vote for such approval and adoption.

  (c) The execution and delivery of this Agreement by McDATA does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the Amended and Restated Certificate of Incorporation ("McDATA Certificate of Incorporation"), or the Bylaws (the "McDATA Bylaws"), of McDATA, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which McDATA or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to McDATA or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such violations, breaches, defaults, terminations, cancellations, accelerations or conflicts which would not, in the aggregate, have a Material Adverse Effect on McDATA (taken separately) or McDATA and its Subsidiaries (taken as a whole) or impair the ability of McDATA to consummate the transactions contemplated by this Agreement.

  (d) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to McDATA or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), (ii) the filing of a Registration Statement on Form S-4 with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not, in the aggregate, have a Material Adverse Effect on McDATA (taken separately) or McDATA and its Subsidiaries (taken as a whole) or impair the ability of McDATA to consummate the transactions contemplated by this Agreement.

  Section 3.4 Financial Statements.

  (a) McDATA has heretofore delivered or made available to EMC: (i) consolidated balance sheets of McDATA as at December 30, 1994, December 31, 1993, December 25, 1992 and consolidated statements of operations, cash flows and changes in common stock and other stockholders' equity for each of the years then ended, audited by Price Waterhouse LLP, independent certified public accountants whose audit reports thereon are included therein; and (ii) an unaudited consolidated statement of financial position as at

September 29, 1995 (the "McDATA Balance Sheet") and an unaudited statement of operations for the nine month period then ended (collectively, the "McDATA Financial Statements").

  (b) Each of the McDATA Financial Statements (including, in each case, any related notes), complied, as of their respective dates, in all material respects with all applicable accounting requirements with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and fairly presented the consolidated financial position of McDATA and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the McDATA Balance Sheet and interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

  (c) The McDATA Closing Balance Sheet (as defined in Exhibit A hereto) shall comply, as of the date thereof, in all material respects with all applicable accounting requirements with respect thereto, shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and with the McDATA Financial Statements and fairly present the consolidated financial position of McDATA and its Subsidiaries as at the date thereof, except that the McDATA Closing Balance Sheet and interim financial statements shall be subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The net quick assets of McDATA as of the Closing Date computed in accordance with Exhibit A hereto shall not be less than the Net Quick Assets Amount.

  Section 3.5 No Undisclosed Liabilities. McDATA and its Subsidiaries do not have any liabilities or obligations (whether accrued, contingent, due or to become due or whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles) other than (i) liabilities reflected in the McDATA Balance Sheet or (ii) normal or recurring liabilities incurred since September 29, 1995 in the ordinary course of business consistent with past practices. McDATA does not have any liability or obligation with respect to the dividend that McDATA gave notice of its intent to declare and pay by notice dated September 7, 1995 and no holder of any capital stock of McDATA has any right to cause McDATA to declare or pay (or otherwise with respect to) such dividend.

  Section 3.6 Accounts Receivable. All accounts receivable of McDATA, whether reflected in the McDATA Balance Sheet or otherwise, represent sales actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the McDATA Balance Sheet (which reserves were calculated consistent with past practices).

  Section 3.7 Inventory. All of the inventories of McDATA are of a quality usable and salable in the ordinary course of business and have been valued in accordance with generally accepted accounting principles consistent with past practice, except for items of obsolete materials and materials of below-standard quality, all of which have been written off or written down to fair market value consistent with past practices. All inventories not written off have been priced at the lower of cost or market using average cost and the specific identification method determined in the ordinary course of business consistent with past practices. All work in process and finished goods inventory is free of any material defect or other deficiency.

  Section 3.8 Absence of Certain Changes or Events. Since the date of the McDATA Balance Sheet, McDATA and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practices and, since such date, there has not been: (i) any material adverse change in the prospects, business assets (including intangible assets), properties, liabilities, results of operations or condition (financial or otherwise) of McDATA (taken separately) or McDATA and any of its Subsidiaries (taken as a whole); or (ii) any action or event that would have required the consent of EMC pursuant to Section 5.1 had such action or event occurred after the date of this Agreement.

  Section 3.9 Properties; Encumbrances. McDATA and each of its Subsidiaries have good, valid and marketable title to, or a valid leasehold interest in, all the properties and assets which it purports to own or lease (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the McDATA Balance Sheet (except for personal property sold since the date of the McDATA Balance Sheet in the ordinary course of business and consistent with past practices). All properties and assets reflected in the McDATA Balance Sheet are free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, except for liens reflected on the McDATA Balance Sheet and liens for current taxes not yet due and other liens that do not materially detract from the value or impair the use of the property or assets subject thereto.

  Section 3.10 Plant and Equipment. The plant and structures, to McDATA's knowledge, and test equipment of McDATA are structurally sound with no material defects and are in good operating condition and repair and are adequate for the uses to which they are being put; and none of such plants or structures, to McDATA's knowledge, or equipment are in need of maintenance and repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. McDATA has not received notification that it is in violation of any applicable building, zoning, anti-pollution, health or other law, ordinance or regulation in respect of its plants or structures or their operations and no such violation exists.

  Section 3.11 Bank Accounts. Section 3.11 of the McDATA Disclosure Letter sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which McDATA maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

  Section 3.12 Taxes.

  (a) McDATA and each of its Subsidiaries have filed all federal, and all state, local, foreign and provincial Tax Returns (as defined herein) required to have been filed on or prior to the date hereof, or appropriate extensions therefor have been properly obtained, and such Tax Returns are true, correct and complete, except to the extent that any failure to be true, correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on McDATA (taken separately) or McDATA and its Subsidiaries (taken as a whole).

  (b) All Taxes (as defined herein) shown to be due on such Tax Returns have been timely paid or such Taxes are being contested in good faith and in a timely manner, and McDATA and each of its Subsidiaries have complied with all rules and regulations relating to the withholding of Taxes, except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on McDATA (taken separately) or McDATA and its Subsidiaries (taken as a whole).

  (c) There are no material liens for Taxes on the assets of McDATA or any of its Subsidiaries except for statutory liens for current Taxes not yet due.

  (d) Neither McDATA nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes.

  (e) Any Tax Returns relating to federal and state income Taxes have not been examined by the Internal Revenue Service ("IRS") or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired.

  (f) No issues that have been raised by the relevant taxing authority in connection with the examination of such Tax Returns are currently pending.

  (g) All deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority (i) have been paid in full or (ii) are being contested timely, properly and in good faith. The charges, accruals and reserves on the books of McDATA and its Subsidiaries in respect of Taxes have been established and maintained (in accordance with generally accepted accounting principles).

  (h) Neither McDATA nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately, or in the aggregate, in the payment of any "excess parachute payments" within Section 280G of the Code.

  (i) Neither McDATA nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method (nor has any taxing authority proposed any such adjustment or change in accounting method).

  (j) For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental entity; and (ii) "Tax Return" means any return, report or similar statement (including any attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

  Section 3.13  Intellectual Property.

  (a) McDATA and its Subsidiaries own, or have a valid license to use or otherwise possess legally enforceable rights to use, all patents and applications for patents, trademarks, trade names, service marks, copyrights, maskworks, schematics, technology, know-how, trade secrets, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the businesses of McDATA or any of its Subsidiaries as currently conducted (collectively, the "McDATA Intellectual Property Rights"), except for such McDATA Intellectual Property Rights the absence of which would not have a Material Adverse Effect on McDATA (taken separately) or McDATA and its Subsidiaries (taken as a whole). Section 3.13 of the McDATA Disclosure Letter lists (i) all patents and patent applications and all trademarks, registered copyrights, computer software programs, maskworks, trade names and service marks, which are material to the businesses of McDATA or any of its Subsidiaries and are McDATA Intellectual Property Rights, including all registrations and applications for registrations thereof and the jurisdictions in which each such McDATA Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which McDATA or any of its Subsidiaries is a party and pursuant to which any person is authorized to use any McDATA Intellectual Property Rights and (iii) all material licenses, sublicenses and other agreements as to which McDATA or any of its Subsidiaries is a party and pursuant to which McDATA or any of its Subsidiaries is authorized to use any third party patents, trademarks, service marks, copyrights (including software), trade secrets, technology or know-how ("McDATA Third Party Intellectual Property Rights") which are material to the business of McDATA or any of its Subsidiaries.

  (b) McDATA is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the McDATA Intellectual Property Rights or McDATA Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on McDATA (taken separately) or McDATA and its Subsidiaries (taken as a whole).

  (c) All patents and all trademark, service mark and copyright registrations held by McDATA are, to McDATA's knowledge, valid and are subsisting, in full force and effect and have been duly maintained. McDATA (i) is not, and has not been, a party to any suit, action or proceeding which involves a claim of infringement, invalidity, misuse or abandonment of any patents, trademarks, service marks, copyrights (including computer software programs) or violation of any trade secret or other proprietary right of any third party, and does not otherwise have knowledge of any such claim; (ii) has no knowledge that the manufacturing, marketing, licensing, sale, distribution or use of its products or services infringes or violates any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which such violation or infringement would have a Material Adverse Effect on McDATA (taken separately) or McDATA and its Subsidiaries (taken as a whole); and (iii) has no knowledge that any third party is violating or infringing any McDATA Intellectual Property Rights, which such violation or infringement would have a Material Adverse Effect on McDATA (taken separately) or McDATA and its Subsidiaries (taken as a whole).

  Section 3.14 Contracts and Commitments. Section 3.14 of the McDATA Disclosure Letter contains a list of all material agreements, contracts, leases or other commitments in effect to which McDATA or any of its Subsidiaries is a party, copies of each of which have been delivered to or have been made available to EMC prior to the date of this Agreement. Except as set forth in
Section 3.14 of the McDATA Disclosure Letter:

    (a) All such agreements, contracts, leases and commitments are in full force and effect and are valid, binding and enforceable in accordance with their respective terms;

    (b) No purchase contracts of McDATA or any of its Subsidiaries continue for a period of more than 12 months or are in excess of the normal, ordinary and usual requirements of McDATA's business or require payment of more than $250,000;

    (c) There are no outstanding sales contracts of McDATA or any of its Subsidiaries which continue for a period of more than 12 months or would have resulted in any material loss to McDATA or any of its Subsidiaries upon completion or performance thereof if McDATA or any of its Subsidiaries had remained a stand-alone entity, after allowance for direct or indirect distribution expenses, nor are there any outstanding contracts or bids quoting prices or terms which would have resulted in an operating loss for the contract if McDATA or any of its Subsidiaries had remained a stand-alone entity, nor are there any outstanding proposals of McDATA or any of its Subsidiaries which, if accepted by the recipient thereof, would constitute a binding contract as to McDATA or any of its Subsidiaries;

    (d) McDATA or any of its Subsidiaries has no outstanding contracts with officers, employees, agents, consultants, advisors, salespeople, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium or that provide for the payment of any bonus or commission based on sales or earnings;

    (e) McDATA or any of its Subsidiaries has no employment agreement, or any other agreement that contains any severance or termination pay liabilities or obligations;

    (f) McDATA or any of its Subsidiaries is not in default under or in violation of, nor is there any basis for any valid claim of default under or in violation of, any material agreement, contract, lease or commitment to which it is a party or by which it is bound;

    (g) McDATA or any of its Subsidiaries has no officer, director or employee to whom it is paying compensation at an annual rate, excluding commissions, of more than $85,000;

    (h) McDATA or any of its Subsidiaries is not restricted by any agreement, contract or commitment from carrying on its business anywhere in the world;

    (i) McDATA or any of its Subsidiaries does not have any debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

    (j) McDATA or any of its Subsidiaries does not have any outstanding loan to any person, other than travel advances to employees in the ordinary course of business consistent with past practices; and

    (k) McDATA or any of its Subsidiaries does not have any power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

  Section 3.15 Customers and Suppliers. Sections 3.15(a) and (b) of the McDATA Disclosure Letter respectively set forth (a) the largest customer of McDATA and its Subsidiaries in terms of sales during the fiscal year ended December 30, 1994, showing the approximate total sales by McDATA and its Subsidiaries to such customer during the fiscal year ended December 30, 1994 (and no other customer of McDATA and its Subsidiaries will account for more than 2% of their sales during the 1995 fiscal year); and (b) a list of the five largest suppliers of McDATA in terms of purchases during the fiscal year ended December 30, 1994, showing the approximate total purchases by McDATA from each supplier during the fiscal year ended December 30, 1994 (and no other supplier of McDATA and its Subsidiaries accounted for more than 2% of their purchases during such fiscal year). Since December 30, 1994, there has not been any material adverse change in the business relationship of McDATA with the customer or any supplier named in Sections 3.15(a) and 3.15(b) of the McDATA Disclosure Letter.

  Section 3.16 Orders, Commitments and Returns. Section 3.16(a) of the McDATA Disclosure Letter sets forth the aggregate amounts of all accepted and unfilled orders entered into by McDATA or any of its Subsidiaries as of October 13, 1995, all of which orders have been made in the ordinary course of business.
Section 3.16(b) of the McDATA Disclosure Letter sets forth as of October 13, 1995 each claim against McDATA or any of its Subsidiaries to return in excess of an aggregate of $10,000 of its product by reason of alleged overshipments, defective merchandise or otherwise or by reason of an understanding that such product would be returnable.

  Section 3.17 Insurance. Section 3.17 of the McDATA Disclosure Letter contains an accurate and complete list of all policies of fire, liability, workers' compensation and other forms of insurance, including, but not limited to, all group insurance programs in effect for employees of McDATA or any of its Subsidiaries, owned or held by McDATA or any of its Subsidiaries. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the Closing have been paid and no notice of cancellation or termination has been received with respect to any such policy. Such policies (i) are sufficient for compliance with all requirements of law and of all agreements to which McDATA or any of its Subsidiaries is a party; (ii) are valid, outstanding and enforceable policies;
(iii) provide insurance coverage for the assets and operations of McDATA or any of its Subsidiaries in scope and amount customary and reasonable for the business in which it is engaged; (iv) will remain in full force and effect through the respective dates set forth in Section 3.17 of the McDATA Disclosure Letter without the payment of additional premiums; and (v) will not in any way be affected by or terminate or lapse by reason of, the transactions contemplated by this Agreement. Since December 30, 1994, neither McDATA nor any of its Subsidiaries has been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

  Section 3.18 Labor Difficulties. None of the employees of McDATA or any of its Subsidiaries are represented by a union. McDATA believes it (i) is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and (ii) is not engaged in any unfair labor practice.

  Section 3.19 Litigation. There is no action, suit or proceeding, claim, arbitration or investigation pending or, to the best knowledge of McDATA, threatened against McDATA or any of its Subsidiaries which would have or result in a Material Adverse Effect on McDATA (taken separately) or McDATA and its Subsidiaries (taken as a whole) or impair the ability of McDATA to consummate the transactions contemplated by this Agreement.

  Section 3.20 Products Liability. There is no action, suit, claim, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to McDATA's best knowledge, threatened against or involving McDATA or any of its Subsidiaries relating to any product alleged to have been developed or marketed by McDATA or any of its Subsidiaries and alleged to have been defective, or improperly designed or manufactured, nor, to McDATA's best knowledge, is there any valid basis for any such action, proceeding or investigation.

  Section 3.21 Environmental Matters.

  (a) McDATA and its Subsidiaries are in full compliance with all applicable Environmental Laws (as defined below); neither McDATA nor any of its Subsidiaries have received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that McDATA or any of its Subsidiaries are not in such full compliance; and, to McDATA's best knowledge, there are no circumstances that may prevent or interfere with such full compliance in the future.

  (b) There is no Environmental Claim (as defined below), pending or threatened against McDATA or any of its Subsidiaries or, to McDATA's best knowledge, against any person or entity whose liability for any Environmental Claim McDATA or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law.

  (c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge or disposal of any Material of Environmental Concern (as defined below), that could form the basis of any Environmental Claim against McDATA or any of its Subsidiaries or, to McDATA's best knowledge, against any person or entity whose liability for any Environmental Claim McDATA or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law.

  (d) "Environmental Claim" means any notice (written or oral) by any person or entity alleging potential liability arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by McDATA or any of its Subsidiaries or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

  (e) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

  (f) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

  Section 3.22 Employee Benefit Plans.

  (a) McDATA has set forth in Section 3.22(a) of the McDATA Disclosure Letter all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock appreciation right, restricted stock, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired employment or severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of McDATA or any trade or business (whether or not incorporated) which is under common control with McDATA (an "ERISA Affiliate") within the meaning of section 414 of the Code, or any Subsidiary of McDATA (together, the "McDATA Employee Plans").

  (b) With respect to each McDATA Employee Plan, McDATA has made available to EMC a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such McDATA Employee Plan and the most recent summary plan description thereof, (iii) each trust agreement and group annuity contract, if any, relating to such McDATA Employee Plan and (iv) the most recent actuarial report or valuation relating to a McDATA Employee Plan subject to Title IV of ERISA.

  (c) With respect to the McDATA Employee Plans, individually and in the aggregate, no event has occurred, and to the best knowledge of McDATA, there exists no condition or set of circumstances in connection with which McDATA could be subject to any liability that would have a Material Adverse Effect on McDATA (taken separately) or McDATA and its Subsidiaries (taken as a whole) under ERISA, the Code or any other applicable law (including the law of contracts) and that is not properly accounted for on the McDATA Balance Sheet.

  (d) With respect to each of the McDATA Employee Plans that is subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits.

  (e) Full payment has been made, or will be made in accordance with section 404(a)(6) of the Code, of all amounts that McDATA, any Subsidiary of McDATA or any ERISA Affiliate is required to pay under the terms of each of the McDATA Employee Plans and section 412 of the Code, and McDATA will pay or cause to be paid all such amounts properly accrued through the Closing Date with respect to the current plan year thereof on or prior to the Closing Date or all such amounts will be properly recorded on the McDATA Balance Sheet; and none of the McDATA Employee Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of most recent fiscal year of each of the McDATA Employee Plans ended prior to the date of this Agreement.

  (f) None of the McDATA Employee Plans is a "multiemployer pension plan," as such term is defined in section 3(37) of ERISA.

  (g) Each of McDATA Employee Plans that is intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified.

  (h) Neither McDATA nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of McDATA or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving McDATA of the nature contemplated by this Agreement, (ii) agreement with any officer of McDATA providing any term of employment or compensation guarantee or
(iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

  Section 3.23 Personnel.

  (a) Section 3.23(a) of the McDATA Disclosure Letter sets forth a true and complete list of:

    (i) the names and current salaries of all directors and elected and appointed officers of McDATA, the number of shares of McDATA Class A Common Stock, McDATA Class B Common Stock, McDATA Series A Preferred Stock or McDATA Series B Preferred Stock owned beneficially or of record, or both, by each such person and the family relationships, if any, among such persons; and

    (ii) the wage rates for nonsalaried and nonexecutive salaried employees of McDATA, by classification.

  (b) Section 3.23(b) of the McDATA Disclosure Letter sets forth a summary of McDATA's policy concerning pay raises for officers and other employees of McDATA.

  Section 3.24 Agreements in Full Force and Effect. Except as disclosed in
Section 3.24 of the McDATA Disclosure Letter, no contracts, agreements, leases, commitments, policies or licenses referred to in the McDATA Disclosure Letter have been abandoned or terminated by McDATA, and true copies thereof have been delivered to or have been made available to EMC prior to the date of this Agreement.

  Section 3.25 Compliance with Laws.

  (a) McDATA and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not in the aggregate have or result in a Material Adverse Effect on McDATA (taken separately) or McDATA and its Subsidiaries (taken as a whole).

  (b) None of McDATA's equity securities have been or have been required to be registered under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Section 3.26 Pooling of Interests. To its best knowledge, neither McDATA nor any McDATA Affiliate (as defined in Section 6.11) has, through the date of this Agreement, taken or agreed to take any action which would prevent EMC from accounting for the business combination to be effected by the Merger as a pooling of interests.

  Section 3.27 Insider Interests. No officer or director of McDATA has any material interest in any property, real or personal, tangible or intangible, including without limitation, inventions, copyrights, trademarks or trade names, used in or pertaining to the businesses of McDATA or any of its Subsidiaries.

  Section 3.28 Registration Statement: Consent Solicitation/Prospectus. The information supplied by McDATA for inclusion in the registration statement on Form S-4 pursuant to which shares of EMC Common Stock issued in the Merger will be registered with the SEC (the "Registration Statement"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by McDATA for inclusion in the Consent Solicitation/Prospectus (the "Consent Solicitation/Prospectus") to be sent to the stockholders of McDATA in connection with the solicitation of consents to approve and adopt the Merger Proposal and the Conversion Proposal shall not, on the date the Consent Solicitation/Prospectus is first mailed to stockholders of McDATA or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Consent Solicitation/Prospectus not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of consents which has become false or misleading.

  Section 3.29 No Existing Discussions. As of the date hereof, McDATA is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.1(a)) or Acquisition Transaction (as defined in Section 9.3(f)).

  Section 3.30 Opinion of Financial Advisor. The financial advisor of McDATA, Montgomery Securities, has delivered to McDATA an opinion dated the date of this Agreement to the effect that as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the stockholders of McDATA. McDATA has provided a true and correct copy of such opinion to EMC.

  Section 3.31 Brokers and Finders. No broker, finder or investment banker (other than Montgomery Securities, whose brokerage, finder's or other fee will be paid by McDATA) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of McDATA or any of its Subsidiaries.

  Section 3.32 Disclosure. No representations or warranties by McDATA in this Agreement and no statement contained in any document (including, without limitation, the McDATA Financial Statements and the McDATA Disclosure Letter) or certificate furnished or to be furnished by McDATA to EMC or any of its representatives pursuant to the provisions hereof, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                  ARTICLE IV

                 Representations and Warranties of EMC and Sub

  EMC and Sub represent and warrant to McDATA as follows:

  Section 4.1 Organization of EMC and Sub. Each of EMC and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed would have or result in a Material Adverse Effect on EMC and its Subsidiaries (taken as a whole).


  Section 4.2 Capital Structure of EMC and Sub.

  (a) The authorized capital stock of EMC consists of 500,000,000 shares of Common Stock, $.01 par value per share, and 25,000,000 shares of Preferred Stock, $.01 par value per share. As of October 1, 1995: (i) 216,015,620 shares of EMC Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) 2,646,453 shares of EMC Common Stock were held in the treasury of EMC or by Subsidiaries of EMC; (iii) 17,353,406 shares of EMC Common Stock were reserved for future issuance pursuant to stock options granted and outstanding under EMC's 1985 and 1993 Stock Option Plans; (iv) 1,640,000 shares of EMC Common Stock were reserved for future issuance pursuant to stock options granted and outstanding under EMC's 1992 Stock Option Plan for Directors; and (v) 952,083 shares of EMC Common Stock were reserved for issuance pursuant to rights granted under EMC's 1989 Employee Stock Purchase Plan. No material change in such capitalization has occurred between October 1, 1995 and the date of this Agreement. All shares of EMC Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable.

  (b) All of the shares of EMC Common Stock to be issued in the Merger have been duly authorized by all necessary corporate action and, will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable.

  (c) The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, of which 10 shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable.

  Section 4.3 Authority; No Conflict; Required Filings and Consents.

  (a) Each of EMC and Sub has all requisite corporate power and authority to enter into this Agreement (and, in the case of EMC, the Exchange and Escrow Agreement) and to consummate the transactions contemplated by this Agreement or the Exchange and Escrow Agreement. The execution and delivery of this Agreement (and, in the case of EMC, the Exchange and Escrow Agreement) and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of EMC and Sub. This Agreement has been duly executed and delivered by EMC and Sub and constitutes (and, the Exchange and Escrow Agreement when executed and delivered by EMC will constitute) the valid and binding obligation of EMC and Sub, enforceable in accordance with their respective terms.

  (b) The execution and delivery of this Agreement by EMC and Sub does not (and, in the case of EMC, the execution and delivery of the Exchange and Escrow Agreement will not), and the consummation of the transactions contemplated by this Agreement and the Exchange and Escrow Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the Restated Articles of Organization, as amended, of EMC, the Sub Certificate of Incorporation, the Amended and Restated Bylaws of EMC or the Sub By-laws, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which EMC is a party or by which EMC or any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to EMC or any of its properties or assets, except in the case of (ii) and (iii) for any such violations, breaches, defaults, terminations, cancellations, accelerations or conflicts which would not, in the aggregate, have or result in a Material Adverse Effect on EMC (taken separately) or EMC and its Subsidiaries (taken as a whole) or impair the ability of EMC to consummate the transactions contemplated by this Agreement or the Exchange and Escrow Agreement.

  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to EMC or Sub in connection with the execution and delivery of this Agreement or the Exchange and Escrow Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act,
(iii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not, in the aggregate, have or result in a Material Adverse Effect on EMC and its Subsidiaries (taken as a whole) or impair the ability of EMC or Sub to consummate the transactions contemplated by this Agreement or the Exchange and Escrow Agreement.

  Section 4.4 SEC Filings; Financial Statements.

  (a) EMC has timely filed and made available to McDATA all forms, reports and documents required to be filed by EMC with the SEC since January 1, 1994 (collectively, the "EMC SEC Reports"). The EMC SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such EMC SEC Reports or necessary in order to make the statements in such EMC SEC Reports, in the light of the circumstances under which they were made, not misleading.

  (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the EMC SEC Reports, including any EMC SEC Reports filed after the date of this Agreement until the Closing, complied, as of their respective dates, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and fairly presented the consolidated financial position of EMC and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

  Section 4.5 Absence of Certain Changes or Events. Except as disclosed in the EMC SEC Reports, since the date of EMC's unaudited balance sheet as of July 1, 1995, EMC has conducted its business only in the ordinary course and in a manner consistent with past practices and, since such date, there has not been any material adverse change in the prospects, business, assets (including intangible assets), properties, liabilities, results of operations or condition (financial or otherwise) of EMC (taken separately) or EMC and its Subsidiaries (taken as a whole).

  Section 4.6 Registration Statement; Consent Solicitation/Prospectus. The information supplied by EMC for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by EMC for inclusion in the Consent Solicitation/Prospectus shall not, on the date the Consent Solicitation/Prospectus is first mailed to stockholders of McDATA in connection with the solicitation of consents to approve and adopt the Merger Proposal and the Conversion Proposal or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Information Consent/Prospectus not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of consents which has become false or misleading.

  Section 4.7 Litigation. Except as described in the EMC SEC Reports, there is no action, suit or proceeding, claim, arbitration or investigation pending or, to the best of EMC's knowledge, threatened against EMC or any of its Subsidiaries which would, in the aggregate, have a Material Adverse Effect on EMC (taken separately) or EMC and its Subsidiaries (taken as a whole) or impair the ability of EMC or Sub to consummate the transactions contemplated by this Agreement.

  Section 4.8 Brokers and Finders. No broker, finder or investment banker (other than Broadview Associates, whose brokerage, finder's or other fee will be paid by EMC) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of EMC.

                                   ARTICLE V

                              Conduct of Business

  Section 5.1 Covenants of McDATA. During the period from the date of this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, McDATA agrees as to itself and its Subsidiaries (except to the extent that EMC shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Except as expressly contemplated by this Agreement, subject to Section 6.1, McDATA shall not (and shall not permit any of its Subsidiaries to), without the prior written consent of EMC:

    (a) Accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

    (b) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the McDATA Intellectual Property Rights, other than in the ordinary course of business consistent with past practices;

    (c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or redeem or otherwise acquire, directly or indirectly, any shares of its capital stock, other than cash dividends on the McDATA Series A Preferred Stock or McDATA Series B Preferred Stock in accordance with the terms thereof as in effect on the date hereof;

    (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue, any such shares or convertible securities, other than the issuance of shares of McDATA Class A Common Stock or McDATA Class B Common Stock issuable upon the exercise of the McDATA Stock Options or the Warrants outstanding on the date hereof;

    (e) Merge or consolidate with another corporation, partnership or other business organization, or acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary course of business consistent with past practices or otherwise enter into any material contract, commitment or transaction outside the ordinary course of business consistent with past practices;

    (f) Sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practices;

    (g) (i) Incur, assume or prepay any indebtedness or any other liabilities other than in the ordinary course of business consistent with past practices; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a Subsidiary of McDATA in the ordinary course of business and consistent with past practices; (iii) make any loans, advances (other than travel advances consistent with McDATA policy) or capital contributions to, or investments in, any other person, other than to Subsidiaries of McDATA consistent with past practices; (iv) authorize or make capital expenditures in excess of the amounts currently budgeted therefor; or (v) permit any insurance policy naming McDATA or any Subsidiary of McDATA as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business consistent with past practices;

    (h) (i) Increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for (x) normal increases in salaried compensation in the ordinary course of business consistent with past practices and (y) bonuses payable, in the ordinary course of business consistent with past practice as adjusted for an interim payment, pursuant to the discretionary profit sharing cash bonus and incentive cash bonus arrangements in effect on the date hereof disclosed in
  Section 3.22(a) of the McDATA Disclosure Letter; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any director, officer or employee, except in the ordinary course of business consistent with past practices, (iii) enter into any collective bargaining agreement or (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

    (i) Take any action with respect to, or make any material change in its accounting or tax policies or procedures in effect at December 30, 1994, except as may be required by changes in generally accepted accounting principles upon the advice of its independent accountants;

    (j) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than revaluations in the ordinary course of business consistent with past practices not exceeding $50,000 in the aggregate;

    (k) Amend or propose to amend the McDATA Certificate of Incorporation or McDATA Bylaws (or comparable organizational documents of its Subsidiaries);

    (l) Permit the amount of its consolidated inventories to be reduced by more than $500,000 from the amount thereof on the McDATA Balance Sheet or permit any reduction in consolidated inventories which would jeopardize shipments to any customer; or

    (m) Enter into any contract, agreement, commitment or arrangement with respect to any of the actions described in Sections (a) through (l) above, or any action which would be reasonably likely to make any of McDATA's representations or warranties contained in this Agreement untrue or incorrect in any material respect as of the date of this Agreement or the Closing Date.

  Section 5.2 Cooperation. Subject to compliance with applicable law, from the date hereof until the Effective Time, (a) each of McDATA and EMC shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and (b) each of EMC and McDATA shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby.

                                   ARTICLE VI

                             Additional Agreements

  Section 6.1 No Solicitation.

  (a) McDATA and each of its Subsidiaries and affiliates shall not, directly or indirectly, through any officer, director, employee, representative or agent of McDATA or any of its Subsidiaries (and it shall use reasonable efforts to cause such officers, directors, employees, representatives and agents not to, directly or indirectly), (i) solicit, initiate, facilitate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or similar transactions involving McDATA or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or
(iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent McDATA or its Board of Directors from furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the stockholders of McDATA, if and only to the extent that the Board of Directors of McDATA determines in good faith by a majority vote, (x) after consultation with its financial advisor, that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the stockholders of McDATA from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and (y) based on the written opinion of outside legal counsel, that failing to take such action would result in a breach of its fiduciary duties to stockholders under applicable law.

  (b) McDATA shall notify EMC immediately (and no later than 24 hours) after receipt by McDATA (or its advisors) of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of McDATA or any of its Subsidiaries by any person or entity that informs McDATA that it is considering making, or has made, an Acquisition

Proposal. Such notice to EMC shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. McDATA shall keep EMC informed of all material developments and the status of any Acquisition Proposal, any negotiations or discussions with respect to any Acquisition Proposal or any request for non-public information in connection with any Acquisition Proposal or for access to the properties, books or records of McDATA or any of its Subsidiaries by any person or entity that is considering making, or has made, an Acquisition Proposal. McDATA shall provide EMC with copies of all documents received from or delivered or sent to any person or entity that is considering making or has made, an Acquisition Proposal.

  Section 6.2 Consent Solicitation/Prospectus; Registration Statement.

  (a) As promptly as practical after the execution of this Agreement, McDATA and EMC shall prepare and EMC shall file with the SEC the Registration Statement and the Consent Solicitation/Prospectus to be included therein as a prospectus. McDATA and EMC shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. The Consent Solicitation/Prospectus shall include the recommendation of the Board of Directors of McDATA in favor of the Merger Proposal and the Conversion Proposal; provided, that the Board of Directors of McDATA may withdraw such recommendation if such Board of Directors believes in good faith that a Superior Proposal has been made and shall have determined in good faith, after consultation with its outside legal counsel, that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law. McDATA shall furnish EMC with all information concerning McDATA and the holders of its capital stock and shall take such other action as EMC may reasonably request in connection with the Registration Statement and the issuance of the shares of EMC Common Stock. If at any time prior to the Effective Time any event or circumstance relating to McDATA, EMC or any of their respective Subsidiaries, affiliates, officers or directors should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or Consent Solicitation/Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

  (b) McDATA and EMC shall make any necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder and EMC shall use its reasonable best efforts to take any action required to be taken under state securities or "blue sky" laws in connection with the issuance of the shares of EMC Common Stock in the Merger.

  Section 6.3 Letters of McDATA's Accountants. McDATA shall use all reasonable efforts to cause to be delivered to EMC (a) a letter of Price Waterhouse LLP, McDATA's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to EMC, in form reasonably satisfactory to EMC and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and (b) the letters of Price Waterhouse LLP referred to in Section 7.2(e).

  Section 6.4 Access to Information. Upon reasonable notice, during normal business hours during the period prior to the Effective Time, McDATA shall (and shall cause its Subsidiaries to) (a) afford to the officers, directors, employees, accountants, counsel and other representatives of EMC, reasonable access to all its properties, plants, personnel, books, contracts, commitments and records (other than privileged documents) and (b) all other information concerning its business, properties and personnel as EMC may reasonably request during such period. During such period, EMC will hold any such information which is non-public in confidence in accordance with the Confidentiality Agreement, dated June 15, 1995 (the "Confidentiality Agreement"), between EMC and McDATA. No information or knowledge obtained in any investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations or the parties to consummate the Merger. If, in any investigation pursuant to this
Section 6.4, EMC obtains knowledge or information that McDATA has breached any of its representations or warranties in this Agreement, EMC shall inform McDATA of such breach and McDATA shall have whatever rights to cure such breach as are provided for in this Agreement.

  Section 6.5 Supplements to McDATA Disclosure Letter. From time to time prior to the Closing, McDATA shall give prompt notice to EMC and thereafter promptly supplement or amend the McDATA Disclosure Letter with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the McDATA Disclosure Letter. No supplement or amendment of the McDATA Disclosure Letter made pursuant to this Section 6.5 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless EMC specifically agrees thereto in writing.

  Section 6.6 Approval of Stockholders. McDATA shall, subject to and in accordance with the McDATA Certificate of Incorporation, McDATA Bylaws and the DGCL, as promptly as practicable following the date of this Agreement, (i) submit the Conversion Proposal to the holders of all outstanding shares of McDATA Series A Preferred Stock and McDATA Series B Preferred Stock by written consent in lieu of a meeting for approval of the Conversion Proposal, (ii) submit the Merger Proposal to the holders of all outstanding shares of McDATA Class A Common Stock, McDATA Class B Common Stock, McDATA Series A Preferred Stock and McDATA Series B Preferred Stock by written consent in lieu of a meeting for approval and adoption of the Merger Proposal and (iii) use all efforts to obtain the necessary approval for the Conversion Proposal and the Merger Proposal. McDATA shall promptly notify EMC upon obtaining the requisite Conversion Vote or Merger Vote.

  Section 6.7 Legal Conditions to Merger. Each of EMC and, subject to Section 6.1, McDATA will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of EMC and McDATA will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by EMC, McDATA or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

  Section 6.8 Public Disclosure. EMC and McDATA shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

  Section 6.9 Tax-Free Organization. EMC and McDATA shall each use its reasonable best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. Neither EMC nor McDATA shall knowingly take any action, or knowingly fail to take any action, that would be reasonably likely to jeopardize the qualification of the Merger as a reorganization with the meaning of Section 368(a) of the Code.

  Section 6.10 Pooling Accounting. EMC and McDATA shall each use its reasonable best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests for accounting purposes. Neither EMC nor McDATA shall knowingly take any action, or knowingly fail to take any action, that would be reasonably likely to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

  Section 6.11 Affiliate Agreements.

  (a) As soon as practicable after the date hereof (and not later than five business days after the date hereof), McDATA shall deliver to EMC a letter identifying all persons who are "affiliates" of McDATA for purposes of Rule 145 under the Securities Act (each a "McDATA Affiliate" and, collectively the "McDATA

Affiliates"). McDATA shall use its reasonable best efforts to cause each McDATA Affiliate to deliver to EMC as soon as practicable after the fifth business day after the date hereof (and not later than the date of the mailing of the Consent Solicitation/Prospectus) a written "affiliates" agreement, in form and substance satisfactory to EMC (each a "McDATA Affiliate Agreement" and, collectively, the "McDATA Affiliate Agreements"). The McDATA Affiliate Agreements shall provide, among other things, the following:

    (i) that such person shall not take any action which could jeopardize the treatment of the Merger as a pooling of interests for accounting purposes (including that (i) such person has not or, as applicable, shall not sell, transfer or otherwise dispose of any shares of McDATA Class A Common Stock or any other shares of capital stock of McDATA at any time during the thirty (30) day period on or prior to the Closing Date and (ii) such person shall not sell, transfer or otherwise dispose of any shares of EMC Common Stock (whether or not received in the Merger) or any other shares of capital stock of EMC until after such time as results covering at least thirty (30) days of the combined operations of EMC and McDATA have been published by EMC, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K or any other public filing or announcement which includes such combined results of operations; and

    (ii) that such person shall dispose of EMC Common Stock to be received by such person in the Merger only pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of paragraph (d) of Rule 145 thereunder, if applicable, or pursuant to an available exemption from registration under the Securities Act.

  (b) If any affiliate of McDATA refuses to provide a McDATA Affiliate Agreement, EMC may place appropriate legends on the certificates evidencing the shares of EMC Common Stock to be received by such McDATA Affiliate pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for shares of EMC Common Stock to the effect that the shares of EMC Common Stock received by such McDATA Affiliate pursuant to this Agreement only may be sold, transferred or otherwise conveyed (i) pursuant to an effective registration statement under the Securities Act, (ii) in compliance with Rule 145 promulgated under the Securities Act or (iii) pursuant to another exemption under the Securities Act.

  Section 6.12 NYSE Listing. EMC shall use its reasonable best efforts to have authorized for listing on the NYSE, upon official notice of issuance, the shares of EMC Common Stock to be issued in the Merger prior to the Closing Date.

  Section 6.13 McDATA Stock Option Plans. Each McDATA Stock Option which is outstanding and not exercisable as of the Effective Time shall be deemed to constitute, as of the Effective Time, an option to acquire, on the same terms and conditions as were applicable to such McDATA Stock Option prior to the Effective Time, the same number of shares of EMC Common Stock (rounded to the nearest whole number) as the holder of such McDATA Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (and, in the case of McDATA Stock Options exercisable for McDATA Class B Common Stock, had such McDATA Class B Common Stock been converted into McDATA Class A Common Stock immediately prior to the Effective Time), at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of McDATA Class A Common Stock or McDATA Class B Common Stock otherwise purchasable pursuant to such McDATA Stock Option divided by (ii) the number of full shares of EMC Common Stock deemed purchasable pursuant to such McDATA Stock Option in accordance with the foregoing. As soon as practicable after the Effective Time, EMC shall deliver to the participants in the McDATA Stock Option Plans an appropriate notice setting forth such participant's rights pursuant thereto and the McDATA Stock Options which were outstanding and not exercisable as of the Effective Time shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.13 after giving effect to the Merger). McDATA shall use its reasonable efforts to cause holders of McDATA Stock Options which will be outstanding and exercisable as of the Effective Time to exercise such McDATA Stock Options prior to the Effective Time.

  Section 6.14 Consents. Each of EMC and McDATA shall use all reasonable best efforts to obtain all necessary consents, waivers and approvals under any of EMC's or McDATA's material agreements, contracts, licenses, leases or commitments in connection with the Merger.


  Section 6.15 Additional Agreements; Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of Sub or McDATA, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                                  ARTICLE VII

                              Conditions of Merger

  Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

    (a) Stockholder Approvals. The Conversion Proposal shall have been approved and adopted by the requisite Conversion Vote and the Merger Proposal shall have been approved and adopted by the requisite Merger Vote.

    (b) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    (c) Approvals. Other than the filing provided for by Section 1.2, all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain would be reasonably likely to have a Material Adverse Effect on EMC and its Subsidiaries or McDATA and its Subsidiaries, in each case taken as a whole, shall have been filed, occurred or been obtained.

    (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

    (e) No Injunctions or Restraints; Illegality. No order, ruling or injunction issued by any court of competent jurisdiction or other Governmental Entity restraining, enjoining or otherwise prohibiting the consummation of the Merger or limiting or restricting EMC's conduct or operation of the business of EMC after the Merger shall have been issued and then be in effect (provided, that EMC and McDATA shall use their reasonable best efforts to have any such order, ruling or injunction vacated or lifted); nor shall there be any statute, rule or regulation enacted, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

    (f) NYSE Listing. The shares of EMC Common Stock to be issued in the Merger shall have been authorized for listing on the NYSE, upon official notice of issuance.

    (g) Exchange and Escrow Agreement. EMC, the McDATA Representative and the Exchange and Escrow Agent shall have executed and delivered the Exchange and Escrow Agreement.

  Section 7.2 Additional Conditions to Obligations of EMC and Sub. The obligations of EMC and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by EMC and Sub:

    (a) Representations and Warranties. The representations and warranties of McDATA set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and

  (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; and EMC shall have received a certificate signed on behalf of McDATA by the chief executive officer and the chief financial officer of McDATA to such effect. For purposes of this Section 7.2(a), representations and warranties of McDATA shall be deemed true and correct in all material respects if any breaches of such representations and warranties do not, in the aggregate, have a "Material Adverse Effect on McDATA (taken separately) or McDATA and its Subsidiaries (taken as a whole)" (the preceding quote referred to herein as the "McDATA Material Adverse Effect Qualifier"); it being understood that a breach of any representation or warranty that is already qualified by such McDATA Material Adverse Effect Qualifier, by itself, shall be deemed a failure to satisfy the condition set forth in this
  Section 7.2(a).

    (b) Performance of Obligations of McDATA. McDATA shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and EMC shall have received a certificate signed on behalf of McDATA by the chief executive officer and the chief financial officer of McDATA to such effect.

    (c) Opinions. McDATA shall have delivered to EMC the opinion of Ireland, Stapleton, Pryor & Pascoe, P.C., dated the Closing Date, covering the matters set forth on Exhibit C hereto. EMC shall have received a written opinion from Skadden, Arps, Slate, Meagher & Flom, counsel to EMC, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom may receive and rely upon representations contained in any certificate of EMC, Sub, McDATA and others, as it deems appropriate.

    (d) Blue Sky Laws. EMC shall have received all state securities or "blue sky" permits and other authorizations necessary to issue shares of EMC Common Stock pursuant to the Merger.

    (e) Letters of Accountants. EMC shall have received a letter of Price Waterhouse LLP, McDATA's independent auditors, dated the Closing Date, updating the letter referred to in Section 6.3. EMC shall have received letters from Coopers & Lybrand L.L.P., EMC's independent auditors, dated a date within two business days of the Consent Solicitation/Prospectus and within two business days of the Closing Date and addressed to EMC, stating that the business combination to be effected by the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles. McDATA shall have received (and delivered to EMC copies of) letters from Price Waterhouse, LLP, McDATA's independent auditors, dated a date within two business days of the Consent Solicitation/Prospectus and within two business days of the Closing Date and addressed to McDATA, stating that neither McDATA nor any of its Subsidiaries has taken or agreed to any action that (without giving effect to the Merger Agreement, the transactions contemplated thereby, or any action taken or agreed to be taken by EMC or any of its Subsidiaries) would prevent EMC from accounting for the business combination to be effected by the Merger as a pooling of interests transaction under generally accepted accounting principles.

    (f) McDATA Affiliate Agreements. EMC shall have received a duly executed McDATA Affiliate Agreement from each of the McDATA Affiliates.

    (g) Other. McDATA shall not have declared, set aside or paid any amount with respect to the dividend that McDATA gave notice of its intent to declare and pay by notice dated September 7, 1995 and no stockholder of McDATA shall have asserted or claimed any right to cause McDATA to declare, set aside or pay any such amount, which assertion or claim EMC determines, in good faith, after consultation with Coopers & Lybrand L.L.P., is reasonably likely to prevent the Merger from being accounted for as a pooling of interests. The employees of McDATA specified in a letter from EMC to McDATA, dated as of the date hereof, shall have entered into a standard form EMC key employee agreement.

  Section 7.3 Additional Conditions to Obligations of McDATA. The obligation of McDATA to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by
McDATA:

    (a) Representations and Warranties. The representations and warranties of EMC and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; and McDATA shall have received a certificate signed on behalf of EMC by the chief executive officer and the chief financial officer of EMC to such effect. For purposes of this Section 7.3(a), representations and warranties of EMC and Sub shall be deemed true and correct in all material respects if any breaches of such representations and warranties do not, in the aggregate, have a "Material Adverse Effect on EMC (taken as a whole)" (the preceding quote referred to herein as the "EMC Material Adverse Effect Qualifier"); it being understood that a breach of any representation or warranty that is already qualified by such EMC Material Adverse Effect Qualifier, by itself, shall be deemed a failure to satisfy the condition set forth in this Section 7.3(a).

    (b) Performance of Obligations of EMC and Sub. EMC and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and McDATA shall have received a certificate signed on behalf of EMC by the chief executive officer and the chief financial officer of EMC to such effect.

    (c) Opinions. EMC shall have delivered to McDATA the opinion of EMC's Vice President and General Counsel (or other counsel reasonably acceptable to McDATA), dated the Closing Date, covering the matters set forth on Exhibit D hereto. McDATA shall have received a written opinion from Ireland, Stapleton, Pryor & Pascoe, P.C., counsel to McDATA, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Ireland, Stapleton, Pryor & Pascoe, P.C. may receive and rely upon representations contained in any certificate of McDATA, Sub, EMC and others, as it deems appropriate.

                                  ARTICLE VIII

                          Survival and Indemnification

  Section 8.1 Survival.

  (a) The respective representations and warranties of McDATA, EMC and Sub contained in this Agreement shall survive the Closing for a period of one year and shall terminate and be of no further force or effect as of the date one year after the Effective Time.

  (b) The respective covenants and agreements of McDATA, EMC and Sub contained in this Agreement shall survive the Closing and shall be fully effective and enforceable for the periods therein indicated or where not indicated, forever.

  (c) Neither EMC nor the McDATA Stockholders shall be entitled to any indemnification under Section 8.2 or 8.3, respectively, with respect to any breach of a representation or warranty, covenant or agreement after the termination thereof pursuant to Sections 8.1(a) or (b), except for claims previously asserted pursuant to Section 8.4(a).

  Section 8.2 Indemnification by the McDATA Stockholders.

  (a) The McDATA Stockholders shall indemnify EMC and its affiliates and their respective officers, directors, employees and agents against and hold them harmless from any loss, liability, damage, demand, claim, cost, suit, action or cause of action, judgment, award, assessment, interest, penalty or expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' and consultants'

fees) (any of the foregoing being hereinafter referred to individually as a "Loss" and collectively, as "Losses") suffered or incurred by any such indemnified person for or on account of or arising from or in connection with
(i) any breach of any representation or warranty of McDATA contained in this Agreement or (ii) any breach of any covenant or agreement of McDATA contained in this Agreement.

  (b) No indemnification for any Loss shall be made by the McDATA Stockholders pursuant to Section 8.2(a) until the aggregate amount of all Losses suffered or incurred by EMC or any of its affiliates or their respective officers, directors, employees or agents first exceeds $1,000,000 (the "McDATA Minimum"), in which event the McDATA Stockholders shall be liable for the aggregate amount of such Losses, which amount shall include the McDATA Minimum; provided, however, that indemnification for any Loss suffered or incurred by EMC or any of its affiliates or their respective officers, directors, employees or agents for or on account of or arising from or in connection with any breach of the representations and warranties of McDATA contained in the second sentence of
Section 3.4(c) or the second sentence of Section 3.5 shall not be subject to the McDATA Minimum and amounts paid with respect to any such Loss shall not count towards satisfaction of the McDATA Minimum; provided further, however, that the sole and exclusive source from which EMC or any of its affiliates or their respective officers, directors, employees or agents may seek indemnification pursuant to Section 8.2(a) shall be the Escrow Shares pursuant to the Exchange and Escrow Agreement.

  (c) Approval of the Merger Proposal and Conversion Proposal by the McDATA Stockholders shall constitute such stockholders' express (i) assumption of their respective obligations pursuant to this Article VIII and (ii) the appointment of John F. McDonnell to act as their representative (the "McDATA Representative") pursuant to the terms and conditions set forth in this Agreement and the Exchange and Escrow Agreement.

  Section 8.3 Indemnification by EMC.

  (a) EMC shall indemnify the McDATA Stockholders and hold them harmless from, any Losses suffered or incurred by any such indemnified person for or on account of or arising from or in connection with (i) any breach of any representation or warranty of EMC or Sub contained in this Agreement or the Exchange and Escrow Agreement or (ii) any breach of any covenant or agreement of EMC or Sub contained in this Agreement or the Exchange and Escrow Agreement.

  (b) No indemnification for any Loss shall be made by EMC pursuant to Section 8.3(a) until the aggregate amount of all Losses suffered or incurred by the McDATA Stockholders first exceeds $1,000,000 (the "EMC Minimum"), in which event EMC shall be liable for the aggregate amount of such Losses, which amount shall include the EMC Minimum; provided, however, that the indemnification obligation of EMC with respect to such Losses pursuant to Section 8.3(a) shall not exceed an amount equal to the product of aggregate number of Escrow Shares times the Closing Average.

  Section 8.4 Procedures Relating to Indemnification.

  (a) An indemnified person under Sections 8.2 or 8.3 (the "Indemnified Party") shall give prompt written notice to an indemnifying party (the "Indemnifying Party") of any Loss in respect of which such Indemnifying Party has a duty to indemnify such Indemnified Party under Sections 8.2 or 8.3 (a "Claim"), specifying in reasonable detail the nature of the Loss for which indemnification is sought, the section or sections of this Agreement or the Exchange and Escrow Agreement to which the Claim relates and the amount of the Loss involved (or, if not then determinable, a reasonable good faith estimate of the amount of the Loss involved), except that any delay or failure so to notify the Indemnifying Party shall only relieve the Indemnifying Party of its obligations hereunder to the extent, if at all, that it is prejudiced by reason of such delay or failure. For purposes of this Section 8.4, the Indemnified Party under Section 8.3 and the Indemnifying Party under Section 8.2 shall mean the McDATA Representative.

  (b) If a Claim results from any claim, suit, action or cause of action brought or asserted by a third party (a "Third Party Claim"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in such Third Party Claim and participate in such defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. If the Indemnifying Party fails to assume the defense of any Third Party Claim within 10 days after notice thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim for the account of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party at any time prior to the compromise, settlement or final determination thereof (except that the McDATA Representative shall not have the right to assume the defense of any Third Party Claim the defense of which is not assumed within 10 days after notice thereof). Anything in this Section 8.4 to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim which would have an adverse effect on the Indemnified Party. The Indemnifying Party may, without the Indemnified Party's prior written consent, compromise or settle any such Third Party Claim or consent to entry of any judgment with respect to any Third Party Claim which requires solely money damages paid by the Indemnifying Party, and which includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim.

  (c) With respect to any Claim other than a Third Party Claim, the Indemnifying Party shall have ten days from receipt of notice from the Indemnified Party of such Claim within which to respond thereto. If the Indemnified Party does not respond within such ten-day period, the Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such Claim. If the Indemnifying Party notifies the Indemnified Party within such ten-day period that it rejects such Claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party under applicable law.

                                   ARTICLE IX

                         Termination; Fees and Expenses

  Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, (with respect to Sections 9.1(b) through 9.1(i), by written notice by the terminating party to the other party) whether before or after approval of the matters presented in connection with the Merger by the stockholders of McDATA:

    (a) by mutual written consent of EMC and McDATA;

    (b) by either EMC or McDATA if the Merger shall not have been consummated by June 30, 1996 (provided that (i) the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date and
  (ii) if such date occurs while EMC has extended the Closing pursuant to the proviso in Section 1.7, then such date shall be automatically extended until the first business day immediately following the date to which EMC has so extended the Closing);

    (c) by either EMC or McDATA if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, ruling or injunction or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the party seeking to terminate pursuant to this Section 9.1(c) shall have complied with its obligations under Section 6.7 and used its reasonable best efforts to have any such order, ruling, injunction or other action vacated or lifted);

    (d) by EMC or McDATA, if the requisite vote of the stockholders of McDATA in favor of the Merger Proposal or the Conversion Proposal shall not have been obtained;

    (e) by EMC, if (i) the Board of Directors of McDATA shall have withdrawn or modified its recommendation of the Merger Proposal or the Conversion Proposal in a manner adverse to EMC or shall have resolved to do any of the foregoing, (ii) the Board of Directors of McDATA shall have recommended to the stockholders of McDATA an Acquisition Transaction (as defined in Section 9.3(f)) or (iii) McDATA or the Board of Directors of McDATA takes any action prohibited by Section 6.1;

    (f) by EMC or McDATA, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing (and which breach would result in the condition to Closing in Sections 7.2(a) or 7.3(a), as the case may be, not being satisfied as of the Closing) or, in the case of a covenant or agreement, within 10 business days following receipt by the breaching party of written notice of such breach from the other party;

    (g) by McDATA if EMC enters into (or discloses to McDATA an intention to enter into) a definitive agreement to merge or consolidate with another corporation, partnership or other business organization or acquire an equity interest in or assets of another corporation, partnership or other business organization pursuant to which EMC would issue a number of shares of EMC Common Stock (or securities convertible into a number of shares of EMC Common Stock) in excess of 20% of the number of shares of EMC Common Stock outstanding prior to such merger (or cash or other consideration having a value in excess of the market value of 20% of the number of shares of EMC Common Stock outstanding prior to such merger, consolidation or acquisition), consolidation or acquisition and the Board of Directors of McDATA determines in good faith by majority vote that, in light of such merger, consolidation or acquisition, the Merger is no longer in the best interest of McDATA and its stockholders;

    (h) by EMC if EMC determines in good faith that consummation of the Merger will result in a material adverse change in the business relationship of McDATA with the customer listed on Section 3.15(a) of the McDATA Disclosure Letter; or

    (i) by McDATA if the Merger shall not have been consummated by February 28, 1996 (provided, that McDATA's right to terminate this Agreement under this Section 9.1(i), (i) shall not be available to McDATA if McDATA's failure to fulfill any obligation under this Agreement, or the nonsatisfaction of any of the conditions in Sections 7.1(a), (b), (c), (d),
  (e) or (f), has been the cause of or resulted in the failure of the Merger to occur on or before such date, (ii) shall expire, and be of no further force or effect, if not exercised by 5:00 p.m. on the fifth business day after the later of (x) February 28, 1996 or (y) the date all of the conditions in Sections 7.1(a), (b), (c), (d), (e) or (f) are satisfied (the period from February 28, 1996 through 5:00 p.m. on the fifth business day after the later of (x) or (y) being hereinafter referred to as the "Section 9.1(i) Termination Period") and (iii) shall be exercisable during the
  Section 9.1(i) Termination Period notwithstanding any extension of the Closing by EMC pursuant to the proviso in Section 1.7).

  Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of EMC, McDATA, Sub or their respective officers, directors, stockholders or affiliates, except
(a) as set forth in Section 9.3 and (b) to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement and the termination fee payable with respect to such termination for such wilful breach, if any, pursuant to Sections 9.3(b), (c) or (d), as the case may be, shall not have been paid in accordance with Section 9.3(e); provided, that Section 9.3 shall remain in full force and effect and survive any termination of this Agreement.

  Section 9.3 Fees and Expenses.

  (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including attorneys' and accountants' fees) shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that EMC and McDATA shall share equally all fees and expenses, other than attorneys' or accountants' fees, incurred in relation to the printing and filing of the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

  (b) McDATA shall pay EMC (as liquidated damages) a termination fee of $5,000,000 upon the termination of this Agreement (i) by EMC or McDATA pursuant to Section 9.1(d) or (ii) by EMC pursuant to Sections 9.1(e) or (f).

  (c) EMC shall pay McDATA (as liquidated damages) a termination fee of $5,000,000 upon the termination of this Agreement by McDATA pursuant to Section 9.1(f).

  (d) If (i) EMC or McDATA shall have terminated this Agreement pursuant to
Section 9.1(d) or (ii) EMC shall have terminated this Agreement pursuant to Sections 9.1(e) or (f) and, prior to or within six months after any such termination, McDATA or any of its Subsidiaries shall have, directly or indirectly, entered into a definitive agreement for, or shall have consummated, an Acquisition Transaction, then, in any such case, McDATA shall pay EMC (as liquidated damages) a termination fee of $10,000,000, less any amounts paid by McDATA to EMC pursuant to Section 9.3(b).

  (e) The fees, if applicable, payable pursuant to Sections 9.3(b), (c) or (d) shall be paid within five business days after the first to occur of the events described in Sections 9.3(b), (c) or (d); provided, that in no event (i) shall McDATA be required to pay the fees to EMC pursuant to Sections 9.3(b) or (d) if, immediately prior to the termination of this Agreement, EMC was in material breach of its obligations under this Agreement or (ii) shall EMC be required to pay the fee to McDATA pursuant to Section 9.3(c) if, immediately prior to the termination of this Agreement, McDATA was in material breach of its obligations under this Agreement.

  (f) As used in this Agreement, "Acquisition Transaction" means either (i) a transaction or a merger or other business combination involving McDATA pursuant to which any person (or group of persons) other than EMC or its affiliates (a "Third Party"), acquires 50% or more of the outstanding equity securities of McDATA or the entity surviving such merger or business combination, (ii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of McDATA) of McDATA having a fair market value (as determined by the Board of Directors of EMC, in good faith) equal to 50% or more of the fair market value of all the assets of McDATA, and its Subsidiaries, taken as a whole, immediately prior to such transaction or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                                   ARTICLE X

                                 Miscellaneous

  Section 10.1 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the Merger Proposal or the Conversion Proposal by the stockholders of McDATA, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  Section 10.2 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,

(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

  Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice). Any such notice or other communication shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

    (a)if to EMC or Sub, to

       EMC Corporation
       171 South Street
       Hopkinton, MA 01748-9103
       Attention: Edward L. Breslow
       Telecopy: (508) 497-8712

       with a copy to:

       Skadden, Arps, Slate, Meagher & Flom
       One Beacon Street
       Boston, MA 02108
       Attention: David T. Brewster
       Telecopy: (617) 573-4822

    (b)if to McDATA, to

       McDATA Corporation
       310 Interlocken Parkway
       Broomfield, CO 80021-3464
       Attention: John F. McDonnell
       Telecopy: (303) 460-4472

       with a copy to:

       Ireland, Stapleton, Pryor & Pascoe, P.C.
       Suite 2600
       1675 Broadway
       Denver, CO 80202
       Attention: John G. Lewis
       Telecopy: (303) 623-2062

  Section 10.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

  Section 10.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

  Section 10.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein, including the Confidentiality Agreement) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Sections 8.2 and 8.3, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

  Section 10.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

  Section 10.8 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

  Section 10.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  In Witness Whereof, EMC, Sub and McDATA have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                          EMC Corporation

                                                 /s/ Michael C. Ruettgers
                                          By___________________________________
                                                Name: Michael C. Ruettgers
                                                Title: President and Chief
                                                     Executive Officer

                                          EMC Merger Corporation 1995

                                                    /s/ Paul T. Dacier
                                          By___________________________________
                                                   Name: Paul T. Dacier
                                                   Title: Vice President

                                          McDATA Corporation

                                                   /s/ John F. McDonnell
                                          By___________________________________
                                                  Name: John F. McDonnell
                                            Title: Chief Executive Officer and
                                                         President

  The undersigned agrees, as the McDATA Representative, to be bound by Article VIII and, insofar as applicable to Article VIII, by Article X.



                                                   /s/ John F. McDonnell
                                          _____________________________________
                                                  Name: John F. McDonnell

                                                                         ANNEX B

October 25, 1995

Members of the Board of Directors

McDATA Corporation
310 Interlocken Parkway
Broomfield, CO 80021-3464

Gentlemen:

  We understand that McDATA Corporation, a Delaware corporation (the "Company"), EMC Corporation, a Massachusetts corporation ("Acquiror"), and EMC Merger Corporation 1995, a Delaware corporation and wholly-owned subsidiary of Acquiror ("Sub"), propose to enter into an Agreement and Plan of Merger dated as of October 25, 1995 (the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company, which will be the surviving entity (the "Merger"). Pursuant to the Merger, as more fully described in the Merger Agreement, we understand that the outstanding shares of the common stock of the Company, $.001 par value per share (the "Company Common Stock"), not held as treasury stock by the Company or owned directly or indirectly by Acquiror, will be converted into an aggregate number of shares of the common stock of Acquiror, $.01 par value per share (the "Acquiror Common Stock"), equal to the quotient of (i) $180,000,000 plus the Net Quick Assets Amount (as defined in the Merger Agreement) divided by (ii) the average per share closing price of the Acquiror Common Stock as reported on the New York Stock Exchange over the ten (10) trading days immediately preceding the closing date of the Merger (the "Consideration"). Up to ten percent (10%) of the Consideration is subject to cancellation to cover potential indemnification claims of Acquiror under the Merger Agreement for breaches of the representations, warranties and covenants of the Company contained therein ("Indemnification Claims").

  You have asked for our opinion as to whether the Consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view, as of the date hereof.

  In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Acquiror, and certain financial and other data with respect to the Company provided to us by its management, including the consolidated financial statements for recent years and interim periods to July 1, 1995, in the case of Acquiror, and September 29, 1995, in the case of the Company, and certain other relevant financial and operating data relating to Acquiror and the Company made available to us from published sources, in the case of Acquiror, and from the internal records of the Company and Acquiror; (ii) reviewed a draft dated October 20, 1995 of the Merger Agreement provided to us by the Company; (iii) reviewed certain historical market prices and trading volumes of the Acquiror Common Stock as reported on the New York Stock Exchange; (iv) compared the Company and Acquiror from a financial point of view with certain other companies in the networking and storage computer industries that we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the networking and storage computer industries that we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of the Company and Acquiror certain information of a business and financial nature regarding the Company and Acquiror, furnished to us by them, including financial forecasts and related assumptions of the Company and Acquiror; (vii) made inquiries regarding and discussed the Merger and the draft of the Merger Agreement and other matters related thereto with the Company's counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.

  In connection with our review, we have assumed and relied upon the accuracy and completeness of the foregoing information and we have not assumed any responsibility for independent verification of such information. With respect to the financial forecasts for the Company and Acquiror provided to us by their respective managements, we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of the Company and Acquiror and that they provide a reasonable basis upon which we can form our opinion. With respect to the forecasts for the Company provided to us by its management, for purposes of our analyses, we have projected future financial performance of the Company for a period of two years beyond its management's forecast period. In preparing such projections, we have used assumptions more conservative than those used by the Company's management in preparing its projections. We have discussed the adjusted forecasts and related assumptions with management of the Company and they have acknowledged our use of such adjusted forecasts and assumptions in arriving at our opinion. We have also assumed that there have been no material changes in the Company's or Acquiror's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us and that there will be no Indemnification Claims. We have relied on advice of counsel and independent accountants to the Company as to all legal and financial reporting matters with respect to the Company, the Merger and the draft of the Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of the assets or individual properties of the Company or Acquiror, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  We have further assumed, with your consent, that the Merger will be consummated in accordance with the terms described in the draft of the Merger Agreement without any amendments thereto, and without wavier by the Company or Acquiror of any of the conditions to their respective obligations thereunder.

  In the ordinary course of our business, we actively trade the equity securities of Acquiror for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  Based upon the foregoing and in reliance thereon, it is our opinion that the Consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view, as of the date hereof.

  This opinion is furnished pursuant to our engagement letter, dated February 14, 1995. This opinion is addressed to the Board of Directors of the Company only and is not intended to be and shall not be deemed to be a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. This opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                          Very truly yours,

                                          Montgomery Securities

                                                                         ANNEX C

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

  262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)(S)251, 252, 254, 257, 258, 263 or 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsections (f) or (g) of (S)251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S)228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the

Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by l or more publications at least l week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 79, L. '95, eff. 7-1-95.)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Section 9 of the Amended and Restated Bylaws of the Registrant, the Registrant shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who were at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant (any person serving another organization in one or more of the indicated capacities at the request of the Registrant who shall have acted in good faith in the reasonable belief that his action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the Registrant) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Registrant, after notice that it involves such indemnification:
(a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Registrant in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the Registrant if it is ultimately determined that indemnification for such expenses is not authorized under Section 9. The right of indemnification provided by Section 9 shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in Section 9, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in Section 9 shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A)  EXHIBITS

2.1   --    Agreement and Plan of Merger dated as of October 25, 1995 by and among EMC Corporation, EMC Merger Corporation 1995 and McDATA
            Corporation*
3.1   --    Restated Articles of Organization of EMC, incorporated by reference to EMC's Registration Statement on Form S-1 (No. 33-3656)
3.2   --    Articles of Amendment dated February 26, 1986, incorporated by reference to EMC's Registration Statement on Form S-1 (No. 33-3656)
3.3   --    Articles of Amendment dated April 2, 1986, incorporated by reference to EMC's Registration Statement on Form S-1 (No. 33-3656)
3.4   --    Articles of Amendment dated May 13, 1987, incorporated by reference to EMC's Registration Statement on Form S-1 (No. 33-17218)
3.5   --    Articles of Amendment dated June 19, 1992, incorporated by reference to Annual Report on Form 10-K of EMC Corporation dated February 12,
            1993
3.6   --    Articles of Amendment dated May 12, 1993, incorporated by reference to EMC's Registration Statement on Form S-1 (No. 33-67224)
3.7   --    Articles of Amendment dated November 17, 1993, incorporated by reference to Current Report on Form 8-K of EMC Corporation filed
            November 19, 1993
3.8   --    Articles of Amendment dated May 10, 1995, incorporated by
            reference to Current Report on Form 8-K of EMC Corporation filed
            May 26, 1995
3.9   --    Amended and Restated Bylaws of EMC Corporation, incorporated by reference to Quarterly Report on Form 10-Q of EMC Corporation for
            period ended July 1, 1995
4.1   --    Form of Stock Certificate, incorporated by reference to Annual
            Report on Form 10-K of EMC Corporation filed March 31, 1988
4.2   --    Indenture, dated as of December 17, 1993 between EMC Corporation and
            State Street Bank and Trust Company, Trustee, incorporated by reference to Current Report on Form 8-K of EMC Corporation filed
            December 29, 1993
4.3   --    Form of 4 1/4% Convertible Subordinated Notes due 2001, incorporated by reference to EMC's Registration Statement on Form S-3 (No.
            33-71916)
5.1   --    Opinion of Skadden, Arps, Slate, Meagher & Flom regarding legality of securities being registered
8.1   --    Opinion of Skadden, Arps, Slate, Meagher & Flom as to Tax Matters
8.2   --    Opinion of Ireland Stapleton, Pryor & Pascoe, P.C. as to Tax Matters
10.1  --    EMC Corporation 1985 Stock Option Plan, as amended, incorporated by reference to Annual Report on Form 10-K of EMC Corporation filed
            February 12, 1993
10.2  --    EMC Corporation 1989 Employee Stock Purchase Plan, as amended, incorporated by reference to Annual Report on Form 10-K of EMC
            Corporation for the fiscal year ended December 31, 1994
10.3  --    EMC Corporation 1992 Stock Option Plan for Directors, as amended, incorporated by reference to Annual Report on Form 10-K of EMC
            Corporation for the fiscal year ended December 31, 1994
10.4  --    EMC Corporation 1993 Stock Option Plan, as amended, incorporated by reference to Annual Report on Form 10-K of EMC Corporation for the
            fiscal year ended December 31, 1994
10.5  --    EMC Corporation Profit-Sharing Plan, incorporated by reference to
            EMC's Registration Statement on Form S-1 (No. 33-3656)
10.6  --    Mortgage Agreement with and Note Payable to John Hancock Mutual Life
            Insurance Company, incorporated by reference to EMC's Registration
            Statement on Form S-1 (No. 33-3656)
11.1  --    Computation of net income (loss) per share, incorporated by reference to Quarterly Report on Form 10-Q of EMC Corporation
            for period ended September 30, 1995 and the Annual Report on Form
            10-K of EMC Corporation for the fiscal year ended December 31, 1994
22.1  --    Subsidiaries of the Registrant
23.1  --    Consent of Price Waterhouse LLP
23.2  --    Consent of Coopers & Lybrand L.L.P.
23.3  --    Consent of Skadden, Arps, Slate, Meagher & Flom (included in
            Exhibits 5.1 and 8.1)
23.4  --    Consent of Ireland Stapleton, Pryor & Pascoe, P.C. (included in
            Exhibit 8.2)
24.1  --    Power of Attorney (See page II-4)*
99.1  --    Opinion of Montgomery Securities

99.2  --    Form of Consent*

99.3  --    Consent of Montgomery Securities*
--------------------

* Previously filed

(B)  FINANCIAL STATEMENT SCHEDULES

Report of Independent Accountants on Financial Statement Schedule

Schedule VIII - Valuation and Qualifying Accounts

ITEM 22.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes as follows:

               (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

            (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hopkinton, The Commonwealth of Massachusetts on November 28, 1995.


                                       EMC CORPORATION



                                       By:/s/ Richard J. Egan
                                          -------------------------------------
                                          Richard J. Egan
                                          Chairman of the Board


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 28, 1995 by the following persons in the capacities indicated.

Signature                    Title                             Date
---------                    -----                             ----

             *               Chairman of the Board (Principal  November 28, 1995
---------------------------  Executive Officer) and Director
  Richard J. Egan

             *               President, Chief Executive        November 28, 1995
---------------------------  Officer and Director
  Michael C. Ruettgers

             *               Executive Vice President, Sales   November 28, 1995
---------------------------  and Marketing Director
  John R. Egan

             *               Vice President and Chief          November 28, 1995
---------------------------  Financial Officer (Principal
  Colin G. Patteson          Financial Officer)

             *               Vice President and Controller     November 28, 1995
---------------------------  (Principal Accounting Officer)
  William J. Teuber

             *               Director                          November 28, 1995
---------------------------
  Michael J. Cronin

             *               Director                          November 28, 1995
---------------------------
  John F. Cunningham


Signature                    Title                            Date
---------                    -----                            ----
             *               Director                         November 28, 1995
---------------------------
   W. Paul Fitzgerald

             *               Director                         November 28, 1995
---------------------------
  Joseph F. Oliveri

             *               Director                         November 28, 1995
---------------------------
  Maureen E. Egan

* By: /s/ Paul T. Dacier
      ---------------------
      Paul T. Dacier,
      as attorney-in-fact
      for each of the
      persons indicated

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and the Board of Directors  of EMC Corporation

  In connection with our audits of the consolidated financial statements of EMC Corporation as of December 31, 1994 and January 1, 1994 and for each of the three years in the period ended December 31, 1994, which financial statements and report are included herein, we have also audited the related financial statement schedule included herein.

  In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts
January 30, 1995

                        EMC CORPORATION AND SUBSIDIARIES
               SCHEDULE VIII - VALUATION AND QUALIFYING ACCOUNTS



                                    Balance at   Charged to  Charged                Balance at
                                    Beginning    Costs and   to Other               End of
Description                         of Period    Expenses    Accounts   Deductions  Period
-----------                         ----------  ----------   --------   ----------  ----------
Year ended December 31, 1994
Allowance for doubtful accounts     $5,262,000  $2,223,000            $(1,213,000)  $6,272,000

Year ended January 1, 1994
 Allowance for doubtful accounts    $2,915,000  $2,699,000            $  (352,000)  $5,262,000


Year ended January 2, 1993
 Allowance for doubtful accounts    $2,892,000  $  488,000            $  (465,000)  $2,915,000


                                 EXHIBIT INDEX
                                 -------------

Exhibit No.                       Description                    Page
-----------                       -----------                    ----

 2.1  --      Agreement and Plan of Merger dated as of October
              25, 1995 by and among EMC Corporation, EMC Merger
              Corporation 1995 and McDATA Corporation*
 3.1  --      Restated Articles of Organization of EMC,
              incorporated by reference to EMC's Registration
              Statement on Form S-1 (No. 33-3656)
 3.2  --      Articles of Amendment dated February 26, 1986,
              incorporated by reference to EMC's Registration
              Statement on Form S-1 (No. 33-3656)
 3.3  --      Articles of Amendment dated April 2, 1986,
              incorporated by reference to EMC's Registration
              Statement on Form S-1 (No. 33-3656)
 3.4  --      Articles of Amendment dated May 13, 1987,
              incorporated by reference to EMC's Registration
              Statement Form S-1 (No. 33-17218)
 3.5  --      Articles of Amendment dated June 19, 1992,
              incorporated by reference to Annual Report on Form
              10-K of EMC Corporation dated February 12, 1993
 3.6  --      Articles of Amendment dated May 12, 1993, incorporated
              by reference to EMC's Registration Statement on Form
              S-1 (No. 33-67224)
 3.7  --      Articles of Amendment dated November 17, 1993,
              incorporated by reference to Current Report on Form 8-K
              of EMC Corporation filed November 19, 1993
 3.8  --      Articles of Amendment dated May 10, 1995, incorporated by
              reference to Current Report on Form 8-K of EMC
              Corporation filed May 26, 1995
 3.9  --      Amended and Restated Bylaws of EMC Corporation,
              incorporated by reference to Quarterly Report on Form 10-Q of EMC Corporation for period ended July 1, 1995
 4.1  --      Form of Stock Certificate, incorporated by reference to
              Annual Report on Form 10-K of EMC Corporation filed
              March 31, 1988
 4.2  --      Indenture, dated as of December 17, 1993 between EMC
              Corporation and State Street Bank and Trust Company,
              Trustee, incorporated by reference to Current Report on
              Form 8-K of EMC Corporation filed December 29, 1993
 4.3  --      Form of 4 1/4% Convertible Subordinated Notes due 2001,
              incorporated by reference to EMC's Registration Statement
              on Form S-3 (No. 33-71916)
 5.1  --      Opinion of Skadden, Arps, Slate, Meagher & Flom regarding legality of securities being registered
 8.1  --      Opinion of Skadden, Arps, Slate, Meagher & Flom as to Tax Matters
 8.2  --      Opinion of Ireland Stapleton, Pryor & Pascoe, P.C. as to Tax
              Matters
10.1  --      EMC Corporation 1985 Stock Option Plan, as amended,
              incorporated by reference to Annual Report on Form
              10-K of EMC Corporation filed February 12, 1993
10.2  --      EMC Corporation 1989 Employee Stock Purchase Plan, as
              amended, incorporated by reference to Annual Report on
              Form 10-K of EMC Corporation for the fiscal year ended
              December 31, 1994
10.3  --      EMC Corporation 1992 Stock Option Plan for Directors, as
              amended, incorporated by reference to Annual Report on
              Form 10-K of EMC Corporation for the fiscal year ended
              December 31, 1994
10.4  --      EMC Corporation 1993 Stock Option Plan, as amended,
              incorporated by reference to Annual Report on Form
              10-K of EMC Corporation for the fiscal year ended
              December 31, 1994
10.5  --      EMC Corporation Profit-Sharing Plan, incorporated by
              reference to EMC's Registration Statement on Form S-1
              (No. 33-3656)
10.6  --      Mortgage Agreement with and Note Payable to John
              Hancock Mutual Life Insurance Company, incorporated
              by reference to EMC's Registration Statement on
              Form S-1 (No. 33-3656)
11.1  --      Computation of net income (loss) per share,
              incorporated by reference to Quarterly Report on
              Form 10-Q of EMC Corporation for period ended September 30,
              1995 and the Annual Report on Form 10-K of EMC
              Corporation for the fiscal year ended December 31, 1994
22.1  --      Subsidiaries of the Registrant
23.1  --      Consent of Price Waterhouse LLP

23.2  --      Consent of Coopers & Lybrand L.L.P.
23.3  --      Consent of Skadden, Arps, Slate, Meagher & Flom (included
              in Exhibits 5.1 and 8.1)
23.4  --      Consent of Ireland Stapleton, Pryor & Pascoe, P.C.
              (included in Exhibit 8.2)
24.1  --      Power of Attorney (See page II-4)*
99.1  --      Opinion of Montgomery Securities
99.2  --      Form of Consent*

99.3  --      Consent of Montgomery Securities*


--------------------
* Previously filed